As Filed with the Securities and Exchange Commission on September 6, 2012

Registration No. 333-166321

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
NUMBER 4 TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAMPBELL GLOBAL TREND FUND, L.P.

(Registrant)
(Exact name of registrant as specified in its charter)

Delaware	6799	27-1412568
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
c/o Campbell & Company, Inc. 2850 Quarry Lake Drive Baltimore, Maryland 21209 (410) 413-2600		Thomas P. Lloyd Campbell & Company, Inc. 2850 Quarry Lake Drive Baltimore, Maryland 21209 (410) 413-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Schmidtberger, Esq.
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019

Approximate date of commencement of proposed sale to the public:
As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(2)
Class A Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.(3)	$150,000,000		$10,695
Class B Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.(3)	$150,000,000		$10,695
Class C Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.(3)	$150,000,000		$10,695
Class D Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.(3)	$150,000,000		$10,695
Class E Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.(3)	$300,000,000	(4)	N/A

(1)	The proposed maximum aggregate offering was calculated assuming that all Units are sold at a price of $1,000 per Unit of each Class. The amount of the registration fee for Units was calculated in reliance upon Rule 457(o) promulgated under the Securities Act of 1933 and using the proposed maximum aggregate offering price as described above.
(2)	The above-referenced Class A Units, Class B Units, Class C Units, Class D Units and Class E Units were formerly known as Class A (USD) Units, Class B (USD) Units, Class C (USD) Units, Class D (USD) Units and Class E (USD) Units, respectively.

An aggregate registration fee of $22,320 in respect of the Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units was previously paid on December 18, 2009 in connection with registration statement on Form S-1 (No. 333-163835-01). Additionally, an aggregate registration fee of $14,260 in respect of the Class A (GLD) Units and Class B (GLD) Units was previously paid on February 19, 2010 in connection with Pre-Effective Amendment Number 1 to the registration statement on Form S-1 (No. 333-163835-01). Thus, the aggregate filing fee associated with Campbell Global Trend Fund, L.P. in connection with registration statements on Form S-1 (No. 333-163835-01) was $36,580.

Campbell Global Trend Fund, L.P. withdrew registration statement No. 333-163835-01 on April 23, 2010 pursuant to Rule 477 under the Securities Act.

Pursuant to Rule 457(p) under the Securities Act, Campbell Global Trend Fund, L.P. applied the aggregate filing fee of $36,580 associated with the registered but unissued securities under registration statement on Form S-1 (No. 333-163835-01) against the total filing fee of $42,780. The Units were registered and the remaining balance of $6,200 due in connection with the registration of the Units was paid on April 27, 2010.

Campbell & Company has made the determination that (i) one-half (50%) of the Class A (GLD) Units shall merge into and become Class A Units, (ii) the remaining one-half (50%) of the Class A (GLD) Units shall merge into and become Class B Units, (iii) one-half (50%) of the Class B (GLD) Units shall merge into and become Class C Units, and (iv) the remaining one-half (50%) of the Class B (GLD) Units shall merge into and become Class D Units. Therefore, as a result, each of the Class A, Class B, Class C, and Class D Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P. has increased the (i) proposed maximum aggregate offering price by $50,000,000 and (ii) amount of registration fee (which was previously paid as described above) to $10,695.

(3)	Each of the Class A Units, Class B Units, Class C Units, Class D Units and Class E Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P. were originally registered as Class A (USD) Units, Class B (USD) Units, Class C (USD) Units, Class D (USD) Units and Class E (USD) Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P., respectively. Please see Footnotes (2) and (4) for additional information.
(4)	To be issued in exchange for Class A Units, Class B Units, Class C Units or Class D Units of Campbell Global Trend Fund, L.P. in the event Limited Partners holding Class A Units, Class B Units, Class C Units or Class D Units have reached a certain limit of fees payable to selling agents, as hereinafter described. No registration fee is payable in reliance upon Rule 457(i) under the Securities Act.

The Class C (GLD) Units were to be issued in exchange for Class A (GLD) Units and Class B (GLD) Units of Campbell Global Trend Fund, L.P. in the event Limited Partners holding Class A (GLD) Units and Class B (GLD) Units reached a certain limit of fees payable to selling agents. Because the Class A (GLD) Units and Class B (GLD) Units have merged into the Class A, Class B, Class C, and Class D Units, the Class C (GLD) Units have become unnecessary and have been terminated.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 6, 2012.

CAMPBELL GLOBAL TREND FUND, L.P.

	Maximum Available Units	Minimum Initial Investment	Minimum Additional Investment	Price Per Unit
Campbell Global Trend Fund, L.P. Class A(1)	$149,355,972	$1,000 from IRAs and other tax-exempt accounts $5,000 from all other investors	$1,000	Net Asset Value
Campbell Global Trend Fund, L.P. Class B(1)	$149,640,175
Campbell Global Trend Fund, L.P. Class C(1)	$149,792,380
Campbell Global Trend Fund, L.P. Class D(1)	$149,195,835
(1) These Units will be exchanged for Global Trend Fund Class E Units as described in this disclosure document.

The Offering

The Units are being offered on a best efforts basis without any firm underwriting commitment through selling agents which are registered broker-dealers and members of the Financial Industry Regulatory Authority. The offering of units for the Fund will terminate on the third anniversary of the registration statement unless prior thereto, a new registration statement is filed. Campbell & Company may suspend, limit or terminate the continuing offerings at any time. Campbell & Company began trading the Fund as of June 1, 2010 by investing $7,500,000 in Class A and $7,500,000 in Class C. Each of the Classes of the Fund is now being offered continuously.

The Risks
These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. Before you decide whether to invest, read this entire prospectus carefully and consider “The Risks You Face” on page 9 and “Conflicts of Interest That May Affect the Fund” on page 45.
• The Fund is speculative and leveraged.

•

Past results of Campbell & Company are not necessarily indicative of future performance of the Fund, and the Fund’s performance can be volatile. Past results of the Fund are not necessarily indicative of the future performance of the Fund.

• You could lose all or a substantial amount of your investment in the Fund.

•

Campbell & Company has total trading authority over the Fund and the Fund is dependent upon the services of Campbell & Company. The use of a single advisor could mean lack of diversification and, consequently, higher risk.

• There is no secondary market for the Units and none is expected to develop. While the Units have redemption rights, there are restrictions and possible fees assessed.
• There are restrictions on transferring units in the Fund.
• Substantial expenses must be offset by trading profits and interest income.

•

A substantial portion of the trades executed for the Fund takes place on foreign exchanges. No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

• Campbell & Company has full control over the management of the Fund and gives no management role to limited partners.
• The Fund is subject to conflicts of interest. There are no independent experts representing investors.

You are required to make representations and warranties relating to the suitability of this investment for you. You are encouraged to discuss this investment with your financial, legal and tax adviser.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

CAMPBELL & COMPANY, INC.

General Partner

October , 2012

COMMODITY FUTURES TRADING COMMISSION (“CFTC”)
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 47 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK-EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 2.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 9.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTD.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL'S OBLIGATIONS OR THE POOL'S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

CAMPBELL & COMPANY, INC.
General Partner
2850 Quarry Lake Drive
Baltimore, Maryland 21209
(410) 413-2600

i

REGULATORY NOTICES

NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE GENERAL PARTNER, OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AND OFFER TO SELL OR A SOLICITATION ON AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT BE LAWFULLY MADE.

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AT THE PRINCIPAL OFFICE, 2850 QUARRY LAKE DRIVE, BALTIMORE, MARYLAND 21209. LIMITED PARTNERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. EACH MONTH, THE GENERAL PARTNER WILL DISTRIBUTE REPORTS TO ALL LIMITED PARTNERS SETTING FORTH SUCH INFORMATION AS THE COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) MAY REQUIRE BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS WITH RESPECT TO THE FUND AND ANY SUCH OTHER INFORMATION AS THE GENERAL PARTNER MAY DEEM APPROPRIATE. THERE WILL SIMILARLY BE DISTRIBUTED TO LIMITED PARTNERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEARS, CERTIFIED AUDIT FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO THE UNITS OF THE FUND NECESSARY FOR THE PREPARATION OF LIMITED PARTNERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “THE FUND, L.P. IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

A NUMBER OF JURISDICTIONS IN WHICH THE UNITS ARE OFFERED IMPOSE ON THEIR RESIDENTS HIGHER MINIMUM SUITABILITY REQUIREMENTS, WHICH ARE DESCRIBED IN EXHIBIT C TO THIS PROSPECTUS. PLEASE SEE PAGE C-3 OF EXHIBIT C FOR A DETAILED DESCRIPTION OF THE MINIMUM SUITABILITY REQUIREMENTS IN THE STATE IN WHICH YOU RESIDE. YOU WILL BE REQUIRED TO REPRESENT THAT YOU MEET THE REQUIREMENTS SET FORTH IN YOUR STATE OF RESIDENCE BEFORE YOUR SUBSCRIPTION TO PURCHASE UNITS WILL BE ACCEPTED. THESE SUITABILITY REQUIREMENTS ARE, IN EACH CASE, REGULATORY MINIMUMS ONLY, AND JUST BECAUSE YOU MEET SUCH REQUIREMENTS DOES NOT MEAN THAT AN INVESTMENT IN THE UNITS IS SUITABLE FOR YOU. IN NO EVENT MAY YOU INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS, AND AUTOMOBILES, IN THE FUND.

OHIO INVESTORS:  The Ohio Department of Commerce, Division of Securities requires that an investment by an Ohio resident in the issuer and its affiliates not exceed 10% of the investor’s liquid net worth.

PENNSYLVANIA INVESTORS:  Because the minimum closing amount is less than $40,000,000, you are cautioned to carefully evaluate the Fund’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscriptions for Units in the Fund. The Units in the Fund will not be offered or sold in Pennsylvania until a minimum of $20,000,000 has been invested in the aggregate in the Fund.

This prospectus does not include all of the information or exhibits in the Fund’s registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

The Fund files monthly, quarterly and annual reports with the SEC. You can read and copy these reports at the SEC public reference facilities in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information.

The Fund’s filings are posted at the SEC website at http://www.sec.gov.

PART ONE — DISCLOSURE DOCUMENT

Page
FUND SUMMARY
General	1
Plan of Distribution	1
Estimate of Break-Even Level	2
Is the Fund a Suitable Investment for You?	4
Objectives of the Fund	4
Investment Factors You Should Consider Before Investing in the Fund	4
A Summary of Risk Factors You Should Consider Before Investing in the Fund	4
Campbell & Company, Inc.	5
Fees, Charges and Expenses to the Fund	6
Distributions and Redemptions	7
Federal Income Tax Aspects	7
CAMPBELL GLOBAL TREND FUND, L.P. ORGANIZATIONAL CHART	8
THE RISKS YOU FACE	9
Market Risks	9
You Could Possibly Lose Your Total Investment in the Fund	9
The Fund is Highly Leveraged	9
Changes In Financing Policies or the Imposition of Other Credit Limitations or Restrictions Could Compel the Fund to Liquidate at Disadvantageous Prices	9
The Fund’s Investments Could Be Illiquid	9
Your Investment in the Fund Could Be Illiquid	9
Reduced Market Exposure in Times of High Volatility May Limit Profit Potential	10
An Investment in the Fund May Not Diversify an Overall Portfolio	10

Page
Investors Will Not be Able to View the Fund’s Holdings on a Daily Basis, Which May Result in Unanticipated Losses	14
Tax Risks	14
Investors are Taxed Based on Their Share of the Fund’s Profits	14
Tax Could be Due from Investors on Their Share of the Fund’s Ordinary Income Despite Overall Losses	14
There Could be a Limit on the Deductibility of Advisory and Performance Fees	14
Other Risks	15
Fees and Commissions are Charged Regardless of Profitability and are Subject to Change	15
The Fund’s Service Providers Could Fail, Which May Result in Losses to the Fund	15
Inadequate Models Could Negatively Affect the Fund’s Portfolio	15
Investors Must Not Rely on the Past Performance of Either Campbell & Company or the Fund in Deciding Whether to Buy Units	16
Conflicts of Interest Exist in the Structure and Operation of the Fund	16
There Are No Independent Experts Representing Investors	16
The Fund Places Significant Reliance on Campbell & Company and the Incapacity of its Principals Could Adversely Affect the Fund	16
The Fund Could Terminate Before You Achieve Your Investment Objective Causing Potential Loss of Your Investment or Disruption of Your Investment Portfolio	16

Page
The Fund is Not Regulated Investment Companies and are Therefore Subject to Different Protections Than a Regulated Investment Company	17
Forwards, Swaps, Hybrids and Other Derivatives are Not Subject to CFTC Regulation; Therefore, the Fund Will Not Receive the Same Protections on These Transactions	17
The Fund is Subject to Foreign Market Credit and Regulatory Risk	17
The Fund is Subject to Foreign Exchange Risk	17
Transfers Could be Restricted	17
A Single-Advisor Fund May Be More Volatile Than a Multi-Advisor Fund	17
The Performance Fee Could be an Incentive to Make Riskier Investments	18
The Fund May Distribute Profits to Limited Partners at Inopportune Times	18
Potential Inability to Trade or Report Due to Systems Failure Could Adversely Affect the Fund	18
Failure to Receive Timely and Accurate Market Data from Third Party Vendors Could Cause Disruptions or the Inability to Trade	18
SELECTED FINANCIAL DATA	19
SUPPLEMENTARY FINANCIAL INFORMATION	20
Description of the General Partner	22
The Advisory Agreement	26
The Trading Program	26
The Portfolio	26
Markets Traded	27
Order Signal Generation	27
Trading Capacity	28

v

Page
EXHIBIT E — CAMPBELL GLOBAL TREND FUND, L.P. ADDITIONAL UNITS SUBSCRIPTION AGREEMENT	E-1

FUND SUMMARY

This summary, which highlights information contained elsewhere in this prospectus, is intended for quick reference only. The remainder of this prospectus contains more detailed information; you should read the entire prospectus, including all exhibits to the prospectus, before deciding to invest in any Units. This prospectus is dated October 8, 2012.

General

The Campbell Global Trend Fund L.P., (the “Fund”), was formed as a Delaware series limited partnership on December 1, 2009. The Fund issues units of limited partnership interest, which represent units of fractional undivided limited partnership interest in the Fund. The Fund will continue in existence unless terminated in certain circumstances. The principal offices of the Fund are located at c/o Campbell & Company, Inc., 2850 Quarry Lake Drive, Baltimore, Maryland 21209, and its telephone number is (410) 413-2600. The books and records of the Fund are maintained at the offices of Campbell & Company, its general partner, promoter and trading advisor. As the promoter, the general partner is not receiving anything of value, directly or indirectly, outside of the fee for acting as general partner and trading advisor to the Fund.

The general partner has formed the Fund as a series limited partnership pursuant to and in accordance with the provisions of the Delaware Revised Uniform Limited Partnership Act (6 Del. C. §17-101 et seq., as amended from time to time, the “Act”). The Act provides for the limitation of liability of each Series to the debts, liabilities, obligations and expenses of such Series and not those of any other Series or the Fund in general. The Fund will trade pursuant to the Campbell Trend Following Portfolio. The Trend Following Portfolio applies traditional and alternative trend following methods to systematically exploit future market moves through the use of price information. Some trend following strategies trade all markets while others are specific to certain sectors or factors.

The Fund consists of five classes of limited partnership Units: Class A Units, Class B Units, Class C Units, Class D Units and Class E Units. Class E Units will be issued in exchange for Class A Units, Class B Units, Class C Units and Class D Units in certain circumstances which are described in this disclosure document. Units sold during the continuing offering period will be sold at a price equal to the net asset value per unit of Units of each Class at the close of business on each closing date.

Campbell & Company, the general partner of the Fund is a Maryland Corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Campbell & Company uses its technical trading and risk control methods to seek substantial medium- and long-term capital appreciation while, at the same time, seeking to manage risk and volatility. Campbell & Company provides advisory services to numerous other funds and individually managed accounts similar to the services Campbell & Company provides to the Fund. Campbell & Company has been using its technical approach since 1972 — one of the longest performance records of any currently active futures fund manager — and has developed and refined its approach over the past 40 years. See “Proprietary Past Performance of the Global Trend Fund, L.P.” for the performance data required to be disclosed.

Futures are standardized contracts traded on commodity exchanges that call for the future delivery of commodities at a specified time and place. While futures contracts are traded on a wide variety of commodities, the Fund will concentrate its futures trading in financial instruments such as interest rates, foreign exchange and stock index contracts, metal and energy contracts, soft commodities and other commodities. The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the Commodity Futures Trading Commission, or the CFTC. The Fund will trade futures positions on margin, meaning that it will utilize leverage in its trading.

Currencies and other commodities may be purchased or sold by the Fund for future delivery or cash settlement through banks or dealers pursuant to forward contracts. Unlike futures contracts, forward contracts are not standardized and these markets are largely unregulated.

The following summary provides a review in outline form of important aspects of an investment in the Fund.

Plan of Distribution

How to Subscribe for Units

•	During the continuing offering, all Units of the Fund will be offered at a price equal to their net asset value per Unit. The net asset value of the Fund equals its assets less its liabilities determined in accordance with the Limited Partnership Agreement. The net asset value per Unit Class equals the net asset value of each Unit Class divided by the number of Units outstanding as of the date of determination.
•	Investors in the Fund must submit subscriptions at least five (5) business days prior to the applicable month-end closing date. Approved subscriptions will be accepted once payments are received and cleared. The general partner in its sole and absolute discretion may change the foregoing notice requirement by written notice to you.
•	The Fund will accept subscriptions throughout the continuing offering, which can be terminated by Campbell & Company at any time.
•	The selling agents will use their best efforts to sell the Units offered, without any firm underwriting commitment. Investors are required to make representations and warranties relating to the suitability for them of an investment in Units in the Subscription Agreement. You should read the Subscription Agreement as well as this prospectus carefully before you decide whether to invest.
•	There is no limit on the number of Units that may be offered by the Fund, but all Units must be registered with the U.S. Securities and Exchange Commission prior to issuance.

Initial Offering Period and Continuous Offering

Campbell & Company began trading the Fund as of June 1, 2010 by investing $7,500,000 in Class A and $7,500,000 in Class C. Each of the Classes of the Fund is now being offered continuously.

What is the Minimum Investment Amount

The minimum initial investment for the Fund’s Class A Units, Class B Units, Class C Units and Class D Units is $1,000 for eligible employee benefit plans and individual retirement accounts and $5,000 from all other investors. Limited partners of the Fund Class A Units, Class B Units, Class C Units and Class D Units may increase their investment with a minimum additional investment of $1,000.

Estimate of Break-Even Level

In order for an investor to break-even on his/her investment in the first twelve months of trading, assuming an initial investment of $5,000, (a) Class A Units must earn $276.50 or 5.53%; (b) Class B Units must earn $264.00 or 5.28%; (c) Class C Units must earn $176.50 or 3.53%; (d) Class D Units must earn $164.00 or 3.28%; (e) Class E Units must earn $139.00 or 2.78% of the assumed initial investment, provided that no redemption charge is applicable.

Redemption fees apply to the Class A Units and Class B Units Units through the first twelve month-ends following purchase as follows: 1.833% of net asset value per redeemed Unit through the second month-end, 1.666% of net asset value per redeemed Unit through the third month-end, 1.500% of net asset value per redeemed Unit through the fourth month-end, 1.333% of net asset value per redeemed Unit through the fifth month-end, 1.167% of net asset value per redeemed Unit through the sixth month-end, 1.000% of net asset value per redeemed Unit through the seventh month-end, 0.833% of net asset value per redeemed Unit through the eighth month-end, 0.667% of net asset value per redeemed Unit through the ninth month-end, 0.500% of net asset value per redeemed Unit through the tenth month-end, 0.333% of net asset value per redeemed Unit through the eleventh month-end, 0.167% of net asset value per redeemed Unit through the twelfth month-end. The month-end as of which the Unit is purchased is counted as the first month-end.

[REMAINDER OF THIS PAGE LEFT BLANK
INTENTIONALLY.]

After the twelfth month-end following purchase of a Class A Unit or Class B Unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a Class A Unit or Class B Unit redeemed on the first anniversary of the purchase. Accordingly, redemption fees are not included in the “break-even” estimate set forth below.

	Class A Units	Class B Units	Class C Units	Class D Units	Class E Units(5)
Assumed Initial Investment	$5,000.00	$5,000.00	$5,000.00	$5,000.00	$5,000.00
Advisory Fee (2.00)%	100.00	100.00	100.00	100.00	100.00
Performance Fee (20.00%)(1)	0.00	0.00	0.00	0.00	0.00
Offering Expense Reimbursement (0.50%)(2)	25.00	25.00	25.00	25.00	N/A
Operating Expenses (0.50%)(2)	25.00	25.00	25.00	25.00	25.00
Sales Fee (2.00)%	100.00	100.00	N/A	N/A	N/A
Broker-Dealer Custodial Fee (0.25)%	12.50	N/A	12.50	N/A	N/A
Transaction Fees (estimated at 0.50%)(3)	25.00	25.00	25.00	25.00	25.00
Cash Management and Custodian Fees (estimated at 0.08%)	4.00	4.00	4.00	4.00	4.00
Less: Interest Income (0.30%)(4)	(15.00)	(15.00)	(15.00)	(15.00)	(15.00)
Amount of Trading Income Required to Break-Even on an Investor’s Initial Investment in the First Year of Trading	$276.50	$264.00	$176.50	$164.00	$139.00
Percentage of Initial Investment Required to Break-Even	5.53%	5.28%	3.53%	3.28%	2.78%

The estimate does not account for the bid-ask spreads in connection with the Fund’s forward contract trading since these spreads are indeterminable (they are embedded in the price of forward contracts).

(1)	Campbell & Company receives a quarterly performance fee equal to 20% of the aggregate cumulative appreciation in the respective Class’ net asset value per Unit, (if any), excluding interest income and as adjusted for subscriptions and redemptions. All operating expenses of the Fund must be offset before a performance fee is accrued. Accordingly, a performance fee of 0.00% is included in the break-even analysis.
(2)	Reflects maximum amount. Actual amount may be less.
(3)	Clearing fees, execution fees and other transaction fees that will be paid to futures broker and the over-the-counter counterparty. In aggregate, transaction fees generally are not expected to exceed 0.50% (and will not exceed 1.00%) per annum of each Class of Units’ respective net asset value.
(4)	Variable based on current interest rates.
(5)	Once total underwriting compensation paid on any Class A Unit, Class B Unit, Class C Unit or Class D Unit, reaches any applicable limit, the Class A Unit, Class B Unit, Class C Unit or Class D Unit will automatically be re-designated as Class E Units.
(6)	The Fund pays the Cash Manager and Custodian a combined annualized fee equal to approximately 0.10% per annum of the non-margin assets they manage. Based on the assumption that cash management constitutes 80% of the initial investment, a fee equal to 0.80% is used for this break-even analysis (80% of $5,000 multiplied by 0.10% equals $40 or 0.08% of the assumed initial investment

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Is the Fund a Suitable Investment for You?

An investment in the Fund is speculative and involves a high degree of risk. The Fund is not a complete investment program. Campbell & Company offers the Fund as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in the Fund should only be a limited portion of the investor’s portfolio. You must, at a minimum, have:

1)	a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or
2)	a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000.

A number of jurisdictions in which the Units are offered impose higher minimum suitability standards on prospective investors. These suitability standards are, regulatory minimums only, and merely because you meet these standards does not mean that an investment in the Units is suitable for you. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund.

Objectives of the Fund

The Fund seeks to:

•	Reduce overall portfolio volatility and enhance returns by adding non-correlated assets.
•	Provide global diversification within a single investment.
•	Provide the potential to profit regardless of the economic environment.
•	Generate returns independent of the stock and bond markets.
•	Potentially take advantage of global trends regardless of direction across approximately 80 markets in 11 countries on 23 exchanges.
•	Achieve capital appreciation over the medium- to long-term.

There is no guarantee that the Fund will achieve these objectives.

Investment Factors You Should Consider Before Investing in the Fund

•	The Fund is a leveraged investment fund managed by an experienced, professional trading advisor and it trades in a wide range of futures and forward markets.
•	Campbell & Company utilizes several independent and different proprietary trading systems for the Fund.
•	The Fund has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, has the potential to increase overall return and reduce the volatility (a primary measure of risk) of a portfolio. As a risk transfer activity, futures and forward trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor’s portfolio or not produce losses. The Fund’s profitability also depends on the success of Campbell & Company’s trading techniques. If the Fund is unprofitable, then it will not increase the return on an investor’s portfolio or achieve its diversification objectives.
•	Investors in the Fund get the advantage of limited liability in highly leveraged trading.

A Summary of Risk Factors You Should Consider Before Investing in the Fund

•	The Fund is a highly volatile and speculative investment. There can be no assurance that it will achieve its objectives or avoid substantial losses. You must be prepared to lose all or a substantial amount of your investment. Campbell & Company has from time to time in the past incurred substantial losses in trading on behalf of its clients.
•	Futures and forward trading is a “zero-sum” economic activity in which for every gain there is an equal and offsetting loss (disregarding transaction costs), as opposed to a typical securities investment, in which there is an expectation of constant yields (in the case of debt) or participation over time in general economic growth (in the case of equity). It is possible that the Fund could incur major losses while stock and bond prices rise substantially in a prospering economy.
•	The Fund trades in futures and forward contracts. Therefore, the Fund is a party to financial instruments with elements of off-

balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to the Fund.
•	Notwithstanding Campbell & Company’s research, risk and portfolio management efforts, there may come a time when the combination of available markets and new strategies may not be sufficient for Campbell & Company to add new assets without detriment to diversification. Reduced diversification and more concentrated portfolios may have a detrimental effect on your investment.
•	The Fund is subject to numerous conflicts of interest including the following:
1)	Campbell & Company is both the general partner and trading advisor of the Fund and its fees were not negotiated at arm’s length. For these reasons, Campbell & Company has a disincentive to add or replace advisors, even if doing so may be in the best interests of the Fund;
2)	Campbell & Company may have incentives to favor other accounts over the Fund;
3)	Campbell & Company, the Fund’s futures brokers and over-the-counter counterparties and their respective principals and affiliates may trade in the futures and forward markets for their own accounts and may take positions opposite or ahead of those taken for the Fund;
4)	Selling agents will be entitled to ongoing compensation as a result of their clients remaining in the Fund, so a conflict exists between the agents’ interest in maximizing compensation and in advising their clients to make investment decisions in the clients’ best interests; and
5)	Campbell & Company operates other commodity pool offerings which may have materially different terms and operate at a lower overall cost structure.
•	Limited partners take no part in the management of the Fund and although Campbell &
Company is an experienced professional manager, past performance is not necessarily indicative of future results.
•	All classes of the Fund will pay Campbell & Company a monthly advisory fee at the annual rate of 2% of the net asset value of the respective Class, prior to any accrual for or payment of any advisory fee, performance fee, redemption or subscription during said month. All classes of the Fund will also pay Campbell & Company a quarterly performance fee equal to 20% aggregate cumulative appreciation in the respective Class’s net asset value per Unit, if any, excluding interest income and as adjusted for subscriptions and redemptions. For full disclosure of fees paid by the Fund, see “Charges to the Fund”.
•	The Fund is a single-advisor fund which may be inherently more volatile than multi-advisor managed futures products.
•	Although the Fund is liquid compared to other alternative investments such as real estate or venture capital, liquidity is restricted, as the Units may only be redeemed on a monthly basis, upon ten (10) business days’ advance written notice to Campbell & Company.
•	Redemption fees apply to certain Units of the Fund redeemed on or prior to the twelfth month-end following purchase. You may transfer or assign your Units on 30 days’ written notice to Campbell & Company, but only with the consent of Campbell & Company. There is no secondary market for the Units, and none is expected to develop.
•	Investors are taxed each year on their share of the Fund’s profits, irrespective of whether they redeem any Units or receive any cash distributions from the Fund.

Campbell & Company, Inc.

Campbell & Company, the general partner and trading advisor for the Fund, administers the Fund and directs its trading. Campbell & Company has over 40 years of experience trading in the futures and forward markets. As of July 31, 2012, Campbell & Company and its affiliates were managing approximately $2.8 billion, including approximately $38.2 million (including proprietary assets) in its Trend Following Portfolio.

Campbell & Company has sole authority and responsibility for directing investment and reinvestment of the Fund’s assets.

Campbell & Company uses a systematic trading approach combined with quantitative portfolio management analysis and seeks to identify and profit from price movements in the futures and forward markets. Multiple trading models are utilized across most markets traded. Each model analyzes market movements and internal market and price configurations in order to generate signals to be executed through a variety of execution platforms.

The Trend Following Portfolio applies traditional and alternative trend following methods to systematically exploit future market moves through the use of price information. Some trend following strategies trade all markets while others are specific to certain sectors or factors. Additional models, markets and/or over-the-counter contracts may also be included or eliminated from time to time at Campbell & Company’s sole discretion without notice to unitholders.

Fees, Charges and Expenses to the Fund

The Fund’s charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of its assets.

Campbell & Company

•	All Classes of the Fund will pay Campbell & Company a monthly advisory fee at the annual rate of 2% of the net asset value of the respective Class, prior to any accrual for or payment of any advisory fee, performance fee, redemption or subscription during said month. This fee is paid in arrears based on the net asset value of the respective Class as of the end of each month. This fee is paid out of and reduce the net assets attributable to each Class of Units.
•	All Classes of the Fund will pay Campbell & Company a quarterly performance fee equal to 20% aggregate cumulative appreciation in the respective Class’s net asset value per Unit, if any, excluding interest income and as adjusted for subscriptions and redemptions.
•	The Fund’s offering expenses will be advanced by Campbell & Company. Reimbursement of the Fund’s offering expenses is subject to an annual cap of 0.50% of the Fund’s, and in turn, each Units’, month-end net asset value (excluding Class E Units). Any offering costs advanced by Campbell &
Company in excess of the aforementioned annual cap may be reimbursed in later periods, if the Fund is able to do so within the limit of each annual cap. Furthermore in no case will reimbursements of offering costs exceed 2.5% of aggregate subscriptions.

The Futures Broker(s) and Over-the-Counter
Counterparty

All Classes of the Fund will pay the futures broker and over-the-counter counterparty up to 1% of the net asset value of each Class.

The Selling Agents

•	The Fund will pay to selected selling agents who have sold Class A Units and Class B Units, selling Commissions of 2% of the subscription amount of each subscription for Class A and Class B Units. In addition, commencing thirteen (13) months after the sale of Units and in return for providing ongoing services to limited partners, the Fund will pay those selling agents (or their assignees) up to 2% of the Fund’s average month-end net asset value. The amount paid to selling agents on Fund Class A Units and Class B Units sold pursuant to this disclosure document will not, however, exceed 8.0% of the gross offering proceeds of the Fund Class A Units and 9% of the gross offering proceeds of the Fund Class B Units sold pursuant to this disclosure document. Once the respective threshold is reached with respect to the Fund Class A Units or Class B Units sold pursuant to this disclosure document, the selling agent will receive no future compensation.
•	The Fund Class A Units and Class C Units will pay a monthly broker-dealer custodial fee of 0.25% of Class A Units’ and Class C Units’ month-end net asset value per annum to the selling agents (the firm and not the individual) provided, however that the total of such broker-dealer custodial fees per Unit do not exceed 1% of the gross offering proceeds of Class A Units and 6% of the gross offering proceeds of Class C Units.

Once total underwriting compensation, including, but not limited to, the fees mentioned in the preceding paragraphs, paid on any Class A Unit, Class B Unit, Class C Unit or Class D Unit reaches 10% of the gross offering proceeds, the applicable Class A Unit, Class B Unit, Class C Unit or Class D Unit will automatically be re-designated as Class E Units, which are identical to Class A Units, Class B Units, Class C Units and Class D Units except that Class E Units do not pay any offering expenses, selling agent fee, broker-dealer custodial fee payable to the selling agents and, if applicable, redemption fees.

Dealers and Others

•	“Bid-ask” spreads for off-exchange contracts.
•	Operating expenses such as legal, auditing, administration, printing and postage, as incurred, up to a maximum of 0.50% of the Fund’s net asset value per annum.
•	Redemption fees apply to certain Units redeemed through the first twelve month-ends following purchase.

The Cash Manager and the Custodian

The Fund pays Horizon Cash Management LLC (“Horizon”) and Northern Trust Company a combined annualized fee equal to approximately 0.10% per annum [of the funds managed by Horizon] based on a percentage of the principal amount of the Fund’s non-margin assets under management by Horizon, computed and accrued on the average daily market value maintained in the Northern Trust Company custodial account by the Fund. Horizon and Northern Trust Company are not affiliated with Campbell & Company. The Fund may engage other firms which are unaffiliated with Campbell & Company from time to time to provide cash management and custodial services. Such services would be provided pursuant to similar terms and fees as those that apply to Horizon and Northern Trust Company. The Fund may also terminate all types of cash management services at any time.

Distributions and Redemptions

The Fund is intended to be a medium- to long-term, i.e., 3 to 5-year, investment. Units are transferable, but no secondary market exists for Units and none is expected to develop. Monthly redemptions are permitted upon ten (10) business days’ advance written notice to Campbell & Company. The general partner of the Fund has reserved the right to permit redemptions and accept subscriptions on a more frequent basis than monthly. The general partner in its sole and absolute discretion may change the foregoing notice requirement by written notice to you.

The redemption fees described above apply through the first twelve month-ends following purchase of the Fund Class A Units and Class B Units. After the twelfth month-end following purchase of a Unit, no redemption fees apply. Campbell & Company reserves the right to make distributions of profits at any time in its sole discretion.

Federal Income Tax Aspects

In the opinion of Sidley Austin LLP, counsel to Campbell & Company, either the Fund itself or, alternatively, each Series of the Fund separately, is classified as a partnership and neither the Fund nor any Series of the Fund will be considered a publicly traded partnership taxable as a corporation for federal income tax purposes based on the type of income expected to be earned. As such, whether or not the Fund has distributed any cash to the limited partners, each limited partner must report his allocable share of items of income, gain, loss and deduction of the Fund and is individually liable for income tax on such share. The Fund invests in futures and other commodity contracts, gain or loss on which will, depending on the contracts traded, constitute a mixture of:

1)	ordinary income or loss; and/or
2)	capital gain or loss.

Trading losses of the Fund, which will generally constitute capital losses, may only be available to offset a limited amount of interest income or other ordinary income allocated to the limited partners. Although the Fund treats the advisory and performance fees paid to Campbell & Company as ordinary and necessary business expenses, all or a portion of such expenses may be subject to restrictions on deductibility for federal income tax purposes or be treated as non-deductible syndication costs by the Internal Revenue Service, or IRS.

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CAMPBELL GLOBAL TREND FUND, L.P.
ORGANIZATIONAL CHART

The organizational chart below illustrates the relationships among the various service providers of this offering. Campbell & Company is both the general partner and trading advisor for the Fund. The selling agents (other than Campbell Financial Services, Inc.), futures broker and over-the-counter counterparty are not affiliated with Campbell & Company or the Fund.

*	Campbell & Company presently serves as commodity pool operator for five other commodity pools.

THE RISKS YOU FACE

The Units are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the Units. You should consider carefully the risks described below before making an investment decision regarding the Fund, unless otherwise indicated. You should also refer to the other information included in this prospectus, including in the financial statements and the related notes.

Market Risks

You Could Possibly Lose Your Total Investment in the Fund

Futures, forward, swaps and other derivatives contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or a substantial amount of your investment in the Fund.

The Fund is Highly Leveraged

Because the amount of margin funds necessary to be deposited in order to enter into a futures, forward, swaps and other derivatives contract position is typically about 2% to 10% of the total value of the contract, Campbell & Company is able to hold positions in the Fund’s account with face values equal to several times the Fund’s net asset value. The ratio of margin to equity is typically 10% to 30%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.

Changes In Financing Policies or the Imposition of Other Credit Limitations or Restrictions Could Compel the Fund to Liquidate Positions at Disadvantageous Prices

The Fund may utilize and may depend on the availability of credit in order to trade its portfolio. There can be no assurance that the Fund will be able to maintain adequate financing arrangements under all market circumstances. As a general matter, the dealers that provide financing to the Fund can apply essentially discretionary margin, haircut, financing security and collateral valuation policies. Changes by dealers in such financing policies, or the imposition of other credit limitations or restrictions, whether due to market circumstances or governmental, regulatory or judicial action, may result in large margin calls, loss of financing, forced liquidation of positions at disadvantageous prices, termination of swap and repurchase agreements and cross-defaults to agreements with other dealers. Any such adverse effects may be exacerbated in the event that such limitations or restrictions are imposed suddenly and/or by multiple market par ticipants at or about the same time. The imposition of such limitations or restrictions could compel the Fund to liquidate all or part of its portfolio at disadvantageous prices. Recently, banks and dealers have substantially curtailed financing activities and increased collateral requirements, forcing many hedge funds to liquidate.

The Fund’s Investments Could Be Illiquid

Futures and forward positions cannot always be liquidated at the desired price; this can occur when the market is thinly traded (i.e., a relatively small volume of buy and sell orders) or in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The financing available to the Fund from banks, dealers and other counterparties is likely to be restricted in disrupted markets. The Fund may incur material losses and the risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid making it difficult or impossible to close out positions against which the markets are moving. For example, in 1994, 1998 and again from 2007 – 2009, there was a sudden restriction of credit by the dealer community that resulted in forced liquidations and major losses for a number of private investment funds. It is possible that in the future, in such situations, Campbell & Company may be unable for some time to liquidate certain unprofitable positions thereby increasing the loss to the Fund from the trade. Additionally, foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, such as energy products or metals. Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for the Fund, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk. Any of these actions could also result in losses to the Fund. Units should be only by persons financially able to maintain their investment and who can afford the loss of all or substantially all of such investment.

Your Investment in the Fund Could Be Illiquid

There is no secondary market for the Units and none is expected to develop. While the Units have redemption rights, there are restrictions, and possible fees assessed. For example, redemptions from the Fund can occur only at the end of a month. If a large number of redemption requests were to be received at one time for the Fund, the Fund might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect the Fund and consequently your investment.

Transfers of interest in the Units are subject to limitations, such as 30 days’ advance notice of any intent to transfer. Also, Campbell & Company may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Fund. See the Fund’s “Agreement of Limited Partnership — Dispositions.”

Reduced Market Exposure in Times of High Volatility May Limit Profit Potential

During periods of high volatility in the markets, the Fund may reduce its market exposure. While the purpose of such reductions is to attempt to limit potential losses to the Fund, such reductions may also have the effect of limiting potential profits for such time as the Fund’s market exposure remains in a reduced state.

An Investment in the Fund May Not Diversify an Overall Portfolio

Historically, alternative investments such as managed futures funds have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market or vice versa. The futures and forward markets are fundamentally different from the securities markets in that for every gain made in a futures and forward transaction, the opposing side of that transaction will have an equal and off-setting loss. Non-correlated also does not mean that the Trust will never move in the same direction as stocks and bonds. There may be times when the Trust gains during the same periods when stock and bonds gain and there also may be times when the Trust loses during periods when stock and bonds lose. If the Fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units and the Fund may have no gains to offset your losses from other investments.

Over-the-Counter Transactions are Subject to Little, if Any, Regulation

The Fund trades forward contracts in foreign currencies. Such contracts are typically traded over-the-

counter through a dealer market, which is dominated by major money center and investment banks, and is not regulated by the Commodity Futures Trading Commission. Thus, you do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by the Fund. The market for forward contracts relies upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. This regulation includes, for example, trading practices and other customer protection requirements, and minimum financial and trade reporting requirements. The absence of regulation could expose the Fund to significant losses in the event of trading abuses or financial failure by participants in the forward markets which it might otherwise have avoided.

Over-the-Counter Transactions May Be Subject to the Risk of Counterparty Default

The Fund faces the risk of non-performance by its counterparties to forward contracts and such non-performance may cause some or all of its gains to remain unrealized.

Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. The clearing member, clearing organization or other counterparty may not be able to meet its obligations, in which case, the Fund could suffer significant losses on these contracts.

The Current Markets are Subject to Market Disruptions That May Be a Detriment to Your Investment

The Fund may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to the Fund from its banks, dealers and other counterparties is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the Fund. Market disruptions may from time to time cause dramatic losses for the Fund, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

The Dodd Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”)

The global financial markets have recently undergone pervasive and fundamental disruptions which have led to extensive and unprecedented governmental intervention. Such intervention has, in certain cases, been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, as one would expect given the complexities of the financial markets and the limited time frame within which governments have felt compelled to take action, these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as to previously successful investment strategies.

Current legislation proposing greater regulation of the industry, such as the Reform Act, enacted in July 2010 is considered periodically by the U.S. Congress, as well as the governing bodies of non-U.S. jurisdictions. It is impossible to predict, what if any, changes in the regulations applicable to the Fund, Campbell & Company, the markets in which it trades and invests, or the counterparties with which they do business may be instituted in the future. Any such laws or regulations could have a material adverse impact on the profit potential of the Fund, as well as require increased transparency as to the identity of the Unitholder.

The Fund is Subject to Regulatory Risk Associated with Futures Contracts that Could Adversely Affect the Fund’s Operations and Profitability

On October 18, 2011, the CFTC adopted regulations that impose new federal position limits on futures on metals, agricultural commodities and energy futures contracts such as crude oil, heating oil, natural gas, gasoline and other energy products. We do not anticipate that these limits will affect the Fund’s ability to trade, but it is possible that they may in the future if the Fund’s assets increase dramatically.

The Fund is a Party to Financial Instruments with Elements of Off-Balance Sheet Risk, Which May Cause the Fund to Lose All of Its Assets

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts there exists a risk to the Fund, market risk, that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Fund at the same time, and if the Fund’s trading advisor was unable to offset futures interests positions of the Fund, the Fund could lose all of its assets and the limited partners would realize a 100% loss. Campbell & Company, the general partner (who also acts as trading advisor), minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%; however, these precautions may not be effective in limiting the risk of loss.

Trading Risks

There are Disadvantages to Making Trading Decisions Based Primarily on Technical Market Data

The trading systems used by Campbell & Company for the Fund is primarily technical. The profitability of trading under these systems depends on, among other things, the occurrence of significant price movements, up or down, in futures or forward prices. Such price movements may not develop; there have been periods in the past without such price movements.

The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Campbell & Company’s historic price analysis could establish positions on the wrong side of the price movements caused by such events.

Increased Competition from Other Trend-Following Traders Could Reduce Campbell & Company’s Profitability

There has been a dramatic increase in the volume of assets managed by trend-following trading systems like some of the Campbell & Company programs. For example, in 1980, the assets in the managed futures industry were estimated at approximately $300 million; as of the fourth quarter of 2011, this estimate had risen to approximately $314.6 billion. Increased trading competition from other trend-following traders could operate to the detriment of the Fund. It may become more difficult for the Fund to implement its trading strategies if other trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate futures or forward positions, or otherwise alter trading patterns.

Speculative Position Limits

The CFTC and certain exchanges have established position limits on the maximum net long or short futures positions which any person or group of persons acting in concert may hold or control in particular futures contracts. The CFTC has adopted a rule generally requiring each domestic U.S. exchange to set speculative position limits, subject to CFTC approval, for all futures contracts traded on exchanges which are not already subject to speculative position limits established by the CFTC or such exchange. The CFTC has jurisdiction to establish speculative position limits with respect to all futures contracts traded on exchanges located in the United States, and any such exchange may impose additional limits on positions on that exchange. Generally, no speculative position limits are in effect with respect to the trading of forward contracts or trading on non-U.S. exchanges. All trading accounts owned or managed by Campbell & Company acting on behalf of the Fund, its respective principals and affiliates are aggregated for calculating compliance with speculative position limits. Because futures position limits allow a commodity trading advisor and its principals to control only a limited number of contracts in any one commodity, Campbell & Company and its principals are potentially subject to a conflict among the interests of all accounts it controls because they are competing for shares of that limited number of contracts. Although Campbell & Company may be able to achieve the same performance results with OTC substitutes for futures contracts, the OTC market may be subject to differing prices, lesser liquidity and greater counterparty credit risks than the regulated U.S. commodities exchanges. Campbell & Company may in the future reduce the size of the positions which would otherwise be taken or not trade in certain markets on behalf of the Fund in order to avoid exceeding such limits. Modification of such trades that would otherwise be made by Campbell & Company, if required, could adversely affect the Fund’s operations and profitability. Such modification, if required, could require the Fund to liquidate certain positions more rapidly than might otherwise be desirable, and could adversely affect the performance of the Fund. A violation of speculative position limits by the Fund could lead to regulatory action materially adverse to the Fund’s prospects for profitability.

On October 18, 2011, the CFTC adopted regulations that imposed new federal speculative position limits for futures contracts on certain energy metal and concentration of closely related risks such as exposure to a particular industry or exposure linked to a particular agricultural commodities and economically equivalent swaps. Such speculative position limits may apply to traders engaged in trading that is neither for bona fide hedging nor swap dealer risk management purposes. The rules concerning speculative position limits may be amended in a manner that is detrimental to the Fund. For example, the Fund’s ability to invest in additional commodity futures contracts or economically equivalent swaps may be limited to the extent these activities would cause the Fund to exceed the applicable speculative position limits.

Over-the-Counter Derivatives Markets

The Reform Act includes provisions that comprehensively regulate the over-the-counter (“OTC”) derivatives markets for the first time.

The Reform Act requires that a substantial portion of OTC derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. OTC trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible SEC- or CFTC-mandated margin requirements. The regulators also have broad discretion to impose margin requirements on non-cleared OTC derivatives. Although the Reform Act includes limited exemptions from the clearing and margin requirements for so-called “end-users,” the Fund will not qualify to rely on such exemptions. In addition, the OTC derivative dealers with which the Fund may execute the majority of its OTC derivatives will not be able to rely on the end-user exemptions under the Reform Act and therefore such OTC derivatives will be subject to mandatory clearing and the dealers will be subject to margin requirements notwithstanding whether the Fund is subject to such requirements. OTC derivative dealers also will be required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations as they currently are allowed to do. This will further increase the dealers’ costs, which costs are expected to be passed through to other market participants in the form of higher fees and less favorable dealer marks.

The SEC and CFTC, as applicable, may also require a substantial portion of derivative transactions that are currently executed on a bi-lateral basis in the OTC markets to be executed through a regulated securities, futures, or swap exchange or execution facility. Such requirements may make it more difficult and costly for investment funds, including the Fund, to enter into highly tailored or customized transactions. They may also render certain strategies in which the Fund might otherwise engage impossible or so costly that they will no longer be economical to implement.

OTC derivative dealers and major OTC derivatives market participants will be required to register with the SEC and/or CFTC. The Fund or Campbell & Company may be required to register as major participants in the OTC derivatives markets. Dealers and major participants will be subject to minimum capital and margin requirements. These requirements may apply irrespective of whether the OTC derivatives in question are exchange-traded or cleared. OTC derivatives dealers will also be subject to new business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest, and other regulatory burdens. These requirements may increase the overall costs for OTC derivative dealers, which are likely to be passed along, at least partially, to market participants in the form of higher fees or less advantageous dealer marks. The overall impact of the Reform Act on the Fund is highly uncertain and it is unclear how the OTC derivatives markets will adapt to this new regulatory regime.

Although the Reform Act will require many OTC derivative transactions previously entered into on a principal-to-principal basis to be submitted for clearing by a regulated clearinghouse, certain of the derivatives that may be traded by the Fund may remain principal-to-principal or OTC contracts between the Fund and third parties entered into privately. The risk of counterparty nonperformance can be significant in the case of these over-the-counter instruments, and “bid-ask” spreads may be unusually wide in these previously substantially unregulated markets. While the Reform Act is intended in part to reduce these risks, its success in this respect may not be evident for some time after the Reform Act is fully implemented, a process that may take several years. To the extent not mitigated by implementation of the Reform Act, if at all, the risks posed by such instruments and techniques, which can be extremely complex, include: (1) credit risks (the exposure to the possibility of loss resulting from a counterparty’s failure to meet its financial obligations); (2) market risk (adverse movements in the price of a financial asset or commodity); (3) legal risks (the characterization of a transaction or a party’s legal capacity to enter into it could render the financial contract unenforceable, and the insolvency or bankruptcy of a counterparty could preempt otherwise enforceable contract rights); (4) operational risk (inadequate controls, deficient procedures, human error, system failure or fraud); (5) documentation risk (exposure to losses resulting from inadequate documentation); (6) liquidity risk (exposure to losses created by inability to prematurely terminate the derivative); (7) system risk (the risk that financial difficulties in one institution or a major market disruption will cause uncontrollable financial harm to the financial system); (8) concentration risk (exposure to losses from the concentration of closely related risks such as exposure to a particular industry or exposure linked to a particular entity); and (9) settlement risk (the risk faced when one party to a transaction has performed its obligations under a contract but has not yet received value from its counterparty).

In addition, Congress has considered imposing, and may in the future impose, restrictions on trading credit default swaps and other derivatives, including, potentially, a ban on trading these instruments except for the purpose of insuring a physically held position.

Swap Agreements

The Fund may enter into swap agreements. Swap agreements are privately negotiated over-the-counter derivative products in which two parties agree to exchange actual or contingent payment streams that may be calculated in relation to a rate, index, instrument, or certain securities, and a particular “notional amount.” Swaps may be subject to various types of risk, including market risk, liquidity risk, structuring risk, tax risk, and the risk of non-performance by the counterparty, including risks relating to the financial soundness and creditworthiness of the counterparty. Swaps can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swaps may increase or decrease the Fund’s exposure to commodity prices, equity or debt securities, long-term or short-term interest rates (in the United States or abroad), non-U.S. currency values, mortgage-backed securities, corporate borrowing rates, or other factors such as security prices, baskets of securities, or inflation rates and may increase or decrease the overall volatility of the Fund’s portfolio. Swap agreements can take many different forms and are known by a variety of names. The Fund is not limited to any particular form of swap agreement if Campbell & Company determines the other forms are consistent with the Fund’s investment objective and policies. A significant factor in the performance of swaps is the change in individual commodity values, specific interest rates, currency values, or other factors that determine the amounts of payments due to and from the counterparties. If a swap calls for payments by the Fund, the Fund must have sufficient cash availability to make such payments when due. In addition, if a counterparty’s creditworthiness declines, the value of the swap agreement would be likely to decline, potentially resulting in losses to the Fund. The Reform Act mandates that a substantial portion of swap transactions must be executed in regulated markets and submitted for clearing to regulated clearinghouses. While these provisions are intended in part to reduce counterparty credit risk related to swap transactions, the Reform Act’s success in this regard will depend on the implementation of many rules and regulations, a process that may take several years.

Increase in Assets Under Management May Make Profitable Trading More Difficult

Campbell & Company has not agreed to limit the amount of additional equity which it may manage, and is actively engaged in raising assets for existing and new accounts. The more equity Campbell & Company manages, the more difficult it may be for Campbell & Company to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Campbell & Company to modify its trading decisions for the Fund which could have a detrimental effect on your investment. Such considerations may also cause Campbell & Company to eliminate smaller markets from consideration for inclusion in its Trend Following Portfolio, reducing the range of markets in which trading opportunities may be pursued. Campbell & Company reserves the right to make distributions of profits to limited partners in an effort to control asset growth. In addition, Campbell & Company may have an incentive to favor other accounts because the compensation received from some other accounts may exceed the compensation it receives from managing the Fund’s account. Because records with respect to other accounts are not accessible to limited partners in the Fund, the limited partners will not be able to determine if Campbell & Company is favoring other accounts. See “Campbell & Company, Inc. — Trading Capacity.”

Investors Will Not be Able to View the Fund’s Holdings on a Daily Basis, Which May Result in Unanticipated Losses

Campbell & Company makes the Fund’s trading decisions. While Campbell & Company receives daily trade confirmations from the futures broker and over-the-counter counterparty, the Fund’s trading results are reported to limited partners monthly. Accordingly, an investment in the Fund does not offer limited partners the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers. As a result, you may suffer unanticipated losses due to the Fund’s holdings.

Tax Risks

Investors are Taxed Based on Their Share of the Fund’s Profits

Investors are taxed each year on their share of the Fund’s profits, if any, irrespective of whether they redeem any Units or receive any cash distributions from the Fund. Campbell & Company has the authority to make such distributions at any time in its sole discretion.

All performance information included in this prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

Tax Could be Due from Investors on Their Share of the Fund’s Ordinary Income Despite Overall Losses

Investors may be required to pay tax on their allocable share of the Fund’s ordinary income, which in the case of the Fund is the Fund’s interest income, gain on some foreign futures contracts, and certain other investment assets, even though the Fund incurs overall losses. Capital losses of individual taxpayers can be used only to offset capital gains and $3,000 of ordinary income each year. Consequently, if an individual investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The remaining $7,000 capital loss could be used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.

There Could be a Limit on the Deductibility of Advisory and Performance Fees

Although the Fund treats the advisory fees and performance fees paid to Campbell & Company and other expenses of the Fund as ordinary and necessary business expenses, upon an IRS audit the Fund may be required to treat such fees as “investment advisory fees” if the Fund’s trading activities did not constitute a trade or business for tax purposes. If the limited partner’s share of expenses were deemed to be investment advisory fees, a limited partner’s tax liability would likely increase because of statutory limitations applicable to miscellaneous itemized deductions, including investment advisory fees, of individual taxpayers. In addition, upon audit, a portion of the advisory fees might be treated as a non-deductible syndication cost or might be treated as a reduction in the Fund’s capital gain or as an increase in the Fund’s capital loss. If the advisory fees were so treated, a limited partner’s tax liability would likely increase.

Other Risks

Fees and Commissions are Charged Regardless of Profitability and are Subject to Change

The Fund is subject to substantial charges payable irrespective of profitability, in addition to performance fees which are payable based on the Fund’s profitability. Included in these charges are brokerage fees and operating expenses. On the Fund’s forward trading, “bid-ask” spreads are incorporated into the pricing of the Fund’s forward contracts by the counterparties in addition to the brokerage fees paid by the Fund. It is not possible to quantify the “bid-ask” spreads paid by the Fund because the Fund cannot determine the profit its counterparty is making on the forward transactions. Such spreads can at times be significant. In addition, while currently not contemplated, the Limited Partnership Agreement allows for changes to be made to the brokerage fee and performance fee upon sixty days’ notice to the limited partners.

The Fund’s Service Providers Could Fail, Which May Result in Losses to the Fund

The institutions with which the Fund trades or invests may encounter financial difficulties that impair the operational capabilities or the capital position of the Fund. The futures brokers are generally required by U.S. law to segregate all funds received from such brokers’ customers from such brokers’ proprietary assets. If the futures broker do not do so to the full extent required by law, the assets of the Fund might not be fully protected in the event of the bankruptcy of the futures brokers. Furthermore, in the event of the futures brokers’ bankruptcy, the Fund could lose the entire amount, or be limited to recovering only a pro rata share of all available funds segregated on behalf of the futures brokers’ combined customer accounts, even though certain property specifically traceable to the Fund (for example, Treasury bills deposited by the Fund with the futures brokers as margin) was held by the futures brokers. Furthermore, dealers in forward contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. The futures broker has been the subject of regulatory and private causes of action, as described under “The Futures Broker.”

Although the trading advisor regularly monitors the financial condition of the counterparties it uses, if one or more of the Fund’s counterparties were to become insolvent or the subject of liquidation proceedings in the United States (either under the Securities Investor Protection Act or the United States Bankruptcy Code), there exists the risk that the recovery of the Fund’s assets from such counterparty will be delayed or be of a value less than the value of the assets originally entrusted to such counterparty.

Inadequate Models Could Negatively Affect the Fund’s Portfolio

Campbell & Company’s trading is highly model driven, and is materially subject to possible flaws in the models. As market dynamics shift over time (for example, due to changed market conditions and participants), a previously highly successful model often becomes outdated and inaccurate, sometimes without Campbell & Company recognizing that fact before substantial losses are incurred. In particular, the Fund may incur major losses in the event of disrupted markets and other extraordinary events that cause Campbell & Company’s pricing models to generate prices which deviate from the market. The risk of loss to the Fund in the case of disrupted markets is compounded by the number of different investment models of pricing, each of which may independently become wholly unpredictable during market disruptions. In addition, many positions may become illiquid in disrupted derivatives markets, making it difficult or impossible to close out positions against which the markets are moving.

Even if the basic concepts of our models are sound, the trading advisor may make errors in developing algorithms for integrating the numerous factors and variables into our models in programming those algorithms. Those errors may cause any affected model to generate results different from those intended. The errors may be difficult to detect in many market conditions, possibly influencing outcomes only in periods of stress or change in market conditions.

The trading advisor anticipates the continued modification, enhancement and development of models. Each new generation of models (including incremental improvements to current models) exposes the Fund to the possibility of unforeseen losses from a variety of factors, including conceptual failures and implementation failures. There can be no assurance that the models used by the trading advisor will be effective or that they will be effectively utilized by the trading advisor. Moreover, there can be no assurance that the trading advisor will be able to continue to develop, maintain and update the models so as to effectively implement its trading strategy.

Investors Must Not Rely on the Past Performance of Either Campbell & Company or the Fund in Deciding Whether to Buy Units

The future performance of the Fund is not predictable, and no assurance can be given that the Fund will perform successfully in the future in as much as past performance is not necessarily indicative of future results. Additionally, the markets in which the Fund operates have been severely disrupted over the past year or more, so results observed in earlier periods may have little relevance to the results observable in the current environment.

The Fund is a recently-formed entity with limited operating history, as of the date set forth on the cover page of this prospectus, upon which prospective investors can evaluate its potential performance. The personnel of the trading advisor responsible for managing the Fund’s investment portfolio have substantial experience in managing investments and private and public investment funds and have provided and continue to provide advisory and management services to clients and private and public investment funds that have similar investment programs to that of the Fund. However, the past performance of the trading advisor may not be construed as an indication of the future results of an investment in the Fund.

Conflicts of Interest Exist in the Structure and Operation of the Fund

Campbell & Company has not established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control over how Campbell & Company resolves these conflicts which can be relied upon by investors as ensuring that the Fund is treated equitably with other Campbell & Company clients.

Campbell & Company has a conflict of interest because it acts as the general partner and sole trading advisor for the Fund.

Since Campbell & Company acts as both trading advisor and general partner for the Fund, it is very unlikely that its advisory contract will be terminated by the Fund. The fees payable to Campbell & Company were established by it and were not the subject of arm’s-length negotiation. These fees consist of a monthly (i) advisory fee at the annual rate of 2% prior to any accrual for or payment of any advisory fee, performance fee, redemptions or subscriptions during said month and (ii) a quarterly performance fee equal to 20% aggregate cumulative appreciation in the respective Class of Units’ net asset value per Unit, if any, excluding interest income and as adjusted for subscriptions and redemptions. Campbell & Company, as general partner, determines whether or not distributions are made and it receives increased fees to the extent distributions are not made.

Subject to the limit on selling agent compensation discussed in “Plan of Distribution — Items of Compensation Pursuant to FINRA Rule 2310”, selling agents will be entitled to ongoing compensation as a result of their clients remaining in the Fund, so a conflict exists between the selling agent’s interest in maximizing compensation and in advising its clients to make investment decisions in the client’s best interests.

Other conflicts are also present in the operation of the Fund. See “Conflicts of Interest That May Affect the Fund.”

There Are No Independent Experts Representing Investors

Campbell & Company has consulted with counsel, accountants and other experts regarding the formation and operation of the Fund. No counsel has been appointed to represent the limited partners in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in the Fund.

The Fund Places Significant Reliance on Campbell & Company and the Incapacity of its Principals Could Adversely Affect the Fund

The incapacity of Campbell & Company’s principals could have a material and adverse effect on Campbell & Company’s ability to discharge its obligations under the advisory agreement. However, there are no individual principals at Campbell & Company whose absence would result in a material and adverse effect on Campbell & Company’s ability to adequately carry out its advisory responsibilities.

The Fund Could Terminate Before You Achieve Your Investment Objective Causing Potential Loss of Your Investment or Disruption of Your Investment Portfolio

As general partner of the Fund, Campbell & Company may withdraw from the Fund upon 120 days’ notice, which would cause that Fund to terminate unless a substitute general partner were obtained. Other events, such as a long-term substantial loss suffered by the Fund, could also cause the Fund to terminate before the expiration of its stated term. This could cause you to liquidate your investments and disrupt the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the National Futures Association of Campbell & Company or the futures brokers were revoked or suspended, such entity would no longer be able to provide services to the Fund.

The Fund is Not Regulated Investment Companies and are Therefore Subject to Different Protections Than a Regulated Investment Company

Although the Fund and Campbell & Company are subject to regulation by the CFTC, the Fund is not an investment company subject to the Investment Company Act of 1940 and Campbell & Company is not registered as an investment adviser under the Investment Advisers Act of 1940. Accordingly, you do not have the protections afforded by those statutes which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the adviser and the investment company.

Forwards, Swaps, Hybrids and Other Derivatives are Not Subject to CFTC Regulation; Therefore, the Fund Will Not Receive the Same Protections on These Transactions

The Fund trades foreign exchange contracts. In the future, the Fund may also trade swaps, hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. There is no exchange or clearinghouse for these contracts and they are not regulated by the CFTC. The Fund will not receive the protections which are provided by the CFTC’s regulatory scheme for these transactions.

The Fund is Subject to Foreign Market Credit and Regulatory Risk

A substantial portion of Campbell & Company’s trades takes place on markets or exchanges outside the United States. From time to time, over 50% of the Fund’s overall market exposure could involve positions taken on foreign markets. Such exchanges may include, but are not limited to: the International Petroleum Exchange, Singapore International Monetary Exchange, London Metal Exchange, the Tokyo Commodity Exchange, and the list of markets, including their respective countries, see chart entitled “Contracts by Sector for the Fund”. The risk of loss in trading foreign futures contracts can be substantial. Participation in foreign futures contracts transactions involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade, including the execution, delivery and clearing of transactions, nor do they have the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. Trading on foreign exchanges also presents the risks of exchange controls, expropriation, taxation and government disruptions.

The Fund is Subject to Foreign Exchange Risk

The price of any foreign futures contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time a position is established and the time it is liquidated, offset or exercised. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, the Fund may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which Campbell & Company bases its strategies may not be as reliable or accessible as it is in the United States. The rights of clients (such as the Fund) in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

Transfers Could be Restricted

You may transfer or assign your Units only upon 30 days’ prior written notice to Campbell & Company and only if Campbell & Company is satisfied that the transfer complies with applicable laws and would not result in adverse legal or tax consequences for the Fund.

A Single-Advisor Fund May Be More Volatile Than a Multi-Advisor Fund

The Fund is a single-advisor managed futures fund. You should understand that certain managed futures funds are structured as multi-advisor funds in order to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, the Fund may have increased performance volatility and a higher risk of loss than investment vehicles employing multiple advisors.

The Performance Fee Could be an Incentive to Make Riskier Investments

Campbell & Company employs speculative strategies for the Fund, and receives performance fees based on the trading profits earned by it for the Fund. Campbell & Company would not agree to manage the Fund’s accounts in the absence of such a performance fee arrangement. Accordingly, Campbell & Company may make investments that are riskier than might be made if the Fund’s assets were managed by a trading advisor that did not require performance-based compensation.

The Fund May Distribute Profits to Limited Partners at Inopportune Times

Campbell & Company reserves the right to make distributions of profits of the Fund to the limited partners at any time in its sole discretion in order to control the growth of the assets under Campbell & Company’s management. Limited partners will have no choice in receiving these distributions as income, and may receive little notice that these distributions are being made. Distributions may be made at an inopportune time for the limited partners.

Potential Inability to Trade or Report Due to Systems Failure Could Adversely Affect the Fund

Campbell & Company’s strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to third party failures upon which such systems are dependent or the failure of Campbell & Company’s hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause the Fund to experi ence significant trading losses or to miss opportunities for profitable trading. Additionally, any such failures could cause a temporary delay in reports to investors.

Failure to Receive Timely and Accurate Market Data from Third Party Vendors Could Cause Disruptions or the Inability to Trade

Campbell & Company’s strategies are dependent to a significant degree on the receipt of timely and accurate market data from third party vendors. Accordingly, the failure to receive such data in a timely manner or the receipt of inaccurate data, whether due to the acts or omissions of such third party vendors or otherwise, could disrupt trading to the detriment of the Fund or make trading impossible until such failure or inaccuracy is remedied. Any such failure or inaccuracy could, in certain market conditions, cause the Fund to experience significant trading losses, effect trades in a manner which it otherwise would not have done, or miss opportunities for profitable trading. For example, the receipt of inaccurate market data may cause the Fund to establish (or exit) a position which it otherwise would not have established (or exited), or fail to establish (or exit) a position which it otherwise would have established (or exited), and any subsequent correction of such inaccurate data may cause the Fund to reverse such action or inaction, all of which may ultimately be to the detriment of the Fund.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF RISKS INVOLVED IN THIS CONTINUING OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN THE FUND.

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SELECTED FINANCIAL DATA

Dollars in thousands, except per Unit amounts

The following summarized financial information is for the six month period ended June 30, 2012, the year ended December 31, 2011 and the period April 6, 2010 (inception) through December 31, 2010.

	6-Month Period Ended June 30, 2012	Period Ended December 31, 2011**	Period Ended December 31, 2010***
Total Assets	$19,741	$18,090	$17,205
Total Partners’ Capital	19,646	17,996	16,898
Total Net Trading Gain (Loss) (includes brokerage commissions)	726	700	2,795
Net Income (Loss)	288	(1,100)	1,894
Net Income (Loss) Per General and Limited Partner Unit*
Class A	14.66	(16.36)	121.18
Class B**	9.77	(86.18)
Class C	19.43	(4.65)	131.12
Class D**	17.34	(49.18)
Increase (Decrease) in Net Asset Value per General and Limited Partner Unit
Class A	11.96	(22.25)	118.77
Class B**	11.20	(57.51)
Class C	18.82	(1.13)	128.64
Class D**	20.94	(40.00)

*	Based on weighted average number of units outstanding during the period.
**	Class B and Class D units commenced trading on May 1, 2011. Per unit amounts for 2011 are for the period May 1, 2011 through December 31, 2011.
***	The amounts shown are as of December 31, 2010 and for the period June 1, 2010 (commencement of trading) through December 31, 2010, as applicable.

SUPPLEMENTARY FINANCIAL INFORMATION

Dollars in thousands, except per Unit amount

The following summarized quarterly financial information presents the results of operations for the three-month periods ending March 31 and June 30, 2012; the three-month periods ending March 31, June 30, September 30 and December 31, 2011; the period June 1, 2010 (commencement of trading) through June 30, 2010 and the three-month periods ending September 30 and December 31, 2010.

	1st Qtr. 2012	2nd Qtr. 2012
Total Net Trading Gain (Loss) (includes brokerage commissions)	$604	$122
Net Income (Loss)	347	(59)
Net Income (Loss) per General Partner and Limited Partner Unit*
Class A	20.57	(5.72)
Class B	18.67	(6.00)
Class C	21.15	(1.17)
Class D	22.90	(2.96)
Increase (Decrease) in Net Asset Value per General Partner and Limited Partner Unit
Class A	19.59	(7.63)
Class B	17.46	(6.26)
Class C	21.07	(2.25)
Class D	22.67	(1.73)
Net Asset Value per General Partner and Limited Partner Unit at the End of the Period
Class A	1,116.11	1,108.48
Class B	959.95	953.69
Class C	1,148.58	1,146.33
Class D	982.67	980.94

	1st Qtr. 2011	2nd Qtr. 2011	3rd Qtr. 2011	4th Qtr. 2011
Total Net Trading Gain (Loss) (includes brokerage commissions)	$(528)	$311	$766	$151
Net Income (Loss)	(717)	112	556	(61)
Net Income (Loss) per General Partner and Limited Partner Unit*
Class A	(49.91)	5.13	34.36	(6.94)
Class B***	N/A	(67.93)	(148.26)	12.61
Class C	(45.41)	10.33	41.12	(1.62)
Class D***	N/A	(64.73)	(53.88)	8.02
Increase (Decrease) in Net Asset Value per General Partner and Limited Partner Unit
Class A	(51.17)	3.90	33.66	(8.64)
Class B***	N/A	(68.71)	18.46	(7.26)
Class C	(46.72)	9.04	39.77	(3.22)
Class D***	N/A	(65.41)	27.56	(2.15)
Net Asset Value per General Partner and Limited Partner Unit at the End of the Period
Class A	1,067.60	1,071.50	1,105.16	1,096.52
Class B***	N/A	931.29	949.75	942.49
Class C	1,081.92	1,090.96	1,130.73	1,127.51
Class D***	N/A	934.59	962.15	960.00

	Period June 1, 2010 (commencement of trading) through September 30, 2010**	4th Qtr. 2010
Total Net Trading Gain (Loss) (includes brokerage commissions)	$1,474	$1,321
Net Income (Loss)	983	911
Net Income (Loss) per General Partner and Limited Partner Unit*
Class A	62.76	58.41
Class C	68.35	62.76
Increase (Decrease) in Net Asset Value per per General Partner and Limited Partner Unit
Class A	61.72	57.05
Class C	67.32	61.32
Net Asset Value per per General Partner and Limited Partner Unit at the End of the Period
Class A	1,061.72	1,118.77
Class C	1,067.32	1,128.64

*	Based on weighted average number of units outstanding during the period.
**	Class A and Class C commenced trading on June 1, 2010. Amounts shown are for the period June 1, 2010 through September 30, 2010.
***	Class B and Class D units commenced trading on May 1, 2011. Amounts shown for these classes for the second quarter of 2011 are for the period May 1, 2011 through June 30, 2011.

THE GENERAL PARTNER

Description of the General Partner

Campbell & Company is the general partner and trading advisor of the Fund. It is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Its offices are located at 2850 Quarry Lake Drive, Baltimore, Maryland 21209, and its telephone number is (410) 413-2600. Its primary business is the trading and management of discretionary futures and forward accounts, including commodity pools. As of July 31, 2012, Campbell & Company and its affiliates had approximately $2.84 billion under management (including approximately $38.2 million (including proprietary assets) traded pursuant to the same Trend Following Portfolio traded by the Fund). Please refer to “Campbell & Company, Inc. — Order Signal Generation” for a discussion of all of the portfolios offered by Campbell & Company, which includes the Trend Following Portfolio. Please refer to “Proprietary Past Performance of the Campbell Global Trend Fund, L.P.” for the performance data required to be disclosed.

Campbell & Company has been a member of the NFA since July 1, 1982, and has been registered as a commodity pool operator since September 10, 1982 and as a commodity trading advisor since May 6, 1978. Pools currently operated by Campbell & Company, in addition to the pool discussed herein, include: Campbell Financial Futures Fund Limited Partnership, which trades pursuant to the FME Large Portfolio; Campbell Fund Trust, which trades pursuant to the Global Diversified Large Portfolio (this portfolio trades a fully diversified portfolio including energy products, soft and other commodities, precious and base metals, stock market indices, interest rates and foreign currencies); Campbell Global Assets Fund Limited SAC (Classes A, A-2 and C), which trade pursuant to the FME Large Portfolio and the Trend Following Portfolio; The Campbell Strategic Allocation Fund, L.P., which trades pursuant to the FME Large Portfolio and The Campbell World Trend Fund, L.P., which trades pursuant to the Trend Following Portfolio and the Trend Following (GLD) Portfolio. None of these funds are in direct competition with the Fund. Campbell & Company’s compensation is discussed in “Charges to the Fund”.

The principals of Campbell & Company have not purchased, and do not intend to purchase, Units. Although Campbell & Company has an employee trading policy, it has no policy, written or otherwise,

in place that limits the amount of Units that a principal may purchase in the Fund.

Campbell & Company has agreed that its capital account as general partner at all times will equal to the greater of either (i) 1% of the net aggregate capital contributions of all partners or (ii) $25,000.

There has never been any material administrative, civil or criminal proceedings brought against Campbell & Company or its principals, whether pending, on appeal or concluded.

Campbell & Company’s principals are G. William Andrews, D. Keith Campbell, Bruce L. Cleland, Gregory T. Donovan, Michael S. Harris, Xiaohua Hu, Thomas P. Lloyd, Robert W. McBride, Stephen C. Roussin, Steven A. Schneider and Tracy Wills-Zapata. The majority voting stockholder of Campbell & Company is D. Keith Campbell.

The trading advisor makes the Fund’s trading decisions using proprietary order generating models (“Models”) which analyze both technical and fundamental market indicators.

The Fund utilizes a systematic, model driven trading approach. The trading advisor manages the Fund’s assets based on signals derived from Models, thereby minimizing the “human” element in the day-to-day individual investment decision making process. More specifically, risk management sits at the model and portfolio level. Portfolio-wide position limits, portfolio volatility, and model diversification are also monitored.

G. William Andrews, born in 1972, has been employed by Campbell & Company since April 1997 and was appointed Co-Director of Research in November 2011 and Chief Operating Officer from January 2010 to May 2012, Vice President: Director of Operations from April 2007 to January 2010, Vice President: Director of Research Operations from March 2006 to April 2007 and Research Assistant from March 2005 to February 2006. As Co-Director of Research, he is responsible for managing the process, production and deployment for the firm’s research models. In March 2010, Mr. Andrews was appointed to the firm’s Investment Committee, and in that capacity is responsible for the management of the research and investment process at the firm. In March 2010, Mr. Andrews was appointed the Vice President and Chief Operating Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, a registered commodity trading advisor and an SEC registered investment adviser, and The Campbell Multi-Strategy Trust, a reg istered investment company. Mr. Andrews holds an M.B.A. in Finance from Loyola College in Maryland and a Bachelor of Social Science from Waikato University, New Zealand. Mr. Andrews became listed as a Principal of Campbell & Company effective June 21, 2006. Mr. Andrews became listed as a Principal of Campbell & Company Investment Adviser LLC effective March 29, 2010.

D. Keith Campbell, born in 1942, has served as the Chairman of the Board of Directors of Campbell & Company since it began operations in January 1972, was President until January 1994, and was Chief Executive Officer until January 1998. Mr. Campbell is the majority voting stockholder of Campbell & Company. Mr. Campbell has acted as a commodity trading advisor since 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on its behalf. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell became listed as a Principal of Campbell & Company effective September 29, 1978 and as a NFA Associate Member and Associated Person effective September 29, 1997 and October 29, 1997, respectively. Mr. Campbell became listed as a Principal of Campbell & Company Investment Adviser LLC effective July 9, 2008. Mr. Campbell became listed as a Principal of his Commodity Pool Operator effective March 10, 1975.

Bruce L. Cleland, born in 1947, joined Campbell & Company in January 1993 and has served as Vice Chairman of the Board of Directors of Campbell & Company since April 2007, was President from January 1994 to April 2007, and Chief Executive Officer from January 1998 to April 2007. From December 2005 until April 2007, Mr. Cleland was also the President and Chief Executive Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, a registered commodity trading advisor and an SEC registered investment adviser. From June 2005 until April 2007, Mr. Cleland also served as Trustee, Chief Executive Officer and President of The Campbell Multi-Strategy Trust, a registered investment company. In March 2010, Mr. Cleland was appointed to the firm’s Investment Committee, and in that capacity is responsible for the management of the research and investment process at the firm. Mr. Cleland is currently a member of the Board of Directors of the NFA. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland became listed as a Principal of Campbell & Company effective September 1993 and registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company effective December 15, 1993, September 15, 1993. Mr. Cleland was an Associated Person, Principal and NFA Associate Member of Campbell & Company Investment Adviser LLC from December 2005 to April 2007. Effective July 9, 2008, Mr. Cleland again became listed as a Principal of Campbell & Company Investment Adviser LLC.

Gregory T. Donovan, born in 1972, joined Campbell & Company in October 2006 and has served as Chief Financial Officer and Treasurer since July 2008, and was Senior Vice President of Accounting and Finance from October 2006 to July 2008. His duties include oversight of accounting and finance functions and review of accounting policies and procedures. Mr. Donovan is also, since April 2007, the Chief Financial Officer, Treasurer and Assistant Secretary of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, a registered commodity trading advisor and an SEC registered investment adviser, and The Campbell Multi-Strategy Trust, a registered investment company; since May 2010 as Treasurer of Campbell & Company International Bahamas Limited, an international business company incorporated in The Bahamas which invests in international investment opportunities; and since October 2009 as Vice President, Chief Financial Officer and Treasurer of Campbell Financial Services, Inc., a registered broker-dealer with the SEC and FINRA member. From November 2003 to October 2006, Mr. Donovan was employed by Huron Consulting Services, a management consulting firm, serving as Director in the Financial and Economic Consulting Practice. Mr. Donovan is a C.P.A. and has a B.S. in Business Administration with concentrations in Accounting and Management from Castleton State College and holds a M.S. in Finance from the University of Baltimore. Mr. Donovan became listed as a Principal of Campbell & Company effective May 6, 2007 and registered as a NFA Associate Member and Associated Person effective July 2, 2007 and July 5, 2007 respectively. Mr. Donovan became listed as a Principal of Campbell & Company Investment Adviser LLC effective May 16, 2007.

Michael S. Harris, born in 1975, has been employed by Campbell & Company since July 2000, was appointed Deputy Manager of Trading in September 2004 and has served as Vice President and Director of Trading since June 2006. His duties include managing daily trade execution for the assets under Campbell

& Company’s management. In March 2010, Mr. Harris was appointed to the firm’s Investment Committee, and in that capacity is responsible for the management of the investment process of the firm. Mr. Harris holds a B.A. in Economics and Japanese Studies from Gettysburg College. He also spent time studying abroad at Kansai Gaidai University in Osaka, Japan. Mr. Harris became registered as a NFA Associated Member and Associated Person effective August 19, 2000 and September 21, 2000, respectively; and listed as a Principal of Campbell & Company effective June 15, 2006.

Xiaohua Hu, born in 1963, joined Campbell & Company in April 1994 and currently serves as Co-Director of Research since November 2011. Since he joined the firm, Dr. Hu has had a major role in the ongoing research and development of Campbell & Company’s trading systems. In March 2010, Dr. Hu was appointed to the firm’s Investment Committee, and as Co-Director of Research, and in that capacity is responsible for the management of the research and investment process at the firm. Dr. Hu holds a B.A. in Manufacturing Engineering from Changsha Institute of Technology in China. He went on to receive a Ph.D. in Systems and Information Engineering from the Toyohashi University of Technology, in Japan. During his studies at Toyohashi, he was also a Visiting Researcher in Computer Science and Operations Research and published several refereed papers in the Journal of Society of Instrument and Control Engineers of Japan. Dr. Hu was listed as a Principal of Campbell & Company from February 1998 to December 2011. Dr. Hu again became listed as a Principal of Campbell & Company effective April 7, 2010.

Thomas P. Lloyd, born in 1959, joined Campbell & Company in September 2005 as General Counsel and Executive Vice President — Legal and Compliance. In this capacity, he is involved in all aspects of legal affairs, compliance and regulatory oversight. Since April 2007, Mr. Lloyd has also overseen Campbell & Company’s fund administration function. In October 2011, Mr. Lloyd was also appointed Secretary of Campbell & Company. Mr. Lloyd is also, since September 2005, the Secretary, Chief Compliance Officer and Assistant Treasurer of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, a registered commodity trading advisor and an SEC registered investment adviser, and The Campbell Multi-Strategy Trust, a registered investment company, and since May 2010, as Secretary of Campbell & Company International Bahamas Limited, an international business company incorporated in The Bahamas which invests in international investment opportunities. Since

October 2009, Mr. Lloyd has served as a Director and Vice President, Chief Compliance Officer and Secretary of Campbell Financial Services, Inc., a registered broker-dealer with the SEC and FINRA member. From July 1999 to September 2005, Mr. Lloyd was employed by Deutsche Bank Securities Inc. (“DBSI”), a broker/dealer subsidiary of a global investment bank, in several positions, including Managing Director and head of the legal group for Deutsche Bank Alex. Brown, the Private Client Division of DBSI. Mr. Lloyd holds a B.A. in Economics from the University of Maryland, and a J.D. from the University of Baltimore School of Law. Mr. Lloyd is a member of the Bars of the State of Maryland and the United States Supreme Court. Mr. Lloyd became listed as a Principal of Campbell & Company and Campbell & Company Investment Adviser LLC effective October 20, 2005 and December 12, 2005, respectively. Mr. Lloyd became registered as an Associated Person and NFA Associate Member of Campbell & Company effective August 30, 2010.

Robert W. McBride, born in 1970, has been employed by Campbell & Company since January 2004 and was appointed Director — Software Development and Research Operations in May 2010, was Director — Research Operations and Trade Operations from January 2010 to May 2010, Research Operations — Code Management Manager from March 2006 to January 2010, and Research Programmer from January 2004 to March 2006. Mr. McBride holds a Master’s of Science in Computer Science from South Dakota Schools of Mines and Technology and a Bachelor of Science in Computer Science from Minnesota State University Mankato. Mr. McBride became listed as a Principal of Campbell & Company effective May 25, 2010.

Stephen C. Roussin, born in 1963, joined Campbell & Company in June 2011 as President and has served as President and Chief Executive Officer since October 2011 and Director since January 2012. Mr. Roussin became the President in June 2011 and the President and Chief Executive Officer in October 2011 of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, a registered commodity trading advisor and an SEC registered investment adviser. Mr. Roussin became the President in June 2011 and has served as a Director and President and Chief Executive Office since October 2011 of Campbell Financial Services, Inc., a registered broker-dealer with the SEC and FINRA member. Mr. Roussin has served since September 2011 as Trustee, President and Chief Executive Officer of The Campbell Multi-Strategy Trust, a regis tered investment company. In October 2011, Mr. Roussin was appointed President of Campbell & Company International Bahamas Limited, an international business company incorporated in The Bahamas which invests in international investment opportunities. Mr. Roussin was employed by UBS Wealth Management Americas, a wealth management division of a global financial services company, as Managing Director, Head of Investment Solutions, where he was responsible for several business units and functional teams from September 2004 to November 2009, after which he had a hiatus in employment until taking the position with Campbell & Company. From June 1997 to June 2004, Mr. Roussin served as President and Chief Operating Officer of New York Life Investment Management LLC, an investment management firm and a subsidiary of New York Life Insurance Company, where he was responsible for managing a senior team of investment management professionals, after which he had a hiatus in employment until taking the position with UBS Wealth Management Americas. From June 1994 to June 1997, Mr. Roussin was employed by Smith Barney Inc., an SEC registered broker-dealer and subsidiary of the Travelers Group Inc., as a Senior Vice President, where he was responsible for numerous product management functions supporting proprietary and non-proprietary funds offerings, offshore products, marketing, shareholder services, and program development. From July 2007 to October 2008, Mr. Roussin was listed as a Principal of UBS Financial Advisor, L.L.C., a UBS affiliate and an SEC registered investment adviser, where he served on the boards of several closed-end funds. From March 2008 to October 2008, Mr. Roussin was also registered as a NFA Associate Member and Associated Person of UBS Fund Advisor, L.L.C. Mr. Roussin became listed as a Principal of Campbell & Company and Campbell & Company Investment Adviser LLC effective July 8, 2011. Mr. Roussin became registered as an Associated Person and NFA Associate Member of Campbell & Company and Campbell & Company Investment Adviser LLC effective October 20, 2011 and July 8, 2011, respectively.

Steven A. Schneider, born in 1961, joined Campbell & Company in April 2012 as Chief Administrative Officer, with primary responsibility for the finance and human resources functions. Mr. Schneider is also, since April 2012, Chief Administrative Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, a registered commodity trading advisor and SEC registered investment adviser. From February 2011 to March 2012, Mr. Schneider was the Chief Financial

Officer of Ironwood Global LLC, a distressed mortgage acquisition company, where he was responsible for the finance and operations of the firm. From December 2009 to March 2012, Mr. Schneider also served as Executive Vice President of Cenosystems Inc., a financial services and technology consulting firm, where he was responsible for the firm’s marketing strategy and provided clients with critical business analysis and advice. From September 2008 to December 2009, Mr. Schneider was Chief Financial Officer of the Global Wealth Management Banking and Direct Investment Division of Bank of America/Merrill Lynch, where he led all financial aspects of the division. From April 2006 to August 2008, Mr. Schneider served as Chief Operating Officer of Utendahl Capital Management, LP, a fixed-income investment firm, where he was responsible for finance, compliance, legal, risk-management, information technology and human resource functions. Mr. Schneider holds an MBA in International Finance and Strategic Policy from the University of Chicago, and a B.S. in Corporate Finance from the University of Arizona. Mr. Schneider became listed as a Principal of both Campbell & Company and Campbell & Company Investment Adviser LLC effective April 20, 2012.

Tracy Wills-Zapata, born in 1971, joined Campbell & Company in February 2006 and has served as Managing Director — Business Development since January 2007 and was Managing Director of Institutional Business Development from February 2006 to January 2007. Ms. Wills-Zapata is also, since December 2008, Vice President of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, a registered commodity trading advisor and an SEC registered investment adviser, and The Campbell Multi-Strategy Trust, a registered investment company. Since October 2009, Ms. Wills-Zapata has served as a Director and Vice President of Campbell Financial Services, Inc., a registered broker-dealer with the SEC and FINRA member, and in this capacity, Ms. Wills-Zapata oversees the marketing activities of the firm. Ms. Wills-Zapata is currently a member of the Board of Directors and a Member of the Executive Committee for the Managed Funds Association. Ms. Wills-Zapata became registered with the NFA as an Associate Member and Associated Person effective March 27, 2006 and listed as a Principal of Campbell & Company effective July 21, 2008 and March 27, 2006, respectively. Ms. Wills-Zapata became listed as a Principal and registered as a NFA Associated Person and a NFA Associate Member of Campbell & Company Investment Adviser LLC effective February 18, 2009.

The Advisory Agreement

Pursuant to the Advisory Agreement for the Fund, Campbell & Company has the sole authority and responsibility for directing the investment and reinvestment of the Fund’s assets. The Fund’s advisory agreement with Campbell & Company is valid for successive periods of one year, subject to each party’s right to terminate on 60 days’ prior written notice. It is unlikely that the advisory agreement would be terminated other than as a direct result of the dissolution of the Fund.

The advisory agreement does not alter any fiduciary duties that may otherwise be imposed by state law on Campbell & Company.

The Trading Program

While the general partner has provided the following description of its trading program, investors are cautioned that its elements are proprietary to the general partner. Thus, it is impossible to determine whether the general partner is or is not following the trading program. There can be no assurance that, even if the trading program were followed, it would produce results similar to those in the past.

The Portfolio

The Fund trades pursuant to the Campbell Trend Following Portfolio. The Trend Following Portfolio seeks to exploit both the tendency for individual market momentum to persist and the tendency for markets to influence each other by aggregating (either negatively or positively) into independent factor groups. Campbell & Company’s Trend Following Model Series is based on traditional and alternative trend-following methods to exploit future market moves. A focus of the model series is to diversify exposure to multiple time horizons, trading strategies, asset classes, and signal information. Proper position sizing and risk control is closely monitored. Additional models, markets and/or over-the-counter contracts may also be included or eliminated from time to time at Campbell & Company’s sole discretion without notice to unitholders.

See the sections “Use of Proceeds” and “The Futures, Forward and Swap Markets” for a more detailed discussion of the instruments that the Fund will invest in and the approximate investment amounts in each category.

Markets Traded

The following is a list of markets the Trend Following Portfolio either currently trades or anticipates trading in the next year; however, the specific markets traded may change at any time if Campbell & Company determines such changes to be in the best interest of the Fund. Sector allocation and the specific markets traded, may frequently fluctuate in response to changes in market volatility.

Order Signal Generation

Campbell & Company makes the Fund’s trading decisions using proprietary computerized order generating models (“Models”) which analyze market information. There can be no assurance that the trading models will produce results similar to those produced in the past. In addition, limited partners will not have any vote or consent with respect to the trading approaches utilized by Campbell & Company. Existing limited partners will be notified in advance via their monthly statements with regard to any changes deemed to be a material change from the trading approach as currently described.

Campbell & Company currently offers the following portfolios:

1)	The Financial, Metal & Energy Large Portfolio,
2)	The Trend Following Portfolio,
3)	The Global Diversified Portfolio, and
4)	The Trend Following (GLD) Portfolio.

Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, Inc., currently offers the Multi-Strategy Portfolio, a commodities and securities portfolio, and the Statistical Arbitrage Portfolio, a securities portfolio, with different investment objectives and terms.

Since 1972, Campbell & Company has specialized in absolute return investment management, focusing on trend following and other quantitative strategies. The firm maintains a discipline in quantitative modeling including developing systematic investment strategies driven by analysis of technical, macro, and econometric data across global financial and commodity markets. The firm seeks to generate attractive absolute and risk-adjusted returns across a broad range of market conditions through systematic investment in a diversified portfolio of futures and forwards. The investment research team conducts analysis of market data to identify market trends and to extract empirical relationships occurring within and across markets and asset classes globally. Investment theses are converted into mathematical models that can be historically tested. Once an investment thesis is developed and thoroughly tested, it undergoes a rigorous peer review process to evaluate strength of theory and robustness. Model assumptions, indicator selection, and other criteria are also analyzed, including tail risk and drawdown potential as well as transaction and slippage costs. New ideas must demonstrate efficacy on a stand-alone basis while complimenting the existing portfolio. The Investment Committee approves all new models and changes to existing models.

Our investment philosophy is driven by a belief that markets are broadly efficient but trends emerge and remain due to shifts in supply, demand, and other economic factors. Asset mispricing can occur as a result of instability and uncertainty in markets, strongly-held opinions by market participants, or an unreliable flow of market information. Campbell & Company seeks to systematically identify price trends and to develop macro and fundamental themes that exploit asset mispricing.

Holding periods for Campbell & Company positions can vary from 2 days to 12 months, with typical concentration in the 1 month to 6 months time frame. Model signals are aggregated at the portfolio level to produce a net portfolio position, reducing transaction costs and market impact. Portfolio composition, including contracts traded and sector allocations, may change at any time if Campbell & Company determines such change to be in the best interests of the Fund. Each sector traded by the Fund appears as a caption in the preceding chart. As an example, natural gas is a market that is traded within the commodities sector.

Under normal conditions, the portfolio targets a steady risk posture within defined risk bands set by the Investment Committee. The Investment Committee monitors the portfolio to account for tail events and unquantifiable risks. A series of risk metrics, including broad level risk factor exposures, market diversification, correlation, and volatility are either systematically constrained or closely monitored. Each Model is allocated a maximum risk capital in accordance with liquidity and other constraints. Models scale risk based on available opportunities and strength of signal. Performance is monitored to confirm that behavior is within statistical bounds and expectations. The Model review process assists in quality control.

Campbell & Company believes that utilizing multiple Models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every Model may not trade every market. It is possible that one Model may signal a long position while another Model signals a short position in the same market. It is Campbell & Company’s intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and, since it is unlikely that both positions would prove profitable, in retrospect one or both trades will appear to have been unnecessary. It is Campbell & Company’s policy to follow trades signaled by each Model independently of the other Models.

Over the course of a market trend (i.e., multiple price changes in the same direction), there are times when the risk of the position does not appear to be justified by the potential reward.In such circumstances some of Campbell & Company’s Models may exit a winning position prior to the end of a price move. While there is some risk to this method (for example, being out of the market during a significant portion of a price move), Campbell & Company’s research indicates that this is well compensated for by the decreased volatility of performance that may result.

From time to time Campbell & Company may increase or decrease the positions held based on increases or decreases in the Fund’s assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

Campbell & Company estimates that, based on the margin required to maintain positions in the markets currently traded, the ratio of margin to equity is typically 10% to 30% of the Fund’s net asset value. From time to time, margin commitments may be above or below this range.

The positions that Campbell & Company believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases, a client’s portfolio would be influenced by liquidity factors because the positions taken in such markets might be substantially smaller than the positions that would otherwise be taken.

Trading Capacity

Campbell & Company believes that it is not possible to define or quantify capacity with any degree of certainty. Campbell & Company has continued to introduce new strategies designed to deliver returns which have low correlation to returns from existing strategies. In addition, Campbell & Company has continued to develop new ways to manage assets, such as the application of dynamic portfolio and capital management tools and innovative execution methods. In the past, a significant increase in assets has led to portfolio compromises, as increasingly large positions can only be established and maintained in those markets that have sufficient depth and liquidity.

Notwithstanding Campbell & Company’s research, risk and portfolio management efforts, there may come a time when the combination of available markets and new strategies may not be sufficient for Campbell & Company to add new assets without detriment to diversification. If this were to occur, Campbell & Company would expect risk-adjusted returns to begin to degrade — a more concentrated portfolio may result in lower risk-adjusted returns and may have a detrimental effect on your investment. See “The Risks You Face — Trading Risks — Increase in Assets Under Management May Make Profitable Trading More Difficult.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The Campbell Global Trend Fund L.P. (the “Fund”) was formed as a Delaware series limited partnership on December 1, 2009. The Registrant operates as a commodity investment pool, whose purpose is to trade speculatively in the U.S. and international futures and forward markets. Specifically, the Fund trades in a diverse array of global assets, including global interest rates, stock indices, currencies and commodities.

The general partner and trading advisor of the Fund is Campbell & Company, Inc. (“Campbell & Company”). In addition to making all trading decisions in its capacity as trading advisor, Campbell & Company conducts and manages all aspects of the business and administration of the Fund in its role as general partner. Campbell & Company uses a systematic trading approach combined with quantitative portfolio management analysis and seeks to identify and profit from price movements in futures and forward markets. Multiple trading models are utilized across most markets traded. Each model analyzes market movements and internal market and price configurations in order to generate signals to be executed through a variety of execution platforms.

As a registrant with the Securities and Exchange Commission, the Fund is subject to the regulatory requirements under the Securities Act of 1934. As a commodity investment pool, the Fund is subject to the provisions of the Commodity Exchange Act, regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Fund trades.

The general partner has formed the Fund as a series limited partnership pursuant to and in accordance with the provisions of the Delaware Revised Uniform Limited Partnership Act (6 Del. C. §17-101 et seq., as amended from time to time, the “Act”). The Act provides for the limitation of liability of each Series to the debts, liabilities, obligations and expenses of such Series and not those of any other Series or the Fund in general. The Fund will trade pursuant to the

Campbell Trend Following Portfolio. The Trend Following Portfolio applies traditional and alternative trend following methods to systematically exploit future market moves through the use of price information. Some trend following strategies trade all markets while others are specific to certain sectors or factors.

As of July 31, 2012, the aggregate capitalization of the Fund was $20,553,338 with Class A, Class B, Class C, and Class D comprising $9,248,154, $372,553, $10,182,803, and $749,828, respectively, of the total. The Net Asset Value per Unit was $1,156.69 for Class A, $1,002.82 for Class B, $1,195.97 for Class C, and $1,027.08 for Class D. No units have been issued for Class E.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Management believes that the estimates utilized in preparing the financial statements are reasonable and prudent; however, actual results could differ from those estimates. The Fund’s significant accounting policies are described in Note 1 of the Financial Statements.

The Fund will record all investments at fair value in its financial statements, with changes in fair value reported as a component of change in unrealized trading gain (loss) in the Statements of Operations. Generally, fair values are based on market prices; however, in certain circumstances, estimates are involved in determining fair value in the absence of an active market closing price (e.g. forward contracts which are traded in the inter-bank market).

Capital Resources

The selling agents will offer the Fund Units during the initial offering period, and thereafter through the sale of Units offered pursuant to the continuing offering. The Fund does not intend to raise any capital through borrowing. Due to the nature of the Fund’s business, it will make no capital expenditures and will have no capital assets, which are not operating capital or assets.

Liquidity

Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in the Fund’s futures trading operations, the Fund’s assets are expected to be highly liquid.

The entire offering proceeds, without deductions, will be credited to the Fund’s bank and custodial accounts to engage in trading activities and as reserves for that trading. The Fund will meet margin requirements for its trading activities by depositing cash or U.S. government securities with the futures broker and the over-the-counter counterparty. In this way, substantially all (i.e., 95% or more) of the Fund’s assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities and time deposits with U.S. banks. This does not reduce the risk of loss from trading futures and forward contracts. The Fund will receive all interest earned on its assets. No other person shall receive any interest or other economic benefits from the deposit of the Fund’s assets.

Use of Proceeds

Approximately 10% to 30% of the Fund’s assets will normally be committed as required margin for futures contracts and held by the futures broker, although the amount committed may vary significantly. Such assets will be maintained in the form of cash or U.S. Treasury bills in segregated accounts with the futures brokers pursuant to the Commodity Exchange Act and regulations thereunder. Approximately 10% to 30% of the Fund’s assets will be deposited with the over-the-counter counterparty in order to initiate and maintain forward contracts. Such assets are not held in segregation or otherwise regulated under the Commodity Exchange Act, unless such over-the-counter counterparty is registered as a futures commission merchant. These assets will be held either in U.S. government securities or short-term time deposits with U.S.-regulated bank affiliates of the over-the-counter counterparty.

The Fund occasionally receives margin calls (requests to post more collateral) from its futures broker or over-the-counter counterparty, which are met by moving the required portion of the assets held in bank or other brokerage accounts to the account on margin call. Since inception, the Fund has not needed to liquidate any position as a result of a margin call.

The Campbell & Company deposits those assets of the Fund that are not required to be deposited as margin with the futures brokers and over-the-counter counterparties in custodial accounts with Northern Trust Company. The assets deposited in the custodial accounts with Northern Trust Company are segregated. Such custodial accounts constitute approximately 40% to 80% of the Fund’s assets and are invested, directly by Horizon. Horizon is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940. Horizon does not guarantee any interest or profits will accrue on the Fund’s assets in the custodial accounts. Horizon will invest according to agreed upon investment guidelines that are consistent with those investments allowed by the futures broker as defined under Title 17, Part 1, §1.25 Investment of customer funds. Investments can include, but is not limited to, (i) U.S. Government Securities, Government Agency Securities, Municipal Securities, banker acceptances and certificates of deposits; (ii) commercial paper; and (iii) short-term investment grade corporate debt.

The Fund’s assets will not be, directly or indirectly, commingled with the property of any other person in violation of law or invested in or loaned to Campbell & Company or any affiliated entities. Funds may be deposited and held in the Fund’s account at PNC Financial Services Group, Inc., Baltimore, Maryland, U.S.A., prior to the transfer to the Fund’s trading accounts.

Results of Operations

The returns for the six months ending June 30, 2012 for Class A, Class B, Class C and Class D were 1.09%, 1.19%, 1.67% and 2.18%, respectively. The returns for the year ended December 31, 2011 for Class A and Class C were (1.99)% and (0.10)% respectively. The returns for Class B and Class D for the period May 1, 2011 (commencement of trading) through December 31, 2011 were (5.75)% and (4.00)%, respectively. The returns for the period June 1, 2010 (commencement of trading) through December 31, 2012 for Class A and Class C were 11.88% and 12.86%, respectively. During the six months ended June 30, 2012, the year ended December 31, 2011, and the period June 1, 2010

(commencement of trading), the Fund accrued advisory and general partner fees in the amount of $242,177 and $522,333 and $279,083, respectively, and paid advisory and general partner fees in the amount of $254,369, $520,547 and $236,152, respectively. Performance fees were accrued in the amount of $37,698, $2,941 and $462,947, respectively, and paid performance fees in the amount of $37,698, $224,310 and $241,578.

2012 (For the Six Months Ending June 30, 2012)

Of the 2012 year-to-date increase of 1.09% for Class A, approximately 4.13% was due to trading gains (before commissions) and approximately 0.03% was due to interest income, offset by approximately (3.07)% due to brokerage fees, advisory fees, general partner fees, selling agent fees, offering costs and operating expenses borne by Class A.

Of the 2012 year-to-date increase of 1.19% for Class B, approximately 4.13% was due to trading gains (before commissions) and approximately 0.03% was due to interest income, offset by approximately (2.97)% due to brokerage fees, advisory fees, general partner fees, selling agent fees, offering costs and operating expenses borne by Class B.

Of the 2012 year-to-date increase of 1.67% for Class C, approximately 4.13% was due to trading gains (before commissions) and approximately 0.03% was due to interest income, offset by approximately) (2.49)% due to brokerage fees, advisory fees, general partner fees, performance fees, selling agent fees, offering costs and operating expenses borne by Class C.

Of the 2012 year-to-date increase of 2.18% for Class D, approximately 4.13% was due to trading gains (before commissions) and approximately 0.03% was due to interest income, offset by approximately) (1.98)% due to brokerage fees, advisory fees, selling agent fees, offering costs and operating expenses borne by Class D.

An analysis of the 4.13% year-to-date trading gain by sector is as follows:

Sector	% Gain (Loss)
Commodities	1.17%
Currencies	(3.28)
Interest Rates	6.19
Stock Indices	0.05
4.13%

2012 began on a positive note, providing much needed relief to market participants across most sectors. Improving global economic data, progress with the European sovereign debt crisis, and continued cen tral bank support drove prices higher in many markets, with the notable exception of the U.S. Dollar. The Fund's models were well positioned for these moves, recording gains in all four sectors with fixed income and stock index futures leading the way. Rising global bond prices in the U.S., Europe and Japan drove returns; the interest rates sector gained over 1% for the Fund as yields continued to drop on further monetary easing. Long positions in U.S. and European equity indices were the major source of return in the stock index sector, adding approximately 1% to the Fund, as prices moved higher on positive global manufacturing data, improving sentiment in Europe, and the Fed’s pledge to keep interest rates low until 2014. The commodity sector traded flat recording gains on the Fund’s short position in natural gas offset by losses in industrial metals. The foreign exchange sector was profitable, driven by long positions in the commodity linked currencies of Australia and New Zealand.

February continued to exhibit a sense of global optimism that began 2012. Positive data in global economies and Central Bank support in China, Europe and Japan pushed equity prices and many commodities higher. Fixed income prices and the U.S. Dollar against the G10 currencies, with the notable exception of the Japanese Yen, fell as investors moved towards risk assets. The Fund profited in three of the four major sectors traded, experiencing losses in fixed income, with commodities, equity indices and foreign exchange driving gains. Rising petroleum prices were a major contributor to the Fund’s performance as tensions with Iran, stronger U.S. economic data, and a tightening global supply environment led to the rally in prices, adding almost 2% to the portfolio. Additional gains were recorded in equity indices from a net long position in stock index futures as the upward trend continued. Equity market gains were driven by continued improvement in manufacturing, employment and housing data, as well as friendly Central Bank policies and the approval of the second Greek bailout package. Other gains stemmed from currency trading, where the Japanese Yen was the major contributor. The Fund’s models quickly reacted to a changing trend in the Yen, a result of Japan’s trade balance ending 2011 in deficit territory for the first time in 30 years, and profited on the 6.5% loss in the currency’s value against the Dollar. A portion of these gains were offset by losses experienced in the fixed income sector as investors rotated out of the safety of government debt.

March ended an overall profitable first quarter of 2012 with a pullback in performance. The majority of losses stemmed from a mid-month reversal of the longstanding upward trend in fixed income prices.

Additional losses in foreign exchange trading were more than offset by gains in the commodities and equity indices sectors. The diversity of markets held in the Fund helped to mitigate losses as the Fixed Income sector experienced particularly high volatility. Better-than-expected economic data and the U.S. FOMC raising their assessment of the U.S. economy reduced the market’s expectation of additional Fed support and caused a move away from safe haven assets. Fixed income prices tumbled across the curve and the Fund’s long position in the sector suffered. Concerns over demand for commodities also caused losses for the Fund as signs of a slowing economy in China caused the depreciation of the commodity-linked currencies of Australia and New Zealand. Gains in equity indices and energies offset some losses as the Fed reaffirmed its easy-money policy, sending stocks higher, and the existing upward trend in oil and downward trend in natural gas extended.

A profitable April began the second quarter of 2012 with gains coming from the Fixed Income sector. The other three sectors, commodities, foreign exchange, and stock indices, detracted from the Fund’s performance. Markets continue to exhibit high volatility and a high sensitivity to headlines in the news, creating both challenges and opportunities for participants. Softer economic data, increased expectations of action from central banks, and continued uncertainty in Europe pushed fixed income markets higher in April, leading gains in the Fund’s portfolio. A portion of these gains were offset by losses experienced in the equity markets from long positions in global stock index futures. Additional losses were recorded in the commodity markets from the Fund’s long positions in the energy markets as petroleum prices consolidated through the month of April with gasoline underperforming the complex. The price action in energies revealed a pause in the geopolitical fears that have gripped the markets for much of the year as well as a pause in the excitement over the better than expected economic performance in the United States through Q1. Losses were also experienced in the foreign exchange markets from the Fund’s short positions in the Japanese Yen. The value of the Yen strengthened by almost 3% as the Bank of Japan, which was under pressure to deliver more easing at the end of the month, and broadly disappointed the markets.

The Fund’s strategies recorded gains in three of four sectors traded in May. Continued problems in Europe and signs of a slowing global economy helped push safe haven asset prices higher and caused risk assets to fall. The fixed income, foreign exchange, and commodity sectors were profitable for the Fund while the equity indices sector detracted from performance. The primary source of returns in May came from the fixed income sector. Weaker economic numbers and persisting uncertainty across the euro zone drove many fixed income yields to record lows, negative in some cases, and benefited the Fund’s long position in global government bond futures. Increased safe haven demand produced additional gains in the foreign exchange sector from the Fund’s long positions in the U.S. Dollar, particularly vs. the Euro currency. The U.S. Dollar reached its highest level since September 2010 with the Dollar Index (DXY) up over 5% on the month. Ongoing efforts by the Bank of Japan and the Swiss National Bank to limit their currency’s strength helped bolster the appeal of the Dollar. Smaller gains were recorded in the commodity markets from the Fund’s short positions in cotton as the soft commodity sold-off all month and ended the month down 21.5% on increasing global supply and falling demand in China. Additional gains in the commodity markets came from short positions in base and precious metals. A portion of these gains was offset by losses in the equity markets from positions in U.S. and global stock index futures as the markets sold off aggressively on the back of concerns about a possible Greek exit from the European Union, Spain’s struggle to recapitalize its’ banks, and softer global economic data.

The Fund experienced losses in all sectors during the month of June, ending the quarter relatively flat on a gross basis. Global market moves caused by unexpected policy responses from the E.U. summit on the final day of the month reversed gains in profitable sectors and exacerbated losses in unprofitable sectors. Foreign exchange markets led losses in June from a long position in the U.S. Dollar, particularly against the Euro. The Euro rallied into month-end on market optimism from the E.U. summit after European leaders agreed to recapitalize banks directly from the bailout fund and to remove ESM seniority for Spain. These developments, combined with the formation of a government in Greece, caused a decline in safe haven asset prices and recorded losses in the Fund’s long global government bond and short European stock index positions. In the commodity markets, natural gas prices increased on warmer-than-normal weather, low storage injection numbers from the EIA, and a tropical storm in the Gulf, leading to losses from the Fund’s short position. The rally in coffee prices on supply concerns out of Brazil also led to losses from the Fund’s short position in the soft commodity.

2011 (For the Year Ended December 31)

Of the 2011 decrease of (1.99)% for Class A, approximately 4.60% was due to trading gains (before commissions) and approximately 0.05% was due to investment income, offset by approximately (6.64)% due to brokerage fees, advisory fees, general partner fees, selling agent fees, offering costs and operating expenses borne by Class A.

Of the period from May 1, 2011 (commencement of trading) through December 31, 2011 decrease of (5.75)% for Class B, approximately (0.30)% was due to trading losses (before commissions) and approximately (5.47)% was due to brokerage fees, advisory fees, general partner fees, selling agent fees, offering costs and operating expenses borne by Class B, offset by approximately 0.02% due to investment income.

Of the 2011 decrease of (0.10)% for Class C, approximately 4.60% was due to trading gains (before commissions) and approximately 0.05% was due to investment income, offset by approximately (4.75)% due to brokerage fees, advisory fees, general partner fees, performance fees, selling agent fees, offering costs and operating expenses borne by Class C.

Of the period from May 1, 2011 (commencement of trading) through December 31, 2011 decrease of (4.00)% for Class D, approximately (0.30)% was due to trading losses (before commissions) and approximately (3.72)% was due to brokerage fees, advisory fees, general partner fees, offering costs and operating expenses borne by Class D, offset by approximately 0.02% due to investment income.

An analysis of the 4.60% gross trading gains for the Fund for the year by sector is as follows:

Sector	% Gain (Loss)
Commodities	(6.62)%
Currencies	(0.85)
Interest Rates	21.71
Stock Indices	(9.64)
4.60%

2011 started with global equities trending higher, fueled by improving U.S. labor market conditions, a “pro-business” move toward the center by President Obama, stronger corporate earnings and a general rotation from fixed income into stocks. The Fund’s long equity positions made the sector the best performer for the month, in the face of such a rising global equity environment. Commodity trading also produced gains for the month from the Fund’s long positions in agricultural and energy contracts. Most energy contracts exploded to 24 month highs on strong global demand due to cold weather in the U.S./U.K. and civil unrest in the Middle East. Cotton started 2011 up over 16% for the month on surging demand from the world’s biggest consumer, China. Currency trading on the month proved difficult as the Fund’s short position in the U.S. Dollar generated losses as emerging market risk aversion was prompted by the Egyptian anti-government protests. Additional losses were recorded in the fixed income markets from the Fund’s long position in short-term European rates. The bond market was choppy during the first part of January until concerns were raised about Euro-zone inflation, causing a sell-off in short-term rates as market participants began pricing in future rate hikes.

In February, geo-political concerns, centering on the growing Middle East/North African (MENA) populist uprising, overwhelmed commodity markets. This regional tension generated significant price movements in the energy sector fueling gains for the Fund. Precious Metals, including gold and silver, were also strong contributors, along with soft commodities such as cotton (+17% during the month) and coffee as they continued their upward trends. Despite the MENA unrest, additional gains were recorded in equity trading on improving macroeconomic data supporting the global recovery theme. Currency trading took its cue from the energy complex during the month, as investors grew cautious about global monetary policy. While some of the major currencies rallied during the month, others like the New Zealand Dollar fell dramatically on the devastation of a massive earthquake in the Christ church region. In the aggregate, currency trading was marginally positive on the month for the Fund. Fixed Income trading finished slightly negative as price action was choppy across the global, mainly from better economic data in the early part of the month followed by risk aversion in the second half of the month.

The “V-shaped” behavior in most sectors during March can be widely attributed to global stock market volatility compounded by the devastating earthquake and resulting tsunami in Japan, followed by upside surprises to manufacturing data and other economic activity as the month came to a close. Global stock markets were extremely volatile as the Middle East/North Africa (MENA) unrest and Europe’s sovereign debt crisis both worsened prior to the crisis in Japan that concluded with threats of a nuclear reactor emergency. While the Nikkei finished down approximately 8% for March, the U.S. stock market was relatively unchanged despite large mid-month swings. The Fund’s models adjusted to the abrupt price swings by reducing long equity exposure over 50% (region spe cific) by mid-month across the U.S., Europe and Asia. Stock indices trading was the worst performing sector for March. Commodities took their cue from the Equity markets in reacting to the “twin shocks,” with particular impact on base metal prices. Risk-aversion-based gains from long positions in energies and precious metals were not enough to overcome losses in nickel, copper and corn. Currency trading also proved challenging as Central Banks intervened, in a resolute way, in response to excess volatility and disorderly movements in exchange rates that were perceived as having adverse implications for economic and financial stability. In particular, the Fund’s short position in the Japanese Yen suffered as a result of the repatriation of Yen back to Japan. While risk exposures were light in fixed income trading, small losses were incurred in both short-term and long-term rates due to choppy market price action.

While March’s tumultuous markets were highlighted by the tragic events in Japan, April’s theme revolved around a persistently weaker U.S. Dollar coupled with a strong “risk on” appetite in global stock markets. Irrespective of the continued unrest in the Middle East/North Africa, Goldman Sachs’ warning that the commodities boom may be running out of steam and oil at multi-year highs, the bulls prevailed on strong M&A activity, a strong start to the earnings season, and the U.S. Federal Reserve’s continued pledge to keep interest rates low for an “extended period.” The U.S. Dollar Index experienced its largest monthly decline since September of last year as Bernanke maintained an accommodative stance in the U.S., while the European Central Bank raised rates to fight inflation. Additional downward pressure came in the form of an S&P downgrade, mid-month, to the U.S. long-term credit outlook. The Fund recorded solid gains in the currency sector, particularly against the Swiss Franc and commodity-linked currencies such as the Australian Dollar and the New Zealand Dollar. Commodity trading also produced substantial gains as geopolitics contributed to a strong rally in the petroleum complex. Precious metals were also solid performers as Silver came close to its all-time high when the infamous Hunt brothers attempted to corner the market in 1980. In stock indices, the Fund generally increased its net long exposure as bullish trends reasserted themselves following a chaotic March, while only maintaining a marginal short exposure in Japan. Trading in fixed income yielded flat results as gains in long positions were offset by losses from short positions.

In many ways, the commodity markets took center stage in May. The petroleum complex sold off substantially on May 5th, despite the lack of any oil-related fundamental data. In addition, precious metals saw a significant decline with the price of silver dropping 24%, giving back the entire April rally. While the Fund suffered losses in these sectors, our models significantly reduced long commodity exposure on the abrupt reversal in price action and spike in volatility throughout the month. Trading in global equities also generated losses on softer economic data, Wall Street lowering U.S. growth forecasts, and renewed European sovereign debt concerns mainly focused on Greece. While positions have been reduced in this sector, regional risk was rotated out of Europe and back to the U.S. Losses were also recorded in currency trading as the U.S. Dollar rallied against most major currencies. The Fund's long Euro position produced the biggest currency loss, as the European Central Bank disappointed expectations of rate hikes at its May policy meeting. Fixed income trading produced strong positive results, helping to mitigate losses in riskier assets as the flight-to-quality theme was dominant in May.

The Greek debt crisis continued to dominate price movement in June, leading to the eventual passage of an austerity plan at month-end. In addition, the U.S. Federal Reserve, which continues to expect that economic conditions are likely to warrant exceptionally low interest rates for an extended period, gave no hint of a new “QE3” program. Commodity trading was difficult in June, particularly in the energy complex, as prices continued to fall from late April/early May highs. Concerns about the European sovereign debt crisis, discord with OPEC, and an unexpected and controversial use of U.S. and European strategic petroleum reserves by the IEA (International Energy Agency) and the DOE (Department of Energy) weighed heavy on prices. Additional losses were recorded in precious and base metals. Trading in global equities also produced negative results as stock markets around the world declined on Greek debt concerns and weak economic data. While the Fund’s models generally reduced overall long stock index exposure throughout the month, concentrations remained in the U.S. and Europe with mixed positioning in Asia. Risky assets rallied and bond prices fell across the globe during the last few days of the month after the austerity package in Greece was finally passed. Small losses were recorded in fixed income trading, particularly on the short-end of the curve. Foreign exchange markets were largely unchanged in June, despite a rollercoaster of headlines that caused the currency markets to fluctuate intra-month. The

Fund continued to maintain a short U.S. Dollar exposure versus most major currencies.

During the month of July, the markets were fixated on the ongoing sovereign debt crisis in both Europe and the U.S. As risky assets suffered, bond prices were driven higher from investors flocking to the safety of fixed income, yielding strong gains for the Fund’s global long position. While U.S. Treasuries finished the month up over 2%, U.K. Gilts finished up 4%, German Bunds were up 3.5%, Japanese Bonds closed up 5% and Canadian Bonds increased by 2.5%. Additional gains were recorded in foreign exchange trading as the U.S. Dollar continued its downward trend against most major currencies. The U.S. Dollar, in particular, fell to new all-time lows against the Swiss Franc and the New Zealand Dollar, some of the best performing markets for the Fund in July. Commodity trading was also strongly positive in July, particularly from precious metals, as safe-haven buying supported prices in gold and silver. Additional profits came from soft commodities as sugar continued its upward trend, gaining 12% in July, on signs that Brazil’s production would not match expectations. The base metals and energy sector yielded small gains, while grains yielded small losses. The stock index sector was the only losing sector during the month as European sovereign debt remained a concern, economic data was mixed to weaker-than-expected, and the U.S. debt-ceiling and deficit-reduction debate took center stage. While the Fund reduced net long exposure in Europe, position exposure increased in the Pacific Rim and in North America.

Volatility was extremely elevated in August stemming mainly from the S&P downgrade of the United States Triple-A credit rating after weeks of contentious political debate. Strong gains in fixed income were recorded during the month as risk appetite diminished sending yields in both the U.S. and European fixed income markets lower. However, the reduction in risk appetite was a primary driver for losses in currency trading, stock indices and commodities. As a consequence of market volatility, European Union regulators implemented restrictions on short selling in various stock indices. The Fund’s trading is also subject to these restrictions and appropriate action was taken to be in compliance. While the Fund was still able to short certain stock index contracts in Europe, others have been temporarily removed from the portfolio. The Fund continued to take advantage of stock market volatility (indirectly) through trading in currencies, bonds and commodities.

The markets were in risk aversion mode in September as the pressure of implementing fiscal austerity in the Eurozone continued. Negative sentiment in macroeconomic growth stoked fears of recessions and overwhelmed some tentative signs of optimism. The Fund was able to benefit from the flight out of risky assets as bond prices pushed higher. Equity Indices also yielded gains in the Fund, primarily from short positions in Europe and Asia as stocks globally finished lower. These gains were not enough to offset losses experienced in the other sectors. Risk assets struggled during the month, and the recipient of the need for perceived safety was the U.S. Dollar which was up nearly 6% for the month. The Fund, having been positioned with the prevailing trend of a weaker U.S. Dollar, recorded its largest losses in the Foreign Exchange sector as a result of the Greenback’s rally. The Fund’s models adjusted positioning in response to the dramatic move; however, the losses in this sector were difficult to offset. Commodities amplified the theme of bearish global macroeconomic conditions resulting in overall losses in the sector for the Fund. Precious metals reversed significantly, with nearly a 28% decline in silver and 11% in gold, perhaps implying deflation was on the horizon. Base metal positions helped dampen losses from energy trading, despite some well positioned shorts during the month. Uncertainty continues to plague the market which can prove challenging for a portfolio that has trend-following at its core.

Global risk appetite improved throughout the month as market participants became more optimistic that progress would be achieved in managing the European debt crisis. The turn-around was impressive when considering some markets rallied 20% from their low points. While the European currency rallied relative to the U.S. Dollar during the month, the biggest shock to the system was the Bank of Japan intervention at month end. Dollar/Yen rallied significantly from its lows, making it the only G20 currency with negative performance against the Dollar on the month. Outside of Europe, economic data improved, thus diminishing global recessionary concerns. A more resilient economy, coupled with expectations of progress in the Eurozone gave support to global equity markets and commodity prices. While losses in equity indices and fixed income trading were marginal, volatility was elevated in the commodity markets at large, generating losses to the Fund. While aggregate long positions in precious metals were marginally accretive, short positions in the base metals were responsible for the overall loss in the commodities sector, with copper prices rising over 15%. On the last day of the month, the rally unwound and the tide began to change largely due to a call for a referendum on the recently negotiated EU agreement and a confidence vote by the Greek Prime Minister. Choppy markets with high volatility created difficulty for trend-following models. The Fund’s models will increase their risk posture once new trends emerge, which is one of the many benefits of a systematic approach.

Primary catalysts for the sharp mid-month sell-off in equity prices centered around the ongoing sovereign debt crisis in Europe, negative news out of China, and the U.S. deficit-reduction “super committee’s” failure to reach an agreement. The primary trigger for the sharp late month rally included better than expected U.S. holiday shopping results, a globally coordinated central bank liquidity action, and reports of optimistic economic data in the U.S. While Trend-Following strategies cannot typically manage intra-day and intra-week fluctuations in price action well, the Fund’s model diversity across time horizon and across market segments helped dampen larger potential market losses for the month. In equity indices trading, early in the month the Fund’s longs in the U.S. and Europe were offset by shorts in Asia. As the month progressed, significant volatility in global equity markets caused the Fund’s models to contract and adjust their positioning, leaving marginal room to take advantage of the impromptu rally at month-end. While fixed income trading was strongly positive throughout the month, the risk asset rally at month end generated an abrupt fixed income sell-off, thus diminishing gains from the Fund’s long bond positioning in the sector. A similar phenomenon occurred in the currency sector as the U.S. Dollar rally caused the Fund’s models to increase their long positioning, only to see an unexpected policy decision force the U.S. Dollar lower in the last days of the month. Commodity prices also experienced dramatic fluctuations. The Fund’s short positioning in natural gas yielded substantial gains; however, the sector as a whole finished in the red with losses coming primarily in precious metals. Trend-based systems need linear, directional volatility to profit. Volatile price action is difficult to manage; however, the Fund’s risk posture is steady and positioned to benefit when trends re-emerge.

Political events continue to be the main factor driving market price action, with the European Debt Crisis taking center stage. Fixed Income trading yielded strong gains during the month as the Fund’s long positions globally helped close a strong year for the sector. Fixed Income was one of the few sectors to exhibit more pronounced price trend behavior through out the year. Unfortunately for trend-following strategies in general, much of 2011 was riddled with choppy, very volatile price action in risk assets as political tape bombs were dominant in their impact on investor sentiment. Currency trading was also a significant contributor to gains on the month as the U.S. Dollar rallied against most of the majors, particularly against the Euro. That said, some significant reversals throughout the year left the Fund in negative territory on the year in foreign exchange. Price action in global equity markets was mixed and finished slightly negative on the month for the Fund and negative on the year. Mixed news out of Europe, generally better than expected U.S. economic data including strong holiday sales, and China’s pro-growth policy were all contributing factors to mixed results. Commodity prices experienced their first annual drop as a sector since 2008 and individual sub-sectors remained volatile, specifically precious metals (Gold and Silver) losing 10 – 15% respectively. While commodity trading has been difficult for the Fund on the year, losses on the month were marginal as broad diversification in positioning and underlying risk exposure dampened volatility.

2010 (for the Period June 1, 2010 commencement of trading through December 31, 2010)

Of the 11.88% return for the period June 1 (commencement of trading) through December 31, 2010 for Class A, approximately 18.49% was due to trading gains (before commissions) and approximately 0.04% due to investment income, offset by approximately 6.65% due to brokerage fees, advisor fees, general partner fees, performance fees, selling agent fees, offering costs and operating expenses borne by Class A.

Of the 12.86% return for the period June 1 (commencement of trading) through December 31, 2010 for Class C, approximately 18.49% was due to trading gains (before commissions) and approximately 0.04% due to investment income, offset by approximately (5.67)% due to brokerage fees, advisory fees, general partner fees, performance fees, offering costs and operating expenses borne by Class C.

An analysis of the 18.49% gross trading gains for the Fund for the year by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	6.28%
Commodities	6.08
Currencies	3.47
Stock Indices	2.66
18.49%

In June, another month of the “risk off” trade gave government bonds a bid, which produced healthy gains from long global fixed income positions. Unfortunately, these gains were offset by losses in equity indices, foreign exchange and commodities. Long equity positions suffered from an equity sell-off, which primarily stemmed from weaker than expected U.S. and Chinese economic data, negative corporate news and interbank funding concerns in the European region. Foreign exchange trading generated losses primarily from the Fund’s short Swiss Franc position as the currency rallied 7% vs. the U.S. Dollar based on Swiss National Bank comments softening its intervention language. Commodity trading produced minimal losses, largely from our trading in natural gas futures which ended up 3.6% after finally breaking out of a three-month range. The oil spill in the Gulf of Mexico has not been a significant factor on short-term price movements but most analysts agree that the real impact will be long-term as the cost of production is almost sure to go higher on the back of tighter regulation.

Catalysts for the equity rally in July hinged on strong economic data out of Europe, positive results from European bank stress tests and an increase in positive sentiment out of China. The S&P 500 and Dow Jones recorded gains of approximately 7% in July, adding another twist to their rollercoaster paths. Small gains were recorded in the European and U.S. equity markets from long positions in stock index futures as over-sold conditions paved the way for a reversal higher. Stocks rallied on better-than-expected second quarter earnings, increased M&A activity, higher dividends and additional buybacks. The Fund experienced losses in commodities, primarily from short positions in crude oil and long positions in precious metals. The correlation between equities and energies remained high and the rally in global equities sparked profit taking, reducing investor demand for gold as a safe haven. The Fund had additional losses in foreign exchange from short positions in the Euro/Yen cross, as the Euro showed renewed signs of life, appreciating more than 4% against the Yen. Losses were offset by gains in equities trading and in short-term fixed income markets from long positions in Eurodollar interest rate futures. Weaker-than-expected U.S. economic data led the market to believe that the Federal Reserve will need to keep interest rates low for an extended period.

The release of the August U.S. Federal Reserve meeting minutes resulted in yet another sell-off of “risk assets,” which helped contributed to the rise in fixed income prices. Yields reached multi-year lows in the U.S., Europe, and U.K., resulting in gains from the Fund’s long fixed income positions, especially on the long end of the curve. Smaller gains were realized in the commodity markets, primarily in precious metals. Gold fully retraced July’s corrective sell-off, with its August month-end market value closing several ticks higher than the June close. The Fund’s long gold position benefitted from gold’s safe-haven status, as well as from news out of China, the world’s largest consumer and producer of gold, that they will allow greater access to trading of the metal. The Fund’s long silver position also produced favorable results due to its lock-step trading with gold. Long global equity indices holdings resulted in losses for the month. Weak labor and housing data releases, coupled with the FOMC’s downgrade of its assessment of the U.S. economic outlook, contributed to the poor performance of U.S. market indices. Japanese equities fared worse, as the stubbornly strong Japanese Yen weighs on Japanese exporters. By month-end, the Euro Stoxx 50 lost nearly 4.5%, the S&P 500 fell about 4.75%, and the Japanese Nikkei lost almost 7.5%. Additional losses were recorded in the foreign exchange markets from short positions in the Euro/Yen cross as the Euro appreciated more than 4% against the Japanese Yen. The Euro moved higher against most currencies as investors covered short positions as the Euro showed renewed signs of life.

Asset prices during the month of September were driven by FOMC hinting that the Federal Reserve is ready and willing to undergo a second round of quantitative easing. While the U.S. Dollar and interest rates fell, equities and commodities rose significantly. Commodity trading was the dominant contributor to positive performance for the month, particularly in precious and base metals, grains and soft commodities. Gold prices reached all-time highs, while silver rallied 12% to levels not seen since the early 1980s. Aluminum and nickel prices also posted double-digit increases during the month. Elevated demand and weather-related supply concerns pushed sugar, cotton and corn prices up over 22%, 17% and 10%, respectively. While commodity trading was a strong driver, foreign exchange was also a material contributor to performance, particularly from commodity-linked currencies. The month brought U.S. Dollar weakness against all major currencies as investors bet the Federal Reserve would implement a fresh round of asset purchases to jump-start the slowing U.S. economy. Smaller gains were recorded in the equity markets as prices surged higher on fewer concerns of a “double-dip” U.S. recession and a continued increase in M&A activity. Stocks in Asia took the lead, followed by the

U.S. and Europe, which lagged due to ongoing sovereign debt level concerns. A portion of the Portfolio’s gains were offset by losses in fixed income markets as bond prices were extremely volatile during September.

Financial markets in October were fixated on the U.S. Federal Reserve’s intentions to engage in a second round of Quantitative Easing (“QE2”). In September, markets began pricing in the anticipated QE2 stimulus, which clearly continued into October. Over the course of the month the U.S. Treasury markets shifted from speculating on a future deflationary environment to pricing in future inflation in the TIPS market. Perhaps the markets were reacting to Chairman Bernanke’s comments that inflation is too low and unemployment is too high. Commodity trading was a primary driver of gains for the Fund as silver and gold reached new highs mid-month, and zinc and copper surged higher in the base metal category. Sugar and cotton both rose over 22% on supply/demand imbalances, while grains continued their upward trend with corn leading the way in performance for the sector. The growing expectations of QE2 in the U.S., third quarter earnings that largely beat analyst estimates and market expectations for a congressional change of power at the mid-term elections, propelled the global equity markets higher. The Fund recorded strong gains in stock index trading, particularly in the U.S. and Europe. QE2 also took center stage in currency trading, allowing the Fund to benefit from a weaker U.S. Dollar against most major currencies. Asian-based currencies and commodity-linked currencies were, in particular, profitable. Minimal losses were recorded in the fixed income markets as positive intra-month economic data caused market participants to question if additional QE on a global level was warranted on such a massive scale.

After much anticipation and debate, Quantitative Easing 2 (“QE2”) arrived in November, the second effort by the U.S. Federal Reserve to stimulate the U.S. economy through government bond purchases. Perhaps a case of “buy the rumor, sell the fact,” bond prices fell following the announcement and continued to fall for the remainder of the month generating losses for the Fund in fixed income trading. In currency trading, once QE2 was announced, the U.S. Dollar never looked back. The Fund’s short U.S. Dollar position was significantly reduced during the month; however, small losses in currency trading were incurred. In Europe, the Euro dropped below 1.30 for the first time in more than 10 weeks as speculation leaned toward a worsening debt crisis, and unemployment in the region rose to the highest level in more than 12 years. Commodities were volatile and mixed, generating small gains in the sector for Campbell on the month. Gains in energy trading and metals were dampened by losses in grains and soft commodities. While the energy complex made new highs for the year, primarily on the Chinese inflation story, cotton prices fell 26% from the mid-November high. It seems to be all about China these days as they attempt to dampen growth for fear of inflation. Equity trading was marginally positive despite mixed performance around the globe. While major U.S. indices finished slightly lower on the month, Japan’s Nikkei was up 8%, primarily driven by the weakening Yen. Global Central Bank intervention has made trading based solely on macroeconomic measures difficult. The Fund’s models have naturally tilted to technical indicators until the value of fundamental information is once again relevant to asset prices.

The appetite for risk-based assets was clearly back in vogue during the month of December. Commodities were the strongest performing sector during the month for the Fund as the rally in energies, metals, soft commodities and grain markets continued. The petroleum and industrial metal complexes closed December near the year’s highs on steady demand and a healthy global economic picture. Cotton rallied over 25% during the month to finish up over 90% on the year. Additional gains were recorded in stock index trading as global equity markets staged a strong rally during the month on better than expected economic data, including strong consumer spending during the 2010 holiday season, and increased M&A activity. Despite signs of a stronger economy and higher interest rates, the U.S. Dollar weakened against all major currencies in December, fueling gains for the Fund in the currency sector. Commodity-linked currencies, in particular, enjoyed a strong rally with the Australian Dollar reaching its strongest level since 1982. Despite its strong year-to-date performance, Fixed Income was the only losing sector for the Fund in December, as economic conditions improved and Central Bank policies across the globe remained unchanged.

OFF-BALANCE SHEET RISK

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts there exists a risk to the Fund, market risk, that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Fund at the same time, and if the Fund’s trading advisor was unable to offset futures interests positions of the Fund, the Fund could lose all of its assets and the Partners would realize a 100% loss. Campbell & Company, Inc, minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30% however, these precautions may not be effective in limiting the risk of loss.

In addition to market risk, in entering into futures and forward contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, which are traded on the interbank market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty credit risk. Campbell & Company trades for the Fund only with those counterparties which it believes to be creditworthy. All positions of the Fund are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Fund.

Disclosures About Certain Trading Activities that Include Non-Exchange Traded Contracts Accounted for at Fair Value

The Fund invests in futures and forward currency contracts. The fair value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. The fair value of forward (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) of the last business day of the reporting period.

Quantitative and Qualitative Disclosures About Market Risk

Introduction

Past Results Not Necessarily Indicative of Future Performance

The Fund is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of the Fund’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Fund’s main line of business.

Market movements result in frequent changes in the fair market value of the Fund’s open positions and, consequently, in its earnings and cash flow. The Fund’s market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Fund’s open positions and the liquidity of the markets in which it trades.

The Fund rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Fund’s past performance is not necessarily indicative of its future results.

Standard of Materiality

Materiality as used in this section, “Quantitative and Qualitative Disclosures About Market Risk,” is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage and multiplier features of the Fund’s market sensitive instruments.

Quantifying the Fund’s Trading Value at Risk

Quantitative Forward-Looking Statements

The following quantitative disclosures regarding the Fund’s market risk exposures contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact (such as the dollar amount of maintenance margin required for market risk sensitive instruments held at the end of the reporting period).

The Fund’s risk exposure in the various market sectors traded is estimated in terms of Value at Risk (VaR). The Fund estimates VaR using a model based upon historical simulation (with a confidence level of 97.5%) which involves constructing a distribution of hypothetical daily changes in the value of a trading portfolio. The VaR model takes into account linear exposures to risks, including equity and commodity prices, interest rates, foreign exchange rates, and correlation among these variables. The hypothetical changes in portfolio value are based on daily percentage changes observed in key market indices or other market factors to which the portfolio is sensitive. The Fund’s VaR at a one day 97.5% confidence level corresponds to the negative change in portfolio value that, based on observed market risk factors, would have been exceeded once in 40 trading days or one day in 40. VaR typically does not represent the worst case outcome.

The Fund uses approximately one quarter of daily market data and revalues its portfolio for each of the historical market moves that occurred over this time period. This generates a probability distribution of daily “simulated profit and loss” outcomes. The VaR is the 2.5 percentile of this distribution.

The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector. The current methodology used to calculate the aggregate VaR represents the VaR of the Fund’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.

The Fund’s VaR computations are based on the risk representation of the underlying benchmark for each instrument or contract and does not distinguish between exchange and non-exchange dealer-based instruments. It is also not based on exchange and/or dealer-based maintenance margin requirements.

VaR models, including the Fund’s, are continually evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. Please note that the VaR model is used to numerically quantify market risk for historic reporting purposes only and is not utilized by the Fund in its daily risk management activities. Please further note that VaR as described above may not be comparable to similarly titled measures used by other entities.

Because the business of the Fund is the speculative trading of futures and forwards, the composition of the Fund’s trading portfolio can change significantly over any given time period, or even within a single trading day, which could positively or negatively materially impact market risk as measured by VaR.

The Fund’s Trading Value at Risk in Different Market Sectors

The following tables indicate the trading Value at Risk associated with the Fund’s open positions by market category as of June 30, 2012, December 31, 2011 and December 31, 2010 and the trading gains/losses by market category for the six months ended June 30, 2012 and the year ended December 31, 2011, and the period June 1, 2010 (commencement of trading) through December 31, 2010.

	June 30, 2010
Market Sector	Value at Risk*	Trading Gain/(Loss)**
Commodities	0.78%	1.17%
Stock Indices	0.72%	0.05%
Currencies	0.68%	(3.28)%
Interest Rates	1.00%	6.19%
Aggregate/Total	1.89%	4.13%

*	The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector. The aggregate VaR represents the VaR of the Fund’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.
**	Represents the gross trading for the Fund for the six months ended June 30, 2012.

Of the 2012 year-to-date increase of 1.09% for Class A, approximately 4.13% was due to trading gains (before commissions) and approximately 0.03% was due to investment income, offset by approximately (3.07)% due to brokerage fees, advisory fees, general partner fees, selling agent fees, offering costs and operating expenses borne by Class A.

Of the 2012 year-to-date increase of 1.19% for Class B, approximately 4.13% was due to trading gains (before commissions) and approximately 0.03% was due to investment income, offset by approximately (2.97)% due to brokerage fees, advisory fees, general partner fees, selling agent fees, offering costs and operating expenses borne by Class B.

Of the 2012 year-to-date increase of 1.67% for Class C, approximately 4.13% was due to trading gains (before commissions) and approximately 0.03% due to investment income, offset by approximately (2.49)% due to brokerage fees, advisory fees, general partner fees, performance fees, selling agent fees, offering costs and operating expenses borne by Class C.

Of the 2012 year-to-date increase of 2.18% for Class D, approximately 4.13% was due to trading gains (before commissions) and approximately 0.03% due to investment income, offset by approximately (1.98)% due to brokerage fees, advisory fees, general partner fees, offering costs and operating expenses borne by Class D.

	December 31, 2011
Market Sector	Value at Risk*	Trading Gain/(Loss)**
Commodities	0.73%	(6.62)%
Stock Indices	0.48%	(9.64)%
Currencies	0.70%	(0.85)%
Interest Rates	1.36%	21.71%
Aggregate/Total	1.95%	4.60%

*	The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector. The aggregate VaR represents the VaR of the Fund’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.
**	Represents the gross trading for the Fund for the year end December 31, 2011.

Of the 2011 decrease of (1.99)% for Class A, approximately 4.60% was due to trading gains (before commissions) and approximately 0.05% was due to investment income, offset by approximately (6.64)% due to brokerage fees, advisory fees, general partner fees, selling agent fees, offering costs and operating expenses borne by Class A.

Of the period from May 1, 2011 (commencement of trading) through December 31, 2011 decrease of (5.75)% for Class B, approximately (0.30)% was due to trading losses (before commissions) and approximately (5.47)% was due to brokerage fees, advisory fees, general partner fees, selling agent fees, offering costs and operating expenses borne by Class B, offset by approximately 0.02% due to investment income.

Of the 2011 decrease of (0.10)% for Class C, approximately 4.60% was due to trading gains (before commissions) and approximately 0.05% was due to investment income, offset by approximately (4.75)% due to brokerage fees, advisory fees, general partner fees, performance fees, selling agent fees, offering costs and operating expenses borne by Class C.

Of the period from May 1, 2011 (commencement of trading) through December 31, 2011 decrease of (4.00)% for Class D, approximately (0.30)% was due to trading losses (before commissions) and approximately (3.72)% was due to brokerage fees, advisory fees, general partner fees, offering costs and operating expenses borne by Class D, offset by approximately 0.02% due to investment income.

	December 31, 2010
Market Sector	Value at Risk*	Trading Gain/(Loss)**
Commodities	0.83%	6.08%
Stock Indices	0.61%	2.66%
Interest Rates	0.56%	6.28%
Currencies	0.55%	3.47%
Aggregate/Total	1.95%	18.49%

*	The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector. The aggregate VaR represents the VaR of the Fund’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.
**	Represents the gross trading for the Fund for the period June 1, 2010 (commencement of trading) through December 31, 2010.

Of the 11.88% return for the period June 1, 2010 (commencement of trading) through December 31, 2010 for Class A, approximately 18.49% was due to trading gains (before commissions) and approximately 0.04% due to investment income offset by approximately (6.65)% due to brokerage fees, management fees, selling agent fees, offering costs and operating expenses borne by Class A.

Of the 12.86% return for the period June 1, 2010 (commencement of trading) through December 31, 2010 for Class C, approximately 18.49% was due to trading gains (before commissions) and approximately 0.04% due to investment income offset by approximately(5.67)% due to brokerage fees, management fees, offering costs and operating expenses borne by Class C.

Material Limitations on Value at Risk as an Assessment of Market Risk

The following limitations of VaR as an assessment of market risk should be noted:

1)	Past changes in market risk factors will not always result in accurate predictions of the distributions and correlations of future market movements;

2)	Changes in portfolio value caused by market movements may differ from those of the VaR model;
3)	VaR results reflect past trading positions while future risk depends on future positions;
4)	VaR using a one day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and
5)	The historical market risk factor data for VaR estimation may provide only limited insight into losses that could be incurred under certain unusual market movements.

VaR is not necessarily representative of historic risk nor should it be used to predict the Fund’s future financial performance or its ability to manage and monitor risk. There can be no assurance that the Fund’s actual losses on a particular day will not exceed the VaR amounts indicated or that such losses will not occur more than once in 40 trading days.

Non-Trading Risk

The Fund has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as the market risk they represent) are immaterial. The Fund may also incur non-trading market risk as a result of investing a portion of its available assets in U.S. Treasury Bills held at the broker and over-the-counter counterparty. The market risk represented by these investments is minimal.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

The following qualitative disclosures regarding the Fund’s market risk exposures — except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Fund manages its primary market risk exposures — constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Fund’s primary market risk exposures as well as the strategies used and to be used by Campbell & Company for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Fund’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Fund. There can be no assurance that the Fund’s current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Fund.

The following were the primary trading risk exposures of the Fund as of June 30, 2012, by market sector.

Currencies

The Fund’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Fund trades in a large number of currencies, including cross-rates — i.e., positions between two currencies other than the U.S. Dollar. Campbell & Company does not anticipate that the risk profile of the Fund’s currency sector will change significantly in the future.

Interest Rates

Interest rate movements directly affect the price of the sovereign bond positions held by the Fund and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Fund’s profitability. The Fund’s primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. Campbell & Company anticipates that G-7 interest rates will remain the primary market exposure of the Fund for the foreseeable future. The changes in interest rates which have the most effect on the Fund are changes in long-term, as opposed to short-term rates. Changes in the interest rate environment will have the most impact on longer dated fixed income positions, at points of time throughout the year the majority of the speculative positions held by the Fund may be held in medium to long-term fixed income positions.

Stock Indices

The Fund’s primary equity exposure is to equity price risk in the G-7 countries and several other countries (Australia, Hong Kong, Singapore, Spain, Taiwan and the Netherlands). The stock index futures traded by the Fund are limited to futures on broadly based indices. The Fund is primarily exposed to the risk of adverse price trends or static markets in the major

U.S., European and Japanese indices. Markets that trade in a narrow range could result in the Fund’s positions being “whipsawed” into numerous small losses.

Energy

The Fund’s primary energy market exposure is to natural gas, crude oil and derivative product price movements often resulting from international political developments and ongoing conflicts in the Middle East and the perceived outcome. Oil and gas prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Metals

The Fund’s metals market exposure is to fluctuations in the price of aluminum, copper, gold, nickel, silver, and zinc.

Agricultural

The Fund’s agricultural exposure is to fluctuations of the price of wheat, corn, coffee, sugar, soy, hogs, cattle, and cotton.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

The following were the non-trading risk exposures of the Fund as of June 30, 2012.

Foreign Currency Balances

The Fund’s primary foreign currency balances are in Australian Dollar, Japanese Yen, British Pounds and Euros. The Fund controls the non-trading risk of these balances by regularly converting these balances back into dollars (no less frequently than twice per month, and more frequently if a particular foreign currency balance becomes unusually large).

Fixed Income Securities

The Fund’s primary market exposure in instruments (other than treasury positions described in the subsequent section) held other than for trading is in its fixed income portfolio. The cash manager, Horizon, has authority to make certain investments on behalf of the Fund. All securities purchases by the cash manager on behalf of the Fund will be held in Fund’s custody account at the custodian. The cash manager will use its best endeavors in the management of the assets of the Fund but provides no guarantee that any profit of interest will accrue to the Fund as a result of such management.

Treasury Bill Positions Held for Margin Purposes

The Fund also has market exposure in its Treasury Bill portfolio. The Fund holds Treasury Bills (interest bearing and credit risk-free) with maturities no longer than six months. Violent fluctuations in prevailing interest rates could cause minimal mark-to market losses on the Fund’s Treasury Bills, although substantially all of these short-term investment are held to maturity.

Qualitative Disclosures Regarding Means of
Managing Risk Exposure

The means by which the Fund and Campbell & Company, severally, attempt to manage the risk of the Fund’s open positions is essentially the same in all market categories traded. Campbell & Company applies risk management policies to its trading which generally limit the total exposure that may be taken per “risk unit” of assets under management. In addition, Campbell & Company follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as reducing position size dynamically in response to trading losses.

General

The Fund is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavorable, in its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on futures contracts. Because the Fund generally will use a small percentage of assets as margin, the Fund does not believe that any increase in margin requirements, as proposed, will have a material effect on the Fund’s operations.

PAST PERFORMANCE OF THE CAMPBELL GLOBAL TREND FUND, L.P.

Because over 50% of the assets of the Fund are assets of Campbell & Company, the Fund is considered to be a proprietary investment under CFTC Rule 4.25(a)(8). Pursuant to Rule 4.24(v), the performance of Fund is included in Part Two.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of the date of this prospectus, the assets in Fund are considered to be proprietary as fifty percent or more of the beneficial interest is owned or controlled by the general partner. See the table below for Campbell & Company’s ownership, as general partner of the Fund, as of July 31, 2012. No Fund Units are owned by officers of Campbell & Company.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Units of General Partnership Interest	Campbell & Company, Inc.	860.748 Units	4.90% of Units outstanding

CONFLICTS OF INTEREST THAT MAY AFFECT THE FUND

Campbell & Company, Inc.

Conflicts exist between Campbell & Company’s interests in and its responsibilities to the Fund. The conflicts are inherent in Campbell & Company acting as general partner and as trading advisor to the Fund. The conflicts and the potential detriments to the limited partners are described below.

Campbell & Company’s selection of itself as trading advisor was not objective, since it is also the general partner of the Fund. In addition, it has a disincentive to replace itself as the trading advisor. The Advisory Agreement between the Fund and Campbell & Company, including the fee arrangement, was not negotiated at arm’s length. Investors should note, however, that Campbell & Company believes that the fee arrangements are fair to the Fund and competitive with compensation arrangements in pools involving independent general partners and advisors. Campbell & Company will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive. Campbell & Company may not receive per-trade compensation directly or indirectly from the Fund. Investors should note that Campbell & Company operates other commodity pool offerings which may have materially different terms and may operate at a lower overall cost structure.

Neither Campbell & Company nor its principals devote their time exclusively to the Fund; however, Campbell & Company intends to devote sufficient time to the activities of the Fund to properly manage the Fund consistent with its duties as general partner and trading advisor. Campbell & Company (or its principals) acts as general partner to other commodity pools and trading advisor to thirteen other accounts, which may compete with the Fund for Campbell & Company’s services. One of the thirteen other accounts is in direct competition with the Fund. Thus, Campbell & Company could have a conflict between its responsibilities to the Fund and to those other pools and accounts. Campbell & Company believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner.

Campbell & Company receives higher advisory fees from some of those other accounts than it receives from the Fund. Campbell & Company, however, trades all accounts of the Trend Following Portfolio (including the Fund’s) in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals. In addition, Campbell & Company may find that futures positions established for the benefit of the Fund, when aggregated with positions in other accounts traded by Campbell & Company, approach the speculative position limits in a particular commodity. Campbell & Company may decide to address this situation either by liquidating the Fund’s positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. In the event that Campbell & Company were required to liquidate positions as the result of speculative position limits, such liquidation would be done on a pro rata basis across all accounts under management.

Campbell & Company employs speculative strategies for the Fund, and receives performance fees based on the trading profits earned by it for the Fund. Campbell & Company would not agree to manage the Fund’s accounts in the absence of such a performance fee arrangement. Accordingly, Campbell & Company may make investments that are riskier than might be made if the Fund’s assets were managed by a trading advisor that did not require performance-based compensation.

Principals of Campbell & Company may trade futures and related contracts for his or her own account. In addition, Campbell & Company manages proprietary accounts for itself, its deferred compensation plan and certain principals and employees. There are written procedures that govern proprietary trading by principals and employees. For instance, Campbell & Company has implemented employee trading policies that prohibit employee trading in futures and options on futures unless the Company’s consent is given to the employee in writing. Such consent will only be given on a case by case basis. All employees must preclear all trades in equities, equity options, equity indices or equity index options through a computer-based system provided by the Company. The proposed trades are compared to a restricted list that includes positions traded in material amounts. The Company receives a daily feed from Company approved brokerage firms, which are compared against the preclearance lists to assure compliance. Trading records for all proprietary trading are available for review by clients and investors upon reasonable notice. A conflict of interest exists if proprietary trades are executed and cleared at more favorable rates than trades executed and cleared on behalf of the Fund. When Campbell & Company executes an order in the market, the order is typically placed on an aggregate basis for all accounts for which Campbell & Company trades, and then is subsequently broken up and allocated among the various accounts. To the extent executions are grouped together and then allocated among accounts held at the futures brokers and the over-the-counter counterparties, the Fund may receive less favorable executions than such other accounts. It is Campbell & Company’s policy to objectively allocate trade executions that afford each account the same likelihood of receiving favorable or unfavorable executions over time. A potential conflict also may occur when Campbell & Company or its principals trade their proprietary accounts more aggressively or take positions in proprietary accounts which are opposite, or ahead of, the positions taken by the Fund.

The Futures Broker and the Over-the-Counter Counterparty

The futures broker and the over-the-counter counterparty and the affiliates and personnel of such entities, may trade futures, forward swaps and derivative instruments for their own accounts. A conflict of interest may exist if the futures broker or over-the-counter counterparty’s trades are in the same markets, at the same time or ahead of trades entered into by the Fund, as the futures broker or over-the-counter counterparty may have financial incentives to favor certain other such accounts over the Fund, may compete with the Fund for specific trades, or may hold positions opposite to positions maintained on behalf of the Fund. The records of any of these trades will not be available to limited partners of the Fund. Although the futures brokers and over-the-counter counterparties are not affiliated with Campbell & Company, it is the futures brokers and/or over-the-counter counterparties for other accounts managed by Campbell & Company.

The Selling Agents

A current list of the selling agents for the Fund includes, but is not limited to: Berthel, Fisher & Company Financial Services; Campbell Financial Services, Inc.; Centaurus Financial Inc.; Davenport & Company LLC; Duncan-Williams Inc.; FSC Securities Corporation; Girard Securities, Inc.; Hightower Securities, LLC; Kalos Capital, Inc.; Lincoln Financial Advisors Corp.; Lincoln Sercurities Corporation; Lincoln Investment Planning, LPL Financial LLC; Polar Investment Counsel, Inc.; Prospera Financial Services, Inc.; Royal Alliance Associates, Inc.; SagePoint Financial, Inc.; Stifel, Nicolaus & Company, Incorporated; Titan Securities; Tricor Financial, LLC; and Wedbush Morgan Securities Inc. Those selling agents (or their assignees) that are registered futures commission merchants or introducing brokers will receive, beginning in the thirteenth month after the sale of the Units, ongoing compensation based on the net asset value of the Units which remain outstanding. Consequently, in advising clients whether they should redeem their Units or purchase additional Units, such selling agents will have a conflict of interest between the selling agents’ interest in maximizing the ongoing compensation which they will receive and their interest in giving their client the financial advice which is in such clients’ best interests.

Campbell & Company acts as a commodity pool operator and a commodity trading advisor in respect of various managed futures investment products. The selling agents may or may not be authorized to offer certain of such products to their clients, which may have materially different terms, including investment portfolios and objectives, fees, risks, conflicts of interest and suitability requirements, from those of the Fund.

Fiduciary Duty and Remedies

In evaluating the foregoing conflicts of interest, a prospective investor should be aware that Campbell & Company, as general partner, has a responsibility to limited partners to exercise good faith and fairness in all dealings affecting the Fund. The fiduciary responsibility of a general partner to the limited partners is a rapidly developing and changing area of the law and limited partners who have questions concerning the duties of Campbell & Company as general partner should consult with their own counsel. In the event that a limited partner believes that Campbell & Company has violated its fiduciary duty to the limited partners, he may seek legal relief individually or on behalf of the Fund under applicable laws, including partnership and commodities laws, to recover damages from or require an accounting by Campbell & Company. The Limited Partnership Agreement of the Fund is governed by Delaware law and any breach of Campbell & Company’s fiduciary duty under the Limited Partnership Agreement will generally be governed by Delaware law. The Limited Partnership Agreement does not limit Campbell & Company’s fiduciary obligations under Delaware or common law; however, Campbell & Company may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Campbell & Company have been disclosed in the prospectus. Limited partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring partnership class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission (“SEC”). Limited partners who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from Campbell & Company where the losses result from a violation by Campbell & Company of the federal securities laws. State securities laws may also provide remedies, such as the ability to bring civil liability lawsuits, to limited partners. Limited partners should be aware that performance by Campbell & Company of its fiduciary duty to the Fund is measured by the terms of the Limited Partnership Agreement as well as applicable law.

Limited partners are afforded rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Campbell & Company.

Indemnification and Standard of Liability

Campbell & Company and its controlling persons may not be liable to the Fund or any limited partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

Campbell & Company and its controlling persons will not have any liability to the Fund or to any limited partner for any loss suffered by the Fund which arises out of any action or inaction if Campbell & Company, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute negligence or misconduct of Campbell & Company. The Fund has agreed to indemnify Campbell & Company and its controlling persons against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to the Fund and was done in good faith and in a manner which Campbell & Company, in good faith, determined to be in the best interests of the Fund. Controlling persons of Campbell & Company are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Campbell & Company or for losses incurred in performing the duties of Campbell & Company. See Article 15 of the Fund’s Limited Partnership Agreement, included as Exhibit A to this prospectus.

The Fund will not indemnify Campbell & Company or its controlling persons for any liability arising from securities law violations in connection with the offering of the Units, unless Campbell & Company or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Section 15.2 of the Fund’s Limited Partnership Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.

CHARGES TO THE FUND

The following list of expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Campbell & Company, the selling agents, the futures broker, the over-the-counter counterparty, and the affiliates of those parties may earn or receive in connection with the offering and operation of the Fund. Prospective investors should refer to the Summary for an estimate of the trading profit and interest income that must be earned for an investor to break-even in the first year of trading.

Campbell & Company, Inc.

Advisory Fee

All Classes of Units of the Fund will pay Campbell & Company a monthly advisory fee of 2% per annum of the net asset value of the respective Class, prior to any accrual for or payment of any advisory fee, performance fee, redemption or subscription during said month. The advisory fee is paid in arrears based on the net asset value of the respective Class as of the end of each month. The advisory fee is paid out of and reduces the net assets attributable to each Class of Units.

Redemption Fee

Redemption fees apply to Class A Units and Class B Units through the first twelve month-ends following purchase as follows: 1.833% of net asset value per redeemed Unit through the second month-end, 1.666% of net asset value per redeemed Unit through the third month-end, 1.500% of net asset value per redeemed Unit through the fourth month-end, 1.333% of net asset value per redeemed Unit through the fifth month-end, 1.167% of net asset value per redeemed Unit through the sixth month-end, 1.000% of net asset value per redeemed Unit through the seventh month-end, 0.833% of net asset value per redeemed Unit through the eighth month-end, 0.667% of net asset value per redeemed Unit through the ninth month-end, 0.500% of net asset value per redeemed Unit through the tenth month-end, 0.333% of net asset value per redeemed Unit through the eleventh month-end, 0.167% of net asset value per redeemed Unit through the twelfth month-end. The month-end as of which the Unit is purchased is counted as the first month-end. After the twelfth month-end following purchase of a Class A Unit or Class B Unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a Class A Unit or Class B Unit redeemed on the first anniversary of the purchase.

Performance Fee

All Units will pay the trading advisor quarterly performance compensation equal to 20% of the Fund’s aggregate cumulative appreciation in the net asset value per Unit of each Class, exclusive of appreciation attributable to interest income, allocable to such Class of Units, and as adjusted for subscriptions and redemptions, on a cumulative high water mark basis, charged quarterly. In determining the fees in this paragraph, net assets shall not be reduced by the performance fees being calculated for such current period. In respect of each Class of Units, “aggregate cumulative appreciation” means the total increase in Unit value of such Class of Units from the commencement of trading, minus the total increase in Unit value of such Class of Units for all prior quarters, multiplied by the number of Units of such Class outstanding. The performance fee is paid only on profits attributable to each Class of Units outstanding. The performance fee is accrued monthly and paid quarterly.

If any payment is made and attributed to any Class in respect of a performance fee, and that Class thereafter incurs a net loss, the trading advisor will retain the amount previously paid. Thus, the trading advisor may be paid a performance fee during a year in which a Class overall incurred net losses. Trading losses shall be carried forward and no further performance fee may be paid until the prior losses have been recovered. Similarly, the trading advisor’s performance fee is based on unrealized, as well as realized, gains. There can be no assurance that such gains will, in fact, ever be recognized. Furthermore, the valuation of unrealized gain and loss may be subject to material subsequent revision. Assume a class of the Fund paid a performance fee at the end of the fourth quarter of 2011 and assume that this class of the Fund recognized trading profits (net of all brokerage fees and operating and offering expenses) of $200,000 during the first quarter of 2012. The aggregate cumulative appreciation for the quarter (before interest earned) would be $200,000 and Campbell & Company’s performance fee would be $40,000 (0.2 × $200,000). Now assume that the class paid a performance fee at the end of the third quarter of 2011 but did not pay a performance fee at the end of the fourth quarter of 2011 because it had trading losses of $100,000. If the class recognized trading profits of $200,000 at the end of the first quarter of 2012, the aggregate cumulative appreciation (before interest earned) for the quarter would be $100,000 ($200,000 – $100,000 loss carryforward) and Campbell & Company’s performance fee would be $20,000 (0.2 x $100,000). Please note that this simplified example assumes that no limited partners have added or redeemed Units during this sample time frame. Such capital changes require that the calculation be determined on a “per unit” basis.

If the net asset value per Unit at the time when a particular investor acquires Units is lower than the net asset value per Unit as of the end of the most recent prior calendar quarter for which a performance fee was payable (due to losses incurred between such quarter-end and the subscription date), such Units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar quarter-end because the class as a whole has not experienced aggregate cumulative appreciation.

If a performance fee accrual is in effect at the time when particular Units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per Unit reflects such accrual. In the event the net asset value of the class declines after the subscription date, the performance fee accrual is “reversed” and such reversal is credited to all Units equally, including the Units which were purchased at a net asset value per Unit which fully reflected such accrual.

Performance fees are not reduced by redemption charges and interest income.

The advisory fee, general partner fee, and performance fee may be increased upon sixty days’ notice to the limited partners, as long as the notice explains their redemption and voting rights. Existing limited partners who redeem within twelve months after any increase in fees would not be required to pay any redemption fees.

The Futures Broker

As described earlier, the futures broker receives up to 1% of the Fund’s net asset value per annum (which includes payments to the over-the-counter counterparty as referenced below). The futures broker is responsible for all trading transactional costs, such as pit brokerage, exchange and NFA fees, “give-up” and transfer fees. The compensation paid to the futures broker is competitive with rates paid by other trading funds having assets and structures similar to the Fund. The futures broker will charge the Fund brokerage commissions at a rate of approximately $4 per round-turn contract. Annual brokerage commissions payable by the Fund are estimated at approximately 0.47% of the Fund’s net assets annually. Each Class of Units is allocated its pro rata share of all such brokerage commissions. The compensation paid to the futures broker will not exceed the guidelines established by the North American Securities Administrators Association, Inc. (“NASAA”).

The Selling Agents

The selling agents for Class A Units and Class B Units receive from the Fund selling commissions of up to 2% of the subscription amount of each subscription for Class A Units or Class B Units. In addition, commencing thirteen months after the sale of Units and in return for providing ongoing services to the limited partners, the Fund will pay those selling agents (or their assignees) up to 2% of the Fund’s average month-end net asset value per annum. The amount paid to selling agents on Fund Class A Units and Class B Units sold pursuant to this disclosure document will not, however, exceed 8.0% of the gross offering proceeds of the Fund Class A Units and 9.0% of the gross offering proceeds of the Fund Class B Units sold pursuant to this disclosure document. The Fund Class A Units and Class C Units will pay a monthly broker-dealer custodial fee of 0.25% of the Class A Units’ and Class C Units’ month-end net asset value per annum to the selling agents (the firm and not the individual) provided, however, that the total of such broker-dealer custodial fees per Unit do not exceed

1.0% of the gross offering proceeds of Class A Units and 6% of the Class C Units.

The additional selling commissions and broker-dealer custodial fee, where applicable, described in the preceding paragraphs, are also subject to the following restrictions:

The total of additional commissions and broker-dealer custodial fees, plus:

(1)	the initial selling commission of 2% of the subscription amount of each subscription for Units;
(2)	salaries, expenses and bonuses of employees of Campbell & Company or its affiliates engaged in wholesaling activities; and
(3)	per-unit costs properly deemed to constitute underwriting compensation allocable to the selling agents, such as a selling brochure, seminar costs and travel expenses,

(collectively “Underwriting Compensation”) do not exceed any applicable limit of such Units’ gross offering proceeds. If total Underwriting Compensation paid on any Class A Unit, Class B Unit, Class C Unit or Class D Unit reaches any applicable limit of the gross offering proceeds, the Class A Unit, Class B Unit, Class C Unit or Class D Unit will automatically be re-designated as Class E Units, which are identical to Class A Units, Class B Units, Class C Units and Class D Units except that Class E Units do not pay any offering expenses, selling agent fees, broker-dealer custodial fees payable to the selling agents and, if applicable, redemption fees.

Such compensation may be deemed to create a conflict of interest in that the selling agents have a disincentive in advising investors to redeem their Units. See “Conflicts of Interest That May Affect the Fund.”

The Cash Manager and the Custodian

The Fund pays Horizon Cash Management L.L.C. (“Horizon”) and Northern Trust Company a combined annualized fee equal to approximately 0.10% per annum of the funds managed by Horizon based on the percentage of the principal amount of the Fund’s assets under management by Horizon, computed and accrued on the average daily market value maintained in the Northern Trust Company custodial accounts by the Fund. Horizon and Northern Trust Company are not affiliated with Campbell & Company. The Fund may engage other firms which are unaffiliated with Campbell & Company from time to time to provide cash management and custodial services. Such services would be provided pursuant to similar terms and fees as those that apply to Horizon and Northern Trust Company. The Fund may also terminate all types of cash management services at any time. See “The Cash Manager and the Custodian”.

The Over-the-Counter Counterparty

The Fund will trade currency forward contracts. Such contracts are traded among dealers which act as “principals” or counterparties to each trade. Execution costs will be included in the price of each forward contract purchased or sold, and accordingly, such costs cannot be determined. Campbell & Company believes the bid-ask spreads for forward contract trades, which incorporate these execution costs, are at prevailing market prices. In addition, the over-the-counter counterparty will charge approximately $4 per $1 million, plus any additional electronic platform charges, in prime brokerage fees for forward contracts it facilitates on behalf of the Fund with third party banks. These prime brokerage fees, combined with the futures broker’s charges, will equal approximately 0.540% of the Fund’s net assets. Each Class of Units will be allocated its pro rata share of all such costs. These prime brokerage fees, combined with the futures broker’s charges, will not exceed the 1% of the Fund net asset value per annum, as referenced under “The Futures Broker” above.

Organization and Offering Expenses

The organization and offering expenses during the initial and continuing offering will be advanced by Campbell & Company. The Fund, and in turn, each Class of Units (excluding Class E Units), will reimburse, monthly, its organization and offering costs (collectively, “Offering Costs”), subject to an annual cap of 0.50% of the Fund’s, and in turn, each Class of Units’, average month-end net asset value. Such Offering Costs include all fees and expenses in connection with the distribution of the Units, including legal, accounting, printing, mailing, filing fees, escrow fees, transaction and non-transaction based compensation of Campbell & Company employees (each of whom are registered representatives of Campbell Financial Services, Inc.) while engaged in sales activities (including wholesaling), marketing expenses of Campbell & Company (including travel expenses of Campbell & Company employees (each of whom are registered representatives of Campbell Financial Services, Inc.), expenses incurred in connection with selling agent training and education meetings and selling agent legal expenses. Any Offering Costs advanced by Campbell & Company in excess of the aforementioned annual cap may be reimbursed by the Fund in later periods if the Fund is able to do so within the limit of each annual cap, provided that the maximum amount reimbursed by the Fund in any calendar year not exceed the overall limits set forth above. In no event will the reimbursement exceed 2.5% of the total subscriptions accepted by the Fund. In the event the Fund terminates prior to the completion of any reimbursement of the aforementioned costs, Campbell & Company will not be entitled to any additional reimbursement from the Fund. The reimbursement of Offering Costs reduces the Fund’s net asset value. Each Class of Units (excluding Class E Units) is specifically allocated its pro rata share of all Offering Costs.

The Fund also engages certain employees of the general partner to provide wholesaling services with respect to the Fund. Any compensation paid to employees of the general partner (each of whom are registered representatives of Campbell Financial Services, Inc.) for their wholesaling services is considered part of the Fund’s organization and Offering Costs and is payable by the Fund as such.

The Fund is required to disclose that the “organization and offering expenses” of the Fund, as defined by the NASAA Guidelines (and referenced to as “Offering Costs” above, will not exceed 15% of the total subscriptions accepted. Campbell & Company, and not the Fund, will be responsible for any expenses in excess of such limitation. Since Campbell & Company has agreed to limit its reimbursement of such expenses to 2.5% of total subscriptions, the NASAA Guidelines limit of 15% of total subscriptions (even when added to the selling commissions) will not be reached. Class E Units do not pay Offering Costs.

Other Expenses

The Fund bears its operating expenses, including, but not limited to, administrative, legal and accounting fees, and any taxes or extraordinary expenses payable by the Fund. Such expenses are estimated to be 0.50% (and will not exceed 0.50%) of the Fund’s net asset value per annum. Campbell & Company will be responsible for any such expenses during any year of operations which exceeds such percentage estimate. Campbell & Company estimates that a maximum of $120,000 in legal fees and a maximum of $70,000 in audit fees will be charged to the Fund during its first full year of operations, subject to the 0.50% cap discussed above.

THE FUTURES BROKER

The Campbell & Company has adopted procedures designed to ensure that brokerage commission rates paid by the Fund are fair and reasonable. Transactions on U.S. futures exchanges and on some non-U.S. futures exchanges involve the payment of negotiated brokerage commissions. No stated commission is generally applicable to instruments traded in over-the-counter markets, but the prices of those instruments include undisclosed commissions.

Currently, Newedge USA, LLC (“Newedge USA” or the “futures broker”) serves as the Fund’s clearing broker to execute and clear the Fund’s futures transactions and provide other brokerage-related services. Newedge USA is a futures commission merchant and broker dealer registered with the U.S. Commodity Futures Trading Commission (“CFTC”) and U.S. Securities and Exchange Commission (“SEC”), and is a member of FINRA. NUSA is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.

Newedge USA are headquartered at 550 W. Jackson, Suite 500, Chicago, Illinois 60661 with branch offices in New York, New York; Kansas City, Missouri; Cypress, Texas; and Montreal, Canada.

Prior to January 2, 2008, NUSA was known as Fimat USA, LLC. On September 1, 2008, NUSA merged with future commission merchant and broker dealer Newedge Financial Inc. (“NFI”) — formerly known as Calyon Financial Inc. NUSA was the surviving entity.

In March 2008, NFI settled, without admitting or denying the allegations, a disciplinary action brought by the New York Mercantile Exchange (“NYMEX”) alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades. NFI paid a $100,000 fine to NYMEX in connection with this settlement.

In February 2011, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that NUSA exceeded speculative limits in the October 2009 live cattle futures contract on the Chicago Mercantile Exchange and failed to provide accurate and timely reports to the CFTC regarding their larger trader positions. NUSA paid a $140,000 civil penalty and disgorgement value of $80,910 to settle this matter. In addition, the CFTC Order required NUSA to implement and maintain a program designed to prevent and detect reporting violations of the Commodity Exchange Act and CFTC regulations.

In January 2012, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA failed to file accurate and timely reports to the CFTC and failed to report certain large trader information to the CFTC. Newedge USA paid a $700,000 civil penalty to settle this matter. In addition, the CFTC Order required Newedge USA to timely submit accurate position reports and notices, and to implement and maintain procedures to prevent and detect reporting violations of the Commodity Exchange Act and CFTC regulations.

Other than the foregoing proceeding, which did not have a material adverse effect upon the financial condition of Newedge USA, there have been no material administrative, civil or criminal actions brought, pending or concluded against NUSA, NAST, or its principals in the past five years.

Affiliates of Newedge USA may execute transactions opposite the Fund as principal. Neither Newedge USA nor any affiliate, officer, director or employee thereof have passed on the merits of this Memorandum or offering, or give any guarantee as to the performance or any other aspect of the Fund.

Newedge USA has adopted and implemented an anti-money laundering program consistent with its obligations to comply with applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, including Customer Identification Procedures.

All futures trades made on behalf of the Fund are cleared by Newedge USA. Newedge USA is not affiliated with either the Fund or the trading advisor. Newedge USA did not sponsor the Fund and is not responsible for the activities of the trading advisor. It will act only as the futures broker.

The futures broker and its affiliates, Trustees, officers and employees may trade futures for their own accounts. Records of such trading, if any, will not be made available to the limited partners. It is possible that such persons may take positions either similar or opposite to positions taken by the Fund, and that the Fund and such persons may from time to time be competing for similar positions in the futures markets. Furthermore, it is possible that the futures broker will effect transactions for the Fund in which the other party is affiliated with the futures broker. Although the futures broker is not affiliated with the trading advisor, it is the futures broker for other accounts managed by the trading advisor and/or its affiliates. Neither the Fund nor the trading advisor and/or its affiliates are obligated to continue to use Newedge USA and may select other or additional futures brokers in the future, provided that a reasonable determination is made that their service and pricing are competitive.

The Fund has entered into a futures brokerage agreement with Newedge USA, which clears all futures transactions on a fully disclosed basis. The Fund has appointed the futures broker to clear trades for the Fund upon the instructions of the trading advisor.

The futures broker may change its commission rates at any time. The brokerage agreement with Newedge USA is terminable at any time upon notice by either party.

THE OVER-THE-COUNTER COUNTERPARTY

Campbell & Company’s Best Execution Committee reviews the creditworthiness of its counterparties no less than weekly. As a general matter, Campbell & Company expects counterparties to maintain a credit rating of investment grade or above. In addition to reviewing any changes to credit ratings, the Best Execution Committee reviews the 5-year credit default swap (percentage change) and equity price (current year-to-date percentage, previous year-to-date percentage, and percentage change) changes. The Best Execution Committee notes credit default swap and equity price changes that have significantly deviated from the average and also contemplates capital raises, earnings reports and other news.

The Fund trades foreign exchange and other forward contracts, swaps and other derivates through “dealers” in such contracts. The dealer that maintains the forward positions, or acts as the counterparty, for the Fund is The Royal Bank of Scotland plc. RBS’ principal office is 135 Bishopsgate, London EC2M 3UR. From time to time, Campbell & Company may utilize other over-the-counter counterparties, including but not limited to Morgan Stanley & Co. LLC (collectively the “over-the-counter counterparty”). Neither the Fund nor the Campbell & Company is affiliated with the over-the-counter counterparty. The over-the-counter counterparty did not sponsor the Fund and is not responsible for the activities of the Campbell & Company. It will act only as the over-the-counter counterparty. Unlike futures contracts which are traded through brokers such as the futures broker, forward contracts, swaps and other derivatives are executed through a network of dealers. Campbell & Company then instructs the executing dealer to “give up” the trade to over-the-counter counterparty. All assets and positions relating to the Campbell & Company’s forward contract, swaps and other derivative investments will be held by the over-the-counter counterparty. Although the over-the-counter counterparty is not affiliated with the Campbell & Company, it may be over-the-counter counterparty for other accounts managed by the Campbell & Company and/or its affiliates. Neither the Fund nor Campbell & Company is not obligated to continue to use the over-the-counter counterparty identified above and may select others or additional ones in the future, provided Campbell & Company believes that their service and pricing are competitive and present minimal counterparty credit risk.

DISTRIBUTIONS AND REDEMPTIONS

Distributions

Campbell & Company is not required to make any distributions to limited partners. However, Campbell & Company does have the authority to make such distributions, and reserves the right to do so at any time in its sole discretion. Campbell & Company is not under any obligation to make pro rata distributions to its other accounts under management if it makes distributions to the Fund. The amount and timing of future distributions is uncertain. Because of the potential volatility of futures and forward markets, especially in the short-term, the Fund is recommended for those seeking a medium- to long-term investment (i.e., 3 – 5 years).

If the Fund realizes profits for any fiscal year, such profits will constitute taxable income to the limited partners in accordance with their respective investments in the Fund whether or not cash or other property has been distributed to limited partners. Any distributions, if made, may be inadequate to cover such taxes payable by the limited partners.

Redemptions

A limited partner, with the payment of charges below, may request any or all of his Units or a specific dollar amount be redeemed by the Fund at the net asset value of a Unit as of the end of the month. Limited partners must transmit a written request of such withdrawal to Campbell & Company not less than ten (10) business days prior to the end of the month (or such shorter period as permitted by Campbell & Company). See Exhibit B to this prospectus for the form of Request for Redemption.

The Request for Redemption must specify the number of Units or dollar amount for which redemption is sought. Except as set forth below, redemptions will be paid within 20 business days after the date of redemption, contingent upon the Fund having assets sufficient to discharge all of their liabilities on the requested date of redemption. A delay may occur only in the event that redemptions are requested with respect to more Units than Campbell & Company is able to honor, Campbell & Company will honor requests for redemption in the order actually received and will hold requests for redemption in such order. Limited partners will be notified in the event a request for redemption cannot be honored, and their requests will be honored thereafter at the first available opportunity.

The federal income tax aspects of redemptions are described under “Certain U.S. Federal Income Tax Considerations.”

Redemption Fees

Redemption fees apply to Class A Units and Class B Units through the first twelve month-ends following purchase as follows: 1.833% of net asset value per redeemed Unit through the second month-end, 1.666% of net asset value per redeemed Unit through the third month-end, 1.500% of net asset value per redeemed Unit through the fourth month-end, 1.333% of net asset value per redeemed Unit through the fifth month-end, 1.167% of net asset value per redeemed Unit through the sixth month-end, 1.000% of net asset value per redeemed Unit through the seventh month-end, 0.833% of net asset value per redeemed Unit through the eighth month-end, 0.667% of net asset value per redeemed Unit through the ninth month-end, 0.500% of net asset value per redeemed Unit through the tenth month-end, 0.333% of net asset value per redeemed Unit through the eleventh month-end, 0.167% of net asset value per redeemed Unit through the twelfth month-end. The month-end as of which the Unit is purchased is counted as the first month-end. After the twelfth month-end following purchase of a Class A Unit or Class B Unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a Class A Unit or Class B Unit redeemed on the first anniversary of the purchase.

For example, if Class A Units or Class B Units were purchased on June 30, 2012 (the Closing Date for such Unit), a redemption fee of 1.833% would apply if the Class A Units or Class B Units were redeemed through July 31, 2012, declining each month thereafter as referenced above. No redemption fee would apply if the Class A Units or Class B Units were redeemed on or after June 30, 2013.

In determining whether redemption fees apply to a particular limited partner’s Class A Units or Class B Units, Class A Units or Class B Units will be deemed to be redeemed on a “first-in, first-out” basis.

Net Asset Value

The net asset value of a Unit as of any date is the limited partner’s share of the sum of all cash, plus Treasury bills valued at cost plus accrued interest, and other securities marked-to-market, plus the fair value of all open futures and forward positions maintained by the Fund, and in turn, each Class of Units, less all liabilities of the Fund or Class of Units, and accrued performance fees, determined in accordance with the principles specified in the Fund’s Limited Partnership Agreement. Where no principle is specified in the Limited Partnership Agreement, the net asset value is independently calculated by SEI in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting, divided by the number of Units then outstanding. Thus, if the net asset value of a Unit for purposes of redemption is determined as of a month-end which is not the end of a quarter, any performance fees payable to Campbell & Company will be determined and charged to such Unit as though such month-end were the end of the quarter and such performance fees will be paid to Campbell & Company.

ADMINSTRATION

The Fund has entered into an Administration Agreement with SEI Global Services, Inc. (“SEI”) pursuant to which SEI, commencing on or about August 31, 2012, will perform certain administrative and accounting services for the Fund, including independently calculating the Fund’s net asset value.

The fees payable to SEI will be based on the schedule of fees charged by SEI and as detailed in the Administration Agreement. The fees payable under this Administration Agreement are considered operating expenses. The Fund’s operating expenses are estimated to be 0.50% (and will not exceed 0.50%) of the Fund’s net asset value per annum. The Fund may elect to terminate the Administration Agreement (in accordance with the terms thereof) and enter into a new agreement with a new administrator on behalf of the Fund, in its discretion and on such terms as it deems advisable, without prior notice to, or approval of, the Investors.

The Administration Agreement provides that SEI may delegate some or all of its administrative functions on behalf of the Fund to one or more third parties, and also provides for certain limitations of SEI's liability and indemnification of SEI by the Fund.

SEI in no way acts or will act as guarantor or offeror of interests in the Fund or any underlying investment, nor will it be responsible for the actions of the Fund’s sales agents, its brokers, its custodians, any other brokers or the Campbell & Company. SEI will not be responsible for any trading decisions of Campbell & Company. SEI will not be responsible in any way for the selection or ongoing monitoring of the brokers, custodians or other counterparties for the Fund. The decision to select any counterparties on behalf of the Fund will be made solely by Campbell & Company.

SEI WILL NOT PROVIDE ANY INVESTMENT ADVISORY OR INVESTMENT MANAGEMENT SERVICES TO THE FUND AND, THEREFORE, WILL NOT BE IN ANY WAY RESPONSIBLE FOR THE FUND’S PERFORMANCE. SEI WILL NOT BE RESPONSIBLE FOR MONITORING ANY INVESTMENT RESTRICTIONS OR COMPLIANCE WITH ANY INVESTMENT RESTRICTIONS APPLICABLE TO THE FUND AND THEREFORE WILL NOT BE LIABLE FOR ANY BREACH THEREOF EXCEPT AS OTHERWISE PROVIDED BY APPLICABLE LAW.

Liability of the Administrator

The Administration Agreement provides that SEI will not be liable to the Fund, Campbell & Company, or any officer, director or unitholder thereof, for any loss suffered by the Fund in consequence of any service rendered by SEI to it, provided that the actions taken or omitted were done without negligence and in good faith. SEI will be liable for SEI’s bad faith or gross negligence in the performance of its duties under the Administrative Agreement.

The Fund has agreed to indemnify SEI from and against any and all liabilities, losses, claims or costs of any kind or nature (other than those resulting from bad faith or gross negligence on the Administrator’s part in performing its obligations or duties under the Administration Agreement) which may be imposed on or incurred by SEI in performing its obligations under the Administration Agreement.

Outside Services

When deemed necessary for the proper performance of SEI’s administrative duties, the Administration Agreement provides that SEI may del egate some or all of its administrative functions on behalf of the Fund to one or more third parties, including, but not limited to, seek legal, tax, financial or other advice. The Administration Agreement also provides for certain limitations of SEI's liability and indemnification of SEI by the Fund.

THE CASH MANAGER AND THE CUSTODIAN

The Fund has appointed Horizon Cash Management L.L.C. as cash manager (the “Cash Manager”) under the Non-Custody Investment Advisory Agreement dated January 7, 2011, to manage and control the liquid assets of the Fund. Horizon is incorporated in the State of Illinois. The Cash Manager is registered as an investment adviser with the Securities and Exchange Commission of the United States under the Investment Advisers Act of 1940.

Horizon, based in Chicago, Illinois, specializes in providing short-term, fixed income investment management to institutional investors. Horizon manages approximately $2 billion for over 60 clients worldwide. The Cash Manager structures customized portfolios by applying fundamental yield curve and interest rate analysis to each client’s unique cash flow needs, investment parameters and risk/return objectives. The Cash Manager specializes in investments which are predominately short-term in maturity and high grade, high quality in nature with particular emphasis on U.S. Treasury securities and U.S. Government Agencies’ issues.

The Fund opened a custodial account at The Northern Trust Company (the “Custodian”), and has granted the Cash Manager a limited power of attorney over such account. Such power of attorney gives the Cash Manager authority to make certain investments on behalf of the Fund provided such investments are consistent with the investment guidelines created by the trading advisor to the Fund. Such investments include, but are not limited to, U.S. Treasury securities, securities issued by U.S. Government Agencies, high quality money-market securities and repurchase agreements. All securities purchased by the Cash Manager on behalf of the Fund or other liquid funds of the Fund will be held in its custody accounts at the custodian. The Cash Manager will have no beneficial or other interest in the securities and cash in such custody accounts.

AGREEMENT OF LIMITED PARTNERSHIP

The following is a summary of the Fund’s Limited Partnership Agreement, a form of which is attached as Exhibit A and incorporated by reference.

Organization and Limited Liability

The Fund is organized under the Delaware Revised Uniform Limited Partnership Act (“RULPA”). In general, a limited partner’s liability under RULPA is limited to the amount of his capital contribution and his share of any undistributed profits. However, a limited partner may be required to repay any funds wrongfully distributed to it as set forth in §17-607(b) of the RULPA.

Management of Partnership Affairs

The Limited Partnership Agreement effectively gives Campbell & Company, as general partner, full control over the management of the Fund and gives no management role to the limited partners. To facilitate matters for Campbell & Company, the limited partners must execute the Fund’s Subscription Agreement (attached as Exhibit D).

Sharing of Profits and Losses

Profit Potential; Fund Accounting

Each limited partner has a capital account. Initially, the limited partner’s balance equals the amount paid for the Units. The limited partner’s balance is then proportionally adjusted monthly to reflect his portion of the Fund’s gains or losses for the month.

Federal Tax Allocations

At year-end, the Fund will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming limited partners, the taxable gain or loss is allocated to each limited partner in proportion to his capital account and each limited partner is responsible for his share of the taxes. See Article 7 of the Limited Partnership Agreement, and “Certain U.S. Federal Income Tax Considerations.”

For net capital gain and loss, the gains and losses are first allocated to each limited partner who redeemed Units during the year. The remaining net capital gain or loss is then allocated to each limited partner in proportion to his capital account.

Each limited partner’s tax basis in his Units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him.

Upon the Fund’s liquidation, each limited partner will receive his proportionate share of the assets of the Fund.

Redemption Provisions of the Fund

A limited partner may redeem his Units in the Fund upon 10 days’ prior written notice to Campbell

& Company. While the Units have redemption rights, there are restrictions, and possible fees assessed. For example, redemptions from the Fund can occur only at the end of a month.

Dispositions

A limited partner may transfer or assign his Units in the Fund upon 30 days’ prior written notice to Campbell & Company and subject to approval of the assignee. Campbell & Company will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of the Fund for federal income tax purposes. An assignee not admitted to the Fund as a limited partner will have only limited rights to share the profits and capital of the Fund and a limited redemption right.

Assignees receive “carry-over” tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned Units.

Campbell & Company does not intend to permit purchase transfers.

Dissolution and Termination of the Fund

The Fund will be terminated and dissolved upon the happening of the earlier of:

1)	limited partners owning more than 50% of the outstanding Units vote to dissolve the Fund;
2)	Campbell & Company withdraws as general partner and no new general partner is appointed;
3)	Campbell & Company determines that the purpose of the Fund cannot be fulfilled; or
4)	the continued existence of the Fund become unlawful or the Fund is dissolved by operation of law.

Amendments, Meetings and Voting Rights

The Limited Partnership Agreement may be amended by Campbell & Company without obtaining the authorization or approval of any other limited partner and without giving prior notification to any limited partner. These changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations, or any other changes the general partner deems advisable so long as they do not change the basic investment policy or structure and do not have material adverse affect on the Fund or its limited partners. If the amendment is deemed to have a material affect on the Fund or the limited partners, the general partner will provide notification at least thirty (30) days prior to the implementation of such amendment and obtaining the consent of the Fund subject to the provisions set forth in Section 16.3 of the Limited Partnership Agreement. The Limited Partnership Agreement may not be amended to modify the limited liability of a limited partner.

Limited partners owning at least 10% of the outstanding Units can call a meeting of the Fund. At that meeting, the limited partners, provided that limited partners owning a majority of the outstanding Units concur, can vote to:

1)	amend the Limited Partnership Agreement without the consent of Campbell & Company;
2)	dissolve the Fund;
3)	terminate contracts with Campbell & Company;
4)	remove and replace Campbell & Company as general partner; and
5)	approve the sale Fund assets.

Indemnification

The Fund agrees to indemnify Campbell & Company, as general partner, for actions taken on behalf of the Fund, provided that Campbell & Company’s conduct was in the best interests of the Fund and the conduct was not the result of negligence or misconduct. Indemnification by the Fund for alleged violation of securities laws is only available if the following conditions are satisfied:

1)	a successful adjudication on the merits of each count alleged has been obtained, or
2)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
3)	a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and
4)	in the case of item #3 above, the court has been advised of the position of the SEC and the states in which the Units were offered and sold as to indemnification for the violations.

Reports to Limited Partners

The limited partners of the Fund will have access to and the right to copy the Fund’s books and records. A limited partner may obtain a list of all limited partners together with the number of Units owned by each limited partner, provided such request is not for commercial purposes.

Campbell & Company will provide various reports and statements to the limited partners including:

1)	monthly, Campbell & Company will provide an unaudited income statement of the prior month’s activities;
2)	annually, Campbell & Company will provide audited financial statements accompanied by a fiscal year-end summary of the monthly reports described above;
3)	annually, Campbell & Company will provide tax information necessary for the preparation of the limited partners’ annual federal income tax returns; and
4)	if the net asset value per Unit as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value or there is a material change in the advisory agreement with Campbell & Company or otherwise affecting the compensation to any party, including Campbell & Company, Campbell & Company will suspend trading activities, notify all limited partners of the relevant facts within seven business days and declare a special redemption period.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion has been prepared by Sidley Austin LLP, tax counsel to Campbell & Company, and summarizes the material federal income tax consequences to individual (non-corporate) investors in the Fund. To the extent the discussion relates to matters of United States law or legal conclusions and subject to certain qualifications, it represents the opinion of Sidley Austin LLP. Sidley Austin LLP’s opinion is filed as an exhibit to the registration statement related to the Units offered hereby. A complete discussion of all U.S. federal, state, local or foreign aspects of an investment in the Fund is beyond the scope of this summary, and prospective investors are advised to consult their tax advisors as to their particular circumstances.

The Fund’s Partnership Tax Status

In the opinion of Sidley Austin LLP, either the Fund itself, or alternatively, each Series of the Fund separately, is classified as a partnership for federal income tax purposes. Campbell & Company intends to treat each Series of the Fund as a separate partnership for federal income tax purposes, and intends to cause federal income tax returns to be filed on that basis, subject to changes or clarifications in the existing federal income tax law.

Neither the Fund itself nor any Series of the Fund will be considered a publicly traded partnership taxable as a corporation for federal income tax purposes based on the type of income expected to be earned. Therefore, neither the Fund nor any Series of the Fund will be subject to any federal income tax.

For purposes of the remainder of this section under “Certain U.S. Federal Income Tax Consideration”, the term “Fund” shall mean each Series of the Fund. The Fund’s taxable year is the calendar year and the Fund will prepare its partnership return using the accrual method of accounting.

Taxation of Limited Partners on Profits and Losses of the Fund

Each limited partner of the Fund will be subject to tax on his share of the Fund’s annual income and gains, if any, even if the limited partner does not redeem any Units or receive any cash distributions from the Fund.

The Fund generally allocates its gains and losses equally to each Unit. However, a limited partner who redeems any Units will be allocated gains and losses in order that the amount of cash a limited partner receives for a redeemed Unit equals the limited partner’s adjusted tax basis allocable to the redeemed Unit. For this purpose, a limited partner’s adjusted tax basis in a redeemed Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.

Limitations on Deductibility of Losses by Limited Partners

A limited partner may deduct Fund losses only to the extent of his aggregate tax basis in his Units. Generally, a limited partner’s tax basis is the amount paid for the Units reduced (but not below zero) by his share of any Fund distributions, deductions or losses and increased by his share of the Fund’s income and gains. However, a limited partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is “at-risk.” The “at-risk” amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund.

Treatment of Income and Loss Under the “Passive-Activity Loss Rules”

The trading activities of the Fund are not a “passive activity.” Accordingly, the passive activity loss rules will not prevent a limited partner from deducting Fund losses against his other taxable income (subject to capital loss and other limitations that may apply). However, a limited partner cannot offset losses from other “passive activities” against Fund income and gains.

Cash Distributions and Unit Redemptions

A limited partner who receives cash from the Fund, either through a distribution or a partial redemption, will not pay tax on that cash until his aggregate tax basis in the Units has been reduced to zero.

Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts

Section 1256 Contracts are futures and certain options traded on regulated exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss, regardless of how long the position was open. Non-Section 1256 Contracts are, among other things, certain foreign currency transactions, including Section 988 transactions —  transactions when the amount paid or received is in a foreign currency. Gain and loss from these non-Section 1256 Contracts is generally short-term capital gain or loss or ordinary income or loss.

Tax on Capital Gains and Losses

Long-term capital gains of individual taxpayers  — net gain on capital assets held more than one year, “qualified dividend income,” and 60% of the gain on Section 1256 Contracts — are taxed at a maximum rate of 15% for most gains recognized in taxable years ending on or before December 31, 2012 and are currently scheduled to be taxed at a maximum rate of 20% for most gains recognized in taxable year beginning thereafter. Short-term capital gains of individual taxpayers — net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts — are subject to tax at the same rates as ordinary income.

Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could suffer significant losses and a limited partner could still be required to pay taxes on his share of the Fund’s interest income.

An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

Limited Deduction for Certain Expenses

Campbell & Company does not consider the brokerage and performance fees, as well as other ordinary expenses of the Fund, to be investment advisory expenses. Accordingly, the Fund treats these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS recharacterizes these expenses a limited partner that is subject to such limitations would have more taxable income to report than if such expenses were fully deductible as ordinary business expenses as intended.

Interest Income

Interest income received or accrued by the Fund is taxed as ordinary income. Net capital losses of individual taxpayers can offset ordinary income only to the extent of $3,000 per year. See “— Tax on Capital Gains and Losses.”

Investment Interest Deductibility Limitations

Individual taxpayers can deduct “investment interest” — interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include capital gain and “qualified dividend income” taxed at the reduced capital gains rates, unless an election is made to treat such income as ordinary income subject to tax at the regular tax rates.

Syndication Expenses

Neither the Fund nor any limited partner of the Fund is entitled to any deduction for syndication expenses, nor can these expenses be amortized by the Fund or any limited partner even though the payment of such expenses reduces net asset value.

The IRS could take the position that a portion of the brokerage fees paid by the Fund to Campbell &

Company or part or all of any redemption fees paid by a limited partner constitutes non-deductible syndication expenses.

Medicare Tax

Recently enacted legislation provides that, effective with respect to taxable years beginning after December 31, 2012, individual taxpayers will generally be subject to a 3.8% tax on the lesser of (i) their “net investment income” for a taxable year or (ii) the excess of their modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will include a Limited Partner’s share of interest, dividends, gain and other income derived from the Fund’s investment and trading activities.

Unrelated Business Taxable Income

Campbell & Company believes that all of the income expected to be realized by the Fund will be short-term or long-term capital gain income, interest income or other passive investment income that is exempt from the tax imposed on unrelated business taxable income of U.S. tax-exempt entities. Also, the Fund will not borrow funds for the purpose of acquiring or holding any of its positions or otherwise incur “acquisition indebtedness” with respect to such positions. Therefore, tax-exempt limited partners will not be subject to federal income tax on their share of income or gains of the Fund, provided that such limited partners do not purchase Units with borrowed funds.

IRS Audits of the Fund and their Limited Partners

If the Fund is audited, the IRS audits Fund-related items at the Fund level rather than at the limited partner level. Campbell & Company acts as “tax matters partner” with the authority to determine the Fund’s responses to an audit. If an audit results in an adjustment, all limited partners of the Fund may be required to pay additional taxes, interest and penalties.

State and Other Taxes

In addition to the federal income tax consequences described above, the Fund and its limited partners may be subject to applicable state and local income taxes and other applicable taxes.

Taxation of Foreign Limited Partners

Subject to the discussion below regarding derivative transactions, and the Hiring Incentives to Restore Employment Act (the “Hire Act”), a non-resident alien individual not otherwise engaged in a United

States trade or business should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner in the Fund. Capital gains earned by the Fund and allocated to a foreign limited partner of the Fund will, as a general matter, not be subject to United States federal income tax or withholding, but may be subject to tax in the jurisdiction in which the foreign limited partner is resident. Interest income earned by the Fund will, as a general rule, likewise not be subject to U.S. federal income tax or withholding, but may be subject to tax in other jurisdictions to which the foreign limited partner is a resident.

With respect to derivative transactions such as forwards, based on current law it is uncertain whether entering into derivative transactions may cause the Fund, and therefore any foreign limited partners of the Fund, to be treated as engaged in a trade or business within the United States. However, the Treasury has issued proposed regulations which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner in the Fund even if the Fund enters into derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register but also allow the Fund to elect to apply the final regulations retroactively once they are finalized.

The HIRE Act requires certain foreign entities to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information to avoid a 30% withholding tax on certain payments of U.S. source income made on or after January 1, 2014 and certain payments of proceeds from the sale of property that could give rise to U.S. source interest or dividends made on or after January 1, 2015. Accordingly, certain foreign Unitholders may be subject to a 30% withholding tax in respect of certain of the Trust’s investments if they fail to enter into an agreement with the IRS or otherwise fail to satisfy their obligations under the legislation. Foreign Unitholders are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on an investment in the Trust.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE CER

TAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE TRUST MAY NOT BE THE SAME FOR ALL TAXPAYERS. ACCORDINGLY, PROSPECTIVE INVESTORS IN THE TRUST ARE URGED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION UNDER FEDERAL LAW AND THE PROVISIONS OF APPLICABLE STATE AND OTHER LAWS BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR UNITS.

INVESTMENT BY ERISA ACCOUNTS

General

This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”), which a fiduciary of an “employee benefit plan,” as defined in, and subject to the fiduciary responsibility provisions of, ERISA, or of a “plan,” as defined in, and subject to Section 4975 of the Code, who has investment discretion should consider before deciding to invest the plan’s assets in, the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Special Investment Consideration

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays or would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

The Fund Should Not Be Deemed to Hold
“Plan Assets”

ERISA and a regulation issued thereunder contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide in pertinent part that assets of a limited partnership will not be plan assets of a Plan which purchases an equity interest in the partnership if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of a partnership are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest is a security that is:

1)	“freely transferable” (determined based on the relevant facts and circumstances);
2)	part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and
3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

At any time that the conditions described above are satisfied with respect to each Class of Units of the Fund, the Publicly-Offered Security Exception should apply and the assets of the Fund should not be consid ered to constitute plan assets of any Plan that purchases Units in the Fund.

ERISA and the regulation discussed above contain another exception that may be applicable to purchases of Units by Plans. Under that exception, the assets of a limited partnership will not be considered plan assets of a Plan which purchases an interest therein if the investment by all “benefit plan investors” is not “significant.” The term “benefit plan investors” includes all Plans (i.e., all “employee benefit plans” as defined in and subject to the fiduciary responsibility provisions of ERISA and all “plans” as defined in and subject to Section 4975 of the Code), and all entities that hold “plan assets” (each a “Plan Assets Entity”) due to investments made in such entities by already described benefit plan investors. ERISA provides that a Plan Assets Entity is considered to hold plan assets only to the extent of the percentage of the Plan Assets Entity’s equity interests held by benefit plan investors. In addition, all or part of an investment made by an insurance company using assets from its general account may be treated as a benefit plan investor. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than 25% of the total value of each class of equity interests of the limited partnership (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and “affiliates” (as defined in the regulations issued under ERISA) of such persons; provided, however, that under no circumstances are investments by benefit plan investors excluded from such calculation).

At any time that the Publicly-Offered Security Exception does not apply with respect to each Class of Units of the Fund, the General Partner intends, in order to avoid causing the assets of such Fund to be “plan assets,” to restrict the aggregate investment by benefit plan investors to under 25% of the total value of each Class of Units in the Fund (not including the investments of Campbell & Company, any other person who provides investment advice for a fee (direct or indirect) with respect to the assets of the Fund, and any entity (other than a benefit plan investor) that is directly or indirectly through one or more intermediaries controlling, controlled by or under common control with any of such entities (including a partnership for which Campbell & Company is the general partner, investment advisor or provides investment advice), and each of the principals, officers and employees of any of the foregoing entities who has the power to exercise a controlling influence over the management or policies of such entity or of the Fund). Furthermore, because the 25% test is ongoing, it not only restricts additional investments by benefit plan investors, but also may cause Campbell & Company to require that existing benefit plan investors divest Units in the Fund in the event that other investors divest Units in the Fund.

Ineligible Purchasers

In general, Units may not be purchased with the assets of a Plan if Campbell & Company, the futures brokers, any over-the-counter counterparty, the escrow agent, any wholesaler, any of the selling agents, any of their respective affiliates or any of their respective employees either:

1)	has investment discretion with respect to the investment of such plan assets; or
2)	has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or
3)	is an employer maintaining or contributing to such Plan.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

None of Campbell & Company, the futures broker, the over-the-counter counterparty, the selling agents or any other party related to the Fund make any representation that an investment in the Fund meets the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult with his or her attorney and financial advisers as to the propriety of an investment in the Fund in light of the circumstances of the particular plan.

PLAN OF DISTRIBUTION

Subscription Procedure

The Units for the Fund are offered on a “best efforts” basis without any firm underwriting commitment through selling agents, which are registered broker-dealers and members of the Financial Industry Regulatory Authority, Inc. The Fund has entered into agreements with several selling agents. There are no volume limitations on sales and any agreement can be terminated without penalty on short notice by either party. For a current list of selling agents see “— The Selling Agents” for a discussion of the terms of the agreements.

Campbell & Company began trading the Fund as of June 1, 2010 by investing $7,500,000 in Class A and $7,500,000 in Class C. Each of the Classes of the Fund is now being offered continuously.

Units of the Fund are offered until such time as Campbell & Company suspends, limits or terminates the continuing offering. Subscriptions received during the continuing offering can be accepted by the Fund as detailed below. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscriptions, plus interest, will be returned, which will be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional Units, calculated to three decimal places. The issued Units will be in an amount equal the accepted subscription amount, including all interest earned. Campbell & Company may suspend, limit or terminate the continuing offering at any time.

Subscriptions from customers of any of the selling agents may also be made by authorizing such selling agent to debit the subscriber’s customer securities account at the selling agent on the settlement date. Promptly after debiting the customer’s securities account, the selling agent will send payment to the escrow agent as described below, in the amount of the subscription so debited.

Campbell & Company will purchase Units for investment purposes only and not with a view towards resale.

An investor who meets the suitability standards given below must complete, execute and deliver to the relevant selling agent a copy of the Subscription Agreement attached as Exhibit D. A subscriber can pay either by a check made payable to the Fund or by authorizing his selling agent to debit his customer securities account. Campbell & Company will then accept or reject the subscription in the time periods discussed below for the Fund. Investors may rescind their subscription agreement within five (5) business days of receipt of the Fund’s prospectus.

Investors will purchase Units for investment purposes only and not with a view toward resale. There is no limit on the number of Units that may be offered by the Fund, provided, however, that all such Units must be registered with the U.S. Securities and Exchange Commission prior to issuance.

The Fund offers the Units to new and existing investors during the continuing offering at the net asset value per unit of each Class as of each Closing Date on which subscriptions are accepted.

Investors must submit subscriptions at least five (5) business days prior to the applicable month-end Closing Date and they will be accepted once payments are received and cleared. Investors may rescind their subscription agreement within five (5) business days of receipt of the Fund’s prospectus. Campbell & Company may suspend, limit or terminate the continuing offering at any time.

Multiple Classes of Units have been set up to accommodate the different types of accounts an individual may have with their financial advisor. Class A Units are for commission based accounts that are sold through selling agents. This Class also charges a custody fee that is paid to the selling firm for custody of the assets. Class B Units are for commission based accounts with no custody fee. Class C Units are for wrap or fee-based accounts that are sold through selling agents. This Class charges a custody fee that is paid to the selling firm for custody of the assets. Class D Units are for wrap or fee-based accounts with no custody fee.

Subscription funds may be deposited and held in the Fund’s accounts at PNC Bank, National Association, Baltimore, Maryland, U.S.A. (“PNC”), prior to the transfer to the Fund’s trading accounts. Interest earned on funds attributable to accepted subscriptions while held in the Fund’s accounts shall be allocated by PNC to the Fund and appropriate Class and not any individual subscriber. Campbell & Company is authorized and instructed to notify PNC that a subscription agreement of a subscriber has not been accepted by the Fund and to direct PNC to return any rejected subscription funds held in the Fund’s accounts at PNC to such subscriber. If funds shall be returned to subscribers, PNC shall do so to the same source from which the subscription funds were received.

Representations and Warranties of Investors in the Subscription Agreement

Investors are required to make representations and warranties in the Subscription Agreement. The Fund’s primary intention in requiring investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in the Fund. The Fund is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in the Fund. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to:

1)	eligibility of investors to invest in the Fund, including legal age, net worth and annual income;
2)	representative capacity of investors;
3)	information provided by investors;
4)	information received by investors; and
5)	investments made on behalf of employee benefit plans.

See the Subscription Agreement attached as Exhibit D for the Fund for further detail.

Minimum Investment

The minimum initial investment for the Fund’s Class A Units, Class B Units, Class C Units and Class D Units is $1,000 from IRAs and other tax-exempt accounts and $5,000 from all other investors. The minimum additional investment for the Fund Class A Units, Class B Units, Class C Units and Class D Units is $1,000. Prospective investors must be aware that the price per Unit during the continuing offering will vary depending upon the month-end net asset value per Unit for the applicable Fund Class. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements.

Investor Suitability

There can be no assurance that the Fund will achieve its objectives or avoid substantial losses. An investment in the Fund is suitable only for a limited segment of the risk portion of an investor’s portfolio and no one should invest more in the Fund than he can afford to lose. Campbell & Company and each selling agent will make every reasonable effort to determine the suitability (pursuant to NASAA guidelines) of prospective investors through information received on the Subscription Agreement. Campbell & Company acts as a commodity pool operator and a commodity trading advisor in respect of various managed futures investment products. The selling agent may or may not be authorized to offer certain of such products, which may have materially different terms, including investment portfolios and objectives, fees, risks, conflicts of interest and suitability requirements, from those of the Fund.

At an absolute minimum, investors must have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (as calculated above) of at least $70,000. No one may invest more than 10% of his net worth (as calculated above) in the Fund.

These standards (and the additional standards applicable to residents of certain states as set forth under “Exhibit C — Subscription Requirements” herein) are regulatory minimums only. Qualification under such standards does not necessarily imply that an investment in the Fund is suitable for a particular investor. Prospective subscribers should review Exhibit C and consider the highly speculative and illiquid nature of an investment in the Fund, as well as the high risk and highly leveraged nature of the financial instrument markets, in determining whether an investment in the Fund is consistent with their overall portfolio objectives.

The Selling Agents

The selling agents — the broker-dealers who offer the Units — offer the Units on a best efforts basis without any firm underwriting commitment. The selling agents, including the foreign dealers who may elect to participate in the offering, are bound by their respective Selling Agreements with the Fund.

Selling agents of Fund Class A Units and Class B Units receive commissions from the proceeds of the offering in an amount up to 2% of the subscription amount for the Fund Class A Units and/or Class B Units sold. In addition, selling agents of the Fund Class A Units and Class C Units receive a broker-dealer custodial fee of 0.25% of Class A Units’, Class C Units’ and month-end net asset value per annum.

The Fund also will pay ongoing payments to selling agents (or their assignees) in return for providing continuing services to the limited partners of up to 2% of the Fund Class A Units’ and/or Class B Units’ average month-end net asset value per annum. Such selling agents may pay all or a portion of such ongoing payments to certain account executives.

The Fund will pay underwriting compensation pursuant to FINRA Rule 2310 to a number of parties.

Total underwriting compensation for a number of the classes will be up to 10% of the gross offering proceeds of the Units sold in that class. However, total underwriting compensation for the Fund as a whole will not exceed 8.125% of the gross offering proceeds of all Units sold of the Fund. (See Items of Compensation Pursuant to FINRA Rule 2310).

The amount paid to selling agents on Fund Class A Units and Class B Units sold pursuant to this prospectus will not, however, exceed 8.0% of the gross offering proceeds of the Fund Class A Units and 9.0% of the gross offering proceeds of the Fund Class B Units sold pursuant to this disclosure document. In addition, the amount paid to selling agents for the broker-dealer custodial fee on Class A Units and Class C Units sold pursuant to this prospectus will not, however, exceed 1.0% of the gross offering proceeds of Class A Units and 6% of the gross offering proceeds of Class C Units.

Once total underwriting compensation, including, but not limited to, the fees mentioned in the preceding paragraph, paid on any Class A Unit, Class B Unit, Class C Unit or Class D Unit reaches any applicable limit, the Class A Unit, Class B Unit, Class C Unit or Class D Unit will automatically be re-designated as Class E Units, which are identical to Class A Units, Class B Units, Class C Units and Class D Units except that Class E Units do not pay any offering expenses, selling agent fee, broker-dealer custodial fee payable to the selling agents and, if applicable, redemption fees. Selling agents and registered representatives as described above may receive additional selling commissions from Campbell & Company, paid on the same basis as the ongoing payments, provided that the maximum compensation to be paid to underwriters and related persons regardless of the source of payment, including, but not limited to, wholesaling salaries, bonus or sales incentives, sales commissions, expense reimbursements, and continuing compensation to non-duly registered selling agents, will not exceed 10% (or such lower amount as set forth in this prospectus) of the initial gross proceeds of such Units’ initial sales price. Such ongoing payments, salaries and bonuses, and additional selling commissions may be deemed to constitute underwriting compensation.

Certain of the offering expenses paid by Campbell & Company might be deemed to constitute costs properly allocated to the accounts of the selling agents. Such costs will, for example, cover the expenses of producing a selling brochure, organizing seminars to promote the Fund and related travel expenses. Such costs are estimated at approximately

$150,000 for the Fund and in no event will the aggregate amount of (i) such costs and (ii) the selling commission exceed, over the life of the Fund, 8.125% of the gross offering proceeds of the Units of the Fund.

Other than as described above, Campbell & Company will pay no person any commissions or other fees from the Fund in connection with the solicitation of purchases for Units.

Campbell & Company will pay the Fund’s offering expenses related to the continuing offering and the Fund will reimburse Campbell & Company. Such reimbursement, however, will not exceed 2.5% of the aggregate subscriptions accepted by Campbell & Company as general partner. Organization and offering expenses related to the initial offering of the Fund will be reimbursed in the same manner. See “Charges to the Fund — Offering Expenses.”

The Selling Agents are underwriters within the meaning of securities laws. In the Selling Agreement with each selling agent, Campbell & Company has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933. The Selling Agreement also requires the selling agents to comply fully with FINRA Rule 2310 which includes, among other things, that there will be no sales of Units to discretionary accounts without the prior specific written approval of the investor.

Indemnification of Selling Agents

Pursuant to the Selling Agreement with respect to the Fund, the general partner on behalf of the Fund indemnifies and holds harmless the selling agent and each person, who controls such person against any and all losses, claims, damages, costs, expenses, liabilities, joint or several (including any investigatory, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), and actions to which they may become subject under any federal or state statutory law or regulation, at common law or other wise, insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in any preliminary prospectus, registration statement, this prospectus or any amendment of supplement thereto, or promotional material, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading); provided, however, that in no event will the indemnification agreement inure to the benefit of any of the indemnified parties (or any person controlling any such party) on account of any losses, claims, damages, costs, expenses and liabilities arising from the sale of the Fund’s Units to any person if such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon, an untrue statement or omission in a preliminary prospectus or this prospectus or a supplement or amendment thereto, if a preliminary prospectus, the prospectus, the prospectus as amended or supplemented or as further amended or supplemented, respectively, will correct, prior to the delivery to such person of his subscription, the untrue statement or omission which is the basis of the loss, claim, damage, liability or action for which indemnification is sought and a copy of a preliminary prospectus, this prospectus or this prospectus as amended or supplemented or as further amended or supplemented, as the case may be, had not been sent or given to such indemnified person at or prior to the receipt of the subscription.

The general partner shall have no obligation to indemnify the selling agent for more than the amount of proceeds resulting from the sale of Units by the selling agent during the continuing offering plus the selling agent’s actual expenses incurred in connection with any loss, claim, damage, charge or liability (including reasonable attorneys’ and accountants’ fees incurred in defense thereof). See Section 10 of the Fund’s Selling Agreement.

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Selling Agent Compensation Table

Nature of Payment	Recipient	Amount of Payment
Initial Selling Fee	Selling Agents	Selling Agents shall receive from the Fund, in conjunction with the sale of Units, an initial selling fee of up to 2% of the gross offering proceeds of the Class A and Class B Units sold by the Selling Agents.
On-going Selling Fee	Selling Agents	Selling Agents shall receive from the Fund an on-going selling fee (commencing the 13th month after sale of each unit) of 0.167% of the month-end net asset value of the Class A and Class B Units sold and outstanding, subject to a limit of 6% of the gross offering proceeds of the Class A Units sold and 7% of the gross offering proceeds of the Class B Units sold.
Transaction based Compensation to Wholesalers	Wholesalers	Wholesalers will receive transaction based compensation of up to 0.67% of the gross offering proceeds of the Class A and Class B Units sold, and up to 2% of the gross offering proceeds of the Class C and Class D Units sold.
Non-transaction based Compensation to Wholesalers	Wholesalers	Wholesalers will receive non-transaction based compensation of up to 0.147% of the gross offering proceeds of all Units sold.
Expense Reimbursements for selling agent training and education meetings, travel expenses and legal expenses	General Partner	The general partner will be reimbursed for expenses incurred by its affiliated wholesalers and by unaffiliated selling agents, for training and education meetings, travel expenses and legal expenses of up to 0.183% of the gross offering proceeds of the Class A, Class B, Class C and Class D Units sold. When added with initial and on-going selling fees and transaction and non-transaction based payments to wholesalers, the total amount shall not exceed 10% of the gross offering proceeds of the Units sold.
Broker-Dealer Custodial Fee	Selling Agent/Custodian	Selling Agents and/or custodians will receive a broker-dealer custodial fee of 0.0208% of the month-end net asset value of the Class A and Class C Units sold and outstanding, subject to a limit of 1% of the gross offering proceeds of Class A Units sold and a limit of 6% of the gross offering proceeds of Class C Units sold.

There are no other items of compensation paid in respect of the sale of the Fund’s Units.

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Items of Compensation Pursuant to FINRA RULE 2310

The following tables set forth the items of compensation, and the maximum amounts thereof in respect of the offering of the Units of the Fund, paid to members of FINRA pursuant to FINRA Rule 2310 on a class-by-class basis. These items of compensation are set forth in detail below and more fully described above. In the following tables, CFS stands for Campbell Financial Services, Inc., a broker-dealer that is wholly owned by Campbell & Company, Inc.

Global Trend Fund — Class A

Initial Selling Fee	On-going Selling Fee (Commencing the 13 Month After the Sale of Each Unit)	Custodial Fee	Transaction Based Compensation to Registered Representatives of CFS, Including Wholesalers	Non-Transaction Based Compensation to Registered Representatives of CFS, Including Wholesalers	Expense Reimbursements for Selling Agent Training and Education Meetings, Travel Expenses and Legal Expenses	Total
2% of the gross offering proceeds of the units sold.	0.167% of the month-end net asset value of the Units sold and outstanding, subject to a limit of 6% of the gross offering proceeds of the Units sold.	0.0208% of the month-end net asset value of the Units sold and outstanding, subject to a limit of 1% of the gross offering proceeds of the Units sold.	Up to 0.67% of the gross proceeds of the Units sold.	Up to 0.147% of the gross proceeds of the Units sold.	Up to 0.183% of the gross offering proceeds of the Units sold.	Up to 10% of the gross proceeds of the Units sold. Maximum estimated amount of $15,000,000.

Global Trend Fund — Class B

Initial Selling Fee	On-Going Selling Fee (Commencing the 13 Month After the Sale of Each Unit)	Custodial Fee	Transaction Based Compensation to Registered Representatives of CFS, Including Wholesalers	Non-Transaction Based Compensation to Registered Representatives of CFS, Including Wholesalers	Expense Reimbursements for Selling Agent Training and Education Meetings, Travel Expenses and Legal Expenses	Total
2% of the gross offering proceeds of the units sold.	0.167% of the month-end net asset Value of the Units sold and outstanding, subject to a limit of 7% of the gross offering proceeds of the Units sold.	This item of compensation not paid by these Units.	Up to 0.67% of the gross proceeds of the Units sold.	Up to 0.147% of the gross proceeds of the Units sold.	Up to 0.183% of the gross offering proceeds of the Units sold.	Up to 10% of the gross proceeds of the Units sold. Maximum estimated amount of $15,000,000.

Global Trend Fund — Class C

Initial Selling Fee	On-Going Selling Fee (Commencing the 13 Month After the Sale of Each Unit)	Custodial Fee	Transaction Based Compensation to Registered Representatives of CFS, Including Wholesalers	Non-Transaction Based Compensation to Registered Representatives of CFS, Including Wholesalers	Expense Reimbursements for Selling Agent Training and Education Meetings, Travel Expenses and Legal Expenses	Total
This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	0.0208% of the month-end net asset value of the Units sold and outstanding, subject to a limit of 6% of the gross offering proceeds of the Units sold.	Up to 2.0% of the gross proceeds of the Units sold.	Up to 0.147% of the gross proceeds of the Units sold.	Up to 0.183% of the gross offering proceeds of the Units sold.	Up to 8.33% of the gross proceeds of the Units sold. Maximum estimated amount of $12,495,000.

Global Trend Fund — Class D

Initial Selling Fee	On-Going Selling Fee (Commencing the 13 Month After the Sale of Each Unit)	Custodial Fee	Transaction Based Compensation to Registered Representatives of CFS, Including Wholesalers	Non-Transaction Based Compensation to Registered Representatives of CFS, Including Wholesalers	Expense Reimbursements for Selling Agent Training and Education Meetings, Travel Expenses and Legal Expenses	Total
This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	Up to 2.0% of the gross proceeds of the Units sold.	Up to 0.147% of the gross proceeds of the Units sold.	Up to 0.183% of the gross offering proceeds of the Units sold.	Up to 2.33% of the gross proceeds of the Units sold. Maximum estimated amount of $3,495,000.

Global Trend Fund — Class E

Initial Selling Fee	On-Going Selling Fee (Commencing the 13 Month After the Sale of Each Unit)	Custodial Fee	Transaction Based Compensation to Registered Representatives of CFS, Including Wholesalers	Non-Transaction Based Compensation to Registered Representatives of CFS, Including Wholesalers	Expense Reimbursements for Selling Agent Training and Education Meetings, Travel Expenses and Legal Expenses	Total
This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	This item of compensation not paid by these Units.	No items of underwriting compensation are paid by these Units.

Global Trend Fund — Total

Initial Selling Fee	On-Going Selling Fee (Commencing the 13 Month After the Sale of Each Unit)	Custodial Fee	Transaction Based Compensation to Registered Representatives of CFS, Including Wholesalers	Non-Transaction Based Compensation to Registered Representatives of CFS, Including Wholesalers	Expense Reimbursements for Selling Agent Training and Education Meetings, Travel Expenses and Legal Expenses	Total
Up to 1.0% of the gross offering proceeds of the Units sold.	Up to 3.25% of the gross offering proceeds of the Units sold.	Up to 1.75% of the gross offering proceeds of the Units sold.	Up to 1.335% of the gross proceeds of the Units sold.	Up to 0.147% of the gross proceeds of the Units sold.	Up to 0.183% of the gross offering proceeds of the Units sold.	Up to 7.67% of the gross proceeds of the Units sold. Maximum estimated amount of approximately $45,990,000.

LIMITED PARTNER PRIVACY NOTICE

The Fund and Campbell & Company believe that investors are entitled to the best service they can offer  — and that includes the right to feel comfortable about the personal non-public information investors share with the Fund and Campbell & Company.

In the normal course of business, investors give the Fund and Campbell & Company personal non-public information. The Fund and Campbell & Company use this information to manage each investor’s account, direct transactions and provide each investor with valuable information. The Fund and Campbell & Company may collect this information through forms, interviews, transaction history of an investor’s account, or third parties. The information includes each investor’s name, address, telephone number, social security number, transactional and financial information, as well as other personal non-public information the Fund and Campbell & Company may need to service an investor’s account. The Fund and Campbell & Company maintain physical, electronic, and procedural safeguards that comply with federal standards to protect confidentiality.

Neither the Fund nor Campbell & Company provides customer names and addresses, or other non-public information, to outside firms, organizations or individuals, except as necessary to service investor accounts or as permitted by law. For example, in the course of regular business, the Fund may share relevant information with service providers that support the Fund and Campbell & Company in servicing investor accounts. These companies may use this information only for the services for which they are hired, and are not permitted to use or share this information for any other purpose.

The Fund and Campbell & Company require service providers to the Fund to maintain policies and procedures designed to assure that access to personal non-public information about investors is restricted to employees who need to know that information in order to provide products or services to those investors, and that the use of such information is limited to the purposes for which it was disclosed or as otherwise permitted by law. The Fund and Campbell & Company also require that service providers maintain strict physical, electronic and procedural safeguards designed to protect the personal information of investors that comply with federal standards.

The Fund and Campbell & Company will continue to adhere to the privacy policies and practices described in this prospectus with respect to information about former limited partners who have redeemed their Units in the Fund.

LEGAL MATTERS

Sidley Austin LLP, New York, New York will advise Campbell & Company on all legal matters in connection with the Units. In the future, Sidley Austin LLP may advise Campbell & Company (and its affiliates) with respect to its responsibilities as general partner and trading advisor of, and with respect to, matters relating to the Fund. The statements under “Certain U.S. Federal Income Tax Considerations” have been reviewed by Sidley Austin LLP. Sidley Austin LLP has not represented, nor will it represent, the Fund or the limited partners in matters relating to the Fund and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this prospectus is a part.

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RELATED PERFORMANCE INFORMATION OF THE COMMODITY POOL OPERATOR AND THE TRADING ADVISOR

TABLE 1
PERFORMANCE OF TRADING PORTFOLIOS OFFERED BY CAMPBELL & COMPANY, INC.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Financial, Metal & Energy Large Portfolio(4)	Global Diversified Large Portfolio(5)
Commodity Trading Advisor:	Campbell & Company, Inc.
Inception of CTA’s Trading:	January 1972
Total Assets Under Management By CTA:	$2.2 Billion
Inception of Trading of the Portfolio:	April 1983	February 1986
Total Assets/Accounts Currently Traded in the Portfolio:	$1.7 Billion / 8 Accounts	$435 Million / 2 Accounts
Worst Monthly Percentage Draw-down(2):	July 2007 / 10.81%	July 2007 / 10.58%
Worst Peak-to-Valley Draw-down(2):	June 2007 — January 2010 29.37%	June 2007 — January 2010 26.87%
Annual Returns(1):
2012 through July	8.32%	8.55%
2011	-4.67%	-5.43%
2010	10.84%	11.52%
2009	-7.26%	-5.88%
2008	-0.28%	1.25%
2007	-13.35%	-12.89%

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TABLE 1 — (Continued)
PERFORMANCE OF TRADING PORTFOLIOS OFFERED BY CAMPBELL & COMPANY, INC.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Trend Following Portfolio(6)	Trend Following (GLD) Portfolio(7)
Commodity Trading Advisor:	Campbell & Company, Inc.
Inception of CTA’s Trading:	January 1972
Total Assets Under Management By CTA:	$2.2 Billion
Inception of Trading of the Portfolio:	November 2009	November 2009
Total Assets/Accounts Currently Traded in the Portfolio*:	$1,323,440 / 2 Accounts	$6,061 / 1 Account
Worst Monthly Percentage Draw-down(2):	January 2010 / 8.05%	September 2011/ 17.86%
Worst Peak-to-Valley Draw-down(2):	July 2011 — October 2011 12.11%	November 2009 — January 2010 20.79%
Annual Returns(1):
2012 through July	6.74%	9.13%
2011	-0.47%	9.37%
2010	14.39%	44.88%
2009 (November — December)	0.92% (2 months)	3.24% (2 months)
2008	N/A	N/A
2007	N/A	N/A

*	The Trend Following Portfolio’s total assets, including proprietary assets, is $38.2 million as of July 31, 2012.

The Trend Following (GLD) Portfolio’s total assets, including proprietary assets, is $20.7 million as of July 31, 2012.

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TABLE 2
PERFORMANCE OF POOLS OPERATED BY CAMPBELL & COMPANY, INC.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Campbell Strategic Allocation Fund, L.P.	Campbell Fund Trust (Series A)	Campbell Fund Trust (Series B)	Campbell Fund Trust (Series W)
Type of Pool:	Publicly Offered	Privately Offered	Privately Offered	Privately Offered
Inception of Trading:	April 1994	October 2008	January 1972	March 2009
Aggregate Subscriptions:	$6,078,611,354	$196,992,359	$1,161,635,896	$27,039,761
Current Net Asset Value:	$901,094,010	$202,646,754	$205,647,158	$23,280,307
Current Net Asset Value Per Unit:	$2,582.51	$2,661.74	$2,734.88	$2,780.54
Worst Monthly Percentage Draw-down(3):	July 2007 10.92%	January 2010 7.18%	July 2007 10.59%	January 2010 7.06%
Worst Peak-to-Valley Draw-down(3):	June 2007 — July 2010 32.27%	October 2008 — January 2010 14.28%	June 2007 — January 2010 26.87%	March 2009 — January 2010 13.02%
Trading Portfolio Used:	Financial, Metal & Energy Large	Global Diversified Large	Global Diversified Large	Global Diversified Large
Annual Returns(1):
2012 through July	7.06%	8.12%	8.79%	8.57%
2011	-7.61%	-5.89%	-5.36%	-4.42%
2010	9.04%	10.61%	11.63%	11.65%
2009	-8.96%	-6.34%	-5.86%	-6.41% (ten months)
2008	-1.53%	-1.38% (three months)	1.25%	N/A
2007	-14.65%	N/A	-12.91%	N/A

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TABLE 2 — (Continued)
PERFORMANCE OF POOLS OPERATED BY CAMPBELL & COMPANY, INC.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Campbell Global Assets Fund Limited SAC (Class A)	Campbell Global Assets Fund Limited SAC (Class A-2)	Campbell Financial Futures Fund Limited Partnership
Type of Pool:	Offshore	Offshore	Privately Offered
Inception of Trading:	February 1998	July 2004	August 1992
Aggregate Subscriptions:	$1,018,389,596	$33,444,683	$170,919,965
Current Net Asset Value:	$13,910,538	$0	$19,813,461
Current Net Asset Value Per Unit:	$3,677.23	$0	$6,318.58
Worst Monthly Percentage Draw-down(3):	July 2007 10.49%	July 2007 10.56%	July 2007 9.89%
Worst Peak-to-Valley Draw-down(3):	June 2007 — January 2010 21.17%	June 2007 — January 2010 17.99%	June 2007 — January 2010 21.23%
Trading Portfolio Used:	Financial, Metal & Energy Large	Financial, Metal & Energy Large	Financial, Metal & Energy Large
Annual Returns(1):
2012 through July	10.74%	N/A	10.27%
2011	-2.93%	N/A	-3.49%
2010	14.00%	-0.59%*	15.17%
2009	-4.46%	1.00%**	-3.68%
2008	5.83%	4.78%	4.61%
2007	-10.37%	-11.08%	-10.93%

*	The year-to-date return does not contain trading results for April 2010 — December 2010 as there were no assets in Class A-2 during this time.
**	The year-to-date rate of return does not contain trading results for March — April 2009 as there were no assets in Class A-2 during this time. Class A-2’s year-to-date rate of return would be lower, and Class A-2’s worst peak-to-valley decline would be higher, if it had been trading during those two months.

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TABLE 2 — (Continued)
PERFORMANCE OF POOLS OPERATED BY CAMPBELL & COMPANY, INC.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	The Campbell World Trend Fund, L.P. (Class A (GLD))	The Campbell World Trend Fund, L.P. (Class A (USD))	The Campbell World Trend Fund, L.P. (Class B (GLD))	The Campbell World Trend Fund, L.P. (Class B (USD))
Type of Pool:	Private	Private	Private	Private
Inception of Trading:	July 2010	July 2010	November 2009	November 2009
Aggregate Subscriptions:	$335,602	$136,116	$89,787	$107,199
Current Net Asset Value:	$14,061	$232,136	$0	$0
Current Net Asset Value Per Unit:	$1,534.06	$1,273.16	$0	$0
Worst Monthly Percentage Draw-down(3):	September 2011 17.86%	September 2011 6.26%	December 2009 12.66%	January 2010 8.05%
Worst Peak-to-Valley Draw-down(3):	August 2011 — September 2011 17.86%	August 2011 — October 2011 10.59%	November 2009 — January 2010 20.79%	November 2009 — January 2010 11.78%
Trading Portfolio Used:	Trend Following (GLD) Portfolio	Trend Following Portfolio	Trend Following (GLD) Portfolio	Trend Following Portfolio
Annual Returns(1):
2012 through July	9.14%	7.32%	N/A	N/A
2011	9.37%	3.12%	N/A	N/A
2010	28.51%**	15.05%**	12.73%*	-0.56%*
2009 (November — December)	N/A	N/A	3.24% (2 months)	0.92% (2 months)
2008	N/A	N/A	N/A	N/A
2007	N/A	N/A	N/A	N/A

*	The year-to-date return does not contain trading results for July 2010 — December 2010 as there were no assets in Class B (GLD) and Class B (USD) during this time.
**	The year-to-date rate of return does not contain trading results for January — June 2010 as there were no assets in Class A (GLD) and Class A (USD) during this time.

NOTES TO PERFORMANCE TABLES

1.	In the accompanying performance tables, for each Portfolio and for each pool, the “Annual Return” is calculated by compounding the monthly rates of return during the year. The rate of return for a month is calculated by dividing the net profit or loss by the net assets at the beginning of such month. Additions and withdrawals occurring during the month are included as an addition to or deduction from beginning net assets in the calculations of rates of return, except for accounts which close on the last day of a month in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Rate of return is calculated using the Modified Only Accounts Traded (Modified OAT) method of computation. This computation method is one of the three methods approved by the CFTC (pursuant to NFA Compliance Rule 2-34) to reduce the distortion caused by significant additions or withdrawals of capital during a month. NFA Compliance Rule 2-34 also requires that rates of return be calculated on the nominal account size (i.e., actual funds plus notional funds). CFTC Rules require the disclosure of performance information for the last five full calendar years and year-to-date and consider older performance information less material to an investment decision.
2.	In the portfolio composite tables, “draw-down” means losses experienced by the portfolio over a specified period. Worst monthly percentage draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. Worst peak-to-valley draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composites have experienced draw-downs which are materially larger than the draw-downs reported for the composite. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed Portfolio minimum, which therefore trade fewer contracts than the standard Portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.
3.	In the performance tables for the pools, “draw-down” means losses experienced by that pool over a specified period. Worst monthly percentage drawdown is the largest monthly loss experienced by the pool during the period presented in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down. Worst peak-to-valley draw-down is the largest cumulative loss experienced by the pool during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down.
4.	The first column of Table 1 contains the composite performance of accounts traded pursuant to the Financial, Metal & Energy Large Portfolio. The data presented reflects the composite performance of 30 accounts traded according to the Financial, Metal & Energy Large Portfolio. The data below is as of July 31, 2012. During the period presented, 22 accounts have been closed; 3 closed with a profit and 19 closed with a loss. 8 accounts remained open, of which 4 accounts were profitable and 4 accounts were unprofitable. The open accounts ranged in size from approximately $2,000,000 to in excess of $901,100,000, with an average account size of approximately $213,200,000. The average composite monthly return for the period from January 2007 through July 31, 2012 was (0.05)% compared to the average of average monthly returns for all accounts of 0.01% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate.
5.	The second column of Table 1 reflects the composite performance of all accounts (a total of 2 accounts) traded according to the Global Diversified Large Portfolio. During the period presented, 0 accounts have been closed. The data below is as of July 31, 2012. During the period presented, 0 accounts have been closed 2 accounts remain open, of which 1 account was profitable and 1 account was unprofitable. The open accounts ranged in size from approximately $10,300,000 to in excess of $431,600,000, with an average account size of approximately $220,900,000. The average composite monthly return for the period from January 2007 through July 31, 2012 is 0.00% compared to the average of average monthly returns for all accounts of (0.03)% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate.
6.	The third column of Table 1 reflects the performance of accounts traded according to the Trend Following Portfolio. During the period presented, 0 accounts have been closed. 2 accounts remain open, of which 2 accounts were profitable. The data below is as of July 31, 2012. The open accounts ranged in size from approximately $230,000 to in excess of $1,100,000, with an average account size of approximately $670,000. The average composite monthly return for the period from November 2009 (inception of the portfolio) through July 31, 2012 is 0.72% compared to the average of average monthly returns for all accounts of 0.75% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate.
7.	The fourth column of Table 1 reflects the performance of the only account traded according to the Trend Following (GLD) Portfolio. During the period presented, 0 accounts have been closed. The one open account is profitable.

EXPERTS

The financial statements of the Fund, as of December 31, 2011 and 2010; and for the year ended December 31, 2011 and for the period April 6, 2010 (inception) through December 31, 2010, included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of Campbell & Company as of December 31, 2011, included in this prospectus, has been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their report appearing herein, and has been included in reliance upon such report, given upon the authority of that firm as experts in auditing and accounting.

UNAUDITED FINANCIAL INFORMATION

The financial statements of the Fund for six months ended as of June 30, 2012, are unaudited. In the opinion of Campbell & Company, such unaudited statements reflect all adjustments which were of normal and recurring nature, necessary for a fair presentation of the Fund’s financial position as of June 30, 2012.

The consolidated balance sheet of Campbell & Company as of June 30, 2012 is unaudited. In the opinion of Campbell & Company, such unaudited statement reflects all adjustments which were of a normal and recurring nature, necessary for a fair presentation of Campbell & Company’s financial position as of June 30, 2012.

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INDEX TO FINANCIAL STATEMENTS

Page
CAMPBELL GLOBAL TREND FUND, L.P.
CONDENSED SCHEDULE OF INVESTMENTS June 30, 2012 and December 31, 2011 (Unaudited)	78
STATEMENTS OF FINANCIAL CONDITION September 30, 2011 and December 31, 2010 (Unaudited )	80
STATEMENTS OF OPERATIONS For the Three Months and Six Months Ended June 30, 2012 and 2011 (Unaudited)	80
STATEMENT OF CASH FLOWS For the Six Months Ended June 30, 2012 and 2011 (Unaudited)	81
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (NET ASSET VALUE) For the Six Months Ended June 30, 2012 and 2011 (Unaudited)	82
FINANCIAL HIGHLIGHTS For the Three Months and Six Months Ended June 30, 2012 and 2011 (Unaudited)	85
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)	89
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	99
CONDENSED SCHEDULE OF INVESTMENTS December 31, 2011	100
STATEMENT OF FINANCIAL CONDITION December 31, 2011 and 2010	102
STATEMENTS OF OPERATIONS For the Year Ended December 31, 2011 and For the Period April 6, 2010 (Inception) through December 31, 2010	103
STATEMENT OF CASH FLOWS For the Year Ended December 31, 2011 and For the Period April 6, 2010 (Inception) through December 31, 2010	104
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (NET ASSET VALUE) For the Year Ended December 31, 2011 and For the Period April 6, 2010 (Inception) through December 31, 2010	105
FINANCIAL HIGHLIGHTS For the Year Ended December 31, 2011 and For the Period June 1, 2010 (Commencement of trading) through December 31, 2010	108
NOTES TO FINANCIAL STATEMENTS	112
CAMPBELL & COMPANY, INC.
CONSOLIDATED BALANCE SHEET September 30, 2011 (Unaudited)	121
NOTES TO CONSOLIDATED BALANCE SHEET (UNAUDITED)	122
INDEPENDENT AUDITOR’S REPORT	135
CONSOLIDATED BALANCE SHEET December 31, 2011	136
NOTES TO CONSOLIDATED BALANCE SHEET	137

Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

CAMPBELL GLOBAL TREND FUND, L.P.

CONDENSED SCHEDULE OF INVESTMENTS
JUNE 30, 2012 (Unaudited)

FIXED INCOME SECURITIES

Maturity Face Value	Description	Fair Value ($)	% of Net Asset Value
	Government And Agency Obligations United States
	U.S. Treasury Bill
$1,000,000	U.S. Treasury Bills*
	Due 09/27/2012	$999,780	5.09%
	(cost $999,780)
	Total Fixed Income Securities (cost $999,780)	$999,780	5.09%

LONG FUTURES CONTRACTS

Description	Fair Value ($)	% of Net Asset Value
Agriculture	$54,990	0.28%
Metals	$9,317	0.05%
Stock indices	$40,888	0.21%
Short-term interest rates	$(25,027)	(0.13)%
Long-term interest rates	$(78,477)	(0.40)%
Total long futures contracts	$1,691	0.01%

SHORT FUTURES CONTRACTS

Description	Fair Value ($)	% of Net Asset Value
Agriculture	$(117,306)	(0.60)%
Energy	$(128,714)	(0.65)%
Metals	$(38,442)	(0.20)%
Stock indices	$(106,373)	(0.54)%
Total short futures contracts	$(390,835)	(1.99)%
Total futures contracts	$(389,144)	(1.98)%

FORWARD CURRENCY CONTRACTS

Description	Fair Value ($)	% of Net Asset Value
Various long forward currency contracts	$189,535	0.96%
Various short forward currency contracts	$(472,135)	(2.40)%
Total forward currency contracts	$(282,600)	(1.44)%

*	Pledged as collateral for the trading of forwards positions.

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

CONDENSED SCHEDULE OF INVESTMENTS
DECEMBER 31, 2011 (Unaudited)

FIXED INCOME SECURITIES

Maturity Face Value	Description	Fair Value ($)	% of Net Asset Value
	Government And Agency Obligations United States
	U.S. Treasury Bill
$650,000	U.S. Treasury Bills*
	Due 02/02/2012	$650,000	3.61%
	(cost $650,000)
	Total Fixed Income Securities (cost $650,000)	$650,000	3.61%

LONG FUTURES CONTRACTS

Description	Fair Value ($)	% of Net Asset Value
Energy	$(5,321)	(0.03)%
Metals	$12,412	0.07%
Stock indices	$58,715	0.33%
Short-term interest rates	$25,957	0.14%
Long-term interest rates	$350,495	1.95%
Total long futures contracts	$442,258	2.46%

SHORT FUTURES CONTRACTS

Description	Fair Value ($)	% of Net Asset Value
Agriculture	$(117,301)	(0.65)%
Energy	$49,652	0.27%
Metals	$89,729	0.50%
Stock indices	$21,537	0.12%
Short-term interest rates	$(475)	0.00%
Total short futures contracts	$43,142	0.24%
Total futures contracts	$485,400	2.70%

FORWARD CURRENCY CONTRACTS

Description	Fair Value ($)	% of Net Asset Value
Various long forward currency contracts	$6,402	0.04%
Various short forward currency contracts	$448,857	2.49%
Total forward currency contracts	$455,259	2.53%

*	Pledged as collateral for the trading of forwards positions.

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

STATEMENTS OF OPERATIONS
For the Three Months and Six Months Ended June 30, 2012 and 2011 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
TRADING GAINS (LOSSES)
Futures trading gains (losses)
Realized	$1,546,376	$37,765	$2,279,847	$(156,874)
Change in unrealized	(899,722)	(465,113)	(874,544)	(615,509)
Brokerage commissions	(21,038)	(16,756)	(42,004)	(27,582)
Net gain (loss) from futures trading	625,616	(444,104)	1,363,299	(799,965)
Forward currency and options on forward currency trading gains (losses)
Realized	(254,317)	575,640	102,639	746,994
Change in unrealized	(248,229)	180,199	(737,859)	(163,108)
Brokerage commissions	(1,524)	(618)	(2,325)	(1,099)
Net gain (loss) from forward currency and options on forward currency trading	(504,070)	755,221	(637,545)	582,787
Total net trading gain (loss)	121,546	311,117	725,754	(217,178)
NET INVESTMENT INCOME (LOSS)
Investment income
Interest income	4,348	1,422	5,863	5,572
Total investment income	4,348	1,422	5,863	5,572
Expenses
Advisory fee	99,742	85,834	194,698	169,989
General partner fee	0	42,918	47,479	84,996
Sales fee	47,020	39,392	92,604	77,000
Broker-dealer custodial fee	11,739	10,643	23,025	20,909
Performance fee	1,617	0	37,698	0
Operating expenses	25,190	21,432	48,218	40,341
Total expenses	185,308	200,219	443,722	393,235
Net investment income (loss)	(180,960)	(198,797)	(437,859)	(387,663)
NET INCOME (LOSS)	$(59,414)	$112,320	$287,895	$(604,841)
NET INCOME (LOSS) PER GENERAL PARTNER AND LIMITED PARTNER UNIT
(based on weighted average number of units outstanding during the period)
Class A	$(5.72)	$5.13	$14.66	$(44.24)
Class B(1)	$(6.00)	$(67.93)	$9.77	$(67.93)
Class C	$(1.17)	$10.33	$19.43	$(34.98)
Class D(1)	$(2.96)	$(64.73)	$17.34	$(64.73)
INCREASE (DECREASE) IN NET ASSET VALUE PER GENERAL PARTNER AND LIMITED PARTNER UNIT
Class A	$(7.63)	$3.90	$11.96	$(47.27)
Class B(1)	$(6.26)	$(68.71)	$11.20	$(68.71)
Class C	$(2.25)	$9.04	$18.82	$(37.68)
Class D(1)	$(1.73)	$(65.41)	$20.94	$(65.41)
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING DURING THE PERIOD
Class A	8,015.881	7,669.684	7,955.489	7,594.786
Class B(1)	301.023	5.000	269.367	5.000
Class C	8,303.249	7,552.894	8,103.701	7,540.255
Class D(1)	709.199	72.589	644.255	72.589

(1)	Class B Units and Class D Units commenced trading on May 1, 2011; therefore, the information shown is for the period May 1 through June 30, 2011.

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2012 and 2011 (Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from (for) operating activities
Net income (loss)	$287,895	$(604,841)
Adjustments to reconcile net income (loss) to net cash from (for) operating activities
Net change in unrealized on futures, forwards and fixed income	1,612,403	778,617
(Increase) decrease in restricted cash	(718,765)	(1,541,097)
(Increase) decrease in interest receivable	(657)	1,094
(Increase) decrease in prepaid expenses	8,430	(4,147)
(Increase) decrease in other assets	(1,020)	59,941
Increase (decrease) in accounts payable and accrued expenses	785	(214,098)
Purchases of investments in fixed income securities	(2,949,604)	0
Sales/maturities of investments in fixed income securities	2,599,824	0
Net cash from (for) operating activities	839,291	(1,524,531)
Cash flows from (for) financing activities
Addition of units	1,604,637	345,034
Redemption of units	(194,180)	0
Offering costs paid	(47,995)	(42,726)
Net cash from (for) financing activities	1,362,462	302,308
Net increase (decrease) in cash	2,201,753	(1,222,223)
Unrestricted Cash
Beginning of period	14,596,255	15,502,410
End of period	$16,798,008	$14,280,187
End of period cash consists of:
Cash in futures broker trading accounts	$15,967,204	$12,447,196
Cash	830,804	1,832,991
Total end of period cash	$16,798,008	$14,280,187
Supplemental Non-Cash Financing Activities
Non-Cash transfers of General Partner Class A and Class C units to a related Limited Partner	$15,941,083	$0

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (NET ASSET VALUE)
For the Six Months Ended June 30, 2012 and 2011 (Unaudited)

	Partners’ Capital – Class A
	General Partner		Limited Partners		Total
	Units	Amount	Units	Amount	Units	Amount
Six Months Ended June 30, 2012
Balances at December 31, 2011	7,500.072	$8,223,979	326.005	$357,462	7,826.077	$8,581,441
Net income (loss) for the six months ended June 30, 2012		111,043		5,575		116,618
Additions	0.000	0	246.190	277,359	246.190	277,359
Transfers in	0.000	0	7,062.898	7,829,081	7,062.898	7,829,081
Transfers out	(7,062.898)	(7,829,081)	0.000	0	(7,062.898)	(7,829,081)
Redemptions	0.000	0	(84.306)	(98,322)	(84.306)	(98,322)
Offering costs		(21,342)		(1,298)		(22,640)
Balances at June 30, 2012	437.174	$484,599	7,550.787	$8,369,857	7,987.961	$8,854,456
Six Months Ended June 30, 2011
Balances at December 31, 2010	7,500.072	$8,390,835	13.975	$15,634	7,514.047	$8,406,469
Net income (loss) for the six months ended June 30, 2011		(333,624)		(2,388)		(336,012)
Additions	0.000	0	161.465	175,014	161.465	175,014
Offering costs		(20,884)		(264)		(21,148)
Balances at June 30, 2011	7,500.072	$8,036,327	175.440	$187,996	7,675.512	$8,224,323

Net Asset Value per General and Limited Partners’ Unit – Class A
June 30, 2012	December 31, 2011	June 30, 2011	December 31, 2010
$1,108.48	$1,096.52	$1,071.50	$1,118.77

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (NET ASSET VALUE)
For the Six Months Ended June 30, 2012 and 2011 (Unaudited)

	Partners’ Capital – Class C
	General Partner		Limited Partners		Total
	Units	Amount	Units	Amount	Units	Amount
Six Months Ended June 30, 2012
Balances at December 31, 2011	7,500.072	$8,456,406	172.262	$194,224	7,672.334	$8,650,630
Net income (loss) for the six months ended June 30, 2012		163,141		(5,668)		157,473
Additions	0.000	0	839.803	975,158	839.803	975,158
Transfers in	0.000	0	7,076.498	8,112,002	7,076.498	8,112,002
Transfers out	(7,076.498)	(8,112,002)	0.000	0	(7,076.498)	(8,112,002)
Redemptions	0.000	0	(31.354)	(37,708)	(31.354)	(37,708)
Offering costs		(21,989)		(1,773)		(23,762)
Balances at June 30, 2012	423.574	$485,556	8,057.209	$9,236,235	8,480.783	$9,721,791
Six Months Ended June 30, 2011
Balances at December 31, 2010	7,500.072	$8,464,858	23.212	$26,197	7,523.284	$8,491,055
Net income (loss) for the six months ended June 30, 2011		(261,405)		(2,385)		(263,790)
Additions	0.000	0	44.350	50,002	44.350	50,002
Offering costs		(21,175)		(112)		(21,287)
Balances at June 30, 2011	7,500.072	$8,182,278	67.562	$73,702	7,567.634	$8,255,980

Net Asset Value per General and Limited Partners’ Unit – Class C
June 30, 2012	December 31, 2011	June 30, 2011	December 31, 2010
$1,146.33	$1,127.51	$1,090.96	$1,128.64

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (NET ASSET VALUE)
For the Six Months Ended June 30, 2012 and 2011 (Unaudited)

	Partners’ Capital – Class B(1)
	Limited Partners
	Units	Amount
Six Months Ended June 30, 2012
Balances at December 31, 2011	237.712	$224,041
Additions	106.867	102,606
Net income (loss) for the six months ended June 30, 2012		2,632
Offering costs		(658)
Balances at June 30, 2012	344.579	$328,621
Six Months Ended June 30, 2011
Balances at December 31, 2010	0.000	$0
Additions	5.000	5,000
Net income (loss) for the six months ended June 30, 2011		(340)
Offering costs		(4)
Balances at June 30, 2011	5.000	$4,656

Net Asset Value per Limited Partners' Unit – Class B
June 30, 2012	December 31, 2011	June 30, 2011	May 1, 2011
$953.69	$942.49	$931.29	$1,000.00

	Partners’ Capital – Class D(1)
	Limited Partners
	Units	Amount
Six Months Ended June 30, 2012
Balances at December 31, 2011	562.483	$539,985
Additions	250.666	249,514
Redemptions	(57.846)	(58,150)
Net income (loss) for the six months ended June 30, 2012		11,172
Offering costs		(1,613)
Balances at June 30, 2012	755.303	$740,908
Six Months Ended June 30, 2011
Balances at December 31, 2010	0.000	$0
Additions	117.979	115,018
Net income (loss) for the six months ended June 30, 2011		(4,699)
Offering costs		(57)
Balances at June 30, 2011	117.979	$110,262

Net Asset Value per Limited Partners' Unit – Class D
June 30, 2012	December 31, 2011	June 30, 2011	May 1, 2011
$980.94	$960.00	$934.59	$1,000.00

(1)	Class B Units and Class D Units commenced trading on May 1, 2011.

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

FINANCIAL HIGHLIGHTS
For the Three Months and Six Months Ended June 30, 2012 and 2011 (Unaudited)

The following information presents per unit operating performance data and other supplemental financial data for the three months and six months ended June 30, 2012 and 2011. This information has been derived from information presented in the unaudited financial statements.

	Class A
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Per Unit Performance
(for a unit outstanding throughout the entire period)
Net asset value per unit at beginning of period	$1,116.11	$1,067.60	$1,096.52	$1,118.77
Income (loss) from operations:
Total net trading gains (losses)(1)	7.22	20.79	44.34	(13.99)
Net investment income (loss)(1)	(13.42)	(15.50)	(29.53)	(30.50)
Total net income (loss) from operations	(6.20)	5.29	14.81	(44.49)
Offering costs(1)	(1.43)	(1.39)	(2.85)	(2.78)
Net asset value per unit at end of period	$1,108.48	$1,071.50	$1,108.48	$1,071.50
Total Return(3)	(0.68)%	0.37%	1.09%	(4.23)%
Supplemental Data
Ratios to average net asset value:
Expenses prior to performance fee(4)	4.81%	5.67%	5.28%	5.55%
Performance fee(3)	0.01%	0.00%	0.01%	0.00%
Total expenses	4.82%	5.67%	5.29%	5.55%
Net investment income (loss)(2),(4)	(4.72)%	(5.64)%	(5.22)%	(5.49)%

Total returns are calculated based on the change in value of a unit during the period. An individual partner's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Net investment income (loss) per unit and offering costs per unit are calculated by dividing the net investment income (loss) and offering costs by the average number of units outstanding during the period. Total net trading gains (losses) is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Excludes performance fee.
(3)	Not annualized
(4)	Annualized

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

FINANCIAL HIGHLIGHTS
For the Three Months and Six Months Ended June 30, 2012 and 2011 (Unaudited)

The following information presents per unit operating performance data and other supplemental financial data for the three months and six months ended June 30, 2012 and the period May 1, 2011 (commencement of trading) through June 30, 2011. This information has been derived from information presented in the unaudited financial statements.

	Class B
	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012	Period May 1, 2011 (commencement of trading) through June 30, 2011(5)
Per Unit Performance
(for a unit outstanding throughout the entire period)
Net asset value per unit at beginning of period(6)	$959.95	$942.49	$1,000.00
Income (loss) from operations:
Total net trading gains (losses)(1)	5.74	37.37	(58.82)
Net investment income (loss)(1)	(10.77)	(23.73)	(9.09)
Total net income (loss) from operations	(5.03)	13.64	(67.91)
Offering costs(1)	(1.23)	(2.44)	(0.80)
Net asset value per unit at end of period	$953.69	$953.69	$931.29
Total Return(3)	(0.65)%	1.19%	(6.87)%
Supplemental Data
Ratios to average net asset value:
Expenses prior to performance fee(4)	4.48%	4.85%	5.68%
Performance fee(3)	0.00%	0.00%	0.00%
Total expenses	4.48%	4.85%	5.68%
Net investment income (loss)(2),(4)	(4.39)%	(4.79)%	(5.64)%

Total returns are calculated based on the change in value of a unit during the period. An individual partner's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Net investment income (loss) per unit and offering costs per unit are calculated by dividing the net investment income (loss) and offering costs by the average number of units outstanding during the period. Total net trading gains (losses) is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Excludes performance fee.
(3)	Not annualized
(4)	Annualized
(5)	Class B Units commenced trading on May 1, 2011.
(6)	Represents the net asset value per Class B Unit at May 1, 2011 (commencement of trading).

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

FINANCIAL HIGHLIGHTS
For the Three Months and Six Months Ended June 30, 2012 and 2011 (Unaudited)

The following information presents per unit operating performance data and other supplemental financial data for the three months and six months ended June 30, 2012 and 2011. This information has been derived from information presented in the unaudited financial statements.

	Class C
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Per Unit Performance
(for a unit outstanding throughout the entire period)
Net asset value per unit at beginning of period	$1,148.58	$1,081.92	$1,127.51	$1,128.64
Income (loss) from operations:
Total net trading gains (losses)(1)	7.12	20.98	44.83	(14.22)
Net investment income (loss)(1)	(7.90)	(10.52)	(23.08)	(20.64)
Total net income (loss) from operations	(0.78)	10.46	21.75	(34.86)
Offering costs(1)	(1.47)	(1.42)	(2.93)	(2.82)
Net asset value per unit at end of period	$1,146.33	$1,090.96	$1,146.33	$1,090.96
Total Return(3)	(0.20)%	0.84%	1.67%	(3.34)%
Supplemental Data
Ratios to average net asset value:
Expenses prior to performance fee(4)	2.78%	3.80%	3.25%	3.74%
Performance fee(3)	0.00%	0.00%	0.39%	0.00%
Total expenses	2.78%	3.80%	3.64%	3.74%
Net investment income (loss)(2),(4)	(2.69)%	(3.77)%	(3.19)%	(3.67)%

Total returns are calculated based on the change in value of a unit during the period. An individual partner's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Net investment income (loss) per unit and offering costs per unit are calculated by dividing the net investment income (loss) and offering costs by the average number of units outstanding during the period. Total net trading gains (losses) is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Excludes performance fee.
(3)	Not annualized
(4)	Annualized

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

FINANCIAL HIGHLIGHTS
For the Three Months and Six Months Ended June 30, 2012 and 2011 (Unaudited)

The following information presents per unit operating performance data and other supplemental financial data for the three months and six months ended June 30, 2012 and the period May 1, 2011 (commencement of trading) through June 30, 2011. This information has been derived from information presented in the unaudited financial statements.

	Class D
	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012	Period May 1, 2011 (commencement of trading) through June 30, 2011(5)
Per Unit Performance (for a unit outstanding throughout the entire period)
Net asset value per unit at beginning of period(6)	$982.67	$960.00	$1,000.00
Income (loss) from operations:
Total net trading gains (losses)(1)	5.92	38.20	(58.89)
Net investment income (loss)(1)	(6.39)	(14.76)	(5.73)
Total net income (loss) from operations	(0.47)	23.44	(64.62)
Offering costs(1)	(1.26)	(2.50)	(0.79)
Net asset value per unit at end of period	$980.94	$980.94	$934.59
Total Return(3)	(0.18)%	2.18%	(6.54)%
Supplemental Data
Ratios to average net asset value:
Expenses prior to performance fee(4)	2.50%	2.90%	3.51%
Performance fee(3)	0.03%	0.03%	0.00%
Total expenses	2.53%	2.93%	3.51%
Net investment income (loss)(2),(4)	(2.41)%	(2.84)%	(3.55)%

Total returns are calculated based on the change in value of a unit during the period. An individual partner's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Net investment income (loss) per unit and offering costs per unit are calculated by dividing the net investment income (loss) and offering costs by the average number of units outstanding during the period. Total net trading gains (losses) is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Excludes performance fee.
(3)	Not annualized
(4)	Annualized
(5)	Class D Units commenced trading on May 1, 2011.
(6)	Represents the net asset value per Class D Unit at May 1, 2011 (commencement of trading).

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2012 (Unaudited)

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  General Description of the Fund

Campbell Global Trend Fund, L.P. (the “Fund”) was formed as a Delaware series limited partnership pursuant to and in accordance with the provisions of the Delaware Revised Uniform Limited Partnership Act (the “Act”) on December 1, 2009. The Fund operates as a commodity investment pool and engages in the speculative trading of futures and forward currency contracts.

The Global Trend Fund seeks appreciation through trading a diversified portfolio of global futures and currencies pursuant to both traditional trend following and factor based trend following models.The Fund consists of five classes of limited partnership Units: Class A Units, Class B Units, Class C Units, Class D Units and Class E Units. Only Class A Units, Class B Units, Class C Units and Class D Units will be offered. Class E Units are not being offered for sale but will be issued in exchange for Class A Units, Class B Units, Class C Units and Class D Units in certain circumstances.

The Fund was initially comprised of two series — the Global Trend Series (USD) and the Global Trend Series (GLD). On April 6, 2010, the Fund was seeded with $1,000 each in Class A (USD), Class B (USD), Class C (USD), Class D (USD), Class A (GLD) and Class B (GLD). These amounts were redeemed before the Fund began trading on June 1, 2010. The Global Trend Series (GLD) did not commence trading. On March 18, 2011, the Fund filed a registration statement with the Securities and Exchange Commission (the “SEC”) to merge the Global Trend Series (GLD) into the Global Trend Series (USD). The registration became effective on May 2, 2011.

B.  Regulation

As a registrant with the SEC, the Fund is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Fund is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of futures commission merchants (the “futures brokers”) and interbank market makers through which the Fund trades.

C.  Method of Reporting

The Fund's financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which may require the use of certain estimates made by the Fund's management. Actual results may differ from these estimates.

Investment transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and fair value) are reported in the Statements of Financial Condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 210-20, Offsetting — Balance Sheet. The fair value of futures (exchange-traded) contracts is based on by the various futures exchanges, and reflects the settlement price for each contract as of the close on the last business day of the reporting period. The fair value of forward currency (non-exchange traded) contracts was extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period.

For purposes of both financial reporting and calculation of redemption value, Net Asset Value per unit is calculated by dividing Net Asset Value by the number of outstanding units.

D.  Fair Value

The Fund adopted the provisions of ASC 820, Fair Value Measurements and Disclosure (“ASC 820”). ASC 820 provides guidance for determining fair value and requires increased disclosure regarding the inputs to

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2012 (Unaudited)

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

valuation techniques used to measure fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Fund has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. The value of the Fund's exchange-traded futures contracts fall into this category.

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. This category includes forward currency contracts that the Fund values using models or other valuation methodologies derived from observable market data. This category also included fixed income investments.

Level 3 inputs are unobservable inputs for an asset or liability (including the Fund's own assumptions used in determining the fair value of investments). Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. As of June 30, 2012 and December 31, 2011 and the periods ended June 30, 2012 and 2011, the Fund did not have any Level 3 assets or liabilities.

The following table sets forth by level within the fair value hierarchy the Fund's investments accounted for at fair value on a recurring basis as of June 30, 2012 and December 31, 2011.

	Fair Value at June 30, 2012
Description	Level 1	Level 2	Level 3	Total
Investments
Fixed income securities	$0	$999,780	$0	$999,780
Other Financial Instruments
Exchange-traded futures contracts	(389,144)	0	0	(389,144)
Forward currency contracts	0	(282,600)	0	(282,600)
Total	$(389,144)	$717,180	$0	$328,036

	Fair Value at December 31, 2011
Description	Level 1	Level 2	Level 3	Total
Investments
Fixed income securities	$0	$650,000	$0	$650,000
Other Financial Instruments
Exchange-traded futures contracts	485,400	0	0	485,400
Forward currency contracts	0	455,259	0	455,259
Total	$485,400	$1,105,259	$0	$1,590,659

There were no transfers to or from Level 1 to Level 2 for the period ended June 30, 2012 and the year ended December 31, 2011.

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2012 (Unaudited)

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

The gross presentation of the fair value of the Fund's derivatives by instrument type is shown in Note 9. See Condensed Schedules of Investments for additional detail categorization.

E.  Income Taxes

The Fund will prepare calendar year U.S. federal and applicable state tax returns and report to the partners their allocable shares of the Fund’s income, expenses and trading gains or losses. No provision for income taxes has been made in the accompanying financial statements as each partner is individually responsible for reporting income or loss based on such partner’s respective share of the Fund’s income and expenses as reported for income tax purposes.

Management has continued to evaluate the application of ASC 740, Income Taxes, to the Fund, and has determined that no reserves for uncertain tax positions were required. There are no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within twelve months. The 2011 and 2010 tax years generally remain subject to the examination by the U.S. federal and most state tax authorities.

F.  Organization and Initial Offering Costs

Organization and initial offering costs were advanced by Campbell & Company, Inc. (“Campbell & Company”), the general partner. In addition, the general partner will incur all costs in connection with the continuous offering of units of the Fund. Each Class of Units, excluding Class E, will be charged a monthly rate of 1/12 of 0.5% (0.5% annualized) of each Class of Units’ month-end net asset value (as defined in the Amended Agreement of Limited Partnership) until such amounts are fully reimbursed to the general partner. The reimbursement is limited to 2.5% of the total subscriptions accepted by the Fund. The Fund will only be liable for payment of offering costs on a monthly basis.

If the Fund terminates prior to completion of payment of such amounts to Campbell & Company, Campbell & Company will not be entitled to any additional payments and the Fund will have no further obligation. Organizational costs will be charged to expense as incurred and offering costs will be charged directly to partners’ capital. At June 30, 2012 and December 31, 2011, the amount of unreimbursed offering costs incurred by Campbell & Company is $650,619 and $650,763, respectively.

G.  Foreign Currency Transactions

The Fund's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income.

H.  Allocations

Income or loss for the Fund (prior to calculation of the advisory fee, general partner fee, organization and offering costs, sales fee, broker-dealer custody fee and performance fee) is allocated pro rata for each Class within the Fund. Each Class of Units is then charged the advisory fee, general partner fee, organization and offering costs, sales fee, broker-dealer custody fee and performance fee applicable to such Class of Units.

I.  Recently Issued Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS (“ASU 2011-04”), to achieve common fair value measurement and disclosure requirements in U.S. GAAP and International Financial Reporting Standards. ASU 2011-04 explains how to measure fair value. It does not require additional

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2012 (Unaudited)

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting. As of January 1, 2012, the Fund adopted the provisions of ASU 2011-04. The adoption of ASU 2011-04 did not have a material impact on the Fund's financial statement disclosures.

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210), Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”), which requires entities to disclose information about financial instruments and derivative instruments that have been offset or that are subject to enforceable master netting agreements, to enable users of its financial statements to evaluate the effect or potential effect of those agreements on its financial position. Entities will be required to provide both net (offset amounts) and gross information in the notes to the financial statements for relevant assets and liabilities that are offset or subject to the arrangements. The amendments in ASU No. 2011-11 are effective for interim and annual periods beginning on or after January 1, 2013, and an entity should provide the disclosures required by the amendments retrospectively for all comparable periods presented. The Fund is in the process of evaluating the disclosure requirements and any impact the new disclosures will have on its financial statements.

Note 2. GENERAL PARTNER AND TRADING ADVISOR

The general partner of the Fund is Campbell & Company, which conducts and manages the business of the Fund. Campbell & Company is also the trading advisor of the Fund. The Amended Agreement of Limited Partnership requires Campbell & Company to maintain a capital account in the Fund equal to 1% of the net aggregate capital contributions of all partners in the Fund or $25,000, whichever is greater. Additionally, Campbell & Company is required by the Amended Agreement of Limited Partnership to maintain a net worth so long as it acts as general partner equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Fund. The minimum required net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

Each Class of Units pays a monthly advisory fee of 1/12 of 2% (2% annualized) of such Class’ month-end net assets to Campbell & Company. Prior to April 1, 2012, each Class of Units paid a monthly general partner fee of 1/12 of 1% (1% annualized) of such Class' month-end net assets to Campbell & Company. Effective April 1, 2012, the Agreement of Limited Partnership between the Fund and Campbell & Company was amended to remove the 1% general partner fee.

Each Class of Units will pay Campbell & Company a quarterly performance fee equal to 20% of that Class of Units’ aggregate cumulative appreciation (as defined in the Fund's Agreement of Limited Partnership, as amended) in the net asset value per Unit, exclusive of appreciation attributable to interest income allocable to such Class of Units, and as adjusted for subscriptions and redemptions, on a cumulative high water mark basis. In determining the performance fee, net assets shall not be reduced by the performance fee being calculated. The performance fee is paid only on profits attributable to each Class of Units outstanding. The performance fee is accrued monthly, paid quarterly and is not subject to any clawback provisions.

Note 3. SALES FEE

The Fund will pay the selling agents for Class A Units and Class B Units a sales fee of 2% of the subscription amount of each subscription for Class A Units and Class B Units. In addition, commencing thirteen months after the sale of Units and in return for providing ongoing services to the limited partners, the Fund will pay those selling agents (or their assignees) up to 1/12 of 2% (2% annually) of the month-end net asset value of Class A Units and Class B Units.

The amount paid to selling agents on Class A Units and Class B Units sold will not exceed 8% of the gross offering proceeds of the Class A Units and 9% of the gross offering proceeds of the Class B Units sold.

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2012 (Unaudited)

Note 4. DEPOSITS WITH FUTURES BROKER

The Fund deposits assets with a futures broker, Newedge USA, LLC, subject to Commodity Futures Trading Commission regulations and various exchange and futures broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such futures broker. The Fund typically earns interest income on its assets deposited with the futures broker.

Note 5. DEPOSITS WITH INTERBANK MARKET MAKER

The Fund’s counterparty with regard to its forward currency transactions is the Royal Bank of Scotland PLC (“RBS”). The Fund has entered into an International Swap and Derivatives Association, Inc. agreement with RBS which governs these transactions. The credit ratings reported by the three major rating agencies for RBS were considered investment grade as of June 30, 2012. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with RBS. The Fund typically earns interest income on its assets deposited with RBS.

Note 6. BROKER-DEALER CUSTODY FEE

Class A Units and Class C Units will pay a monthly broker-dealer custodial fee of 1/12 of 0.25% (0.25% annually) of each respective Class’ month-end net asset value (as defined in the Fund's Agreement of Limited Partnership, as amended) to the selling agents (the firm and not the individual). The total amount paid to the selling agents for such broker-dealer custodial fees per Unit will not exceed 1% of the gross offering proceeds of Class A Units and 6% of the gross offering proceeds of Class C Units.

Note 7. OPERATING EXPENSES

Operating expenses for each Class of Units in the Fund are restricted by the Amended Agreement of Limited Partnership to 0.50% per annum of the average month-end net asset value (as defined) of each Class of Units. Any operating expense which exceeds the 0.50% expense cap will be reimbursed by Campbell & Company. Actual operating expenses exceeded the cap for the year ended December 31, 2011 by $1,817 and is included in other assets on the Statements of Financial Condition as of December 31, 2011. As of June 30, 2012, Campbell & Company has reimbursed the Fund for the operating expenses which exceeded the cap for the year ended December 31, 2011. For the period ended June 30, 2012, operating expenses exceeded a pro rata amount of the cap by $743 and is included in other assets on the Statements of Financial Condition.

Note 8. SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

Investments in the Fund are made by subscription agreement, subject to acceptance by Campbell & Company.

On June 30, 2012 the general partner transferred $15,941,083 of Class A and Class C units to a related limited partner.

The Fund is not required to make distributions, but may do so at the sole discretion of Campbell & Company. A limited partner may request and receive redemption of units owned, subject to restrictions in the Amended Agreement of Limited Partnership. Units are transferable, but no market exists for their sale and none is expected to develop. Monthly redemptions are permitted upon ten (10) business days advance written notice to Campbell & Company.

Redemption fees paid to Campbell & Company apply to Class A Units and Class B Units through the first twelve month-ends following purchase as follows: 1.833% of net asset value per redeemed Unit through the second month-end, 1.666% of net asset value per redeemed Unit through the third month-end, 1.500% of net asset value per redeemed Unit through the fourth month-end, 1.333% of net asset value per redeemed Unit through the fifth month-end, 1.167% of net asset value per redeemed Unit through the sixth month-end, 1.000% of net asset value per redeemed Unit through the seventh month-end, 0.833% of net asset value per redeemed Unit through the eighth month-end, 0.667% of net asset value per redeemed Unit through the ninth month-end, 0.500% of net

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2012 (Unaudited)

Note 8. SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS - (continued)

asset value per redeemed Unit through the tenth month-end, 0.333% of net asset value per redeemed Unit through the eleventh month-end, and 0.167% of net asset value per redeemed Unit through the twelfth month-end. The month-end as of which the Unit is purchased is counted as the first month-end. After the twelfth month-end following purchase of a Class A Unit or Class B Unit, no redemption fees apply.

Note 9. TRADING ACTIVITIES AND RELATED RISKS

The Fund engages in the speculative trading of U.S. and foreign futures contracts and forward currency contracts (collectively, “derivatives”). Specifically, the Fund trades a portfolio focused on financial futures, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values, as well as metals, energy and agriculture values. The Fund is exposed to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

Purchase and sale of futures contracts requires margin deposits with the futures brokers. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a futures broker to segregate all customer transactions and assets from such futures broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a futures broker are considered commingled with all other customer funds subject to the futures broker's segregation requirements. In the event of a futures broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

The amount of required margin and good faith deposits with the futures brokers and interbank market makers usually range from 10% to 30% of Net Asset Value. The cash deposited with the interbank market maker at June 30, 2012 and December 31, 2011 was $601,723 and $139,944, respectively, which equals 3% and 1% of Net Asset Value, respectively. These amounts are included in cash. Included in cash deposits with the futures broker and interbank market maker at June 30, 2012 and December 31, 2011 was restricted cash for margin requirements of $2,605,827 and $1,887,062 respectively, which equals 13% and 10% of Net Asset Value respectively.

The Fund trades forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward currency contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward currency contracts typically involves delayed cash settlement.

The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits.

For derivatives, risks arise from changes in the fair value of the contracts. Market movements result in frequent changes in the fair value of the Fund's open positions and, consequently, in its earnings and cash flow. The Fund's market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the fair value of financial instruments and contracts, the diversification effects among the Fund's open positions and the liquidity of the markets in which it trades. Theoretically, the Fund is exposed to a market risk equal to the notional contract value of futures and forward currency contracts purchased and unlimited liability on such contracts sold short. See Note 1. C. for an explanation of how the Fund determines its valuation for derivatives as well as the netting of derivatives. See Note 1. D. for an explanation of fair value and disclosure of the Fund's investments accounted for at fair value.

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2012 (Unaudited)

Note 9. TRADING ACTIVITIES AND RELATED RISKS - (continued)

The Fund adopted the provisions of ASC 815, Derivatives and Hedging, (“ASC 815”). ASC 815 provides enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments are accounted for, and how derivative instruments affect an entity's financial position, financial performance and cash flows.

The following tables summarize quantitative information required by ASC 815.

The fair value of the Fund's derivatives by instrument type, as well as the location of those instruments on the Statements of Financial Condition, as of June 30, 2012 and December 31, 2011 is as follows:

Type of Instrument*	Statements of Financial Condition Location	Asset Derivatives at June 30, 2012 Fair Value	Liability Derivatives at June 30, 2012 Fair Value	Net
Agriculture Contracts	Net unrealized gain (loss) on open futures contracts	$57,982	$(120,298)	$(62,316)
Energy Contracts	Net unrealized gain (loss) on open futures contracts	120	(128,834)	(128,714)
Metal Contracts	Net unrealized gain (loss) on open futures contracts	50,538	(79,663)	(29,125)
Stock Indices Contracts	Net unrealized gain (loss) on open futures contracts	43,341	(108,826)	(65,485)
Short-Term Interest Rate Contracts	Net unrealized gain (loss) on open futures contracts	12,296	(37,323)	(25,027)
Long-Term Interest Rate Contracts	Net unrealized gain (loss) on open futures contracts	26,234	(104,711)	(78,477)
Forward Currency Contracts	Net unrealized gain (loss) on open forward currency contracts	341,935	(624,535)	(282,600)
Totals		$532,446	$(1,204,190)	$(671,744)

*	Derivatives not designated as hedging instruments under ASC 815

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2012 (Unaudited)

Note 9. TRADING ACTIVITIES AND RELATED RISKS - (continued)

Type of Instrument*	Statements of Financial Condition Location	Asset Derivatives at December 31, 2011 Fair Value	Liability Derivatives at December 31, 2011 Fair Value	Net
Agriculture Contracts	Net unrealized gain (loss) on open futures contracts	$28,306	$(145,607)	$(117,301)
Energy Contracts	Net unrealized gain (loss) on open futures contracts	57,909	(13,578)	44,331
Metal Contracts	Net unrealized gain (loss) on open futures contracts	125,387	(23,246)	102,141
Stock Indices Contracts	Net unrealized gain (loss) on open futures contracts	84,653	(4,401)	80,252
Short-Term Interest Rate Contracts	Net unrealized gain (loss) on open futures contracts	40,646	(15,164)	25,482
Long-Term Interest Rate Contracts	Net unrealized gain (loss) on open futures contracts	357,701	(7,206)	350,495
Forward Currency Contracts	Net unrealized gain (loss) on open forward currency contracts	705,298	(250,039)	455,259
Totals		$1,399,900	$(459,241)	$940,659

*	Derivatives not designated as hedging instruments under ASC 815

The trading revenue of the Fund's derivatives by instrument type, as well as the location of those gains and losses on the Statements of Operations, for the three months and six months ended June 30, 2012 and 2011 is as follows:

Type of Instrument	Trading Gains/ (Losses) for the Three Months Ended June 30, 2012	Trading Gains/ (Losses) for the Three Months Ended June 30, 2011
Agriculture Contracts	$178,952	$(207,915)
Energy Contracts	(621,021)	(327,067)
Metal Contracts	132,138	(179,072)
Stock Indices Contracts	(821,413)	(304,910)
Short-Term Interest Rate Contracts	269,566	109,801
Long-Term Interest Rate Contracts	1,524,131	481,664
Forward Currency Contracts	(502,546)	755,839
Total	$159,807	$328,340

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2012 (Unaudited)

Note 9. TRADING ACTIVITIES AND RELATED RISKS - (continued)

Type of Instrument	Trading Gains/ (Losses) for the Six Months Ended June 30, 2012	Trading Gains/ (Losses) for the Six Months Ended June 30, 2011
Agriculture Contracts	$327,526	$(177,941)
Energy Contracts	105,665	74,585
Metal Contracts	(220,329)	(267,506)
Stock Indices Contracts	(37,701)	(658,766)
Short-Term Interest Rate Contracts	416,059	(44,729)
Long-Term Interest Rate Contracts	825,763	306,377
Forward Currency Contracts	(635,220)	583,886
Total	$781,763	$(184,094)

Line Item in the Statements of Operations	Trading Gains/ (Losses) for the Three Months Ended June 30, 2012	Trading Gains/ (Losses) for the Three Months Ended June 30, 2011
Futures trading gains (losses):
Realized**	$1,562,075	$37,614
Change in unrealized	(899,722)	(465,113)
Forward currency trading gains (losses):
Realized	(254,317)	575,640
Change in unrealized	(248,229)	180,199
Total	$159,807	$328,340

**	Amounts differ from the amounts on the Statements of Operations as the amounts above do not include gains and losses on foreign currency cash balances at the futures broker.

Line Item in the Statements of Operations	Trading Gains/ (Losses) for the Six Months Ended June 30, 2012	Trading Gains/ (Losses) for the Six Months Ended June 30, 2011
Futures trading gains (losses):
Realized**	$2,291,527	$(152,471)
Change in unrealized	(874,544)	(615,509)
Forward currency trading gains (losses):
Realized	102,639	746,994
Change in unrealized	(737,859)	(163,108)
Total	$781,763	$(184,094)

**	Amounts differ from the amounts on the Statements of Operations as the amounts above do not include gains and losses on foreign currency cash balances at the futures broker.

For the three months ended June 30, 2012 and 2011, the monthly average of futures contracts bought and sold was approximately 1,900 and 1,360 respectively, and the monthly average of notional value of forward currency contracts was $123,200,000 and $46,500,000 respectively.

For the six months ended June 30, 2012 and 2011, the monthly average of futures contracts bought and sold was approximately 1,900 and 1,140 respectively, and the monthly average of notional value of forward currency contracts was $95,300,000 and $48,900,000 respectively.

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2012 (Unaudited)

Note 9. TRADING ACTIVITIES AND RELATED RISKS - (continued)

Open contracts generally mature within twelve months; as of June 30, 2012, the latest maturity date for open futures contracts is September 2014 and the latest maturity date for open forward currency contracts is September 2012. However, the Fund intends to close all futures and foreign currency contracts prior to maturity.

Campbell & Company has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. Campbell & Company's basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. Campbell & Company's attempt to manage the risk of the Fund's open positions is essentially the same in all market categories traded. Campbell & Company applies risk management policies to its trading which generally limit the total exposure that may be taken per “risk unit” of assets under management. In addition, Campbell & Company follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as reducing position sizes dynamically in response to trading losses. Campbell & Company controls the risk of the Trust's non-trading fixed income instruments by limiting the duration of such instruments and requiring a minimum credit quality of the issuers of those instruments.

Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Fund's assets at financial institutions and brokers which Campbell & Company believes to be credit worthy. The limited partners bears the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 10. INDEMNIFICATIONS

In the normal course of business, the Fund enters into contracts and agreements that contain a variety of representations and warranties which provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. The Fund expects the risk of any future obligation under these indemnifications to be remote.

Note 11. INTERIM FINANCIAL STATEMENTS

The statements of financial condition, including the condensed schedules of investments, as of June 30, 2012 and December 31, 2011, the statements of operations and financial highlights for the three months and six months ended June 30, 2012 and 2011, and the statements of cash flows and changes in Partners' capital (Net Asset Value) for the six months ended June 30, 2012 and 2011 are unaudited. In the opinion of management, such financial statements reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of June 30, 2012, and the results of operations and financial highlights for the three months and six months ended June 30, 2012 and 2011, and cash flows and changes in Partners' capital (Net Asset Value) for the six months ended June 30, 2012 and 2011.

Note 12. SUBSEQUENT EVENTS

Management of the Fund has evaluated subsequent events through the date the financial statements were filed. There are no subsequent events to record or disclose in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Campbell Global Trend Fund, L.P.

We have audited the accompanying statements of financial condition of Campbell Global Trend Fund, L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2011 and 2010, and the related statements of operations, cash flows, changes in partners’ capital (net asset value) and financial highlights for the year ended December 31, 2011 and for the period April 6, 2010 (inception) through December 31, 2010. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Campbell Global Trend Fund, L.P. as of December 31, 2011 and 2010, the results of its operations, its cash flows, changes in its partners’ capital (net asset value) and the financial highlights for the year ended December 31, 2011 and for the period April 6, 2010 (inception) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 29, 2012

CAMPBELL GLOBAL TREND FUND, L.P.

CONDENSED SCHEDULE OF INVESTMENTS
DECEMBER 31, 2011

FIXED INCOME SECURITIES

Maturity Face Value	Description	Values ($)	% of Net Asset Value
	Government And Agency Obligations
	United States
	U.S. Treasury Bill
	U.S. Treasury Bills*
$650,000	Due 02/02/2012	$650,000	3.61%
	(cost $650,000)
	Total Fixed Income Securities
	(cost $650,000)	$650,000	3.61%

LONG FUTURES CONTRACTS

Description	Values ($)	% of Net Asset Value
Energy	$(5,321)	(0.03)%
Metals	$12,412	0.07%
Stock indices	$58,715	0.33%
Short-term interest rates	$25,957	0.14%
Long-term interest rates	$350,495	1.95%
Total long futures contracts	$442,258	2.46%

SHORT FUTURES CONTRACTS

Description	Values ($)	% of Net Asset Value
Agriculture	$(117,301)	(0.65)%
Energy	$49,652	0.27%
Metals	$89,729	0.50%
Stock indices	$21,537	0.12%
Short-term interest rates	$(475)	0.00%
Total short futures contracts	$43,142	0.24%
Total futures contracts	$485,400	2.70%

FORWARD CURRENCY CONTRACTS

Description	Values ($)	% of Net Asset Value
Various long forward currency contracts	$6,402	0.04%
Various short forward currency contracts	$448,857	2.49%
Total forward currency contracts	$455,259	2.53%

*	Pledged as collateral for the trading of forward positions.

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

CONDENSED SCHEDULE OF INVESTMENTS
DECEMBER 31, 2010

LONG FUTURES CONTRACTS

Description	Values ($)	% of Net Asset Value
Agriculture	$89,031	0.53%
Energy	$37,382	0.22%
Metals	$130,353	0.77%
Stock indices	$16,806	0.10%
Short-term interest rates	$21,390	0.13%
Long-term interest rates	$2,360	0.01%
Total long futures contracts	$297,322	1.76%

SHORT FUTURES CONTRACTS

Description	Values ($)	% of Net Asset Value
Agriculture	$(5,040)	(0.03)%
Energy	$(25,830)	(0.15)%
Metals	$(4,482)	(0.03)%
Stock indices	$4,023	0.02%
Short-term interest rates	$(312)	0.00%
Long-term interest rates	$(25,541)	(0.15)%
Total short futures contracts	$(57,182)	(0.34)%
Total futures contracts	$240,140	1.42%

FORWARD CURRENCY CONTRACTS

Description	Values ($)	% of Net Asset Value
Various long forward currency contracts	$563,554	3.34%
Various short forward currency contracts	$(263,756)	(1.56)%
Total forward currency contracts	$299,798	1.78%

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2011 AND 2010

	2011	2010
ASSETS
Equity in broker trading accounts
Cash	$14,218,326	$14,365,334
Restricted cash	1,887,062	1,098,083
Net unrealized gain (loss) on open futures contracts	485,400	240,140
Total equity in broker trading accounts	16,590,788	15,703,557
Cash	377,929	1,137,076
Fixed income securities (cost $650,000 and $ 0, respectively)	650,000	0
Net unrealized gain (loss) on open forward currency contracts	455,259	299,798
Interest receivable	218	1,879
Prepaid expenses	8,430	0
Other assets	6,947	62,733
Total assets	$18,089,571	$17,205,043
LIABILITIES
Accounts payable	$21,807	$30,958
Advisory fee	29,812	28,621
General partner fee	14,905	14,310
Broker-dealer custodial fee	3,593	3,732
Sales fee	13,797	0
Accrued commissions and other trading fees on open contracts	2,107	1,374
Performance fee payable	0	221,369
Offering costs payable	7,453	7,155
Total liabilities	93,474	307,519
PARTNERS’ CAPITAL (Net Asset Value)
Class A Units – Redeemable
General Partner – 7,500.072 units outstanding at December 31, 2011 and December 31, 2010	8,223,979	8,390,835
Limited Partners – 326.005 and 13.975 units outstanding at December 31, 2011 and December 31, 2010	357,462	15,634
Class B Units – Redeemable
Limited Partners – 237.712 and 0.000 units outstanding at December 31, 2011 and December 31, 2010	224,041	0
Class C Units – Redeemable
General Partner – 7,500.072 units outstanding at December 31, 2011 and December 31, 2010	8,456,406	8,464,858
Limited Partners – 172.262 and 23.212 units outstanding at December 31, 2011 and December 31, 2010	194,224	26,197
Class D Units – Redeemable
Limited Partners – 562.483 and 0.000 units outstanding at December 31, 2011 and December 31, 2010	539,985	0
Total partners’ capital (Net Asset Value)	17,996,097	16,897,524
Total liabilities and partners’ capital (Net Asset Value)	$18,089,571	$17,205,043

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND
THE PERIOD APRIL 6, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

	2011	2010(1)
TRADING GAINS (LOSSES)
Futures trading gains (losses)
Realized	$767,251	$2,037,922
Change in Unrealized	245,260	240,140
Brokerage commissions	(59,592)	(28,867)
Net gain (loss) from futures trading	952,919	2,249,195
Forward currency trading gains (losses)
Realized	(405,484)	246,841
Change in Unrealized	155,461	299,798
Brokerage commissions	(2,920)	(763)
Net gain (loss) from forward currency trading	(252,943)	545,876
Total net trading gain (loss)	699,976	2,795,071
NET INVESTMENT INCOME (LOSS)
Investment income
Interest income	8,271	6,221
Total investment income	8,271	6,221
Expenses
Advisory fee	348,223	186,055
General partner fee	174,110	93,028
Sales fee	163,831	87,567
Broker-dealer custodial fee	42,461	23,237
Performance fee	2,941	462,947
Operating expenses	86,508	44,564
Organizational expenses	0	10,184
Total expenses	818,074	907,582
Net investment income (loss)	(809,803)	(901,361)
NET INCOME (LOSS)	$(109,827)	$1,893,710
NET INCOME (LOSS) PER GENERAL PARTNER AND LIMITED PARTNER UNIT
(based on weighted average number of units outstanding during the period)
Class A	$(16.36)	$121.18
Class B(2)	$(86.18)	N/A
Class C	$4.65	$131.12
Class D(2)	$(49.18)	N/A
INCREASE (DECREASE) IN NET ASSET VALUE PER GENERAL PARTNER AND OTHER UNITHOLDERS UNIT
Class A	$(22.25)	$118.77
Class B(2)	$(57.51)	N/A
Class C	$(1.13)	$128.64
Class D(2)	$(40.00)	N/A

(1)	The amounts shown are for the period June 1, 2010 (commencement of trading) through December 31, 2010.
(2)	Class B Units and Class D Units commenced trading on May 1, 2011; therefore, the information shown is for the period May 1 through December 31, 2011. No information is provided for the period April 6, 2010 (inception) through December 31, 2010.

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND
THE PERIOD APRIL 6, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

	2011	2010
Cash flows from (for) operating activities
Net income (loss)	$(109,827)	$1,893,710
Adjustments to reconcile net income (loss) to net cash from (for) operating activities
Net change in unrealized	(400,721)	(539,938)
(Increase) decrease in restricted cash	(788,979)	(1,098,083)
(Increase) decrease in interest receivable	1,661	(1,879)
(Increase) decrease in prepaid expenses	(8,430)	0
(Increase) decrease in other assets	55,786	(62,733)
Increase (decrease) in accounts payable and accrued expenses	(214,343)	300,364
Purchases of investments in fixed income securities	(650,000)	0
Net cash from (for) operating activities	(2,114,853)	491,441
Cash flows from (for) financing activities
Addition of units	1,295,455	15,042,144
Redemption of units	0	(2,000)
Offering costs paid	(86,757)	(29,175)
Net cash from (for) financing activities	1,208,698	15,010,969
Net increase (decrease) in cash and cash equivalents	(906,155)	15,502,410
Unrestricted Cash
Beginning of period	15,502,410	0
End of period	$14,596,255	$15,502,410
End of period cash and cash equivalents consists of:
Cash in broker trading accounts	$14,218,326	$14,365,334
Cash and cash equivalents	377,929	1,137,076
Total end of period cash and cash equivalents	$14,596,255	$15,502,410

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (NET ASSET VALUE)
FOR THE YEAR ENDED DECEMBER 31, 2011 AND
THE PERIOD APRIL 6, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

	Partners’ Capital – Class A(1)
	General Partner		Limited Partners		Total
	Units	Amount	Units	Amount	Units	Amount
Balances at April 6, 2010	1.000	$1,000	0.000	$0	1.000	$1,000
Net income (loss)		908,848		651		909,499
Additions	7,500.072	7,500,072	13.975	15,000	7,514.047	7,515,072
Redemptions	(1.000)	(1,000)	0.000	0	(1.000)	(1,000)
Offering costs		(18,085)		(17)		(18,102)
Balances at December 31, 2010	7,500.072	8,390,835	13.975	15,634	7,514.047	8,406,469
Net income (loss)		(124,917)		(397)		(125,314)
Additions	0.000	0	312.030	343,126	312.030	343,126
Offering costs		(41,939)		(901)		(42,840)
Balances at December 31, 2011	7,500.072	$8,223,979	326.005	$357,462	7,826.077	$8,581,441

Net Asset Value per General and Limited Partners’ Unit – Class A
December 31, 2011	December 31, 2010	April 6, 2010
$1,096.52	$1,118.77	$1,000.00

(1)	Class A Units and Class C Units commenced trading on June 1, 2010.

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (NET ASSET VALUE)
FOR THE YEAR ENDED DECEMBER 31, 2011 AND
THE PERIOD APRIL 6, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

	Partners’ Capital – Class C(1)
	General Partner		Limited Partners		Total
	Units	Amount	Units	Amount	Units	Amount
Balances at April 6, 2010	1.000	$1,000	0.000	$0	1.000	$1,000
Net income (loss)		982,994		1,217		984,211
Additions	7,500.072	7,500,072	23.212	25,000	7,523.284	7,525,072
Redemptions	(1.000)	(1,000)	0.000	0	(1.000)	(1,000)
Offering costs		(18,208)		(20)		(18,228)
Balances at December 31, 2010	7,500.072	8,464,858	23.212	26,197	7,523.284	8,491,055
Net income (loss)		34,245		976		35,221
Additions	0.000	0	149.050	167,456	149.050	167,456
Offering costs		(42,697)		(405)		(43,102)
Balances at December 31, 2011	7,500.072	$8,456,406	172.262	$194,224	7,672.334	$8,650,630

Net Asset Value per General and Limited Partners’ Unit – Class C
December 31, 2011	December 31, 2010	April 6, 2010
$1,127.51	$1,128.64	$1,000.00

(1)	Class A Units and Class C Units commenced trading on June 1, 2010.

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (NET ASSET VALUE)
FOR THE YEAR ENDED DECEMBER 31, 2011 AND
THE PERIOD APRIL 6, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

	Partners’ Capital – Class B(1)
	Limited Partners
	Units	Amount
Balances at December 31, 2010	0.000	$0
Net income (loss)		(5,964)
Additions	237.712	230,221
Offering costs		(216)
Balances at December 31, 2011	237.712	$224,041

Net Asset Value per General and Limited Partners’ Unit – Class B
December 31, 2011	May 1, 2011
$942.49	$1,000.00

	Partners’ Capital – Class D(1)
	Limited Partners
	Units	Amount
Balances at December 31, 2010	0.000	$0
Net income (loss)		(13,770)
Additions	562.483	554,652
Offering costs		(897)
Balances at December 31, 2011	562.483	$539,985

Net Asset Value per General and Limited Partners’ Unit – Class D
December 31, 2011	May 1, 2011
$960.00	$1,000.00

(1)	Class B Units and Class D Units commenced trading on May 1, 2011; therefore, no information is presented for the period April 6, 2010 (inception) through December 31, 2010.

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

FINANCIAL HIGHLIGHTS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND
THE PERIOD JUNE 1, 2010 (Commencement of trading)
THROUGH DECEMBER 31, 2011

The following information presents per unit operating performance data and other supplemental financial data for Class A for the year ended December 31, 2011 and the period June 1, 2010 (commencement of trading) through December 31, 2010. This information has been derived from information presented in the financial statements.

	Class A
	2011	2010
Per Unit Performance
(for a unit outstanding throughout the entire period)
Net asset value per unit at beginning of period(4)	$1,118.77	$1,000.00
Income (loss) from operations:
Total net trading gains (losses)(1)	45.93	185.74
Net investment income (loss)(1)	(62.59)	(64.56)
Total net income (loss) from operations	(16.66)	121.18
Offering costs(1)	(5.59)	(2.41)
Net asset value per unit at end of period	$1,096.52	$1,118.77
Total Return	(1.99)%	11.88%
Supplemental Data
Ratios to average net asset value:
Expenses prior to performance fee(3)	5.68%	5.81%
Performance fee	0.00%	2.84%
Total expenses	5.68%	8.65%
Net investment income (loss)(2),(3)	(5.63)%	(5.74)%

Total returns are calculated based on the change in value of a unit during the period. An individual unitholder's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Net investment income (loss) per unit and offering costs per unit are calculated by dividing the net investment income (loss) and offering costs by the average number of units outstanding during the period. Total net trading gains (losses) is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Excludes performance fee.
(3)	Annualized for the period June 1, 2010 (commencement of trading) through December 31, 2010.
(4)	Represents the net asset value per Class A Unit at June 1, 2010 (commencement of trading).

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

FINANCIAL HIGHLIGHTS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND
THE PERIOD JUNE 1, 2010 (Commencement of trading)
THROUGH DECEMBER 31, 2011

The following information presents per unit operating performance data and other supplemental financial data for Class B for the period May 1, 2011 (commencement of trading) through December 31, 2011. This information has been derived from information presented in the financial statements.

Class B(5)
2011
Per Unit Performance
(for a unit outstanding throughout the entire period)
Net asset value per unit at beginning of period(4)	$1,000.00
Income (loss) from operations:
Total net trading gains (losses)(1)	(18.67)
Net investment income (loss)(1)	(35.72)
Total net income (loss) from operations	(54.39)
Offering costs(1)	(3.12)
Net asset value per unit at end of period	$942.49
Total Return	(5.75)%
Supplemental Data
Ratios to average net asset value:
Expenses prior to performance fee(3)	5.69%
Performance fee	0.00%
Total expenses	5.69%
Net investment income (loss)(2),(3)	(5.66)%

Total returns are calculated based on the change in value of a unit during the period. An individual unitholder's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Net investment income (loss) per unit and offering costs per unit are calculated by dividing the net investment income (loss) and offering costs by the average number of units outstanding during the period. Total net trading gains (losses) is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Excludes performance fee.
(3)	Annualized.
(4)	Represents the net asset value per Class B Unit at May 1, 2011 (commencement of trading).
(5)	The amounts shown are for the period May 1, 2011 (commencement of trading) through December 31, 2011.

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

FINANCIAL HIGHLIGHTS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND
THE PERIOD JUNE 1, 2010 (Commencement of trading)
THROUGH DECEMBER 31, 2011

The following information presents per unit operating performance data and other supplemental financial data for Class C for the year ended December 31, 2011 and the period June 1, 2010 (commencement of trading) through December 31, 2010. This information has been derived from information presented in the financial statements.

	Class C
	2011	2010
Per Unit Performance
(for a unit outstanding throughout the entire period)
Net asset value per unit at beginning of period(4)	$1,128.64	$1,000.00
Income (loss) from operations:
Total net trading gains (losses)(1)	47.02	186.60
Net investment income (loss)(1)	(42.46)	(55.53)
Total net income (loss) from operations	4.56	131.07
Offering costs(1)	(5.69)	(2.43)
Net asset value per unit at end of period	$1,127.51	$1,128.64
Total Return	(0.10)%	12.86%
Supplemental Data
Ratios to average net asset value:
Expenses prior to performance fee(3)	3.77%	3.90%
Performance fee	0.03%	3.06%
Total expenses	3.80%	6.96%
Net investment income (loss)(2),(3)	(3.72)%	(3.84)%

Total returns are calculated based on the change in value of a unit during the period. An individual unitholder's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Net investment income (loss) per unit and offering costs per unit are calculated by dividing the net investment income (loss) and offering costs by the average number of units outstanding during the period. Total net trading gains (losses) is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Excludes performance fee.
(3)	Annualized for the period June 1, 2010 (commencement of trading) through December 31, 2010.
(4)	Represents the net asset value per Class C Unit at June 1, 2010 (commencement of trading).

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

FINANCIAL HIGHLIGHTS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND
THE PERIOD JUNE 1, 2010 (Commencement of trading)
THROUGH DECEMBER 31, 2011

The following information presents per unit operating performance data and other supplemental financial data for Class D for the period May 1, 2011 (commencement of trading) through December 31, 2011. This information has been derived from information presented in the financial statements.

Class D(5)
2011
Per Unit Performance
(for a unit outstanding throughout the entire period)
Net asset value per unit at beginning of period(4)	$1,000.00
Income (loss) from operations:
Total net trading gains (losses)(1)	(14.10)
Net investment income (loss)(1)	(22.70)
Total net income (loss) from operations	(36.80)
Offering costs(1)	(3.20)
Net asset value per unit at end of period	$960.00
Total Return	(4.00)%
Supplemental Data
Ratios to average net asset value:
Expenses prior to performance fee(3)	3.56%
Performance fee	0.00%
Total expenses	3.56%
Net investment income (loss)(2),(3)	(3.54)%

Total returns are calculated based on the change in value of a unit during the period. An individual unitholder's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Net investment income (loss) per unit and offering costs per unit are calculated by dividing the net investment income (loss) and offering costs by the average number of units outstanding during the period. Total net trading gains (losses) is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Excludes performance fee.
(3)	Annualized.
(4)	Represents the net asset value per Class D Unit at May 1, 2011 (commencement of trading).
(5)	The amounts shown are for the period May 1, 2011 (commencement of trading) through December 31, 2011.

See Accompanying Notes to Financial Statements.

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  General Description of the Fund

Campbell Global Trend Fund, L.P. (the “Fund”) was formed as a Delaware series limited partnership pursuant to and in accordance with the provisions of the Delaware Revised Uniform Limited Partnership Act (the “Act”) on December 1, 2009. The Fund operates as a commodity investment pool and engages in the speculative trading of futures and forward currency contracts.

The Global Trend Fund seeks appreciation through trading a diversified portfolio of global futures and currencies pursuant to both traditional trend following and factor based trend following models (the “Trend Following Portfolio”). The Fund consists of five classes of limited partnership Units: Class A Units, Class B Units, Class C Units, Class D Units and Class E Units. Only Class A Units, Class B Units, Class C Units and Class D Units will be offered. Class E Units are not being offered for sale but will be issued in exchange for Class A Units, Class B Units, Class C Units and Class D Units in certain circumstances.

The Fund was initially comprised of two series — the Global Trend Series (USD) and the Global Trend Series (GLD). On April 6, 2010, the Fund was seeded with $1,000 each in Class A (USD), Class B (USD), Class C (USD), Class D (USD), Class A (GLD) and Class B (GLD). These amounts were redeemed before the Fund began trading on June 1, 2010. The Global Trend Series (GLD) did not commence trading. On March 18, 2011, the Fund filed a registration statement with the Securities and Exchange Commission to merge the Global Trend Series (GLD) into the Global Trend Series (USD). The registration became effective on May 2, 2011.

B.  Regulation

As a registrant with the Securities and Exchange Commission, the Fund is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Fund is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Fund trades.

C.  Method of Reporting

The Fund's financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which may require the use of certain estimates made by the Fund's management. Actual results may differ from these estimates.

Investment transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the Statements of Financial Condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 210-20, “Offsetting — Balance Sheet.” The fair value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close on the last business day of the reporting period. The fair value of forward currency (non-exchange traded) contracts was extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period.

For the purposes of both financial reporting and calculation of redemption value, Net Asset Value per unit is calculated by dividing Net Asset Value by the number of units outstanding.

The Fund adopted the provisions of ASC 820 “Fair Value Measurements and Disclosures.” ASC 820 provides guidance for determining fair value and requires increased disclosure regarding the inputs to valuation

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

techniques used to measure fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Fund has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. The value of the Fund's exchange-traded futures contracts fall into this category.

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. This category includes forward currency contracts that the Fund values using models or other valuation methodologies derived from observable market data. This category also includes fixed income investments.

Level 3 inputs are unobservable inputs for an asset or liability (including the Fund's own assumptions used in determining the fair value of investments). Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. As of December 31, 2011 and 2010, for the year ended December 31, 2011 and the period June 1, 2010 (commencement of trading) through December 31, 2010, the Fund did not have any Level 3 assets or liabilities.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (“ASU 2010-06”) for improving disclosure about fair value measurements. ASU 2010-06 adds new disclosure requirements about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances and settlements in the reconciliation for fair value measurements using significant unobservable inputs (Level 3). It also clarifies existing disclosure requirements relating to the levels of disaggregation for fair value measurement and inputs and valuation techniques used to measure fair value. As of January 1, 2010, the Fund adopted the provisions of ASU 2010-06 except for disclosures about purchases, sales, issuances and settlements in the rollforward of activity in Level 3 fair value measurements, which were adopted as of January 1, 2011. The adoption of the remaining provisions have not had a material impact on the Fund's financial statement disclosures.

The following table sets forth by level within the fair value hierarchy the Fund's investments accounted for at fair value on a recurring basis as of December 31, 2011 and December 31, 2010.

	Fair Value at December 31, 2011
Description	Level 1	Level 2	Level 3	Total
Investments
Fixed income securities	$0	$650,000	$0	$650,000
Other Financial Instruments
Exchange-traded futures contracts	485,400	0	0	485,400
Forward currency contracts	0	455,259	0	455,259
Total	$485,400	$1,105,259	$0	$1,590,659

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

	Fair Value at December 31, 2010
Description	Level 1	Level 2	Level 3	Total
Exchange-traded futures contracts	$240,140	$0	$0	$240,140
Forward currency contracts	0	299,798	0	299,798
Total	$240,140	$299,798	$0	$539,938

The gross presentation of the fair value of the Fund's derivatives by instrument type is shown in Note 9. See Condensed Schedules of Investments for additional detail categorization.

D.  Income Taxes

The Fund will prepare calendar year U.S. federal and applicable state information tax returns and report to the partners their allocable shares of the Fund’s income, expenses and trading gains or losses. No provision for income taxes has been made in the accompanying financial statements as each partner is individually responsible for reporting income or loss based on such partner’s respective share of the Fund’s income and expenses as reported for income tax purposes.

Management has continued to evaluate the application of ASC 740, “Income Taxes”, to the Fund, and has determined that no reserves for uncertain tax positions were required. There are no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within twelve months. The 2010 and 2011 tax years generally remain subject to the examination by the U.S. federal and most state tax authorities.

E.  Organization and Initial Offering Costs

Organization and initial offering costs were advanced by Campbell & Company, Inc. (“Campbell & Company”), the general partner. In addition, the general partner will incur all costs in connection with the continuous offering of units of the Fund. Each Class of Units, excluding Class E, will be charged a monthly rate of 1/12 of 0.5% (0.5% annualized) of each Class of Units’ month-end net asset value (as defined in the Amended Agreement of Limited Partnership) until such amounts are fully reimbursed to the general partner. The reimbursement is limited to 2.5% of the total subscriptions accepted by the Fund. The Fund will only be liable for payment of offering costs on a monthly basis.

If the Fund terminates prior to completion of payment of such amounts to Campbell & Company, Campbell & Company will not be entitled to any additional payments and the Fund will have no further obligation. Organizational costs will be charged to expense as incurred and offering costs will be charged directly to partners’ capital. At December 31, 2011 and December 31, 2010, the amount of unreimbursed offering costs incurred by Campbell & Company is $650,763 and $546,847, respectively.

F.  Foreign Currency Transactions

The Fund's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income.

G.  Allocations

Income or loss for the Fund (prior to calculation of the advisory fee, general partner fee, organization and offering costs, sales fee, broker-dealer custody fee and performance fee) is allocated pro rata for each Class within the Fund. Each Class of Units is then charged the advisory fee, general partner fee, organization and offering costs, sales fee, broker-dealer custody fee and performance fee applicable to such Class of Units.

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

H.  Recently Issued Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update No. 2011-04 (“ASU 2011-04”) to achieve common fair value measurement and disclosure requirements in U.S. GAAP and International Financial Reporting Standards. ASU 2011-04 explains how to measure fair value. It does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting. The amended guidance is effective for financial statements for fiscal years and interim periods beginning after December 15, 2011. The impact of this guidance on the Fund's financial statements and disclosures, if any, is currently being assessed.

Note 2. GENERAL PARTNER AND TRADING ADVISOR

The general partner of the Fund is Campbell & Company, which conducts and manages the business of the Fund. Campbell & Company is also the trading advisor of the Fund. The Amended Agreement of Limited Partnership requires Campbell & Company to maintain a capital account in the Fund equal to 1% of the net aggregate capital contributions of all partners in the Fund or $25,000, whichever is greater. Additionally, Campbell & Company is required by the Amended Agreement of Limited Partnership to maintain a net worth so long as it acts as general partner equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Fund. The minimum required net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

Each Class of Units will pay a monthly advisory fee of 1/12 of 2% (2% annualized) and a monthly general partner fee of 1/12 of 1% (1% annualized) of such Class’ month-end net assets to Campbell & Company.

Each Class of Units will pay Campbell & Company a quarterly performance fee equal to 20% of that Class of Units’ aggregate cumulative appreciation (as defined in the Fund's Agreement of Limited Partnership, as amended) in the net asset value per Unit, exclusive of appreciation attributable to interest income allocable to such Class of Units, and as adjusted for subscriptions and redemptions, on a cumulative high water mark basis. In determining the performance fee, net assets shall not be reduced by the performance fee being calculated. The performance fee is paid only on profits attributable to each Class of Units outstanding. The performance fee is accrued monthly, paid quarterly and is not subject to any clawback provisions.

Note 3. SALES FEE

The Fund will pay the selling agents for Class A Units and Class B Units a sales fee of 2% of the subscription amount of each subscription for Class A Units and Class B Units. In addition, commencing thirteen months after the sale of Units and in return for providing ongoing services to the limited partners, the Fund will pay those selling agents (or their assignees) up to 1/12 of 2% (2% annually) of the month-end net asset value of Class A Units and Class B Units.

The amount paid to selling agents on Class A Units and Class B Units sold will not exceed 8% of the gross offering proceeds of the Class A Units and 9% of the gross offering proceeds of the Class B Units sold.

Note 4. DEPOSITS WITH BROKER

The Fund deposits assets with a broker, Newedge USA, LLC, subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Fund typically earns interest income on its assets deposited with the broker.

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

Note 5. DEPOSITS WITH INTERBANK MARKET MAKER

The Fund’s counterparty with regard to its forward currency transactions is The Royal Bank of Scotland PLC (“RBS”). The Fund has entered into an International Swap and Derivatives Association, Inc. agreement with RBS which governs these transactions. The credit ratings reported by the three major rating agencies for RBS were considered investment grade as of December 31, 2011. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with RBS. The Fund typically earns interest income on its assets deposited with the RBS.

Note 6. BROKER-DEALER CUSTODY FEE

Class A Units and Class C Units will pay a monthly broker-dealer custodial fee of 1/12 of 0.25% (0.25% annually) of each respective Class’ month-end net asset value (as defined in the Fund's Agreement of Limited Partnership, as amended) to the selling agents (the firm and not the individual). The total amount paid to the selling agents for such broker-dealer custodial fees per Unit will not exceed 1% of the gross offering proceeds of Class A Units and 6% of the gross offering proceeds of Class C Units.

Note 7. OPERATING EXPENSES

Operating expenses for each Class of Units in the Fund are restricted by the Amended Agreement of Limited Partnership to 0.50% per annum of the average month-end net asset value (as defined) of each Class of Units. Any operating expense which exceeds the 0.50% expense cap will be reimbursed by Campbell & Company. Actual operating expenses exceeded the cap for the year ended December 31, 2011 by $1,817. This amount is due from Campbell & Company and is included in other assets on the Statements of Financial Condition as of December 31, 2011. Operating expenses did not exceed the cap for the period April 6, 2010 (inception) through December 31, 2010.

Note 8. SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

Investments in the Fund are made by subscription agreement, subject to acceptance by Campbell & Company.

The Fund is not required to make distributions, but may do so at the sole discretion of Campbell & Company. A limited partner may request and receive redemption of units owned, subject to restrictions in the Amended Agreement of Limited Partnership. Units are transferable, but no market exists for their sale and none is expected to develop. Monthly redemptions are permitted upon ten (10) business days advance written notice to Campbell & Company.

Redemption fees paid to Campbell & Company apply to Class A Units and Class B Units through the first twelve month-ends following purchase as follows: 1.833% of net asset value per redeemed Unit through the second month-end, 1.666% of net asset value per redeemed Unit through the third month-end, 1.500% of net asset value per redeemed Unit through the fourth month-end, 1.333% of net asset value per redeemed Unit through the fifth month-end, 1.167% of net asset value per redeemed Unit through the sixth month-end, 1.000% of net asset value per redeemed Unit through the seventh month-end, 0.833% of net asset value per redeemed Unit through the eighth month-end, 0.667% of net asset value per redeemed Unit through the ninth month-end, 0.500% of net asset value per redeemed Unit through the tenth month-end, 0.333% of net asset value per redeemed Unit through the eleventh month-end, 0.167% of net asset value per redeemed Unit through the twelfth month-end. The month-end as of which the Unit is purchased is counted as the first month-end. After the twelfth month-end following purchase of a Class A Unit or Class B Unit, no redemption fees apply.

Note 9. TRADING ACTIVITIES AND RELATED RISKS

The Fund engages in the speculative trading of U.S. and foreign futures contracts and forward currency contracts (collectively, “derivatives”). Specifically, the Fund trades a portfolio focused on financial futures, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

Note 9. TRADING ACTIVITIES AND RELATED RISKS - (continued)

stock index values, as well as metals, energy and agricultural values. The Fund is exposed to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

The amount of required margin and good faith deposits with the broker and interbank market makers usually range from 10% to 30% of Net Asset Value. The cash deposited with interbank market makers at December 31, 2011 and 2010 was $139,944 and $997,000, respectively, which equals 1% and 6% of Net Asset Value, respectively. These amounts are included in cash and cash equivalents. Included in cash deposits with the broker and interbank market maker at December 31, 2011 and December 31, 2010 was restricted cash for margin requirements of $1,887,062 and $1,098,083, respectively, which equals 10% and 6% of Net Asset Value respectively.

The Fund trades forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward currency contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward currency contracts typically involves delayed cash settlement.

The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits.

For derivatives, risks arise from changes in the fair value of the contracts. Market movements result in frequent changes in the fair value of the Fund's open positions and, consequently, in its earnings and cash flow. The Fund's market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the fair value of financial instruments and contracts, the diversification effects among the Fund's open positions and the liquidity of the markets in which it trades. Theoretically, the Fund is exposed to a market risk equal to the notional contract value of futures and forward currency contracts purchased and unlimited liability on such contracts sold short. See Note 1. C. for an explanation of how the Fund determines its valuation for derivatives as well as the netting of derivatives.

The Fund has adopted the provisions of ASC 815 “Derivatives and Hedging” (“ASC 815”). ASC 815 provides enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments are accounted for, and how derivative instruments affect an entity's financial position, financial performance and cash flows.

The following tables summarize quantitative information required by ASC 815.

The fair value of the Fund's derivatives by instrument type, as well as the location of those instruments on the Statements of Financial Condition, as of December 31, 2011 and 2010 is as follows:

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

Note 9. TRADING ACTIVITIES AND RELATED RISKS - (continued)

Type of Instrument*	Statements of Financial Condition Location	Asset Derivatives at December 31, 2011 Fair Value	Liability Derivatives at December 31, 2011 Fair Value	Net
Agricultural Contracts	Equity in broker trading accounts	$28,306	$(145,607)	$(117,301)
Energy Contracts	Equity in broker trading accounts	57,909	(13,578)	44,331
Metal Contracts	Equity in broker trading accounts	125,387	(23,246)	102,141
Stock Indices Contracts	Equity in broker trading accounts	84,653	(4,401)	80,252
Short-Term Interest Rate Contracts	Equity in broker trading accounts	40,646	(15,164)	25,482
Long-Term Interest Rate Contracts	Equity in broker trading accounts	357,701	(7,206)	350,495
Forward Currency Contracts	Net unrealized gain (loss) on open forward currency contracts	705,298	(250,039)	455,259
Totals		$1,399,900	$(459,241)	$940,659

*	Derivatives not designated as hedging instruments under ASC 815

Type of Instrument*	Statements of Financial Condition Location	Asset Derivatives at December 31, 2010 Fair Value	Liability Derivatives at December 31, 2010 Fair Value	Net
Agricultural Contracts	Equity in broker trading accounts	$97,458	$(13,467)	$83,991
Energy Contracts	Equity in broker trading accounts	49,457	(37,905)	11,552
Metal Contracts	Equity in broker trading accounts	131,354	(5,483)	125,871
Stock Indices Contracts	Equity in broker trading accounts	78,515	(57,686)	20,829
Short-Term Interest Rate Contracts	Equity in broker trading accounts	23,451	(2,373)	21,078
Long-Term Interest Rate Contracts	Equity in broker trading accounts	15,285	(38,466)	(23,181)
Forward Currency Contracts	Net unrealized gain (loss) on open forward currency contracts	587,615	(287,817)	299,798
Totals		$983,135	$(443,197)	$539,938

*	Derivatives not designated as hedging instruments under ASC 815

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

Note 9. TRADING ACTIVITIES AND RELATED RISKS - (continued)

The trading revenue of the Fund's derivatives by instrument type, as well as the location of those gains and losses on the Statements of Operations, for the year ended December 31, 2011 and the period April 6, 2010 (inception) through December 31, 2010 is as follows.

Type of Instrument	Trading Revenue for the Year Ended December 31, 2011	Trading Revenue for the Period April 6, 2010 (inception) through December 31, 2010**
Agricultural Contracts	$(793,249)	$618,397
Energy Contracts	68,832	(200,005)
Metal Contracts	(478,811)	533,188
Stock Indices Contracts	(1,575,622)	469,767
Short-Term Interest Rate Contracts	781,969	166,690
Long Term Interest Rate Contracts	3,029,229	691,487
Forward Currency Contracts	(250,023)	546,639
Total	$782,325	$2,826,163

Line Item in the Statements of Operations	Trading Revenue for the Year Ended December 31, 2011	Trading Revenue for the Period April 6, 2010 (inception) through December 31, 2010**
Futures trading gains (losses):
Realized***	$787,088	$2,039,384
Change in unrealized	245,260	240,140
Forward currency trading gains (losses):
Realized	(405,484)	246,841
Change in unrealized	155,461	299,798
Total	$782,325	$2,826,163

**	The Fund began trading on June 1, 2010.
***	Amount differs from the amount on the Statements of Operations as the amount above does not include gains and losses on foreign currency cash balances at the futures brokers.

For the year ended December 31, 2011 and the period April 6, 2010 (inception) through December 31, 2010, the monthly average of futures contracts bought and sold was approximately 1,300 and 650, respectively, and the monthly average of notional value of forward currency contracts was $62,425,000 and $39,710,000, respectively.

Open contracts generally mature within twelve months; as of December 31, 2011, the latest maturity date for open futures contracts is September 2013 and the latest maturity date for open forward currency contracts is March 2012. However, the Fund intends to close all futures and foreign currency contracts prior to maturity.

Campbell & Company has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. Campbell & Company's basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. Campbell & Company's attempt to manage the risk of the Fund's open positions is essentially the same in all market categories traded. Campbell & Company applies risk management policies to its trading which generally limit the total exposure that may be taken per “risk unit” of assets under management. In addition, Campbell & Company follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as reducing position sizes dynamically in response to trading losses. Campbell & Company controls the risk of

CAMPBELL GLOBAL TREND FUND, L.P.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

Note 9. TRADING ACTIVITIES AND RELATED RISKS - (continued)

the Fund's non-trading fixed income instruments by limiting the duration of such instruments and requiring a minimum credit quality of the issuers of those instruments. Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Fund's assets at financial institutions and brokers which Campbell & Company believes to be credit worthy. The limited partners bears the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 10. INDEMNIFICATIONS

In the normal course of business, the Fund enters into contracts and agreements that contain a variety of representations and warranties which provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. The Fund expects the risk of any future obligation under these indemnifications to be remote.

Note 11. SUBSEQUENT EVENTS

Management of the Fund has evaluated subsequent events through the date the financial statements were filed. Effective April 1, 2012, the Agreement of Limited Partnership between the Fund and Campbell & Company will be amended to remove the 1% general partner fee. There are no additional subsequent events to disclose in the financial statements.

CAMPBELL & COMPANY, INC.

CONSOLIDATED BALANCE SHEET
September 30, 2011
(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$152,788,465
Net unrealized gain on open futures contracts	1,447,018
Equity securities, at fair value	82,489,298
Fixed income securities	63,931,608
Receivable for securities sold	64,026,848
Accounts receivable
Advisory and performance fees	6,353,550
Receivable from Campbell Strategic Allocation Fund, L.P.	4,369,612
Other receivables	1,519,543
Total current assets	376,925,942
Property and equipment
Furniture and office equipment	18,603,247
Leasehold improvements	5,763,702
24,366,949
Less accumulated depreciation and amortization	(16,533,925)
Total property and equipment	7,833,024
Other assets
Cash surrender value of life insurance, net of policy loans of $382,600	644,376
Investments in sponsored funds	69,485,723
Investment in other fund	5,210,028
Other	7,074,286
Total assets	$467,173,379
LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$27,568,328
Net unrealized loss on open forward currency contracts	5,816,525
Equity securities sold short, at fair value	82,433,862
Payable for securities purchased	64,105,987
Current portion of subordinated debt	36,311,198
Total current liabilities	216,235,900
Deferred rent expense	3,047,542
Subordinated debt	112,911,220
Capital stock subject to repurchase, at current redemption value	1,579,721
Total liabilities	333,774,383
STOCKHOLDERS' EQUITY
Retained earnings	4,182,607
Noncontrolling interests	129,216,389
Total stockholders' equity	133,398,996
Total liabilities and stockholders' equity	$467,173,379

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  General

The consolidated balance sheet of Campbell & Company, Inc. (CCI) include the accounts of CCI and its wholly owned or consolidated subsidiaries, collectively referred to as the “Company.” CCI is incorporated in Maryland and earns fees as a commodity trading advisor for investment funds in which it sponsors (“sponsored funds”) and unaffiliated third party investment funds and managed accounts. CCI is subject to the regulations of the Commodity Futures Trading Commission (CFTC), an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry, and the rules of the National Futures Association (NFA), an industry self-regulatory organization. Certain of CCI’s various subsidiaries are also subject to regulation by various regulatory bodies as further described below.

The various subsidiaries consolidated by Campbell & Company, Inc. are consolidated pursuant to the provisions of the Consolidation Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), referred to as the FASB ASC or the Codification. The provisions of the Consolidation Topic of the Codification require consolidation of entities in different circumstances based on the nature and operating characteristics of the entity. The subsidiaries consolidated by Campbell & Company, Inc. are consolidated due to being wholly owned by Campbell & Company, Inc. or are limited partnerships or similar entities in which Campbell & Company, Inc. is deemed to have control.

The various entities consolidated by Campbell & Company, Inc. and included in the accompanying consolidated balance sheet, as well as a brief description of each entity, are as follows:

Campbell Financial Services, Inc. (CFS) – is wholly-owned by CCI and is registered with the United States Securities and Exchange Commission (SEC) as a broker and dealer in securities (a “broker-dealer”) and is a member of the Financial Industry Regulatory Authority, Inc. (FINRA). As a broker-dealer, CFS must meet the net capital provisions of Rule 15c3-1 of the Securities Exchange Act of 1934.

Campbell & Company Investment Adviser LLC (CCIA) – CCI is the sole member of CCIA and CCIA is registered under the Investment Advisers Act of 1940, as amended, as an Investment Adviser.

The Campbell World Trend Fund, L.P. (CWTF) – CWTF is a limited partnership organized under the laws of Delaware. CWTF is an investment fund in which the Company acts in the capacity as the General Partner and Trading Advisor. CWTF trades various financial instruments including futures contracts and forward currency contracts.

The Campbell Global Assets Fund Limited SAC (CGAF), Classes A, B, C and D – CGAF was incorporated under the International Business Companies Act of the Commonwealth of the Bahamas. Each Class of Shares of CGAF is a separate legal entity under the laws of the Bahamas and accordingly, Classes A, B, C and D each represent a separate subsidiary of CCI. CGAF is an investment fund in which the Company acts in the capacity of Trading Advisor. CGAF trades various financial instruments including futures contracts, forward currency contracts, fixed income securities and equity securities.

The Campbell Qualified Multi-Strategy Fund L.L.C. (CQMSF) – CQMSF is a limited liability company organized under the laws of the State of Delaware. CQMSF is an investment fund in which the Company acts in the capacity of the Managing Member and CCIA acts in the capacity of Investment Adviser. CQMSF trades various financial instruments including futures contracts, forward currency contracts, fixed income securities and equity securities.

Campbell & Company International Bahamas Limited (CCIBL) – CCIBL was incorporated under the International Business Companies Act of the Commonwealth of the Bahamas on May 25, 2010. CCIBL is wholly-owned by CCI. CCIBL is an entity that may invest in offshore investment opportunities.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

The consolidated balance sheet includes the accounts of CCI and all of its subsidiaries at September 30, 2011. Intercompany accounts and transactions have been eliminated in consolidation. The interests of the various consolidated subsidiaries not owned directly by CCI are presented as non-controlling interests in the consolidated balance sheet.

B.  Method of Reporting

The Company’s consolidated balance sheet is presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Codification is the single source of U.S. GAAP. The preparation of a consolidated balance sheet in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates, and such differences may be material to the consolidated balance sheet.

C.  Cash and Cash Equivalents

Cash and cash equivalents consist of cash, deposits with banks and brokers, certificates of deposit and money market mutual funds readily convertible into cash.

D.  Investments and Valuation

The Company’s assets and liabilities measured on a recurring basis are reported at fair value pursuant to the provisions of the Fair Value Measurements and Disclosures Topic of the Codification.

Futures contracts and forward currency contracts are accounted for on the trade date. Net unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the consolidated balance sheet as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with the Derivatives and Hedging Topic of the Codification. The fair value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. The fair value of forward currency (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M (E.T.) of the last business day of the reporting period.

Security transactions are accounted for on the trade date. Securities listed or quoted on an exchange and national market issues traded in the over-the-counter market are valued at the last reported sales price on the valuation date. The Company sells securities not owned at the time of sale (a “short” sale). When the Company engages in a short sale, an amount equal to the proceeds received by the Company is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the short sale.

The Company’s trading of equity securities in Japan is completed each day prior to the close of business in the U.S. markets. These securities are valued based on the last reported sales price of the Japanese exchanges. Events may occur subsequent to the valuation of the Japanese securities that may not be reflected in the consolidated balance sheet. If events occur during such period and are deemed material, those securities may be valued at fair value as determined in good faith by the Company.

Fixed income securities, other than U.S. Treasury bills held at brokers or interbank market makers, are marked to market on the last business day of the reporting period by a custodian who utilizes a third party vendor hierarchy of pricing providers who specialize in such markets. U.S. Treasury bills held at the brokers or interbank market makers are stated at cost plus accrued interest, which approximates fair value. Premiums and discounts on debt securities are amortized for financial reporting purposes. Fixed income securities are held by certain of the Company’s subsidiaries for cash management purposes and not speculative trading purposes.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Investments in sponsored and other funds are reported at fair value at the date of the consolidated balance sheet. Fair value ordinarily is the value determined for each sponsored or other fund in accordance with such fund’s valuation policies and reported at the time of the Company’s valuation. Generally, the fair value of the Company’s investment in a sponsored or other fund equals the underlying net asset value and represents the amount the Company could reasonably expect to receive from such sponsored or other fund if the Company’s investment was redeemed at the time of valuation.

E.  Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

F.  Revenue Recognition

Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied. Commission revenue and broker service fees are recognized when earned, based on the terms of the underlying agreements.

G.  Income Taxes

The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company files U.S. federal and state tax returns and is subject to state income taxes in certain states in which it conducts business, and adequate provision for such is provided for in the consolidated financial statements. The Company’s taxable income is taxable to the stockholders on an individual basis.

During 2009, the Company filed on behalf of CFS, a Subchapter S Subsidiary election under the Internal Revenue Code whereby CFS’s taxable income will “flow-through” to Campbell & Company, Inc. and be subject to their U.S. federal and state taxation status.

As CCIA, CWTF and CQMSF are either limited liability companies or limited partnerships, they report to their members or partners, including Campbell & Company, Inc., their allocable shares of CCIA’s, CWTF’s and CQMSF’s income, expenses, gains and losses. Such income, expenses, gains and losses are then taxable to the Company’s stockholders on an individual basis.

CGAF and CCIBL are not subject to taxation in the Commonwealth of the Bahamas, the U.S. or any other jurisdiction. CGAF is, however, subject to U.S. withholdings on certain income earned.

The Company applies the provisions of Codification Topics 740, Income Taxes; and 835, Interest, which prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the consolidated financial statements. This accounting standard requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s consolidated financial statements to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions with respect to tax at the Company level not deemed to meet the “more-likely-than-not” threshold would be recorded as an expense in the current year. The Company has elected an accounting policy to classify interest and penalties, if any, as interest expense. The 2007 through 2010 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

H.  Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the consolidated balance sheet.

J.  Recently Issued Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06) entitled Fair Value Measurements and Disclosures (Topic 820) – Improving Disclosures about Fair Value Measurements. ASU 2010-06 amends the Fair Value Measurements and Disclosures Topic of the Codification to add new disclosure requirements about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances and settlements in the reconciliation for fair value measurements using significant unobservable inputs (Level 3). It also clarifies existing disclosure requirements relating to the levels of disaggregation for fair value measurement and inputs and valuation techniques used to measure fair value. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of ASU 2010-06 did not have a material impact on the Company’s consolidated balance sheet at September 30, 2011.

Note 2. FAIR VALUE

Fair value, as defined in the Fair Value Measurements and Disclosures Topic of the Codification, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy, as set forth in the Fair Value Measurements and Disclosures Topic of the Codification, prioritizes the inputs to valuation techniques used to measure fair value into three broad levels: quoted market prices in active markets for identical assets or liabilities (Level 1); inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2); and unobservable inputs for an asset or liability (Level 3). If the inputs used to measure a financial instrument fall within different levels of the fair value hierarchy, the categorization is based on the lowest level input that is significant to the measurement of that financial instrument. The Company recognizes transfers between fair value hierarchy levels at the beginning of the reporting period.

Investments in sponsored and other funds categorized as Level 2 or Level 3 fair value measurements are valued at fair value based on CCI’s proportionate share of the sponsored or other funds’ net asset value, which represents a market approach to fair value measurement. Fixed income securities categorized as Level 2 fair value measurements are valued based on various market pricing information which represents a market approach to fair value measurement. For forward currency contracts which are categorized as Level 2 fair value measurements, the fair value is determined by extrapolating on a forward basis from the spot prices quoted as of 3:00 P.M (E.T.) of the last business day of the reporting period. Such valuation technique for forward currency contracts represents both a market approach and an income approach to fair value measurement.

The Fair Value Measurements and Disclosures Topic of the Codification provides that if the reporting entity has the ability to redeem its investment in another sponsored or other fund at net asset value at the measurement date, the investment shall be categorized as a Level 2 fair value measurement, and if the reporting entity cannot redeem its investment in another sponsored or other fund at net asset value at the measurement date but the investment may be redeemable at a future date, the reporting entity shall consider the length of time until the investment will be redeemable in determining whether it will be categorized as a Level 2 or Level 3 fair value measurement.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 2. FAIR VALUE - (continued)

The following summarizes the Company’s assets accounted for at fair value at September 30, 2011 using the fair value hierarchy:

	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	$152,788,465	$—	$—	$152,788,465
Investments in sponsored funds	—	41,860,131	27,625,592	69,485,723
Investment in other fund	—	5,210,028	—	5,210,028
Equity securities	82,573,073	—	—	82,573,073
Fixed income securities	—	63,931,608	—	63,931,608
Futures contracts	1,363,243	—	—	1,363,243
	—
Total assets	$236,724,781	$111,001,767	$27,625,592	$375,352,140
Liabilities
Forward currency contracts	—	5,816,525	—	5,816,525
Equity securities sold short	$82,433,862	$—	$—	$82,433,862
	—		—
Total liabilities	$82,433,862	$5,816,525	$—	$88,250,387

A reconciliation of the beginning and ending balances for each major category of assets measured at fair value on a recurring basis using significant Level 3 inputs during the period January 1, 2011 through September 30, 2011, is as follows:

Level 3 Fair Value Measurements — Investments in Sponsored Funds
Beginning balance, December 31, 2010	$35,394,912
Total income included in net income	(946,665)
Additions to sponsored funds	0
Redemptions from sponsored funds	(6,822,655)
Ending balance, September 30, 2011	$27,625,592

The following summarizes the carrying amount and fair value of the Company’s other financial instruments at September 30, 2011:

	Carrying Amount	Fair Value
Assets
Cash surrender value of life insurance	$644,376	$644,376
Liabilities
Subordinated debt	$149,222,418	$149,222,418

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 3. INVESTMENTS IN SPONSORED AND OTHER FUNDS

Investments in sponsored funds consist of the following at September 30, 2011:

The Campbell Multi-Strategy Trust	$39,345,949
Campbell Strategic Allocation Fund, L.P.	10,856,256
Campbell Financial Futures Fund Limited Partnership	2,461,201
The Campbell Fund Trust	52,981
Campbell Global Trend Fund, L.P.	16,769,336
Total	$69,485,723

In addition to its investments in these sponsored funds, The Company has General Partner, Adviser, Trading Advisor, Managing Owner, or Managing Operator responsibilities with regards to the following:

The Campbell Multi-Strategy Trust

The Company acts as Adviser of The Campbell Multi-Strategy Trust (CMST).

Summarized financial information with respect to CMST as of September 30, 2011 is as follows:

Balance Sheet Data
Assets	$257,613,069
Liabilities	124,890,149
Net Asset Value	$132,722,920

The Company has agreed to advance funds to CMST necessary to pay organization and offering costs related to CMST’s initial and continuous offerings. The Company is reimbursed such amounts by CMST at the rate of 0.75% per annum of CMST’s net assets. The Company reflects a receivable of $85,669 as of September 30, 2011 from CMST for offering costs due to be reimbursed. Such amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $503,145 at September 30, 2011 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CMST of these reimbursements, even though CMST is not liable for this amount at the current time. In the event CMST terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CMST. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

Campbell Strategic Allocation Fund, L.P.

The Company is the General Partner and commodity trading advisor of Campbell Strategic Allocation Fund, L.P. (Strategic). As General Partner, the Company receives from Strategic a monthly brokerage fee and a quarterly performance fee, of which $3,068,286 is included in advisory and performance fees receivable at September 30, 2011.

Summarized financial information with respect to Strategic as of September 30, 2011 is as follows:

Balance Sheet Data
Assets	$1,225,601,622
Liabilities	109,285,919
Net Asset Value	$1,116,315,703

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 3. INVESTMENTS IN SPONSORED AND OTHER FUNDS - (continued)

The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The Company is further bound by Strategic’s Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

As General Partner, the Company incurs costs in connection with Strategic’s initial and continuous offerings. The Company reflects a receivable of $287,107as of September 30, 2011, from Strategic for offering costs due to be reimbursed. Such amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet. The remaining unreimbursed offering costs of $29,370 at September 30, 2011 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

At September 30, 2011, $4,082,505 in selling agent commissions are subject to future reimbursement, all of which is included in a Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet.

In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

Campbell Financial Futures Fund Limited Partnership

The Company acts as General Partner of Campbell Financial Futures Fund Limited Partnership (Financial Futures). The net asset value of Financial Futures as of September 30, 2011 is $16,866,304.

The Campbell Fund Trust

The Company is the Managing Operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust. The net asset value of the Trust at September 30, 2011 is $384,213,156.

As Managing Operator, the Company has agreed to advance funds to the Trust necessary to pay organization and offering costs related to the Trust’s initial and continuous offerings. The Company is reimbursed by the Trust for the amount of such costs applicable to certain Series of the Trust at the rate of 0.5% per annum of the applicable Series’ net assets. The Company reflects a current receivable at September 30, 2011 of $51,388 from Series A and $7,087 from Series W of the Trust for offering costs due to be reimbursed. Such amounts are included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $2,739,042 for Series A of the Trust, and $568,895 for Series W of the Trust, at September 30, 2011, are included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from the Trust of these reimbursements, even though the Trust is not liable for this amount at the current time. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 3. INVESTMENTS IN SPONSORED AND OTHER FUNDS - (continued)

The Company also pays, up-front, a 2% commission to selling agents who sell units of Series A of the Trust. The Company is then reimbursed by the Trust for this cost, over twelve months, through a fee, which is based on the monthly net asset value of the Series A units. At September 30, 2011, $906,750 in selling agent commissions are subject to future reimbursement, of which $205,554 is included in Other receivables in the consolidated balance sheet. The remaining $701,796 is included in Other assets in the consolidated balance sheet.

In the event the Trust terminates prior to the completion of reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from the Trust.

Campbell Global Trend Fund, L.P.

The Company is the General Partner and commodity trading advisor of Campbell Global Trend Fund, L.P. (Global Trend). The Company receives from Global Trend a monthly advisory fee, a monthly General Partner fee and a quarterly performance fee, of which $46,945 is included in advisory and performance fees receivable at September 30, 2011.

Summarized financial information with respect to Global Trend as of September 30, 2011 is as follows:

Balance Sheet Data
Assets	$17,769,747
Liabilities	102,104
Net Asset Value	$17,667,643

The Company has committed to maintaining an investment in Global Trend equal to the greater of 1% of the net aggregate contributions of all partners or $25,000. CCI is further bound by Global Trend’s Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which CCI acts as General Partner, including Global Trend. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

As General Partner, the Company incurs costs in connection with Global Trend’s initial and continuous offerings. The Company is reimbursed such amounts by Global Trend at the rate of 0.5% per annum of Global Trend’s net assets. The Company reflects a receivable at September 30, 2011 of $3,581 from Global Trend Class A, $37 from Global Trend Class B, $3,584 from Global Trend Class C and $132 from Global Trend Class D for offering costs due to be reimbursed. Such amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $618,301 at September 30, 2011 are included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from Global Trend of these reimbursements, even though Global Trend is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Global Trend each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

In the event Global Trend terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Global Trend.

Investment in Other Fund

The Company is an investor in a non-sponsored or other fund, Lyxor/Campbell Fund Limited (Lyxor). Lyxor is a limited liability company formed under the laws of Jersey, Channel Islands. Lyxor engages primarily in the speculative trading of futures contracts and forward currency contracts. Campbell & Company, Inc. is the Trading Advisor of Lyxor, but does not act in any management capacity with respect to Lyxor.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 3. INVESTMENTS IN SPONSORED AND OTHER FUNDS - (continued)

Additional information with respect to investment strategies, as well as redemption and liquidity provisions, and other relevant information with respect to the Company’s investments in sponsored funds and other funds at September 30, 2011, is as follows:

Investments	Investment Strategy		Fair Value		Unfunded Commitments	Redemption Frequency		Redemption Notice Period		Redemption Restrictions
The Campbell Multi-Strategy Trust	Multi- Strategy	(1)	$39,345,949 (3)		$0	Quarterly	(4)	14 days prior to last business day of the quarter	(4)	Potential Restriction	(7)
Campbell Strategic Allocation Fund, L.P.	Managed Futures	(2)	$10,856,256 (3)		$0	Monthly	(5)	10 business days prior to end of month	(5)	General Partner Restriction	(8)
Campbell Financial Futures Fund Limited Partnership	Managed Futures	(2)	$2,461,201	(3)	$0	Monthly	(5)	10 business days prior to end of month	(5)	General Partner Restriction	(8)
The Campbell Fund Trust	Managed Futures	(2)	$52,981	(3)	$0	Monthly	(5)	10 business days prior to end of month	(5)	None
Campbell Global Trend Fund, L.P.	Managed Futures	(2)	$16,769,336 (3)		$0	Monthly	(5)	10 business days prior to end of month	(5)	General Partner Restriction	(9)
Lyxor/Campbell Fund Limited	Managed Futures	(2)	$5,210,028	(3)	$0	Weekly	(6)	Dealing Day	(6)	None

(1)	This category consists of an investment in a fund that engages in the speculative trading of securities, U.S. and foreign futures contracts and forward currency contracts.
(2)	This category consists of an investment in a fund that engages in the speculative trading of U.S. and foreign futures contracts and forward currency contracts.
(3)	The fair values of these investments have been estimated using the net asset value.
(4)	The Company may redeem all or a portion of its investment on a quarterly basis subject to providing notice 14 days prior to the last business day of the quarter.
(5)	The Company may redeem its investment on a monthly basis subject to providing notice 10 business days prior to the end of the month.
(6)	The Company may redeem its investment on a weekly basis subject to providing notice prior to the Dealing Day (which is each Friday, and if such day is not a business day, the immediate following business day).
(7)	In the event that quarterly requests for redemptions exceed 5%-25% of CMST’s outstanding shares, redemptions by the Company may be limited to its pro rata share of all outstanding redemption requests as of such quarter end.
(8)	The Company, as General Partner, must maintain an investment equal to at least 1% of the net aggregate capital contributions of all partners.
(9)	The Company, as General Partner, must maintain an investment equal to the greater of 1% of the net aggregate contributions of all partners or $25,000.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 4. DERIVATIVES

The Company, as the trading advisor of, and on behalf of certain of the consolidated sponsored funds, engages in the speculative trading of futures contracts, and forward currency contracts (collectively, “derivatives”) for the purpose of achieving capital appreciation. None of such derivative instruments are designated as hedging instruments, as defined in the Derivatives and Hedging Topic of the Codification, nor are they used for other risk management purposes. The Company’s basic market risk control procedures with respect to derivatives consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. The Company’s attempt to manage market risk on open derivative positions is essentially the same in all market categories traded. The Company applies risk management policies to its trading which generally limit the total exposure that may be taken per “risk unit” of assets under management. In addition, the Company follows diversification guidelines often formulated in terms of the balanced volatility between markets and correlated groups.

The following presents the fair value of derivative contracts at September 30, 2011. The fair value of futures contracts and forward currency contracts is presented as an asset if in a gain position and as a liability if in a loss position. Fair value is presented on a gross basis in the table below even though the futures contracts and forward currency contracts qualify for net presentation in the consolidated balance sheet.

Type of Instrument	Consolidated Balance Sheet Location	Fair Value of Asset Derivatives at September 30, 2011	Fair Value of Liability Derivatives at September 30, 2011	Net
Agricultural Contracts	Net unrealized gain on open futures contracts	$919,097	$(653,429)	$265,668
Energy Contracts	Net unrealized gain on open futures contracts	524,882	(599,163)	(74,281)
Metal Contracts	Net unrealized gain on open futures contracts	5,641,130	(3,085,896)	2,555,233
Stock Indices Contracts	Net unrealized gain on open futures contracts	231,964	(509,024)	(277,060)
Short-Term Interest Rate Contracts	Net unrealized gain on open futures contracts	8,129	(540,038)	(531,909)
Long-Term Interest Rate Contracts	Net unrealized gain on open futures contracts	396,703	(887,337)	(490,633)
Forward Currency Contracts	Net unrealized gain on open forward currency contracts	13,416,039	(19,232,564)	(5,816,525)
Totals		$21,137,944	$(25,507,451)	$(4,369,507)

Note 5. MARKET AND CREDIT RISKS

The sponsored funds, including the consolidated sponsored funds, and other funds in which the Company invests, engage in the speculative trading of U.S. and foreign futures contracts and forward currency contracts. The sponsored and other funds, and the Company, as an investor in the sponsored or other funds, are exposed to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. As the sponsored and other funds trade forward currency contracts in unregulated markets between principals, the sponsored and other funds, and the Company, as an investor in the sponsored or other funds, also assume the risk of loss from counterparty nonperformance.

The Company deposits cash and cash equivalents with financial institutions in connection with its operating and cash management activities. In the event of a financial institution’s insolvency, recovery of Company assets on deposit may be limited to account insurance or other protection afforded such deposits.

The various consolidated sponsored funds deposit cash and other assets with Futures Commission Merchants (“futures brokers”), subject to Commodity Futures Trading Commission regulations and various

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 5. MARKET AND CREDIT RISKS - (continued)

exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such futures brokers. Accordingly, assets used to meet margin or other broker or regulatory requirements are partially restricted. Cash and the fair value of fixed income securities on deposit with futures brokers at September 30, 2011 amounted to $93,585,266.

The various consolidated sponsored funds also deposit cash and other assets with various financial institutions such as brokers and dealers in securities and interbank market makers in connection with their trading of securities, and forward currency contracts. Assets deposited with brokers and dealers in securities, interbank market makers and other financial institutions in connection with the trading of securities and forward currency contracts are partially restricted due to deposit or margin requirements. In the event of a financial institution’s insolvency, recovery of Company assets on deposit may be limited to account insurance or other protection afforded such deposits.

Purchase and sale of futures contracts require margin deposits with the futures broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a futures broker to segregate all customer transactions and assets from such futures broker’s proprietary activities. A customer’s cash and other assets (for example, U.S. Treasury bills) deposited with a futures broker are considered commingled with all other customer funds, subject to the futures broker’s segregation requirements. In the event of a futures broker’s insolvency, recovery of assets on deposit may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than cash and other assets deposited.

For derivatives, risks arise from changes in the fair value of the contracts. The Company, both directly through consolidation of certain sponsored funds, and indirectly as an investor in certain sponsored and other funds, is exposed to the market risks of derivative contracts. The Company, with respect to the consolidated sponsored funds, is exposed to market risk equal to the notional value of derivatives purchased and unlimited liability on derivatives sold short. The Company, with respect to its investments in certain sponsored and other funds, is exposed to market risk equal to its proportionate share of the notional value of derivatives purchased and its proportionate share of the unlimited liability on derivatives sold short.

Certain of the consolidated sponsored funds and certain of the sponsored funds in which the Company invests, engage in the trading of securities which are typically traded on an exchange or in the over-the-counter market. Such sponsored funds also sell securities not owned at the time of sale (a “short sale”). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in security values. Theoretically, short sales expose such sponsored funds, and the Company, to potentially unlimited liability, as the ultimate obligation to purchase a security sold short may exceed the amount recorded in such sponsored funds’ balance sheet.

The Company has established procedures to actively monitor the market risk and minimize the credit risk of its own trading and investing activities, as well as the trading and investing activities of the sponsored funds in which it invests. There can be no assurance that the Company will, in fact, succeed in doing so. Additionally, the Company, in its capacity as General Partner, Managing Owner, Managing Member or Managing Operator of the sponsored funds, is subject to certain additional risks of loss and liability for the activities of the sponsored funds.

Note 6. INDEMNIFICATIONS

In the normal course of business, the Company and its consolidated subsidiaries enter into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 7. NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY

The Company consolidates several sponsored funds which are not wholly-owned by the Company as follows:

Consolidated Sponsored Fund	September 30, 2011 Fund Net Asset Value	September 30, 2011 Net Asset Value of CCI’s Investment	September 30, 2011 Net Asset Value of Noncontrolling Interest
The Campbell World Trend Fund, L.P.	$30,801,810	$7,056,785	$23,745,025
The Campbell Global Assets Fund Limited SAC – Class A	16,151,327	10,393,480	5,757,847
The Campbell Global Assets Fund Limited SAC – Class B	16,829,437	12,663,669	4,165,768
The Campbell Global Assets Fund Limited SAC – Class C	13,881,548	13,881,548	0
The Campbell Global Assets Fund Limited SAC – Class D	12,550,860	12,550,860	0
The Campbell Qualified Multi-Strategy Fund L.L.C.	98,653,841	3,106,092	95,547,749
	$188,868,823	$59,652,434	$129,216,389

Note 8. CAPITAL STOCK SUBJECT TO REPURCHASE

The Company has entered into agreements with its stockholders which stipulate that upon the death or disability of a stockholder or upon the retirement or termination of a stockholder’s employment with the Company, the Company will purchase the stockholders’ capital stock at an amount equal to that stockholder’s proportionate share of ownership of the net book asset value of the Company, excluding the retained earnings of the Company accumulated over the past twelve (12) months. Such redemption value shall be determined as of the last day of the calendar quarter immediately preceding the calendar month in which the terminating event occurred. In accordance with the Distinguishing Liabilities from Equity Topic of the Codification, the redemption value of all capital stock has been reclassified from retained earnings to liabilities (“Capital stock subject to repurchase, at current redemption value”) within the consolidated balance sheet.

Capital stock subject to repurchase at September 30, 2011consists of:

Capital stock
Class A voting, no par, $100 stated value; 2,500 shares authorized; 80.32 shares issued and outstanding	$8,032
Additional paid-in capital, attributable to those shares	35,701
Retained earnings, attributable to those shares	1,535,988
$1,579,721

Note 9. SUBORDINATED DEBT

The Company has entered into a working capital agreement with its stockholders. This agreement provides for the issuance of unsecured notes to the Company which are subordinated to any future borrowings of the Company. Interest on any notes issued in accordance with this agreement is payable annually at a rate of 12.0%. According to the respective unsecured note, the unpaid principal balance is due on either the first or sixth

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 9. SUBORDINATED DEBT - (continued)

anniversary date of the commencement date of each note, or if sooner, five years after a stockholder (a noteholder) ceases to be in the employ of the Company. At September 30, 2011, $149,222,418 was outstanding under this agreement. Under the terms of the notes, maturities by year are as follows:

2011	$7,770,202
2012	28,540,996
2013	0
2014	24,367,750
2015	25,010,000
2016	33,208,224
2017	30,325,246
$149,222,418

Note 10. LEASE OBLIGATIONS

The Company leases and occupies office facilities under agreements which provide for minimum base annual rentals plus a proportionate share of operating expenses. The leases for the currently occupied office facilities expire on October 31, 2012 and January 31, 2021. The Company has the option to renew the lease expiring on October 31, 2012 for an additional 60 months and an option to renew the lease expiring on January 31, 2021 for two additional five-year terms.

Minimum base annual rentals through the original lease terms are as follows:

Year ending September
2012	2,216,154
2013	2,202,975
2014	2,241,785
2015	2,286,621
2016	2,332,353
Thereafter	10,652,381
Total base annual rentals	$21,932,269

Note 11. PROFIT SHARING PLAN

The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 8.75% of the employees’ compensation. The Company may also make optional additional contributions to the Plan.

Note 12. SUBSEQUENT EVENTS

Management has evaluated subsequent events through December 6, 2011, the date the consolidated balance sheet was available to be issued, and has determined that there are no other subsequent events that require disclosure.

Note 13. INTERIM CONSOLIDATED BALANCE SHEET

The consolidated balance sheet as of September 30, 2011 is unaudited. In the opinion of management, it reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of the Company’s consolidated financial position as of September 30, 2011.

201 International Circle, Suite 400 Hunt Valley, Maryland 21030 • USA Tel: 410-771-0001 • Fax: 410-785-9784 www.arthurbellcpas.com

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Directors
Campbell & Company, Inc.

We have audited the accompanying consolidated balance sheet of Campbell & Company, Inc. and subsidiaries (collectively, the Company) as of December 31, 2011. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Campbell & Company, Inc. and subsidiaries as of December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
June 1, 2012

CAMPBELL & COMPANY, INC.

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2011

ASSETS
Current assets
Cash and cash equivalents	$253,883,087
Net unrealized gain on open futures contracts	630,115
Net unrealized gain on open forward currency contracts	4,002,761
Equity securities	102,094,798
Fixed income securities	70,608,768
Receivable for securities sold	44,509,800
Accounts receivable
Advisory and performance fees	4,385,802
Receivable from Campbell Strategic Allocation Fund, L.P.	3,443,998
Other receivables	2,062,960
Total current assets	485,622,089
Property and equipment
Furniture and office equipment	18,909,633
Leasehold improvements	5,763,702
24,673,335
Less accumulated depreciation and amortization	(16,992,303)
Total property and equipment	7,681,032
Other assets
Cash surrender value of life insurance, net of policy loans of $426,998	695,323
Investments in sponsored funds	68,057,364
Investment in other fund	5,077,396
Other	6,700,654
Total other assets	80,530,737
Total assets	$573,833,858
LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$12,298,929
Equity securities sold short	102,086,507
Payable for securities purchased	44,693,426
Current portion of subordinated debt	41,387,098
Total current liabilities	200,465,960
Deferred rent expense	3,020,004
Subordinated debt	107,835,320
Capital stock subject to repurchase, at current redemption value	1,579,721
Total liabilities	312,901,005
STOCKHOLDERS' EQUITY
Retained earnings	1,627,407
Noncontrolling interests	259,305,446
Total stockholders' equity	260,932,853
Total liabilities and stockholders' equity	$573,833,858

See accompanying notes.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General

The consolidated balance sheet of Campbell & Company, Inc. (CCI) includes the accounts of CCI and its wholly owned or consolidated subsidiaries, collectively referred to as the “Company.” CCI is incorporated in Maryland and earns fees as a commodity trading advisor for investment funds in which it sponsors (sponsored funds) and unaffiliated third party investment funds and managed accounts. CCI is subject to the regulations of the Commodity Futures Trading Commission (CFTC), an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry, and the rules of the National Futures Association (NFA), an industry self-regulatory organization. Certain of CCI’s various subsidiaries are also subject to regulation by various regulatory bodies as further described below.

The various subsidiaries consolidated by Campbell & Company, Inc. are consolidated pursuant to the provisions of the Consolidation Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC, the Codification). The provisions of the Consolidation Topic of the Codification require consolidation of entities in different circumstances based on the nature and operating characteristics of the entity. The subsidiaries consolidated by Campbell & Company, Inc. are consolidated due to being wholly owned by Campbell & Company, Inc. or are limited partnerships or similar entities in which Campbell & Company, Inc. is deemed to have control.

The various entities consolidated by Campbell & Company, Inc. and included in the accompanying consolidated balance sheet, as well as a brief description of each entity, are as follows:

Campbell Financial Services, Inc. (CFS) – is wholly-owned by CCI and is registered with the United States Securities and Exchange Commission (SEC) as a broker and dealer in securities (a broker-dealer) and is a member of the Financial Industry Regulatory Authority, Inc. (FINRA). As a broker-dealer, CFS must meet the net capital provisions of Rule 15c3-1 of the Securities Exchange Act of 1934.

Campbell & Company Investment Adviser LLC (CCIA) – CCI is the sole member of CCIA and CCIA is registered under the Investment Advisers Act of 1940, as amended, as an Investment Adviser.

The Campbell World Trend Fund, L.P. (CWTF) – CWTF is a limited partnership organized under the laws of Delaware. CWTF is an investment fund in which the Company acts in the capacity as the General Partner and Trading Advisor. CWTF trades various financial instruments including futures contracts and forward currency contracts.

The Campbell Global Assets Fund Limited SAC (CGAF), Classes A, B, C and D – CGAF was incorporated under the International Business Companies Act of the Commonwealth of the Bahamas. Each Class of Shares of CGAF is a separate legal entity under the laws of the Bahamas and accordingly, Classes A, B, C and D each represent a separate subsidiary of CCI. CGAF is an investment fund in which the Company acts in the capacity of a Trading Advisor. CGAF trades various financial instruments including futures contracts, forward currency contracts, options on forward currency contracts, fixed income securities and equity securities.

The Campbell Qualified Multi-Strategy Fund L.L.C. (CQMSF) – CQMSF is a limited liability company organized under the laws of the State of Delaware. CQMSF is an investment fund in which the Company acts in the capacity of the Managing Member and CCIA acts in the capacity of Investment Adviser. CQMSF trades various financial instruments including futures contracts, forward currency contracts, options on forward currency contracts, fixed income securities and equity securities.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Campbell & Company International Bahamas Limited (CCIBL) – CCIBL was incorporated under the International Business Companies Act of the Commonwealth of the Bahamas on May 25, 2010. CCIBL is wholly-owned by CCI. CCIBL is an entity that may invest in offshore investment opportunities.

The consolidated balance sheet includes the accounts of CCI and all of its subsidiaries at December 31, 2011. Intercompany accounts and transactions have been eliminated in consolidation. The interests of the various consolidated subsidiaries not owned directly by CCI are presented as non-controlling interests in the consolidated balance sheet.

B.	Method of Reporting

The Company’s consolidated balance sheet is presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Codification is the single source of U.S. GAAP. The preparation of a consolidated balance sheet in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates, and such differences may be material to the consolidated balance sheet.

C.	Cash and Cash Equivalents

Cash and cash equivalents consist of cash, deposits with banks and brokers, certificates of deposit and money market mutual funds readily convertible into cash.

D.	Investments and Valuation

The Company’s assets and liabilities measured on a recurring basis are reported at fair value pursuant to the provisions of the Fair Value Measurements and Disclosures Topic of the Codification.

Futures contracts, forward currency contracts and options on forward currency contracts are accounted for on the trade date. Net unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the consolidated balance sheet as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with the Derivatives and Hedging Topic of the Codification. The fair value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. The fair value of forward currency (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M (E.T.) of the last business day of the reporting period. The market value of option (non-exchange traded) contracts is calculated by applying an industry standard adaptation of the Black-Scholes options valuation model to foreign currency options, using as input, the spot prices, interest rates and option implied volatilities quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period. When an option is written, an amount equal to the premium received is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current fair value of the option written.

Security transactions are accounted for on the trade date. Securities listed or quoted on an exchange and national market issues traded in the over-the-counter market are valued at the last reported sales price on the valuation date. The Company sells securities not owned at the time of sale (a short sale). When the Company engages in a short sale, an amount equal to the proceeds received by the Company is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the short sale.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

The Company’s trading of equity securities in Japan is completed each day prior to the close of business in the U.S. markets. These securities are valued based on the last reported sales price of the Japanese exchanges. Events may occur subsequent to the valuation of the Japanese securities that may not be reflected in the consolidated balance sheet. If events occur during such period and are deemed material, those securities may be valued at fair value as determined in good faith by the Company.

Fixed income securities, other than U.S. Treasury bills held at brokers or interbank market makers, are marked to market on the last business day of the reporting period by a custodian who utilizes a third party vendor hierarchy of pricing providers who specialize in such markets. U.S. Treasury bills held at the brokers or interbank market makers are stated at cost plus accrued interest, which approximates fair value. Premiums and discounts on debt securities are amortized for financial reporting purposes. Fixed income securities are held by certain of the Company’s subsidiaries for cash management purposes and not speculative trading purposes.

Investments in sponsored and other funds are reported at fair value at the date of the consolidated balance sheet. Fair value ordinarily is the value determined for each sponsored or other fund in accordance with such fund’s valuation policies and reported at the time of the Company’s valuation. Generally, the fair value of the Company’s investment in a sponsored or other fund equals the underlying net asset value and represents the amount the Company could reasonably expect to receive from such sponsored or other fund if the Company’s investment was redeemed at the time of valuation.

E.	Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

F.	Revenue Recognition

Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied. Commission revenue and broker service fees are recognized when earned, based on the terms of the underlying agreements.

G.	Income Taxes

The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company files U.S. federal and state tax returns and is subject to state income taxes in certain states in which it conducts business, and adequate provision for such is provided for in the consolidated balance sheet. The Company’s taxable income is taxable to the stockholders on an individual basis.

As CCIA, CWTF and CQMSF are either limited liability companies or limited partnerships, they report to their members or partners, including Campbell & Company, Inc., their allocable shares of CCIA’s, CWTF’s and CQMSF’s income, expenses, gains and losses. Such income, expenses, gains and losses are then taxable to the Company’s stockholders on an individual basis.

CGAF and CCIBL are not subject to taxation in the Commonwealth of the Bahamas, the U.S. or any other jurisdiction. CGAF is, however, subject to U.S. withholdings on certain income earned.

The Company applies the provisions of Codification Topic 740, Income Taxes, which prescribe the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the consolidated balance sheet. This accounting standard requires the evaluation of tax

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

positions taken or expected to be taken in the course of preparing the Company’s consolidated balance sheet to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions with respect to tax at the Company level not deemed to meet the “more-likely-than-not” threshold would be recorded as an expense in the current year. The Company has elected an accounting policy to classify interest and penalties, if any, as interest expense. The 2008 through 2011 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

H.	Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the consolidated balance sheet.

I.	Recently Issued Accounting Pronouncement

In May 2011, the FASB issued ASU No. 2011-04 (ASU 2011-04) to achieve common fair value measurement and disclosure requirements in U.S. GAAP and International Financial Reporting Standards. ASU 2011-04 explains how to measure fair value. It does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting. The amended guidance is effective for financial statements for fiscal years and interim periods beginning after December 15, 2011. The impact of this guidance on the Company’s consolidated balance sheet and disclosures, if any, is currently being assessed.

Note 2. FAIR VALUE

Fair value, as defined in the Fair Value Measurements and Disclosures Topic of the Codification, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy, as set forth in the Fair Value Measurements and Disclosures Topic of the Codification, prioritizes the inputs to valuation techniques used to measure fair value into three broad levels: quoted market prices in active markets for identical assets or liabilities (Level 1); inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2); and unobservable inputs for an asset or liability (Level 3). If the inputs used to measure a financial instrument fall within different levels of the fair value hierarchy, the categorization is based on the lowest level input that is significant to the measurement of that financial instrument. The Company recognizes transfers between fair value hierarchy levels at the beginning of the reporting period.

Investments in sponsored and other funds categorized as Level 2 or Level 3 fair value measurements are valued at fair value based on CCI’s proportionate share of the sponsored or other funds’ net asset value, which represents a market approach to fair value measurement. Fixed income securities categorized as Level 2 fair value measurements are valued based on various market pricing information which represents a market approach to fair value measurement. For forward currency contracts which are categorized as Level 2 fair value measurements, the fair value is determined by extrapolating on a forward basis from the spot prices quoted as of 3:00 P.M (E.T.) of the last business day of the reporting period. Such valuation technique for forward currency contracts represents both a market approach and an income approach to fair value measurement. For options on forward currency contracts, the fair value is calculated by applying an industry standard adaptation of the Black-Scholes options valuation model to foreign currency options, using as input, the spot prices, interest rates and option implied volatilities quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period. Such valuation technique for options on forward currency contracts also represents both a both a market and an income approach to fair value measurement.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 2. FAIR VALUE - (continued)

The Fair Value Measurements and Disclosures Topic of the Codification provides that if the reporting entity has the ability to redeem its investment in another sponsored or other fund at net asset value at the measurement date, the investment shall be categorized as a Level 2 fair value measurement, and if the reporting entity cannot redeem its investment in another sponsored or other fund at net asset value at the measurement date but the investment may be redeemable at a future date, the reporting entity shall consider the length of time until the investment will be redeemable in determining whether it will be categorized as a Level 2 or Level 3 fair value measurement.

The following summarizes the Company’s assets accounted for at fair value at December 31, 2011 using the fair value hierarchy:

	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	$253,883,087	$—	$—	$253,883,087
Investments in sponsored funds	—	68,057,364	—	68,057,364
Investment in other fund	—	5,077,396	—	5,077,396
Equity securities	102,094,798	—	—	102,094,798
Fixed income securities	—	70,608,768	—	70,608,768
Futures contracts	630,115	—	—	630,115
Forward currency contracts	—	4,002,761	—	4,002,761
Total assets	$356,608,000	$147,746,289	$—	$504,354,289
Liabilities
Equity securities sold short	$102,086,507	$—	$—	$102,086,507
Total liabilities	$102,086,507	$—	$—	$102,086,507

A reconciliation of the beginning and ending balances for each major category of assets measured at fair value on a recurring basis using significant Level 3 inputs during 2011 is as follows:

Level 3 Fair Value Measurements — Investments in Sponsored Funds
Beginning balance, December 31, 2010	$35,394,912
Transfers out of Level 3	(35,394,912)
Ending balance, December 31, 2011	$0

The following summarizes the carrying amount and fair value of the Company’s other financial instruments at December 31, 2011:

	Carrying Amount	Fair Value
Assets
Cash surrender value of life insurance	$695,323	$695,323
Liabilities
Subordinated debt	$149,222,418	$149,222,418

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 3. INVESTMENTS IN SPONSORED AND OTHER FUNDS

Investments in sponsored funds consist of the following at December 31, 2011:

The Campbell Multi-Strategy Trust	$38,491,468
Campbell Strategic Allocation Fund, L.P.	10,446,192
Campbell Financial Futures Fund Limited Partnership	2,388,134
The Campbell Fund Trust	51,185
Campbell Global Trend Fund, L.P.	16,680,385
Total	$68,057,364

In addition to its investments in these sponsored funds, The Company has General Partner, Adviser, Trading Advisor, Managing Owner, or Managing Operator responsibilities with regards to the following:

The Campbell Multi-Strategy Trust

The Company acts as Adviser of The Campbell Multi-Strategy Trust (CMST).

Summarized financial information with respect to CMST as of and for the year ended December 31, 2011 is as follows:

Balance Sheet Data
Assets	$250,311,075
Liabilities	119,448,338
Net Asset Value	$130,862,737

The Company has agreed to advance funds to CMST necessary to pay organization and offering costs related to CMST’s initial and continuous offerings. The Company is reimbursed such amounts by CMST at the rate of 0.75% per annum of CMST’s net assets. The Company reflects a receivable of $85,910 as of December 31, 2011 from CMST for offering costs due to be reimbursed. Such amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $396,057 at December 31, 2011 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CMST of these reimbursements, even though CMST is not liable for this amount at the current time. In the event CMST terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CMST. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

Campbell Strategic Allocation Fund, L.P.

The Company is the General Partner and commodity trading advisor of Campbell Strategic Allocation Fund, L.P. (Strategic). As General Partner, the Company receives from Strategic a monthly brokerage fee and a quarterly performance fee, of which $2,404,753 is included in advisory and performance fees receivable at December 31, 2011.

Summarized financial information with respect to Strategic as of and for the year ended December 31, 2011 is as follows:

Balance Sheet Data
Assets	$960,593,357
Liabilities	25,385,917
Net Asset Value	$935,207,440

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 3. INVESTMENTS IN SPONSORED AND OTHER FUNDS - (continued)

The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The Company is further bound by Strategic’s Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

As General Partner, the Company incurs costs in connection with Strategic’s initial and continuous offerings. The Company reflects a receivable of $244,794 as of December 31, 2011, from Strategic for offering costs due to be reimbursed. Such amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet. The remaining unreimbursed offering costs of $177,387 at December 31, 2011 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

At December 31, 2011, $3,199,204 in selling agent commissions are subject to future reimbursement, all of which is included in a Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet.

In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

Campbell Alternative Asset Trust

The Company was the Managing Owner and commodity trading advisor of Campbell Alternative Asset Trust (CAAT). The Trustee of CAAT delegated to the Managing Owner all of the power and authority to manage the business affairs of CAAT. CAAT ceased operations on May 31, 2011 and was fully liquidated by June 21, 2011. Accordingly, the net asset value of CAAT at December 31, 2011 is $0.

The Company had committed to maintaining an investment in CAAT equal to at least 1% of the total capital accounts of CAAT. The Company was further bound by CAAT’s Third Amended and Restated Declaration of Trust and Trust Agreement to maintain net worth equal to at least $1,000,000.

Campbell Financial Futures Fund Limited Partnership

The Company acts as General Partner of Campbell Financial Futures Fund Limited Partnership (Financial Futures). The net asset value of Financial Futures as of December 31, 2011 is $15,630,273.

The Campbell Fund Trust

The Company is the Managing Operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust. The net asset value of the Trust at December 31, 2011 is $374,632,413.

As Managing Operator, the Company has agreed to advance funds to the Trust necessary to pay organization and offering costs related to the Trust’s initial and continuous offerings. The Company is reimbursed by the Trust for the amount of such costs applicable to certain Series of the Trust at the rate of 0.5% per annum of the applicable Series’ net assets. The Company reflects a current receivable at December 31, 2011 of $55,989 from Series A and $7,149 from Series W of the Trust for offering costs due to be reimbursed. Such amounts are included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $2,808,209 for Series A of the Trust, and $573,022 for Series W of the

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 3. INVESTMENTS IN SPONSORED AND OTHER FUNDS - (continued)

Trust, at December 31, 2011, are included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from the Trust of these reimbursements, even though the Trust is not liable for this amount at the current time. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

The Company also pays, up-front, a 2% commission to selling agents who sell units of Series A of the Trust. The Company is then reimbursed by the Trust for this cost, over twelve months, through a fee, which is based on the monthly net asset value of the Series A units. At December 31, 2011, $869,585 in selling agent commissions are subject to future reimbursement, of which $223,955 is included in Other receivables in the consolidated balance sheet. The remaining $645,630 is included in Other assets in the consolidated balance sheet.

In the event the Trust terminates prior to the completion of reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from the Trust.

Campbell Global Trend Fund, L.P.

The Company is the General Partner and commodity trading advisor of Campbell Global Trend Fund, L.P. (Global Trend). The Company receives from Global Trend a monthly advisory fee, a monthly General Partner fee and a quarterly performance fee, of which $44,729 is included in advisory and performance fees receivable at December 31, 2011.

Summarized financial information with respect to Global Trend as of and for the year ended December 31, 2011 is as follows:

Balance Sheet Data
Assets	$18,089,571
Liabilities	93,474
Net Asset Value	$17,996,097

The Company has committed to maintaining an investment in Global Trend equal to the greater of 1% of the net aggregate contributions of all partners or $25,000. CCI is further bound by Global Trend’s Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which CCI acts as General Partner, including Global Trend. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

As General Partner, the Company incurs costs in connection with Global Trend’s initial and continuous offerings. The Company is reimbursed such amounts by Global Trend at the rate of 0.5% per annum of Global Trend’s net assets. The Company reflects a receivable at December 31, 2011 of $3,579 from Global Trend Class A, $62 from Global Trend Class B, $3,607 from Global Trend Class C and $205 from Global Trend Class D for offering costs due to be reimbursed. Such amounts are included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $643,305 at December 31, 2011 are included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from Global Trend of these reimbursements, even though Global Trend is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Global Trend each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 3. INVESTMENTS IN SPONSORED AND OTHER FUNDS - (continued)

In the event Global Trend terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Global Trend.

Investment in Other Fund

The Company is an investor in a non-sponsored, or, other fund – Lyxor/Campbell Fund Limited (Lyxor). Lyxor is a limited liability company formed under the laws of Jersey, Channel Islands. Lyxor engages primarily in the speculative trading of futures contracts and forward currency contracts. Campbell & Company, Inc. is the Trading Advisor of Lyxor, but does not act in any management capacity with respect to Lyxor.

Additional information with respect to investment strategies, as well as redemption and liquidity provisions, and other relevant information with respect to the Company’s investments in sponsored funds and other funds at December 31, 2011, is as follows:

Investments	Investment Strategy	Fair Value	Unfunded Commitments	Redemption Frequency		Redemption Notice Period		Redemption Restrictions
The Campbell Multi-Strategy Trust	Multi- Strategy	$38,491,468	$—	Quarterly		14 days prior to last business day of the quarter		Potential Restriction	(2)
Campbell Strategic Allocation Fund, L.P.	Managed Futures	$10,446,192	$—	Monthly		10 business days prior to end of month		General Partner Restriction	(3)
Campbell Financial Futures Fund Limited Partnership	Managed Futures	$2,388,134	$—	Monthly		10 business days prior to end of month		General Partner Restriction	(3)
The Campbell Fund Trust	Managed Futures	$51,185	$—	Monthly		10 business days prior to end of month		None
Campbell Global Trend Fund, L.P.	Managed Futures	$16,680,385	$—	Monthly		10 business days prior to end of month		General Partner Restriction	(4)
Lyxor/Campbell Fund Limited	Managed Futures	$5,077,396	$—	Weekly	(1)	Dealing Day	(1)	None

(1)	The Company may redeem its investment on a weekly basis subject to providing notice prior to the Dealing Day (which is each Friday, and if such day is not a business day, the immediate following business day).
(2)	In the event that quarterly requests for redemptions exceed 5%-25% of CMST’s outstanding shares, redemptions by the Company may be limited to its pro rata share of all outstanding redemption requests as of such quarter end.
(3)	The Company, as General Partner, must maintain an investment equal to at least 1% of the net aggregate capital contributions of all partners.
(4)	The Company, as General Partner, must maintain an investment equal to the greater of 1% of the net aggregate contributions of all partners or $25,000.

Note 4. DERIVATIVES

The Company, as the trading advisor of, and on behalf of certain of the consolidated sponsored funds, engages in the speculative trading of futures contracts, forward currency contracts and options on forward currency contracts (collectively, derivatives) for the purpose of achieving capital appreciation. No such derivative instruments are designated as hedging instruments, as defined in the Derivatives and Hedging Topic of the Codification, nor are they used for other risk management purposes. The Company’s basic market risk control procedures with respect to derivatives consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. The Company’s attempt to manage market risk on open derivative positions is essentially the same in all market categories traded. The Company applies risk management policies to its trading which generally

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 4. DERIVATIVES - (continued)

limit the total exposure that may be taken per “risk unit” of assets under management. In addition, the Company follows diversification guidelines often formulated in terms of the balanced volatility between markets and correlated groups.

The following presents the fair value of derivative contracts at December 31, 2011. The fair value of futures contracts and forward currency contracts is presented as an asset if in a gain position and as a liability if in a loss position. Fair value is presented on a gross basis in the table below even though the futures contracts and forward currency contracts qualify for net presentation in the consolidated balance sheet.

Type of Instrument	Consolidated Balance Sheet Location	Fair Value of Asset Derivatives at December 31, 2011	Fair Value of Liability Derivatives at December 31, 2011	Net
Agricultural Contracts	Net unrealized gain on open futures contracts	$261,481	$(1,485,857)	$(1,224,376)
Energy Contracts	Net unrealized gain on open futures contracts	523,902	(108,738)	415,164
Metal Contracts	Net unrealized gain on open futures contracts	1,115,740	(3,121,297)	(2,005,557)
Stock Indices Contracts	Net unrealized gain on open futures contracts	680,024	(65,184)	614,840
Short-Term Interest Rate Contracts	Net unrealized gain on open futures contracts	455,480	(217,853)	237,627
Long-Term Interest Rate Contracts	Net unrealized gain on open futures contracts	2,678,584	(86,167)	2,592,417
Forward Currency Contracts	Net unrealized gain on open forward currency contracts	6,426,593	(2,423,832)	4,002,761
Totals		$12,414,804	$(7,508,928)	$4,632,876

Note 5. MARKET AND CREDIT RISKS

The sponsored funds, including the consolidated sponsored funds, and other funds in which the Company invests, engage in the speculative trading of U.S. and foreign futures contracts, forward currency contracts, options on forward currency contracts and securities. The sponsored and other funds, and the Company, as an investor in the sponsored or other funds, are exposed to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. As the sponsored and other funds trade forward currency contracts and options on forward currency contracts in unregulated markets between principals, the sponsored and other funds, and the Company, as an investor in the sponsored or other funds, also assume the risk of loss from counterparty nonperformance.

The Company deposits cash and cash equivalents with financial institutions in connection with its operating and cash management activities. In the event of a financial institution’s insolvency, recovery of Company assets on deposit may be limited to account insurance or other protection afforded such deposits.

The various consolidated sponsored funds deposit cash and other assets with Futures Commission Merchants (futures brokers), subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such futures brokers. Accordingly, assets used to meet margin or other broker or regulatory requirements are partially restricted. Cash and the fair value of fixed income securities on deposit with futures brokers at December 31, 2011 amounted to $85,603,809.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 5. MARKET AND CREDIT RISKS - (continued)

The various consolidated sponsored funds also deposit cash and other assets with various financial institutions such as brokers and dealers in securities and interbank market makers in connection with their trading of securities, forward currency contracts and options on forward currency contracts. Assets deposited with brokers and dealers in securities, interbank market makers and other financial institutions in connection with the trading of securities, forward currency contracts and options on forward currency contracts are partially restricted due to deposit or margin requirements. In the event of a financial institution’s insolvency, recovery of Company assets on deposit may be limited to account insurance or other protection afforded such deposits.

Purchase and sale of futures contracts require margin deposits with the futures broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a futures broker to segregate all customer transactions and assets from such futures broker’s proprietary activities. A customer’s cash and other assets (for example, U.S. Treasury bills) deposited with a futures broker are considered commingled with all other customer funds, subject to the futures broker’s segregation requirements. In the event of a futures broker’s insolvency, recovery of assets on deposit may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than cash and other assets deposited.

For derivatives, risks arise from changes in the fair value of the contracts. The Company, both directly through consolidation of certain sponsored funds, and indirectly as an investor in certain sponsored and other funds, is exposed to the market risks of derivative contracts. The Company, with respect to the consolidated sponsored funds, is exposed to market risk equal to the notional value of derivatives purchased and unlimited liability on derivatives sold short. The Company, with respect to its investments in certain sponsored and other funds, is exposed to market risk equal to its proportionate share of the notional value of derivatives purchased and its proportionate share of the unlimited liability on derivatives sold short. As both a buyer and seller of options, certain of the consolidated sponsored funds and the sponsored and other funds in which the Company invests, pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the seller of the option to potentially unlimited liability and purchased options expose the purchaser of the option to a risk of loss limited to the premiums paid.

Certain of the consolidated sponsored funds and certain of the sponsored funds in which the Company invests, engage in the trading of securities which are typically traded on an exchange or in the over-the-counter market. Such sponsored funds also sell securities not owned at the time of sale (a short sale). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in security values. Theoretically, short sales expose such sponsored funds, and the Company, to potentially unlimited liability, as the ultimate obligation to purchase a security sold short may exceed the amount recorded in such sponsored funds’ balance sheet.

The Company has established procedures to actively monitor the market risk and minimize the credit risk of its own trading and investing activities, as well as the trading and investing activities of the sponsored funds in which it invests. There can be no assurance that the Company will, in fact, succeed in doing so. Additionally, the Company, in its capacity as General Partner, Managing Owner, Managing Member or Managing Operator of the sponsored funds, is subject to certain additional risks of loss and liability for the activities of the sponsored funds.

Note 6. INDEMNIFICATIONS

In the normal course of business, the Company and its consolidated subsidiaries enter into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 6. INDEMNIFICATIONS - (continued)

future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

Note 7. NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY

The Company consolidates several sponsored funds which are not wholly-owned by the Company as follows:

Consolidated Sponsored Fund	December 31, 2011 Fund Net Asset Value	December 31, 2011 Net Asset Value of CCI’s Investment	December 31, 2011 Net Asset Value of Non-controlling Interest
The Campbell World Trend Fund, L.P.	$30,486,926	$7,047,932	$23,438,994
The Campbell Global Assets Fund Limited SAC – Class A (FME Large Segregated Account)	14,675,983	10,097,483	4,578,500
The Campbell Global Assets Fund Limited SAC – Class B (Multi-Strategy Segregated Account)	16,235,813	12,476,208	3,759,605
The Campbell Global Assets Fund Limited SAC – Class D (Statistical Arbitrage Segregated Account)	143,998,266	12,995,223	131,003,043
The Campbell Qualified Multi-Strategy Fund L.L.C.	99,611,309	3,086,005	96,525,304
	$305,008,297	$45,702,851	$259,305,446

Note 8. CAPITAL STOCK SUBJECT TO REPURCHASE

The Company has entered into agreements with its stockholders which stipulate that upon the death or disability of a stockholder or upon the retirement or termination of a stockholder’s employment with the Company, the Company will purchase the stockholders’ capital stock at an amount equal to that stockholder’s proportionate share of ownership of the net book asset value of the Company, excluding the retained earnings of the Company accumulated over the past twelve (12) months. Such redemption value shall be determined as of the last day of the calendar quarter immediately preceding the calendar month in which the terminating event occurred. In accordance with the Distinguishing Liabilities from Equity Topic of the Codification, the redemption value of all capital stock has been reclassified from retained earnings to liabilities (Capital stock subject to repurchase, at current redemption value) within the consolidated balance sheet.

Capital stock subject to repurchase at December 31, 2011 consists of:

Class A voting, no par, $100 stated value; 2,500 shares authorized; 80.32 shares issued and outstanding	$8,032
Additional paid-in capital, attributable to those shares	35,701
Retained earnings, attributable to those shares	1,535,988
$1,579,721

Note 9. SUBORDINATED DEBT

The Company has entered into a working capital agreement with its stockholders. This agreement provides for the issuance of unsecured notes to the Company which are subordinated to any future borrowings of the Company. Interest on any notes issued in accordance with this agreement is payable annually at a rate of 12.0%. According to the respective unsecured note, the unpaid principal balance is due on either the first or sixth anniversary date of the commencement date of each note, or if sooner, five years after a stock

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 9. SUBORDINATED DEBT - (continued)

holder (a noteholder) ceases to be in the employ of the Company. At December 31, 2011, $149,222,418 was outstanding under this agreement. Under the terms of the notes, maturities by year are as follows:

2012	$41,387,098
2013	—
2014	24,367,750
2015	25,010,000
2016	33,208,224
2017	25,249,346
$149,222,418

Note 10. LEASE OBLIGATIONS

The Company leases and occupies office facilities under agreements which provide for minimum base annual rentals plus a proportionate share of operating expenses. The leases for the currently occupied office facilities expire on October 31, 2012 and January 31, 2021. The Company has the option to renew the lease expiring on October 31, 2012 for an additional 60 months and an option to renew the lease expiring on January 31, 2021 for two additional five-year terms.

Minimum base annual rentals through the original lease terms are as follows:

Year ending December 31
2012	$2,216,689
2013	2,208,673
2014	2,252,846
2015	2,297,903
2016	2,343,861
Thereafter	10,065,457
Total base annual rentals	$21,385,429

Note 11. PROFIT SHARING PLAN

The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 8.75% of the employees’ compensation. The Company may also make optional additional contributions to the Plan.

Note 12. SUBSEQUENT EVENTS

During January 2012, the Company authorized distributions to its stockholders aggregating approximately $1.8 million. Such distributions were made in cash to stockholders during March 2012.

Effective January 1, 2012, a stockholder retired. In accordance with their employment agreement (see Note 8.), the Company simultaneously repurchased the stockholder’s capital stock at an amount equal to that stockholder’s proportionate share of ownership of the net book asset value of the Company, excluding the retained earnings of the Company accumulated over the past twelve months.

CAMPBELL & COMPANY, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 12. SUBSEQUENT EVENTS - (continued)

Capital stock repurchased effective January 1, 2012 consists of:

Class A voting, no par, $100 stated value; 2.23 shares repurchased	$223
Additional paid-in capital, attributable to those shares	992
Retained earnings, attributable to those shares	42,662
$43,877

In May 2012, the Company elected to pay note holders approximately $23 million in principal and accrued interest. Proceeds to reduce debt were generated from a reduction in investment in sponsored funds.

Management has evaluated subsequent events through June 1, 2012, the date the consolidated balance sheet was available to be issued, and has determined that there are no other subsequent events that require disclosure.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION
  CAMPBELL GLOBAL TREND FUND, L.P.

$149,355,972 Class A Limited Partnership Units
$149,640,175 Class B Limited Partnership Units
$149,792,380 Class C Limited Partnership Units
$149,195,835 Class D Limited Partnership Units
Class E Limited Partnership Units

These are speculative, leveraged investments which involve the risk of loss.

Past performance is not necessarily indicative of future results.

See “The Risks You Face” and “Conflicts of Interest That May Affect the Fund” in Part One.

THIS PROSPECTUS IS IN TWO PARTS:  A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

CAMPBELL & COMPANY, INC.

General Partner

This Statement of Additional Information and accompanying
Disclosure Document are both dated October  , 2012.

PART TWO — STATEMENT OF ADDITIONAL INFORMATION

THE FUTURES, FORWARD AND SWAP
MARKETS

Futures Contracts

Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract. A trader that is obligated to make delivery is “short” the contract or has “sold” the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as “open” contracts or positions.

Futures contracts are traded on a wide variety of commodities, including agricultural products, metals (including gold), energies, livestock products, government securities, currencies and stock market indices. The Fund concentrates its futures trading in financial instruments, such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.

Forward Contracts

Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Campbell & Company will use the dealer market in foreign exchange contracts for most of the Fund’s trading in currencies. Such dealers will act as “principals” in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not “cleared” or guaranteed by a third party. Thus, the Fund is subject to the creditworthiness of the over-the-counter counterparty with whom it maintains all assets and positions relating to the Fund’s forward contract investments. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

Swap Transactions

If the trading advisor sees it as advantageous, in the future, the Fund may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal (“notional”) amount or quantity. The recently enacted Reform Act (defined below) includes provisions that comprehensively regulate swap transactions for the first time, and many foreign governmental authorities are in the process of contemplating similar regulatory intervention in the swap markets. Transactions in these markets present risks similar to those in the futures and forward markets:

(1)	there are generally no limitations on daily price moves in swap transactions, although that may change to the extent the Reform Act will require certain swap transactions to be executed on swap execution facilities with exchange-like rules and characteristics;
(2)	speculative position limits are not applicable to swap transactions, although the counterparties with which the Fund may deal may limit the size or duration of positions available as a consequence of credit considerations, in addition, to the extent any such swap transactions are required to be cleared by a regulated clearinghouse pursuant to the Reform Act, they may become subject to position limits imposed by the relevant clearinghouse or by the CFTC or SEC;
(3)	participants in the swap markets are not required to make continuous markets in swaps contracts; and
(4)	the swap markets are currently “principal markets,” in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, the Fund will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Fund trades. The Reform Act will mandate that a substantial portion of swap transactions must be executed in regulated markets and submitted for clearing to a regulated clearinghouse. While these provisions are intended in part to reduce counterparty credit risk related to swap transactions, the Reform Act’s success in this regard will depend on the implementation of many rules and regulations, a process that may take several years.

Regulation

The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as “futures commission merchants.” Campbell & Company is licensed by the CFTC as a commodity pool operator and commodity trading advisor. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If its pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Campbell & Company would be unable to act as the Fund’s commodity pool operator and commodity trading advisor.

The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool’s income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant.

The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Fund’s trading.

The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in foreign currency forward contracts may be less liquid and the Fund’s trading results may be adversely affected.

Margin

The Fund will use margin in its trading. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as “margin,” of approximately 2% – 10%

of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, futures brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts, but is not required by any applicable regulation.

There are two types of margin. “Initial” margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is “maintenance” margin. When the contract value of a trader’s futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

INVESTMENT FACTORS

The Advantages of Non-Correlation and
Diversification of Your Portfolio

The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risk can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even many seemingly diverse portfolios may actually be quite correlated. For instance, over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts.

Historically, alternative investments such as managed futures funds have had very little correlation to the stock and bond markets. Campbell & Company believes that the performance of the Fund should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components, in part because of the ease of selling futures short. This feature of futures  — being able to be long or short a futures position with similar ease — means that profit and loss from futures trading is not dependent upon economic or geopolitical prosperity or stability.

However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor’s portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that the Fund’s performance will likely have no relation to the performance of equity and debt instruments, reflecting Campbell & Company’s belief that factors that affect equity and debt prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The net asset value per Unit may decline or increase more or less than equity and debt instruments during both rising and falling markets. Campbell & Company has no expectation that the Fund’s performance will be negatively correlated to the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa.

Non-correlated also does not mean that the Fund will never move in the same direction as stocks and bonds. There may be times when the Fund gains during the same periods when stock and bonds gain and there also may be times when the Fund loses during periods when stock and bonds lose

Advantages of Managed Futures Fund
Investments

Both the futures and forward markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets.

Profit or Loss Potential

Futures and related contracts can easily be leveraged, which magnifies the potential profit or loss.

100% Interest Credit

Unlike some other alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund’s margin deposits are maintained in cash and cash equivalents, such as U.S. Treasury bills, and the Fund earns interest on 100% of the Fund’s available assets, which include unrealized profits credited to the Fund’s accounts held at the futures brokers.

Global Diversification Within a Single Investment

Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the world. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy, metals, soft commodities and other commodities.

While the Fund itself trades across a diverse selection of global markets, an investment in the Fund is not a substitute for overall portfolio diversification.

Ability to Profit or Lose in a Rising or Falling
Market Environment

The Fund can establish short positions and thereby profit from declining markets as easily as they can establish long positions. This potential to make or lose money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while the Fund has a short position, the Fund will lose money until the short position is exited and vice versa.

Professional Trading

Campbell & Company is one of the world’s largest and most experienced futures trading advisors. Campbell & Company’s approach includes the following elements:

•	Disciplined Money Management. Campbell & Company generally allocates between 1% and 5% of portfolio equity to any single market position. However, no guarantee is provided that losses will be limited to these percentages.
•	Balanced Risk. Campbell & Company allocates the Fund’s capital to approximately 80 markets around the world 24 hours a day. Among the factors considered for determining the portfolio mix are market volatility, liquidity and trending characteristics.
•	Capital Management. When proprietary risk/reward indicators reach predetermined levels, Campbell & Company may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.
•	Multiple Systems. Campbell & Company utilizes a multi-system trading strategy on behalf of the Fund that divides capital among different trading systems in an attempt to reduce performance volatility and manage risk.

Campbell & Company receives from the Fund advisory fees of 2%. Campbell & Company receives from both Funds a 20% performance fee in exchange for these services.

Convenience

Through the Fund, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

Liquidity

In most cases, the underlying markets have sufficient liquidity. Some markets trade 24 hours a day when global markets are open. While there can be cases where there may be no buyer or seller for a particular contract, the Fund tries to select markets for investment based upon, among other things, their perceived liquidity. However, unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Fund at any time or from time to time. Some exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the price limit for several days in a row have not been common, but do occur. See “The Risks You Face — Market Risks — Your Investment Could be Illiquid.”

Generally, investors may redeem all or a portion of their Units on a monthly basis, subject to a declining redemption fee during the first year for the Fund Class A Units and Class B Units. See “Distributions and Redemptions.”

Limited Liability

Investors’ liability is limited to the value of their investment in the Fund and no investor will be required to contribute additional capital to the Fund. The Fund will cease trading and Campbell & Company will declare a special redemption period if the net asset value per Unit as of the end of any business day declines by 50% or more from either the prior year-end or prior month-end unit value.

VALUE OF DIVERSIFICATION — MANAGED FUTURES INDUSTRY

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Historical Correlation

The more similarly two markets behave, the higher their correlation. Generally, asset allocation models attempt to reduce overall portfolio volatility by combining instruments that behave differently from one another. The chart below shows the correlation of the monthly returns of the Barclays Capital Long-Term T-Bond Index, Europe, Australasia, Far East (EAFE) Index, HFRI Fund of Funds Composite Index, NASDAQ Composite Index and the S&P 500 Index with that of the Barclay CTA Index.

Historical Correlation of Monthly Returns
January 1990* – June 2012

*	Data for the HFRI Fund of Funds Composite Index was not available prior to 1990.

This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

VALUE OF DIVERSIFICATION — MANAGED FUTURES INDUSTRY – (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Risk Perspective

The proper evaluation of any investment must include an assessment of the risk which must be taken to achieve the prospective return. Another measure of risk, in addition to standard deviation, is historical worst decline, or largest draw-down. In other words, if you had purchased an investment at a month-end peak in performance and then subsequently sold at the lowest month-end price thereafter, the worst decline would be the largest percentage loss experienced. The chart below shows the worst cumulative monthly decline in the Barclays Capital Long-Term T-Bond Index, Barclay CTA Index, EAFE Index, HFRI Fund of Funds Composite Index, S&P 500 Index and NASDAQ Composite Index since 1990. The Barclay CTA Index experienced a smaller peak to valley decline than the other indices. This does not imply that the managed futures industry is necessarily safer than the asset classes compared; it is merely intended to put risk in a historical perspective.

Worst Declines
January 1990* – June 2012

*	Data for the HFRI Fund of Funds Composite Index was not available prior to 1990.

This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

VALUE OF DIVERSIFICATION — MANAGED FUTURES INDUSTRY – (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Historical Performance Comparison (January 2001 – June 2012)

The table below charts the annual rates of returns for various indices or asset categories for the past ten years and 2012 year-to-date.

	Barclays Capital Long-Term T-Bond Index	Barclay CTA Index	HFRI Fund of Funds Composite Index	EAFE Index	NASDAQ Composite Index	S&P 500 Index
2002	16.31%	12.36%	1.01%	(17.52%)	(31.52%)	(22.11%)	2002
2003	2.06%	8.68%	11.62%	35.27%	50.01%	28.69%	2003
2004	7.97%	3.31%	6.87%	17.60%	8.60%	10.87%	2004
2005	6.70%	1.71%	7.50%	10.85%	1.38%	4.89%	2005
2006	0.85%	3.55%	10.39%	23.46%	9.51%	15.79%	2006
2007	8.52%	7.66%	10.26%	8.61%	9.81%	5.50%	2007
2008	25.08%	14.09%	(21.39%)	(45.09%)	(40.53%)	(37.00%)	2008
2009	(13.17%)	(0.12%)	11.47%	27.75%	43.88%	26.45%	2009
2010	9.37%	7.05%	5.69%	4.90%	16.91%	15.06%	2010
2011	34.19%	(3.11%)	(5.72%)	(14.81%)	(1.81%)	2.12%	2011
2012 YTD	(0.13%)	1.07%	1.11%	0.76%	12.66%	9.48%	2012 YTD

This table was prepared by Campbell & Company. See the glossary following this section for information integral to this table.

VALUE OF DIVERSIFICATION — MANAGED FUTURES INDUSTRY – (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Managed Futures Industry vs. Stocks During Draw-downs

The following charts show the comparison between the performance of the managed futures industry and stocks during the five worst declines for each period since 1990. These charts demonstrate the historical non-correlation between these two asset classes over the stated time periods. The managed futures industry is represented by the Barclay CTA Index and the stocks portion is represented by the S&P 500 Index.

Managed Futures Industry vs. Stocks During the Five Largest Stock Draw-downs Since 1990
January 1990 – June 2012

Managed Futures Industry vs. Stocks During the Five Largest
Managed Futures Industry Draw-downs Since 1990
January 1990 – June 2012

These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

VALUE OF DIVERSIFICATION — MANAGED FUTURES INDUSTRY – (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Correlation Analysis

This chart shows that, historically, the returns of the managed futures industry (represented by the Barclay CTA Index), are not negatively correlated with stocks (represented by the S&P 500 Index, but rather non-correlated, and therefore perform independently from stocks. As displayed below, in a small percentage of time, the managed futures industry and stocks have experienced losses simultaneously. In a larger percentage of time (35%), the managed futures industry and stocks have experienced positive returns simultaneously. However, in 48% of the 258 months represented in this chart, the performance of the managed futures industry and stocks have moved in opposite directions.

Correlation Analysis Between the Managed Futures Industry and Stocks
January 1990 – June 2012

This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

VALUE OF DIVERSIFICATION — MANAGED FUTURES INDUSTRY – (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Past Consistency: Managed Futures Industry vs. Stocks

This table shows the number of profitable versus unprofitable periods for the managed futures industry and stocks. The managed futures industry is represented by the Barclay CTA Index and the stock portion is represented by the S&P 500 Index. For the Barclay CTA Index, the average rate of return for total profitable months is approximately +2.17%. The average rate of return for total unprofitable months is approximately -1.50%. For the S&P 500 Index, the average rate of return for total profitable months is approximately +3.39%. The average rate of return for total unprofitable months is approximately -3.69%. This table should in no way be considered an assurance of profitability if any managed futures investment, including the Fund, is held for at least 3, 5 or 10 years.

Percentage of Profitable Months During Rolling Time Periods
January 1990 – July 2012

		Managed Futures Industry		Stocks
January 1990 – Current Month	Number of Time Periods	Number Profitable	Number Unprofitable	Number Profitable	Number Unprofitable
Total Months	270	148	122	171	99
Total Years	22	17	5	17	5
12-Month Rolling Windows	259	211	48	206	53
24-Month Rolling Windows	247	245	2	191	56
36-Month Rolling Windows	235	235	0	176	59
60-Month Rolling Windows	211	211	0	162	49
120-Month Rolling Windows	151	151	0	127	24

These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

VALUE OF DIVERSIFICATION — CAMPBELL GLOBAL TREND FUND

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Value-at-Risk (VAR) for the Period Ending June 30, 2012

VaR expresses market risk as a percentage of a portfolio’s value. Normally, VaR is measured over a specific time horizon and at a specific confidence level. Campbell & Company produces a daily VaR using a quarterly look back at a 97.5% confidence level, which represents approximately 2 standard deviations using a standard normal distribution. This allows us to make the statement that we have 97.5% confidence that our daily loss will not exceed the VaR percentage of a portfolio’s value. This means that we would expect daily losses to exceed our VaR metric approximately 2.5% of the time. The information contained herein conforms to emerging industry standards and should enhance your ability to monitor the risk in your investment. We report daily VaR as of the end of the period using a quarterly look back. VaR as calculated may not be comparable to similarly titled measures used by other entities.

These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

VALUE OF DIVERSIFICATION — CAMPBELL GLOBAL TREND FUND – (Continued)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Sector Allocation — Campbell Global Trend Fund

Sector allocation for each sector is calculated using the dollar value of margin posted as collateral to support trading in each sector as a percentage of the total dollar value of margin posted to support trading in all sectors. This chart reports average sector allocation for each sector as of the previous six month-ends through June 30, 2012 as follows: 21% to Equity Indices, 27% to Commodities, 20% to Foreign Exchange, and 32% to Interest Rates. Sector allocation and the specific markets traded, may frequently fluctuate in response to changes in market volatility.

Sector Allocation
Campbell Global Trend Fund
Average of Last Six Month-ends Through June 2012

This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

GLOSSARY OF TERMS

Barclay CTA Index

The Barclay CTA Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The Barclay CTA Index is not the same as an investment in either Fund, and either Fund may perform quite differently than the index, just as an individual stock may perform quite differently than the S&P 500 index. Investors cannot invest in this index.

Barclays Capital Long-Term T-Bond Index*

Utilized as a broad measure of the performance of long-term government bonds. The index, which is a component of the Barclays U.S. Treasury Bond Index, consists of Treasury bonds with maturities of ten years or greater.

Campbell Global Trend Fund, L.P.

The Fund is an actively managed account with speculative trading profits as its objective. The Fund’s Class A and Class C Units began trading on June 1, 2010. The Fund’s Class B and Class D Units began trading on May 1, 2011. Performance information for each class is net of all fees and commissions. Because over 50% of the assets are assets of Campbell & Company, the Fund is considered to be a proprietary investment under CFTC Rule 4.25(a)(8).

Hedge Fund Research Performance Index (HFRI) Fund of Funds Composite Index

The HFRI monthly performance indices are equally weighted performance indices used as industry standard benchmarks of hedge fund performance. Fund of funds invest with multiple managers through funds or managed accounts. The strategy designs a diversified portfolio of managers with the objective of significantly lowering the risk (volatility) of investing with an individual manager. Investors cannot invest in this index.

Morgan Stanley Capital International Europe, Australasia, Far East Index (EAFE)*

A cap weighted index that is designed to measure the investment returns of developed economies outside of North America. The Index includes publicly traded stocks from 21 countries that are divided into industry groups and then representative stocks are selected from each industry group. In addition, cross-ownership is tracked to ensure that the market weight given each company is accurate.

NASDAQ Composite Index*

Measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 5,000 companies). The Index is market-value weighted. This means that each company’s security affects the Index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the Index.

Standard & Poor’s 500 Composite Stock Index (S&P 500)*

The 500 stocks in the S&P 500 are chosen by Standard and Poor’s based on industry representation, liquidity and stability. The stocks in the S&P 500 are not the 500 largest companies, rather the Index is designed to capture the returns of many different sectors of the U.S. economy. This is the only index that includes dividends reinvested.

*	Passive, unmanaged indices of equity and debt securities generally purchased by investors with an investment objective of capital preservation, growth or income. Investors cannot invest in an index; performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index’s asset class.

Performance information for the stock and hedge fund indices was obtained through Per Trac 2000. Performance information for the Barclay CTA Index and the bond index was obtained through Barclays Capital. Some information contained herein may not have been audited.

PROPRIETARY PAST PERFORMANCE OF THE CAMPBELL GLOBAL TREND FUND, L.P.

Because over 50% of the assets of the Global Trend Fund are assets of Campbell & Company, the Fund is considered to be a proprietary investment under CFTC Rule 4.25(a)(8).

Table 1
The Campbell Global Trend Fund, L.P. – Class A
June 2010 — July 2012

Name of Pool: Campbell Global Trend Fund, L.P.
Type of Pool: Publicly offered
Inception of Trading: June 1, 2010
Aggregate Gross Capital Subscriptions to the Class A Units: $7,765,090
Current Net Asset Value of the Class A Units: $1,049.33
Worst Monthly Percentage Draw-down(1): September 2011 / 6.90%
Worst Peak-to-Valley Draw-down(1): August 2011 – October 2011 / 11.60%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Rate of Return(2) (Computed on a compounded monthly basis)
Month	2012 YTD	2011	2010
January	2.81%	-0.71%
February	0.80%	2.75%
March	-1.78%	-6.47%
April	0.90%	7.17%
May	3.56%	-2.73%
June	-4.95%	-3.72%	-0.90%
July	4.35%	10.55%	-1.97%
August		0.21%	5.42%
September		-6.90%	3.68%
October		-5.05%	3.60%
November		0.01%	-2.23%
December		4.49%	4.03%
Year	5.49% (7 months)	-1.99%	11.88% (7 months)

(1)	“Draw-down” means losses experienced by the Fund Class A over a specified period.
(2)	The “Rate of Return” for a period is calculated by dividing the net profit or loss by the net assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net asset value in the calculations of “Rates of Return.”

Please refer to Part Two, the Statement of Additional Information, for graphic presentations of the Fund.

PROPRIETARY PAST PERFORMANCE OF THE CAMPBELL GLOBAL TREND FUND, L.P. –  (Continued)

Table 2
The Campbell Global Trend Fund, L.P. – Class B
May 2011 — July 2012

Name of Pool: Campbell Global Trend Fund, L.P.
Type of Pool: Publicly offered
Inception of Trading: May 1, 2011
Aggregate Gross Capital Subscriptions to the Class B Units: $135,013
Current Net Asset Value of the Class B Units: $901.76
Worst Monthly Percentage Draw-down(1): September 2011 / 7.92%
Worst Peak-to-Valley Draw-down(1): July 2011 – October 2011 / 12.90%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Rate of Return(2) (Computed on a compounded monthly basis)
Month	2012 YTD	2011
January	3.02%
February	1.03%
March	-2.13%
April	1.07%
May	4.21%	-3.27%
June	-5.67%	-3.72%
July	5.15%	11.17%
August		-0.38%
September		-7.92%
October		-5.05%
November		0.01%
December		4.50%
Year	6.40% (7 months)	(5.75)%

(1)	“Draw-down” means losses experienced by the Fund Class B Units over a specified period.
(2)	The “Rate of Return” for a period is calculated by dividing the net profit or loss by the net assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net asset value in the calculations of “Rates of Return.”

Please refer to Part Two, the Statement of Additional Information, for graphic presentations of the Fund.

PROPRIETARY PAST PERFORMANCE OF THE CAMPBELL GLOBAL TREND FUND, L.P. – (Continued)

Table 3
The Campbell Global Trend Fund, L.P. – Class C
June 2010 — July 2012

Name of Pool: Campbell Global Trend Fund, L.P.
Type of Pool: Publicly offered
Inception of Trading: June 1, 2010
Aggregate Gross Capital Subscriptions to the Class C Units: $7,645,077
Current Net Asset Value of the Class C Units: $1,075.40
Worst Monthly Percentage Draw-down(1): September 2011 / 6.53%
Worst Peak-to-Valley Draw-down(1): August 2011 – October 2011 / 11.11%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Rate of Return(2) (Computed on a compounded monthly basis)
Month	2012 YTD	2011	2010
January	2.59%	-0.56%
February	0.92%	2.84%
March	-1.61%	-6.26%
April	0.98%	7.20%
May	3.70%	-2.51%
June	-4.68%	-3.52%	-0.73%
July	4.33%	10.51%	-1.81%
August		0.35%	5.49%
September		-6.53%	3.80%
October		-4.89%	3.72%
November		0.18%	-2.11%
December		4.66%	4.16%
Year	6.07% (7 months)	-0.10%	12.86% (7 months)

(1)	“Draw-down” means losses experienced by the Fund Class C Units over a specified period.
(2)	The “Rate of Return” for a period is calculated by dividing the net profit or loss by the net assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net asset value in the calculations of “Rates of Return.”

Please refer to Part Two, the Statement of Additional Information, for graphic presentations of the Fund.

PROPRIETARY PAST PERFORMANCE OF THE CAMPBELL GLOBAL TREND FUND, L.P. – (Continued)

Table 4

The Campbell Global Trend Fund, L.P. – Class D
May 2011 — July 2012

Name of Pool: Campbell Global Trend Fund, L.P.
Type of Pool: Publicly offered
Inception of Trading: May 1, 2011
Aggregate Gross Capital Subscriptions to the Class D Units: $454,644
Current Net Asset Value of the Class D Units: $915.25
Worst Monthly Percentage Draw-down(1): September 2011 / 7.40%
Worst Peak-to-Valley Draw-down(1): July 2011 – October 2011 / 11.96%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Rate of Return(2) (Computed on a compounded monthly basis)
Month	2012 YTD	2011
January	3.19%
February	1.15%
March	-1.93%
April	1.24%
May	3.83%	-3.11%
June	-5.03%	-3.54%
July	4.70%	11.23%
August		-0.05%
September		-7.40%
October		-4.87
November		0.20%
December		4.68%
Year	6.99% (7 months)	-4.00%

(1)	“Draw-down” means losses experienced by the Fund Class D Units over a specified period.
(2)	The “Rate of Return” for a period is calculated by dividing the net profit or loss by the net assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net asset value in the calculations of “Rates of Return.”

Please refer to Part Two, the Statement of Additional Information, for graphic presentations of the Fund.

APPENDIX I

BLUE SKY GLOSSARY

The following definitions are included in this Appendix I in compliance with the requirements of various state securities administrators who review public futures fund offerings for compliance with the “Guidelines for the Registration of Commodity Pool Programs” Statement of Policy promulgated by the North American Securities Administrators Association, Inc. The following definitions are reprinted verbatim from such Guidelines and may, accordingly, not in all cases be relevant to an investment in the Fund.

Definitions — As used in the Guidelines, the following terms have the following meanings:

Administrator — The official or agency administering the security laws of a state.

Advisor — Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts.

Affiliate — An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

Capital Contributions — The total investment in a Program by a Participant or by all Participants, as the case may be.

Commodity Broker — Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

Commodity Contract — A contract thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet — A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

Net Assets — The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest — The Net Assets divided by the number of Program Interests outstanding.

Net Worth — The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits — The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

Organizational and Offering Expenses — All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter’s attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants’ and attorneys’ fees.

Participant — The holder of a Program Interest.

APP-1

Person — Any natural Person, partnership, corporation, association or other legal entity.

Pit Brokerage Fee — Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

Program — A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

Program Broker — A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

Program Interest — A limited partnership interest or other security representing ownership in a program.

Pyramiding — A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor — Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term “Sponsor” shall be deemed to include its Affiliates.

Valuation Date — The date as of which the Net Assets of the Program are determined.

Valuation Period — A regular period of time between Valuation.

APP-2

EXHIBIT A

CAMPBELL GLOBAL TREND FUND, L.P.
FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

This Fourth Amended and Restated Limited Partnership Agreement of Campbell Global Trend Fund, L.P. (the “Fund” or the “Partnership”), is entered into as of March 21, 2012 (this “Agreement”), by and among Campbell & Company, Inc., a Maryland corporation, as general partner (the “General Partner” or “Campbell & Company), and those other parties who may be hereafter admitted to the Fund and who shall execute this Agreement, whether in counterpart, by separate instrument or otherwise, as limited partners of the Fund (collectively the “Limited Partners”) executed by Campbell & Company, Inc. as general partner, in accordance with the provisions hereinafter set forth. This Agreement amends and restates in its entirety the Third Amended Limited Partnership Agreement of the Fund dated as of March 15, 2011.

WITNESSETH:

WHEREAS, the General Partner has made the determination that it will no longer assess the General Partner fee of 1% per annum of the month-end Net Asset Value for any Class of Units of the Fund;

WHEREAS, the parties desire to enter into this Agreement to: (i) set forth their respective interests, rights, powers, authority, duties, responsibilities, liabilities and obligations in and with respect to the Fund, as well as the respective interests, rights, powers, authority, duties, responsibilities, liabilities and obligations of persons who may hereafter be admitted to the Fund as Limited Partners in accordance with the provisions hereof, and (ii) provide for the management and conduct of the business and affairs of the Fund; and

NOW, THEREFORE, in consideration of the mutual premises and agreements made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.
NAME; APPOINTMENT OF GENERAL PARTNER; CONTINUATION

1.1.  Name; Appointment of General Partner.  The name of the Fund is Campbell Global Trend Fund, L.P. (the “Fund”). Campbell & Company, Inc. shall be the General Partner of the Fund and the General Partner shall be the General Partner of each Series (as defined herein). The General Partner shall determine in its sole discretion the name or designation of any Series in the Fund. The General Partner may, without the approval of the other Limited Partners, establish and designate one or more additional Series and Classes (which may invest in the same or different portfolios), change the name of the Fund or the name or designation of any Series or Class in the Fund, or cause the Fund or any Series or Class in the Fund to transact business under another name.

The General Partner shall notify all Limited Partners and their permitted assigns of which it has written notice of any such change. Any use in this Agreement of the term “Fund” shall, should the context so require, be deemed to be a reference to any Series and any use in this Agreement of the terms “Limited Partner,” “capital account,” “Capital Contribution” or “Interest” shall, should the context so require, be deemed to be a reference to a Limited Partner, capital account, Capital Contribution or Interest of any Series. The use of the terms “Fund” or “Series” in this Agreement shall in no event alter the intent of the parties hereto that the Fund, may in the future, at the General Partner’s discretion, receive the full benefit of the limitations on inter-Series liability as set forth in the Act.

1.2.  Formation and Continuation.  The General Partner has formed the Fund as a series limited partnership containing one or more series of limited partner interests pursuant to and in accordance with the provisions of the Act. The General Partner has caused to be executed and filed with the Secretary of State of the State of Delaware an Amended Certificate of Limited Partnership conforming to the requirements of the Act which such Amended Certificate of Limited Partnership provides for the limitation of liability of each Series (as may be so designated and established) to the debts, liabilities, obligations and expenses of such Series and not those of any other Series or the Fund in general, so that the liability of each Series shall be segregated and the liability of each additional Series, as designated, may be segregated as such in the future, in the sole discretion of the General Partner. The General Partner and the Limited Partners are entering into this Agreement in order to provide for the establishment and continuation of the Fund as a series limited partnership under the Act and the

General Partner and shall execute, file and record as appropriate such amendments, assumed name certificates and other documents as are or become necessary or advisable in connection with the Fund as determined by the General Partner from time to time.

ARTICLE 2.
PRINCIPAL PLACE OF BUSINESS; REGISTERED OFFICE AND
REGISTERED AGENT; LIMITED PARTNERS NOT AGENTS

2.1.  Principal Place of Business.  The principal office of the Fund shall be located at 2850 Quarry Lake Drive, Baltimore, Maryland 21209, or such other place as the General Partner may designate from time to time.

2.2.  Registered Office and Registered Agent.  The registered office of the Fund in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent for service of process on the Fund shall be The Corporation Trust Company. The General Partner may from time to time change such registered agent and registered office and shall give prompt notice of any such change to each Limited Partner.

2.3.  Limited Partners Not Agents.  Except as specifically provided herein, nothing contained herein shall be construed to constitute any Limited Partner the agent of any other Limited Partner.

ARTICLE 3.
BUSINESS AND PURPOSE OF THE FUND

The business and purpose of the Fund is to, directly or indirectly, trade, buy, sell, swap or otherwise acquire, hold or dispose of any and all commodities (including, but not limited to, foreign currencies, money market instruments, and any other financial instruments or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign futures contracts, forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto, as well as swaps and other derivatives of any type or nature whatsoever, whether currently existing or hereafter developed, whether traded on an organized exchange or otherwise, to engage in all activities necessary, convenient or incidental thereto and to carry on such other businesses, purposes, or activities as may be set forth from time to time in the Fund’s Disclosure Document, as amended or supplemented from time to time (the “Prospectus”). The Fund may also engage in “hedge,” arbitrage and cash trading of any of the foregoing instruments. The Fund may engage in such business and purpose either directly or through subsidiaries, joint ventures, entities or partnerships, provided that the Fund’s participation in any of the foregoing has no adverse economic or liability consequences for the Limited Partners, which consequences would not be present had the Fund engaged in that same business or purpose directly. The objective of the Fund’s business is appreciation of its assets through speculative trading.

The Fund shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary, appropriate, advisable or convenient to the conduct, promotion or attainment of any business, purpose or activity of the Fund.

ARTICLE 4.
TERM, DISSOLUTION AND FISCAL YEAR

4.1  Term.  The term of the Partnership commenced upon the execution and filing of the Certificate of Limited Partnership, as amended, and shall end upon the first to occur of the following: (i) an election to dissolve the Partnership in accordance with the provisions of Article 4.2 by Limited Partners owning more than 50% of the Units then outstanding; (ii) the withdrawal of the General Partner, as defined in, and subject to the limitations of Article 13; (iii) a determination by the General Partner that the purpose of the Partnership cannot be fulfilled; or (iv) any event which constitutes a dissolution of a limited partnership under the Act or otherwise makes it unlawful for the existence of the Partnership to be continued.

4.2  Dissolution.  Upon the occurrence of an event causing the dissolution of the Partnership, the Partnership shall be wound up and terminated. Upon dissolution and termination of the Partnership, the General Partner shall contribute to the Partnership an amount equal in the aggregate to the lesser of (a) the deficit balance in their capital accounts, or (b) the excess of 1.01% of the net aggregate capital contributions paid in by the

Limited Partners over any capital previously contributed by the General Partner. Payment of creditors, and distribution of the Partnership’s assets shall be effected as soon as practicable in accordance with the Act, and the General Partner and each Limited Partner (and any assignee) shall share in the assets of the Partnership pro rata in accordance with such Partner’s respective capital account, less any amount owing by such Partner (or assignee) to the Partnership.

4.3  Fiscal Year.  The fiscal year of the Partnership shall end on December 31, unless the General Partner elects, with the approval of the Internal Revenue Service and the CFTC, a different fiscal year.

ARTICLE 5.
GENERAL PARTNER

5.1  The General Partner is Campbell & Company, Inc., a Maryland corporation, 2850 Quarry Lake Drive, Baltimore, Maryland 21209.

ARTICLE 6.
CAPITAL CONTRIBUTIONS AND
UNITS OF LIMITED PARTNERSHIP INTEREST

6.1  Units and Capital Contributions of Limited Partners.  Interests in the Partnership, other than the General Partner’s interests, shall be evidenced by Units (individually a “Unit”).

6.2  Capital Contributions by General Partner; Net Worth.  The General Partner has contributed cash to the capital of each Series of the Partnership respectively in an amount equal to the greater of (i) 1% of the net aggregate contributions of all Partners in each Series including the General Partner or (ii) $25,000. The General Partner’s contribution shall be evidenced by Units of the General Partner (“General Partnership Units”). The General Partner may make withdrawals of its Units provided that such withdrawals do not reduce the General Partner’s aggregate percentage interest in each Series of the Partnership below the levels described in the previous sentence. If additional Limited Partners are admitted during any Continuing Offering pursuant to the provisions of Article 11 herein, the General Partner shall make such additional capital contributions as may be required to maintain its interest at the required level in each Series of the Partnership at all times during the term of the Partnership. The General Partner shall maintain a net worth so long as it acts as general partner equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Partnership. The minimum required net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

6.3  Issuance and Sale of Units.  The Fund is authorized to issue an unlimited number of Units. The General Partner is authorized to admit as Limited Partners, in compliance with applicable law, any person and may issue Units to such Limited Partners. In connection with the Fund’s offering of Units, the General Partner, on behalf of the Fund, shall: (i) qualify Units for sale initially and on a continuing basis under the Blue Sky and securities laws of such states of the United States or other jurisdictions as the General Partner shall deem advisable; (ii) make such arrangements for the offering and sale of Units as it shall deem appropriate; and (iii) take such action with respect to the matters described in clauses (i) and (ii) as it shall deem advisable or necessary. The General Partner in its discretion may, from time to time, without vote of the Limited Partners, issue Units, in addition to the then issued and outstanding Units, to such party or parties at the then current net asset value of such Units in connection with the business of the Fund. In connection with any issuance of Units, the General Partner may issue fractional Units.

6.4  Establishment of Series.  The General Partner, on behalf of the Fund, shall designate various series of Units (each Series of Units is referred to herein as a “Series”), and each Series may have such general partners, separate business purposes, investment objectives, rights, powers or duties with respect to specified property or obligations of such Series or the Fund, as applicable, or profits and losses associated with specified property or obligations, and such other rights as the General Partner shall determine. The General Partner, in addition to being the general partner of the Fund, shall be the general partner associated with each Series designated and established hereunder. The General Partner hereby establishes and designates the “Global Trend Series (USD)” Series. Additional Series of Units may be offered from time to time in the discretion of the General Partner and the terms of any such Series shall be determined by the General Partner and set forth in the Prospectus. Separate and distinct records may be maintained for each Series and the Fund may hold and account for the assets associated therewith separately from the other Fund property and the assets associated with any other Series. Each Unit of a Series (or a Class thereof,) shall represent an equal beneficial interest in the net assets associated with that Series (or Class thereof).

The General Partner, in its sole discretion, shall organize the Fund so that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series or a general partner associated with such Series shall be enforceable only against the assets of such Series or a general partner associated with such Series, and not against the assets of the Fund generally, any other Series thereof or any general partner not associated with such Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Fund generally or any other Series thereof shall be enforceable against the assets of such Series or a general partner associated with such Series. With respect to debts, liabilities, obligations and expenses which relate to the Fund generally or more than one Series, the General Partner in its discretion may allocate and apply such debts, liabilities, obligations and expenses to and among certain Series as the General Partner considers appropriate.

A Series may have a business purpose or investment strategy that differs from other Series. A Series may be treated as a separate partnership for U.S. federal income tax purposes, in the General Partner’s discretion. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series may include a recitation limiting the obligation or claim represented thereby to that Series and its assets.

6.5  Classes.  Within each Series the General Partner may designate Units into any number of classes (each a “Class”). The Global Trend Series (USD) currently consists of Class A, Class B, Class C, Class D and Class E Units. For the avoidance of doubt, the creation of separate Classes of Units within a Series shall be for accounting purposes only, and is not intended to separate or segregate the assets and liabilities of one Class within a Series from all other Classes in that same Series. Further, for the avoidance of doubt, the General Partnership Units shall be accounted for separately from all other Units and shall be considered the functional equivalent of a separate “class” of Units for all purposes hereunder. Such General Partnership Units shall share in the profits, losses, and expenses of the Partnership on a pro rata basis, excluding any advisory fees, performance fees, and certain other expenses (or a portion thereof) as determined by the General Partner in its sole discretion.

6.6  Establishment of Additional Series and Classes.  The establishment and designation of any Series and/or Classes of Units other than those specifically named in Sections 6.4 and 6.5 above shall be effective upon the execution by the General Partner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series and/or Classes, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Series or Class previously established and designated, the General Partner may, in its exclusive discretion, abolish that Series and/or Class and the establishment and designation thereof. Each instrument referred to in this Section 6.6 shall have the status of an amendment to this Agreement.

6.7 Availability of Contributions. The aggregate of all Partnership contributions shall be available to the Partnership to carry on its business and purpose, and no interest shall be paid to any Partner on any such contributions.

ARTICLE 7.
ALLOCATION OF PROFITS AND LOSSES

7.1  Capital Accounts.  A separate capital account shall be established and maintained for each Limited Partner, including with respect to each Series. The initial balance of each Limited Partner’s capital account shall be the amount initially contributed to that capital account, and shall be appropriately adjusted to reflect allocations of net profits, net losses and distributions of cash or other property, whether through redemption or otherwise. To the extent that a Limited Partner purchases Units of different Series, the Fund shall establish a separate memorandum account within the Limited Partner’s primary capital account for each Series of Units.

7.2  Periodic Allocations.  The Fund shall commence operations as a monthly liquidity fund. Profits and losses, accordingly, initially will be allocated on a monthly basis. However, the General Partner reserves the right, without the consent of the Limited Partners, to provide liquidity to the Limited Partners of any existing or future Series or Class on a more frequent basis, employing periods shorter than one month for, among other things, the allocation of profits and losses. As of the close of business (as determined by the General Partner) on the last day of each period and on each Redemption Date, the following determinations and allocations shall be made with respect to each Series and each Class: (i) any increase or decrease in the Net Assets (prior to the accrual of all fees and other charges) shall be determined; (ii) fees and charges shall then be charged against Net Assets; (iii) accrued performance fees, if any, shall then be charged against Net Assets; (iv) any remaining increase or decrease in the Net Assets as compared to the last such determination of Net Assets shall be credited or charged to the capital accounts of each Limited Partner of such Series and Class in the ratio that the balance of each capital account bears to the balance of all capital accounts for such Series and Class; and (v) the amount of any distribution to a Limited Partner and any amount paid to a Limited Partner on redemption of Units shall be charged to such Limited Partner’s capital account.

7.3  Allocation of Profit and Loss for Federal Income Tax Purposes.  At the end of each taxable year, each item of Partnership taxable income, gain, loss, deduction, or credit will be allocated among the Partners in accordance with the following provisions:

(1) Capital gain shall be allocated first to each Partner who has redeemed Units (General Partnership Units in the case of the General Partner) during the year to the extent that the amount the Partner received on redemption exceeds the amount paid for the redeemed Units (as set forth in subparagraph (5));

(2) Capital gain remaining after the allocation in subparagraph (1) shall be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partner’s capital accounts;

(3) Capital losses shall be allocated first to each Partner who has redeemed Units (General Partnership Units in the case of the General Partner) during the year to the extent that the amount the Partner paid for the redeemed Units (as set forth in subparagraph (5)) exceeds the amount the Partner received on redemption;

(4) Capital losses remaining after the allocation in subparagraph (3) shall be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts;

(5) For the purpose of the allocations of capital gain and loss in subparagraphs (1) and (3), the amount each Partner paid for each of his Units shall be deemed to have increased by the amount of capital gain allocated to him with respect to such Unit pursuant to subparagraph (2) or ordinary income pursuant to subparagraph (6); decreased by the amount of any capital loss allocated to him with respect to such Unit pursuant to subparagraph (4) or ordinary expense pursuant to subparagraph (6); and decreased by the amount of any distributions to him with respect to such Unit pursuant to Article 7.8;

(6) Items of ordinary income and expense will be allocated pro rata among the Partners based upon their respective capital accounts as of the end of each month in which the items of ordinary income or expense accrue; provided that any performance fee paid to the General Partner shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit’s net performance fee (the excess, if any, of the aggregate of all performance fees allocated to the capital account relating to such Unit over the aggregate of all reversals of performance fees allocated to such Unit) bears to the net performance fee of all Units;

(7) Notwithstanding subparagraphs (4) and (6), if the allocation of such loss would cause a Limited Partner to have a capital account deficit, then such loss shall be allocated to the General Partner, according to its capital account, to the extent of such losses;

(8) For purposes of this Paragraph 7.3, “capital gain” and “capital loss” shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Internal Revenue Code of 1986, as amended (the “Code”), including but not limited to gain or loss required to be taken into account pursuant to Section 1256 thereof and any income, gain or loss determined under Section 988 of the Code; and

(9) Allocations of capital gain or loss will be made pro rata from each category of capital gain or loss determined under Section 1(h) of the Code and income or loss determined under Section 988 of the Code.

7.4  Definitions; Accounting.

(1)  Net Assets.  “Net Assets” of the Partnership shall mean the total assets of the Partnership, including all cash and cash equivalents, plus accrued interest thereon, and the market value of all open commodity posi tions and other assets of the Partnership, less all liabilities of the Partnership, including accrued performance fees determined in accordance with the principles specified in this subparagraph and, where no principle is specified, in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a commodity or commodity futures contract traded on an exchange, or through a clearing firm or through a bank, shall mean the most recent available settlement price or closing quotation, as appropriate on the exchange, or of the clearing firm or bank on or through which the commodity or contract is traded by the Partnership on the day with respect to which Net Assets are being determined. If such contract cannot be liquidated, due to the operation of daily limits or otherwise, on a day as of which Net Assets are determined, the liquidating value on the first subsequent day on which the contract would be liquidated may be used or such other value as the General Partner may deem fair and reasonable. The market value of a commodity forward contract or a commodity futures contract traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied. The “Net Assets of a “Series” or “Class” “ shall mean the Net Assets of the Partnership, on a Series-by-Series or Class-by-Class basis.

(2)  Net Asset Value.  The “Net Asset Value” of the Partnership shall mean the total capital accounts of all Partners. The “Net Asset Value” of a Series or Class shall mean the Net Asset Value of the Partnership on a Series-by-Series or Class-by-Class basis. The “Net Asset Value” of a Unit shall be the total capital accounts of all Partners, divided by the number of Units owned by all Partners.

(3)  Blue Sky Glossary.  The definitions in the Blue Sky Glossary in Appendix I to the Partnership’s Prospectus are hereby incorporated herein by reference.

7.5  Expenses.

(1) The organization and offering expenses during the initial and continuing offering will be advanced by Campbell & Company. The Fund, and in turn, each Class of Units (excluding Class E Units), will reimburse, monthly, its organization and offering expenses (collectively, “Offering Costs”), subject to an annual cap of 0.50% of the Fund’s, and in turn, each Class of Units’, month end net asset value. Such Offering Costs include all fees and expenses in connection with the distribution of the Units, including legal, accounting, printing, mailing, filing fees, escrow fees, salaries and bonuses of employees while engaged in sales activities (including wholesaling), and marketing expenses of Campbell & Company and the selling agents which are paid by the Fund. Any Offering Costs advanced by Campbell & Company in excess of the aforementioned annual cap may be reimbursed by the Fund in later periods, as the Fund is able to do so within the limit of the annual cap, provided that the maximum amount reimbursed by the Fund in any calendar year not exceed the overall limits set forth above. In no event will the reimbursement exceed 2.5% of the total subscriptions accepted by the Fund. In no event shall the Offering Costs paid by the Fund exceed the limits set by the NASAA Guidelines during such time as the Units are registered for sale to the public. Each Class of Units (excluding Class E Units) shall be specifically allocated its pro rata Share of the Offering Costs. In the event the Fund terminates prior to the completion of any reimbursement of the aforementioned costs, Campbell & Company will not be entitled to any additional reimbursement from the Fund.

(2) The Partnership and in turn, each applicable Series and Class shall be obligated to pay all liabilities incurred by it, including without limitation, (i) advisory fee payable to Campbell & Company; (ii) fees payable to the futures broker and over-the-counter counterparty; (iii) selling commissions and broker-dealer custodial fees as described in the Prospectus payable to the selling agents; (iv) operating expenses and performance fees; (v) administrative, legal and accounting fees; (vi) cash management fees; and (vii) taxes and other extraordinary expenses incurred by the Partnership. During any year of operations, the General Partner shall be responsible for payment of operating expenses in excess of 0.5% of the Partnership’s average month-end Net Asset Value during that year. Any operating expenses incurred in excess of the aforementioned annual cap are initially paid by Campbell & Company; provided, however, that the Fund reimburses the operating expenses paid by Campbell & Company at such times, if any, as the Fund is able to do as within the limit of the aforementioned cap. Indirect expenses of the General Partner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of the Partnership. The Partnership shall receive all interest earned on its assets.

(3) Class A Units and Class C Units shall pay a monthly broker-dealer custodial fee of 0.25% of each respective Class’s month-end net asset value per annum to the selling agents (the firm, not the individual)

provided, however that the total of such broker-dealer custodial fees per Unit do not exceed 1.0% of the gross offering proceeds of Class A Units Units and 6% of the gross offering proceeds of Class C Units.

(4) Compensation to any party, including the General Partner (or any advisor which may be retained in the future), shall not exceed the limitations imposed as of the date hereof by the North American Securities Administrators Association (“NASAA”). In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse the Partnership for such excess. NASAA limitations on fees are as follows: advisory fees and all other fees paid to the General Partner, except for performance fees and commodity brokerage commissions, when added to organization and offering expenses, shall not exceed 6% annually of net asset value. The aggregate performance fees shall not exceed 15% of new trading profits. The sponsor or advisor will be entitled to an additional 2% performance fee for each 1% by which the net asset value fee (including any advisory fees paid to the General Partner and organization and offering expenses) is reduced below 6%. Commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus pit brokerage fees or 14% annually of average net assets, including pit brokerage fees. Each of the applicable Class of Units of the Partnership will pay to the futures brokers and over-the-counter counterparty up to 1% of the net asset value of that Class of Units, respectively. Each Class of Units will pay Campbell & Company a monthly advisory fee at the annual rate of 2% prior to any accrual for or payment of any advisory fee, performance fee, redemption or subscription during said month, allowing the performance fee to be 20%, as discussed above.

(5) The Partnership will pay to selected selling agents who have sold Class A Units and Class B Units selling commissions of 2% of each subscription of Class A Units and Class B Units (which includes the initial distribution of the Units, execution of commodity transactions, and ongoing services to the Limited Partners), which is less than the 14% limit imposed by NASAA. The amount paid to selling agents of Class A Units and Class B Units sold pursuant to each disclosure document will not, however, exceed 8.0% of the gross offering proceeds of the Class A Units Units and 9.0% of the gross offering proceeds of the Class B Units sold pursuant to the disclosure document. The Partnership will pay selected selling agents (the firm and not the individual) who have sold Class A Units and Class C Units a broker-dealer custodial fee of 0.25% of each respective Class’s month-end net asset value per annum provided, however that the total of such broker-dealer custodial fees per Unit do not exceed 1.0% of the gross offering proceeds of Class A Units and 6% of the gross offering proceeds of Class C Units.

Once total underwriting compensation, including, but not limited to, the fees mentioned in the preceding paragraph, paid on any Class A Unit, Class B Unit, Class C Unit or Class D Unit reaches 10% of the gross offering proceeds, the Class A Unit, Class B Unit, Class C Unit or Class D Unit will automatically be re-designated as Class E Units, which are identical to Class A Units, Class B Units, Class C Units and Class D Units except that Class E Units do not pay any offering expenses, selling agent fee, broker-dealer custodial fee payable to the selling agents and, if applicable, redemption fees.

(6) The Partnership shall also be obligated to pay any costs of indemnification to the extent permitted under Article 15 of this Agreement.

7.6  Limited Liability of Limited Partners.  Each Unit purchased by a Limited Partner is fully paid and non-assessable. A Limited Partner shall be liable for the Partnership’s obligations to the extent of the capital contributed by him plus his share of profits remaining in the Partnership, if any.

In addition, if a Limited Partner receives a return of any part of his capital contribution, he shall be liable to the Partnership for a period of one year thereafter for the amount of the returned contribution, but only to the extent necessary to discharge the Partnership’s liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership.

A Limited Partner shall also be liable to the Partnership for return of any part of his capital contribution returned to him, for a period of six years, if such return was in violation of this Agreement or the Act.

7.7  Return of Limited Partner’s Capital Contribution.  Except to the extent that a Limited Partner shall have the right to redeem Units, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution and termination of the Partnership. In no event shall a Limited Partner be entitled to demand or receive property other than cash.

7.8  Distributions.  The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units or dissolution), if any, the Partnership will make to its Partners (or any assignee thereof). Distributions shall be made pro rata in accordance with the respective capital accounts of the Partners.

ARTICLE 8.
MANAGEMENT

8.1  General.

(1) The General Partner, to the exclusion of the Limited Partners, shall conduct and manage the business of the Partnership including, without limitation, all functions necessary for administration of the Partnership. The General Partner shall have the fiduciary responsibility for the safekeeping and use of all assets of the Partnership, whether or not in its immediate possession or control, shall not contract away such duty and shall not employ or permit another to employ such assets in any manner except for the exclusive benefit of the Partnership. The General Partner, on behalf of the Partnership, shall make all investment decisions regarding the Partnership and shall have complete trading discretion. The General Partner shall seek the best price and services available in its futures brokerage transactions, and all brokerage transactions for the Partnership’s futures trades will be effected at competitive rates.

(2) The General Partner shall receive from the Partnership: (i) advisory fee of 2% per annum of the month-end Net Asset Value of all Classes of Units; and (ii) a quarterly “performance fee” of 20% of the Partnership’s aggregate cumulative appreciation in the Net Asset Value per Unit, exclusive of interest income. The performance fee is paid on the cumulative increase, if any, in the Net Asset Value per Unit over the highest previous cumulative Unit value or Unit value as of the commencement of trading, whichever is higher. In determining the fees in this paragraph, adjustments shall be made for capital additions and withdrawals and Net Assets shall not be reduced by the performance fees being calculated for such current period. Such fees may be changed upon sixty days’ notice to the Limited Partners, provided that prior to the imposition of the revised fees, Limited Partners have an opportunity to redeem (and there are no delays in receiving payment therefor) and the notice explains their redemption and voting rights. Further, any new contract with any advisor, including the General Partner, shall carryforward all losses attributable to such advisor or General Partner, as the case may be.

(3) The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: entering into commercially reasonable contracts, opening bank accounts, paying or authorizing the payment of distributions to the Partners and expenses of the Partnership including fees to the General Partner, taxes and other fees of governmental agencies.

(4) The General Partner shall keep and retain for at least six years, at the principal office of the Partnership, such books and records relating to the business of the Partnership as it deems necessary to substantiate that Units were sold only to purchasers for whom such securities were suitable and which are required by the Commodity Exchange Act, and the rules and regulations thereunder. Such books and records shall be available to any Limited Partner or his authorized attorney or agent for inspection and copying during normal business hours of the Partnership.

(5) The General Partner may engage in other business activities and shall not refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures or forward contracts or otherwise. Subject to the terms and conditions set forth in this Agreement, the General Partner may engage and compensate on behalf of the Partnership, from funds of the Partnership, such persons, firms or corporations, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership. The General Partner may develop and implement a cash management facility. In such event, the General Partner may cause the Partnership to participate in such facility if doing so would be in the best interests of the Partnership. Competitive management fees may be paid to the General Partner or an affiliate thereof.

(6) No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of such authority.

(7) Except as provided by Article 13, the General Partner may not sell, assign, or otherwise dispose of all or substantially all of its General Partnership Units in the Partnership except for a sale or transfer of all Partnership interests of all Partners or a sale of all or substantially all of its interest to a corporation controlled by such General Partner. The foregoing restriction shall not be applicable to the General Partner mortgaging, pledging, hypothecating or granting a security interest in its General Partnership Units as collateral for a loan or loans and any such assignment of all or any portion of the General Partner’s Interest shall not cause an event of withdrawal with respect to the General Partner pursuant to Article 13 of this Agreement.

(8) The maximum period covered by any contract entered into by the Partnership, except for certain provisions which survive the stated term, shall be one year. Agreements between the Partnership and the General Partner or any affiliate shall be terminable by the Partnership without penalty on 60 days’ written notice. All sales of Units in the United States shall be made by registered brokers. No sales will be made by the General Partner or an affiliate.

8.2  Prohibitions.  The Partnership shall not: (i) engage in pyramiding; (ii) commingle its assets with the assets of any other person, except as permitted by law; (iii) make loans to the General Partner or any affiliate thereof or to any person; (iv) pay per-trade compensation to the General Partner or any advisor or any affiliate thereof or to any person who receives any other form of compensation from the Partnership; or (v) permit rebates or give-ups to be received by the General Partner or affiliates thereof nor shall the General Partner participate in any reciprocal business arrangements which would circumvent the foregoing or any other provision of this Agreement; or (vi) borrow cash or other assets from the General Partner.

ARTICLE 9.
REPORTS TO LIMITED PARTNERS

The books and records of the Partnership shall be audited annually by an independent certified public accountant. Net Assets and Net Asset Value per Unit shall be determined daily and will be supplied in writing to any Limited Partner who requests such information. The General Partner will cause each Partner to receive (i) within ninety (90) days after the close of each fiscal year an annual report with audited financial statements (including a balance sheet and income statement) for the fiscal year then ended, and (ii) within seventy-five (75) days after the close of each fiscal year such tax information as is necessary for the Partner to complete his Federal income tax return. In addition, the General Partner will report within 30 days after the end of each month to the Limited Partners the information required by the CFTC to be reported, which information currently includes the following: the total amount of realized net gain or loss on commodity interest positions liquidated during the month; the change in unrealized net gain or loss on commodity interest positions during the month; the total amount of net gain or loss from all other transactions engaged in by the Partnership during the month, including interest earned; the total amount of (i) the advisory fees payable to Campbell & Company; (ii) fees payable to the futures broker and over-the-counter counterparty; (iii) fees payable by Class A Units and Class B Units to the selling agents who have sold Class A Units and Class B Units; and (iv) performance fees, and all other expenses incurred or accrued by the Partnership during the month; the Net Asset Value of a Unit as of the end of the month and as of the end of the previous month; the total amount of additions to the Net Assets of the Partnership made during the month; the total amount of withdrawals from and redemptions of Units for the month; and the total net income or loss of the Partnership during the month. In the event either Net Asset Value per Unit as of the end of any business day declines by more than 50% of the previous year-end or month-end Net Asset Value per Unit, or there is a material change in the advisory agreement with the General Partner or otherwise affecting the compensation to any party, including the General Partner, the General Partner will notify each Limited Partner of such information, their redemption and voting rights and any material effect on the Units within seven business days. Reporting to Limited Partners may be via hard copy or, where permitted by applicable rules, via electronic media. In the event of the 50% decline in Net Asset Value per Unit referred to in the previous sentence, the General Partner will declare a special redemption period and temporarily suspend the Partnership’s trading during such period.

ARTICLE 10.
DISPOSITIONS AND REDEMPTIONS OF PARTNERSHIP UNITS

10.1  Permissible Dispositions.  A Limited Partner may transfer, assign, pledge, or encumber his Units only as provided in this Article 10.1. No such transferee, pledgee, assignee, or secured creditor shall become a substituted Limited Partner unless the General Partner consents in writing to such substitution. The General Partner has complete discretion to withhold consent but only intends to do so in order to prevent or minimize potential adverse legal or tax consequences to the Partnership. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the beginning of the month following the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer, assignment, or pledge until it has received at least 30 days’ prior written notice thereof from the transferor, assignor, or pledgor, which notice shall include (i) the name, signature, address and social security or taxpayer identification number of the transferee, assignee, or pledgee, (ii) the number of Units transferred, assigned or pledged, and (iii) the signature of the transferor, assignor, or pledgor. The General Partner may, in its discretion, waive receipt of the above described written notice or waive any defect therein. No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act, (ii) the amount of the transfer is at least the minimum subscription amount except for transfers by gift, inheritance, or to affiliates, including family members of the person transferring the Units, and (iii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as a corporation or an association under the Internal Revenue Code, as amended. No transfer or assignment of Units shall be effective or recognized by the Partnership if following such transfer or assignment there would result a termination of the Partnership for federal income tax purposes as provided in Code 708(b) and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that the assignee shall receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. The transfer or assignment of Units shall be subject to all applicable securities laws. The transferor or assignor shall bear all costs (including any attorneys’ fees) related to such transfer or assignment.

10.2  Redemptions.

(1) A Limited Partner (or any assignee thereof) may withdraw all or part of his capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value per Unit, reduced as hereinafter described (such withdrawal being herein referred to as a “Redemption”).

(2) Redemptions shall be effective as of the end of any month ending after a Request for Redemption in proper form has been timely received by the General Partner (the “Redemption Date”). Redemption fees apply to the Class A Units and Class B Units through the first twelve month-ends following purchase as follows: 1.833% of net asset value per redeemed Unit through the second month-end, 1.666% of net asset value per redeemed Unit through the third month-end, 1.500% of net asset value per redeemed Unit through the fourth month-end, 1.333% of net asset value per redeemed Unit through the fifth month-end, 1.167% of net asset value per redeemed Unit through the sixth month-end, 1.000% of net asset value per redeemed Unit through the seventh month-end, 0.833% of net asset value per redeemed Unit through the eighth month-end, 0.667% of net asset value per redeemed Unit through the ninth month-end, 0.500% of net asset value per redeemed Unit through the tenth month-end, 0.333% of net asset value per redeemed Unit through the eleventh month-end, 0.167% of net asset value per redeemed Unit through the twelfth month-end. The month-end as of which the Unit is purchased is counted as the first month-end. After the twelfth month-end following purchase of a Class A Unit or Class B Unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a Class A Unit or Class B Unit redeemed on the first anniversary of the purchase. As used herein, “Request for Redemption” shall mean a written request of such withdrawal transmitted by the Limited Partner (or any assignee thereof) to the General Partner not less than ten business days prior to the end of the month or such shorter period as established by the General Partner. Upon Redemption, a Limited Partner (or any assignee thereof) shall receive, per Unit redeemed, an amount equal to the Net Asset Value per Unit as of the Redemption Date, less any amount owing by such Limited Partner (and his assignee, if any) to the Partnership pursuant to Article 15.3, and less any applicable redemption fees due to the General Partner. If redemption is requested by an assignee, all amounts owed to the Partnership under Article 15.3 by the Partner to whom such Unit was sold, as well as all amounts owed by the assignees of such Unit, shall be deducted from the amount payable upon Redemption by any assignee. All Requests for Redemption in proper form shall be honored and payment will be made within twenty (20) business days following the Redemption Date, except that under special circumstances, including, but not limited to, the inability on the part of the Partnership to liquidate commodity positions or the default or delay in payments due the Partnership from commodity brokers, banks, or other persons, the Partnership may delay payment to Partners requesting Redemption of Units. In the event that Redemptions are requested for more Units than the General Partner is able to honor due to the foregoing contingencies, the General Partner will honor Requests for Redemption in the order actually received and will hold Requests for Redemption in such order. Limited Partners will be notified within 10 days after month-end if any Redemption cannot be honored under the terms hereof and their Requests thereafter will be honored at the first available opportunity. The Partnership shall not be obligated to redeem Units that are subject to a pledge or otherwise encumbered in any fashion.

(3) Subparagraph (2) notwithstanding, if the Net Asset Value per Unit is determined for purposes of Redemption as of a month-end which is not the end of a quarter, any performance fees payable and applicable to such Unit, will be determined and charged to such Unit as though such month-end were the end of a quarter and such performance fees were payable and such performance fees will be paid.

ARTICLE 11.
OFFERING OF UNITS; ADMISSION OF ADDITIONAL LIMITED PARTNERS

The General Partner shall, from time to time, (i) cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and public offering of the Units; (ii) seek to qualify the Units for sale in various jurisdictions as the General Partner deems advisable; and (iii) take such other actions as the General Partner deems advisable.

The General Partner, at its option, may admit additional Limited Partners to the Partnership without the consent of the Limited Partners at any time. Such additional Limited Partners shall contribute capital to the Partnership, and shall be admitted as Limited Partners as of the first business day of the month immediately following the month-end as of which their subscriptions were accepted by the General Partner at no less than the Net Asset Value per Unit as of such month-end.

ARTICLE 12.
SPECIAL POWER OF ATTORNEY

By execution of this Agreement, each Limited Partner irrevocably constitutes and appoints the General Partner with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and any amendments thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or Certificate of Limited Partnership in accordance with the terms of this Agreement; and (iii) Certificates of Fictitious or Assumed Name. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney.

ARTICLE 13.
WITHDRAWAL OF A PARTNER

The Partnership shall terminate and be dissolved upon the withdrawal, or insolvency of the General Partner (unless in the case of the withdrawal of the General Partner, the actions necessary to continue the Partnership are taken pursuant to Article 16). The General Partner shall cease to be a general partner of the Partnership upon the occurrence of any of the following events of withdrawal: (i) the General Partner’s bankruptcy or insolvency; (ii) any event prescribed in the Act that is not encompassed in this Article 13; or (iii) 120 days’ prior written notice to the Limited Partners of the General Partner’s intent to withdraw as a General Partner. If the General Partner withdraws as general partner or is removed as General Partner Pursuant to Article 16, it can redeem its interests in the Partnership at Net Asset Value as of the next month-end in which it is calculated. If the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all Partnership expenses incurred as a result of its withdrawal. The death, incompetency, incapacity, withdrawal, insolvency, or dissolution of a Limited Partner shall not dissolve or terminate the Partnership, and said Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner’s Units except as provided in Article 10 hereof. Each Limited Partner (and any assignee of such Limited Partner) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to a special audit of the books and records of the Partnership, provided that the waiver shall not relieve the General Partner from its reporting obligations set forth in Article 9.

ARTICLE 14.
NO PERSONAL LIABILITY FOR RETURN OF CAPITAL

Subject to the provisions of Article 15 below, the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

ARTICLE 15.
STANDARD OF LIABILITY; INDEMNIFICATION

15.1  Standard of Liability.  The General Partner and its controlling persons shall have no liability to the Partnership or any Limited Partner for any loss suffered by the Partnership which arises out of any action of the General Partner if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner.

15.2  Indemnification by the Partnership.  The Partnership shall indemnify, defend, and hold harmless the General Partner (including controlling persons and a former General Partner who has withdrawn from the Partnership) from and against any loss, liability, damage, cost or expense (including attorneys’ fees, and expenses incurred in defense of any demands, claims or lawsuits) arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Partnership, from any source only if all of the following conditions are satisfied: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, (ii) the General Partner was acting on behalf of or performing services for the Partnership, (iii) such liability or loss was not the result of negligence or misconduct by the General Partner, and (iv) such indemnification is recoverable only out of the Partnership’s assets and not from the Limited Partners. In no event shall the General Partner or any of the selling agents receive indemnification from the Partnership arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied; (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (d) in the case of subparagraph (c), the court considering the request has been advised of the position of the Securities and Exchange Commission and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units. The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner for any liability as to which the General Partner is prohibited from being indemnified herein.

15.3  Advance Payment.  Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the General Partner may be paid by the Partnership in advance of the final disposition of such action, suit or proceeding, if and to the extent that (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (ii) the legal action is initiated by a party who is not a Limited Partner, or if by a Limited Partner, then a court of competent jurisdiction specifically approves such advancement, and (iii) the General Partner shall agree to reimburse the Partnership, together with the applicable legal rate of interest thereon, in the event indemnification is not permitted under this Article 15 upon final disposition.

ARTICLE 16.
AMENDMENTS; MEETINGS

16.1.  Amendments Not Requiring the Consent of the Fund.

(a) The General Partner, without obtaining the authorization or approval of any other Limited Partner and without giving prior notification to any Limited Partner, may amend this Agreement at any time and from time to time, whether by changing any one or more of the provisions hereof, removing any one or more provisions herefrom or adding one or more provisions hereto, to the extent necessary, in the reasonable judgment of the General Partner, to: (i) cause the provisions of this Agreement to comply with the provisions of Section 7704 of the Code and the Treasury Regulations thereunder; (ii) otherwise cause the provisions of this Agreement to comply with any requirement, condition or guideline contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; (iii) ensure the Fund’s continuing classification as a partnership for U.S. federal income tax purposes; (iv) prevent the Fund from being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations; (v) take such action as may be necessary or appropriate to avoid the assets of the Fund being treated for any purpose of ERISA or Section 4975 of the Code as assets of any “employee benefit plan” as defined in and subject to ERISA or of any plan or account subject to Section 4975 of the Code (or any corresponding provision of succeeding law); (vi) prevent the Fund from being required to register as an “investment company” under the Investment Company Act of 1940; (vii) avoid the Fund engaging in any “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code); (viii) add to the obligations of the General Partner for the benefit of the Fund or the Limited Partners; (ix) make any modification to this Agreement to reflect the admission of additional or substitute General Partners (x) reflect the admission, substitution, termination or redemption of Limited Partners after the date hereof in accordance with the provisions of this Agreement; (xi) cure any ambiguity in this Agreement, or correct any provision in this Agreement that is manifestly incorrect; or (xii) provide that any one or more additional or substitute General Partner may possess and exercise any one or more of the rights, powers and authority of the General Partner hereunder; provided that such appointment of an additional General Partner does not constitute an “assignment” within the meaning of Section 202(a)(1) of the Advisers Act.

(b) Upon giving notification to the Limited Partners, but without obtaining the authorization or approval of any Limited Partner, the General Partner may amend this Agreement at any time and from time to time, whether by changing any one or more of the provisions hereof, removing any one or more provisions herefrom or adding one or more provisions hereto, for such purpose of purposes as the General Partner may deem necessary, appropriate, advisable or convenient, provided that such amendment is not adverse to the Fund or any Limited Partner.

16.2  Meetings; Access to Records.  The General Partner will maintain at the office a list of the names and addresses of all Limited Partners and the Units owned by them. Upon request of any Limited Partner or his representative, the General Partner shall make such list available for review by any Limited Partner or his representative, and upon request, either in person or by mail, the General Partner shall furnish a copy of such list by mail to any Limited Partner or his representative, for the cost of duplication and postage. The General Partner shall maintain and preserve such records for a period of five years. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within 15 days after such receipt, call a meeting of the Partnership. Such meeting shall be held at least 30 days but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

16.3  Amendments and Actions Without Consent of the General Partner.  At any meeting called pursuant to Article 16.2, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than a majority of the Units then owned by the Limited Partners (any Units held by the General Partner or its affiliates shall be disregarded in calculating the percentage of outstanding Units and the General Partner shall be prohibited from voting as a Limited Partner) the following actions may be taken: (i) this Agreement may be amended in accordance with and only to the extent permissible under the Act, provided, however, that consent of all Limited Partners shall be required in the case of amendments requiring the consent of all Limited

Partners under the Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner may be elected if the General Partner withdraws from the Partnership; (v) any contracts with the General Partner may be terminated without penalty on 60 days written notice; and (vi) the sale of all the assets of the Partnership may be approved; provided, however, that none of the said actions may be taken unless the action is permitted under the Act. In the event of the occurrence of an event described in (iii) or (iv) above, the interest of the General Partner shall be redeemed and paid to the General Partner on the basis of the Net Assets allocable thereto on the date of such event.

16.4.  Amendment Requiring Consent of the Fund.  Subject to the provisions of Section 16.3, the General Partner may amend this Agreement at any time and from time to time, whether by changing any one or more of the provisions hereof, removing any one or more provisions herefrom or adding one or more provisions hereto, in a manner that adversely affects the Fund of the Limited Partners; provided, however, that the General Partner may not make any such Amendment without giving notification to the Limited Partners, at least thirty (30) days prior to the implementation of such amendment, setting forth all material facts relating to such amendment, and obtaining the Consent of the Fund to such amendment prior to the implementation thereof.

16.5.  Consent of the Fund.  For purposes of this Agreement, the “Consent of the Fund,” when used with respect to a particular transaction, practice, amendment to this Agreement or other action (any such transaction, practice, amendment or other action being referred to in this Agreement as a “Consent Transaction”), shall be deemed to have been obtained if a Majority in Interest of the Limited Partners, approves such Consent Transaction (it being understood and agreed that, for purposes of the foregoing, (i) a Limited Partner shall be deemed to approve a Consent Transaction if such Limited Partner either (a) affirmatively approves such Consent Transaction prior to the completion, consummation or implementation thereof or (b) fails to give notification to the Fund of its objection to such Consent Transaction prior to the completion, consummation or implementation thereof and (ii) a Limited Partner who withdraws or is required to withdraw all amounts from its capital account(s) pursuant to the provisions of this Agreement prior to the completion, consummation or implementation of such a Consent Transaction shall thereupon automatically cease to have any right to approve or withhold its approval of such Consent Transaction and shall not be considered a Limited Partner for purposes of determining whether a Majority in Interest of the Limited Partners has approved such Consent Transaction, notwithstanding that such Limited Partner may have objected to such Consent Transaction). “Majority in Interest” of the Limited Partners, means Limited Partners (other than the General Partner and its affiliates), the opening balances of whose capital accounts at such time exceed 50% of the opening balances of the capital accounts at such time of all Limited Partners (other than the General Partner and its affiliates).

16.6.  Certain Amendments Requiring Consent of Affected Limited Partners.   Notwithstanding any other provision of this Article XVI, this Agreement may not be amended so as to modify the limited liability of a Limited Partner.

16.7.  Amendments of Certificate.

(a) The General Partner shall cause the Certificate of Limited Partnership to be amended and/or restated at such time or times, to such extent and in such manner as may be required by the Act.

(b) The General Partner may cause the Certificate of Limited Partnership to be amended and/or restated in accordance with the principles set forth in this Article XVI, and any such amendment and/or restatement shall be effective immediately upon the filing of a certificate of amendment in the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

ARTICLE 17.
GOVERNING LAW

The General Partner and Limited Partners expressly agree that all the terms and provisions hereof shall be construed under the Delaware Revised Uniform Limited Partnership Act as now adopted or as may be hereafter amended and shall govern the partnership aspects of this Agreement absent contrary terms contained in this Agreement.

ARTICLE 18.
MISCELLANEOUS

18.1  Priority Among Limited Partners.  No Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

18.2  Notices.  All notices under this Agreement, other than Requests for Redemption of Units, notices of assignment, transfer or pledge of Units, and reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, then, upon the deposit of such notice in the United States mails. Reports by the General Partner to the Limited Partners shall be in writing or in such electronic format as permitted by applicable rules. When such requests are in writing, they shall be sent by first class mail to the last known address of each Limited Partner. When such reports are in electronic format, they shall be delivered consistent with applicable rules. Requests for Redemption and notices of assignment, transfer or pledge of Units shall be effective upon receipt by the Partnership.

18.3  Binding Effect.  This Agreement shall inure to and be binding upon all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound hereby, including all rights which they may have under Article 16 hereof.

18.4  Captions.  Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

18.5  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first appearing above.

LIMITED PARTNERS:	GENERAL PARTNER:

All Limited Partners now and hereafter admitted as limited partners of the Fund pursuant to the power of attorney now or hereafter executed in favor of and delivered to the General Partner.	CAMPBELL & COMPANY, INC.
By: Campbell & Company, Inc. Attorney-in-fact	By: /s/ Thomas P. Lloyd Name: Thomas P. Lloyd Title: General Counsel
By: /s/ Thomas P. Lloyd Name: Thomas P. Lloyd Title: General Counsel	By: /s/ Gregory T. Donovan Name: Gregory T. Donovan Title: Chief Financial Officer
By: /s/ Gregory T. Donovan Name: Gregory T. Donovan Title: Chief Financial Officer

EXHIBIT B

CAMPBELL GLOBAL TREND FUND, L.P.
REQUEST FOR REDEMPTION

2850 Quarry Lake Drive • Attn: Fund Administration • Baltimore, MD • 21209
Phone: (800) 698-7235 • (410) 413-2600

I. INVESTOR INFORMATION *(Mandatory)*:

1. Account Title: ______________________
2. Campbell Investor No.: ______________________
3. Taxpayer ID or Social Security No.: ______________________
4. Brokerage/Custodial Account No.: ______________________
5. Class Redeemed (Check one): ☐ Class A* ☐ Class B* ☐ Class C ☐ Class D ☐ Class E

Under penalty of perjury, the undersigned: (1) U.S. taxable limited partner hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this request for redemption is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code; and (2) Non-U.S. limited partner hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) the investor is not a United States corporation, partnership, estate or trust (in the case of a non-individual investor).

II. REDEMPTION TYPE *(Mandatory, Check Only One)*:

☐ Full Redemption*

☐ Partial Redemption* (specify the number of units ________ or dollar amount $________)

III. REMITTANCE OF REDEMPTION PROCEEDS *(Mandatory, Check Only One)*:

Remittance of Funds for Custodial accounts such as IRA, SEP, and Keogh will be made directly to the Custodian account of record.

☐ Remit proceeds directly to brokerage account of record.

☐ Forward proceeds to address below in the name of the account title at Campbell:

____

Name Street City State Zip Code

IV. INVESTOR AUTHORIZATION:

The undersigned hereby requests redemption, as defined in and subject to all of the terms and conditions of the Limited Partnership Agreement of the Campbell Global Trend Fund, L.P. (the "Fund"), which may be amended from time to time, of the undersigned's limited partnership units ("units") in the Fund at the net asset value per unit, as described in the prospectus, as of the close of business at the end of the current month. **Redemptions will be effective as of the month-end immediately following receipt by the Trading Advisor of this request; provided the Trading Advisor receives this request ten (10) business days prior to the end of such month (or such shorter period as the Trading Advisor elects).**

______________________ ______________________

Print Name of Investor/Authorized Signor (Add title if investor is an Entity) Signature of Investor/Authorized Signor Date

______________________ ______________________

Print Name of Investor/Authorized Signor (Add title if investor is an Entity) Signature of Additional Investor/Authorized Signor Date

______________________ ______________________

Print Name of Investor/Authorized Signor (Add title if investor is an Entity) Signature of Additional Investor/Authorized Signor Date

Medallion Signature Guarantee

V. FINANCIAL ADVISOR CONTACT INFORMATION *(If Applicable)*:

1. Financial Advisor Name: ______________________
2. Financial Advisor Address: ______________________
3. Firm Name: ______________________
4. Financial Advisor Email Address: ______________________
5. Financial Advisor Phone Number: ______________________

Redemption Fee Table											
	2nd Month	3rd Month	4th Month	5th Month	6th Month	7th Month	8th Month	9th Month	10th Month	11th Month	12th Month
Class A Class B	1.833%	1.666%	1.500%	1.333%	1.167%	1.000%	0.833%	0.667%	0.500%	0.333%	0.167%

Campbell Global Trend Fund, L.P.
Redemption Form
January 6, 2012

B-1

EXHIBIT C

SUBSCRIPTION REQUIREMENTS

By executing the Subscription Agreement or Additional Units Subscription Agreement for Campbell Global Trend Fund, L.P. (the “Global Trend Fund”), each purchaser (“purchaser”) of limited partnership units of any of the classes of the Global Trend Fund (“units”) irrevocably subscribes for units, subject to the purchaser’s ability to rescind within five (5) business days of receipt of the Global Trend Fund’s prospectus, at a price equal to the net asset value per class of unit as of the end of the month in which the subscription is accepted provided such subscription is received at least five business days prior to such month end, as described in this prospectus dated October 8, 2012 (the “prospectus”). The general partner in its sole and absolute discretion may change the foregoing notice requirement by written notice to you, as described in this prospectus dated October 8, 2012 (the “prospectus”). The minimum initial subscription for Class A Units, Class B Units, Class C Units and Class D Units is $1,000 from IRAs and other tax-exempt accounts and $5,000 from all other investors. Limited partners of Class A Units, Class B Units, Class C Units and Class D Units may increase their investment with a minimum additional investment of $1,000. Subscriptions must be accompanied by a check or wire in the full amount of the subscription and made payable to “Campbell Global Trend Fund, L.P.” Purchaser is also delivering to the selling agent an executed Subscription Agreement (Exhibit D to the prospectus) or Additional Units Subscription Agreement (Exhibit E to the prospectus). Subscription documents must be in proper form and the general partner shall have the sole responsibility for accepting or rejecting subscriptions. During the continuous offering period, the selling agent will be required to forward subscriptions to the general partner as soon as is reasonably practicable following receipt of an acceptable subscription agreement from a subscriber. If purchaser’s Subscription Agreement or Additional Units Subscription Agreement is accepted by the general partner, purchaser agrees to contribute purchaser’s subscription to the Global Trend Fund and to be bound by the terms of the Global Trend Fund’s Limited Partnership Agreement, attached as Exhibit A to the prospectus.

Purchaser agrees to reimburse the Fund and Campbell & Company, Inc., the general partner, for any expense or loss incurred as a result of the cancellation of purchaser’s units due to a failure of purchaser to deliver good funds in the amount of the subscription price. By execution of the Fund’s Subscription Agreement or Additional Units Subscription Agreement, purchaser will be deemed to have executed the Limited Partnership Agreement and to be bound by the terms of the Limited Partnership Agreement, which will be in substantially the form of the Limited Partnership Agreements included in the prospectus as Exhibit A.

In connection with this Exhibit C and the attached Subscription and Additional Units Subscription Agreement, the term “purchaser” will also include subscriptions from related investors such as the spouse, children, step-children, siblings, parents or other immediate relatives of a current limited partner living in the same household, as well as any related investing entity, such as a trust, 401K account, foundation or other entity, provided that the current limited partner is the primary “decision maker” on behalf of these related investors and further provided that the limited partner exercises investment control over such subscriptions.

As an inducement to the general partner to accept this subscription, purchaser (for the purchaser and, if purchaser is an entity, on behalf of and with respect to each of purchaser’s shareholders, partners or beneficiaries), by executing and delivering purchaser’s Subscription Agreement or Additional Units Subscription Agreement, represents and warrants to the general partner, the clearing broker and the selling agent who solicited purchaser’s subscription and the Fund, as follows:

(a)	Purchaser is of legal age to execute the Subscription Agreement or Additional Units Subscription Agreement and is legally competent to do so. Purchaser acknowledges that purchaser has received a copy of the prospectus, including the Fund’s Limited Partnership Agreement.
(b)	All information that purchaser has furnished to the general partner or that is set forth in the Subscription Agreement and Additional Units Subscription Agreement submitted by purchaser is correct and complete as of the date of such Subscription Agreement or Additional Units Subscription Agreement, and if there should be any change in such information prior to acceptance of purchaser’s subscription, purchaser will immediately furnish such revised or corrected information to the general partner.
(c)	Unless (d) or (e) below is applicable, purchaser’s subscription is made with purchaser’s funds for purchaser’s own account and not as trustee, custodian or nominee for another.

(d)	The subscription, if made as custodian for a minor, is a gift purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.
(e)	If purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the units and enter into and be bound by the Subscription Agreement or Additional Units Subscription Agreement on behalf of the entity for which he is purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the Subscription Agreement or Additional Units Subscription Agreement and become a Limited Partner pursuant to the Limited Partnership Agreement attached to the prospectus as Exhibit A.
(f)	Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of, the National Futures Association (“NFA”) or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.
(g)	If the undersigned is, or is acting on behalf of, an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”) or an entity (“Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any such Plan due to investments made in such entity by Plans or other Plan Asset Entities (in which case, the representations and warranties are made with respect to each Plan holding an investment in such Plan Assets Entity), the individual signing this Subscription Agreement on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Fund for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the general partner, the Fund’s advisors, the Fund’s futures brokers, the Fund’s over-the-counter counterparty, the Fund’s escrow agent, any wholesaler, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the general partner, the Fund’s’ advisors, the Fund’s futures broker, the Fund’s over-the-counter counterparty, the Fund’s escrow agent, each wholesaler, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of the units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.
(h)	If the undersigned is acting on behalf of a trust (the “Subscriber Trust”), the individual signing the Subscription Agreement or Additional Units Subscription Agreement on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

(i)	Purchaser represents and warrants that purchaser has (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in each Fund.

Kansas — The Office of the Kansas Securities Commissioner recommends that you should limit your aggregate investment in the Fund and other managed futures investments to not more than 10% of your liquid net worth. “Liquid net worth” is that portion of your total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky — Either (i) Net worth of at least $300,000 (exclusive of home, home furnishings and automobiles) or (ii) a net worth of at least $85,000 (exclusive of home, home furnishings and automobiles) and an annual taxable income of $85,000. Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

Ohio — The Ohio Department of Commerce, Division of Securities requires that an investment by an Ohio resident in the issuer and its affiliates not exceed 10% of the investor’s liquid net worth.

EXHIBIT D

CAMPBELL GLOBAL TREND FUND, L.P.
UNITS OF LIMITED PARTNERSHIP INTEREST

SUBSCRIPTION AGREEMENT

Campbell Global Trend Fund, L.P.
c/o Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
Telephone: (800) 698-7235 or (410) 413-2600

Dear Sir/Madam:

1. Subscription for Units.  I, the investor named on Page 1 of this document, hereby subscribe for the number of Units of Limited Partnership Interest (“units”) in Campbell Global Trend Fund, L.P. (the “Fund”), as set forth on Page 1 (the minimum initial investment for units is $1,000 for IRAs and other tax-exempt accounts and $5,000 for all other investors) of this Subscription Agreement and at net asset value per unit as calculated and described in the prospectus of the Fund dated October 8, 2012 (the “Prospectus”). I am providing full payment of the purchase price for units by either (i) enclosing a check made payable to “Campbell Global Trend Fund, L.P.” and the name of the Class or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor’s customer securities account in the amount set forth.

I understand that the General Partner, in its sole and absolute discretion, accepts or rejects this subscription in whole or in part. If this subscription is rejected, all funds remitted by the undersigned herewith will be returned. Investors may rescind their subscription agreement within five (5) business days of receipt of the Fund’s prospectus. All units are offered subject to prior sale.

2. Representations and Warranties of Subscriber.  I have received the Prospectus. By submitting this Subscription Agreement I am making the representations and warranties set forth in “Exhibit C — Subscription Requirements” contained in the Prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3. Acceptance of Limited Partnership Agreement.  I agree that as of the date of the acceptance of my subscription by the Fund I shall become a Limited Partner, and I hereby (i) acknowledge that I have received the Limited Partnership Agreement of the Fund, (ii) agree to each and every term of the Limited Partnership Agreement, (iii) agree that my execution of this Subscription Agreement shall constitute (for all purposes) my execution of the Limited Partnership Agreement and agreement to the terms thereof, and (iv) acknowledge that the General Partner may rely upon my execution of this Subscription Agreement as constituting execution of the Limited Partnership Agreement and agreement to the terms thereof.

4. Irrevocability; Governing Law.  I hereby acknowledge that I received a copy of the final Prospectus and I understand and agree that after five (5) business days of receipt of that Prospectus, I am not entitled to cancel, terminate or revoke this subscription or any agreement hereunder. Such agreement shall survive my death or disability, but shall terminate with the full redemption of all my units in the Campbell Global Trend Fund. This Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

READ AND COMPLETE REVERSE SIDE

Campbell Global Trend Fund, L.P.
Subscription Agreement	January 6, 2012

D-1

CAMPBELL GLOBAL TREND FUND L.P.
SUBSCRIPTION AGREEMENT
2850 Quarry Lake Drive • Attn: Fund Administration • Baltimore, MD • 21209
Telephone: (800) 698-7235 • (410) 413-2600

I. INVESTOR INFORMATION *(Please Print Legibly)*:

1. Account Title: ______
2. Taxpayer ID or Social Security #: ______
3. Brokerage/Custodial Account #: ______
4. Primary Residence *(No P.O. Boxes)*: ______
5. Mailing Address *(If different from Primary Residence)*: ______
6. Investor/Authorized Signor Date of Birth: ______
7. Investor Email Address: ______
8. Investor Phone #: ______
9. Citizenship or organized under the laws of: ______

II. FORM OF OWNERSHIP *(Check only one from the list below)*:

☐ Individual[1]	*Joint Accounts*[1]	*Pension/Profit Sharing Plans*
☐ IRA Accounts[3]	☐ Tenants by/in Entirety	☐ SEP[3] ☐ 401(k)[2]
☐ UGMA/UTMA[3]	☐ Tenants in Common	☐ DBP/DCP[2] ☐ Simple IRA[3]
☐ Corporation or Limited Liability Company[2]	☐ Joint Tenancy with Rights of Survivorship	
☐ Partnership[2]	☐ Community Property	[1] Primary Owner's Social Security Number is required.
☐ Estate[2]		[2] EIN/TIN is required.
☐ Trust Accounts[2 or 3]		[3] Beneficial Owner's Social Security Number and the Custodian's TIN are required.

III. SUBSCRIPTION CLASS & AMOUNT:

☐ Class A $ ______ ☐ Class B $ ______ ☐ Class C $ ______ ☐ Class D $ ______

IV. INVESTOR(S) MUST SIGN AND DATE:

The named investor acknowledges receipt of the prospectus dated January 6, 2012, including Campbell Global Trend Fund's Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement set forth therein, the terms of which govern the investment in the units being subscribed for hereby.

Executing and delivering this Subscription agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

UNITED STATES INVESTORS ONLY: I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐ Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number on this document is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY: Under penalties of perjury, by signature below I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

Non-United States investors must include a W-8BEN or W-8IMY signed and dated no earlier than December 31st of the year in which the investment is made.

SPECIMEN

______
Print Name of Authorized Signor (Add title if investor is an Entity)

______
Print Name of Additional Authorized Signor (Add title if investor is an Entity)

______
Signature of Authorized Signor Date

______
Signature of Additional Authorized Signor Date

V. FIRM INFORMATION *(Please Print Legibly)*:

The Financial Advisor MUST complete and sign below in order to substantiate compliance with FINRA Rule 2310. The Financial Advisor certifies that they have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the units, as set forth in the prospectus dated January 6, 2012. The Financial Advisor has also informed the investor of the unlikelihood of a public trading market developing for the units. The Financial Advisor has reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

1. Financial Advisor Name: ______
2. Firm Name: ______
3. Financial Advisor # (ID): ______
4. Address: ______
5. Financial Advisor Email: ______
6. Financial Advisor Phone #: ______

______
Financial Advisor Signature ***(Required)*** Date

______
*Office Manager/Principal Signature ***(If Required by Selling Firm)*** Date

VI. CUSTODIAN/CLEARING FIRM INFORMATION (if applicable) / *(Please Print Legibly)*:

1. Name of Custodian: ______
2. Custodian's Mailing Address: ______
3. Custodian's Tax ID Number: ______
4. Custodian Signature*: ______

Custodian Medallion Signature Guarantee

**** If the Branch Office Manager/Principal of the Financial Advisor is authorized to sign as the Custodian, another signature is not required here.***

Campbell Global Trend Fund, L.P.
Subscription Agreement

January 6, 2012

D-2

EXHIBIT E

CAMPBELL GLOBAL TREND FUND, L.P.
ADDITIONAL UNITS SUBSCRIPTION AGREEMENT

(For Subsequent Subscriptions Only)

Campbell Global Trend Fund, L.P.
c/o Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
Attention: Fund Administration
Telephone: (800) 698-7235 or (410) 413-2600

1.  Subscription for Units.  I, the investor named on Page 1 of this document, hereby subscribe for Units of Limited Partnership Interest (“units”) in the Campbell Global Trend Fund, L.P. (the “Fund”), as set forth on the reverse side (minimum additional investment of $1,000) of this Additional Units Subscription Agreement and at net asset value per unit as calculated and described in the prospectus of the Fund dated October 8, 2012 (the “Prospectus”). I am providing full payment for the subscription amount by either (i) enclosing a check payable to “Campbell Global Trend Fund, L.P.” and the name of the Class or (ii) authorizing the Selling Agent to debit my customer securities account in the amount set forth on Page 2.

I understand that the General Partner, in its sole and absolute discretion, accepts and rejects this subscription in whole or in part. If this subscription is rejected, all funds remitted by the undersigned herewith will be returned. Investors may rescind their subscription agreement within five (5) business days of receipt of the Fund’s prospectus. All units are offered subject to prior sale.

2.  Representations and Warranties of Subscriber.  I have received the prospectus. By submitting this Additional Units Subscription Agreement I am making the representations and warranties set forth in “Exhibit C — Subscription Requirements” contained in the prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3.  Acceptance of Limited Partnership Agreement.  The Limited Partner has not experienced a material adverse change in financial condition or other development that might make an investment in the Fund unsuitable.

4.  Irrevocability; Governing Law.  I hereby acknowledge that I have received a copy of the final Prospectus and I understand and agree that after five (5) business days of receipt of that Prospectus, I am not entitled to cancel, terminate or revoke this subscription or any agreement hereunder. Such agreement shall survive my death or disability, but shall terminate with the full redemption of all my units in the Campbell Global Trend Fund, L.P. This Additional Units Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

READ AND COMPLETE REVERSE SIDE

Campbell Global Trend Fund, L.P.
Subscription Agreement	January 6, 2012

E-1

CAMPBELL GLOBAL TREND FUND L.P.
ADDITIONAL UNITS SUBSCRIPTION AGREEMENT
2850 Quarry Lake Drive • Attn: Fund Administration • Baltimore, MD • 21209
Telephone: (800) 698-7235 • (410) 413-2600
(For Subsequent Subscriptions Only)

I. INVESTOR INFORMATION ***(Please Print Legibly):***

1. Account Title: ______________________ 2. Limited Partner #: ______________________
3. Brokerage/Custodial Account #: ______________________ 4. Taxpayer ID or Social Security #: ______________________
5. Primary Residence *(No P.O. Boxes):* ______________________
6. Mailing Address *(If different from Primary Residence):* ______________________
7. Investor/Authorized Signor Date of Birth: ______________________ 8. Investor Email Address: ______________________
9. Investor Phone #: ______________________ 10. Citizenship or organized under the laws of: ______________________

II. FORM OF OWNERSHIP ***(Check only one from the list below):***

☐ Individual[1]	*Joint Accounts*[1]	*Pension/Profit Sharing Plans*
☐ IRA Accounts[3]	☐ Tenants by/in Entirety	☐ SEP[3] ☐ 401(k)[2]
☐ UGMA/UTMA[3]	☐ Tenants in Common	☐ DBP/DCP[2] ☐ Simple IRA[3]
☐ Corporation or Limited Liability Company[2]	☐ Joint Tenancy with Rights of Survivorship	
☐ Partnership[2]	☐ Community Property	[1] Primary Owner's Social Security Number is required.
☐ Estate[2]		[2] EIN/TIN is required.
☐ Trust Accounts[2 or 3]		[3] Beneficial Owner's Social Security Number and the Custodian's TIN are required.

III. SUBSCRIPTION CLASS & AMOUNT:

☐ Class A $ __________ ☐ Class B $ __________ ☐ Class C $ __________ ☐ Class D $ __________

IV. INVESTOR(S) MUST SIGN AND DATE:

The named investor acknowledges receipt of the prospectus dated January 6, 2012, including the Strategic Allocation Fund's Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement set forth therein, the terms of which govern the investment in the units being subscribed for hereby.

Executing and delivering this Subscription agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

UNITED STATES INVESTORS ONLY: I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐ Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number on this document is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY: Under penalties of perjury, by signature below I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

Non-United States investors must include a W-8BEN or W-8IMY signed and dated no earlier than December 31st of the year in which the investment is made.

______________________ ______________________
Print Name of Authorized Signor (Add title if investor is an Entity) Print Name of Additional Authorized Signor (Add title if investor is an Entity)

______________________ ______________________
Signature of Authorized Signor Date Signature of Additional Authorized Signor Date

V. FIRM INFORMATION ***(Please Print Legibly):***

The Financial Advisor MUST complete and sign below in order to substantiate compliance with FINRA Rule 2310. The Financial Advisor certifies that they have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the units, as set forth in the prospectus dated January 6, 2012. The Financial Advisor has also informed the investor of the unlikelihood of a public trading market developing for the units. The Financial Advisor has reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

1. Financial Advisor Name: ______________________ 2. Firm Name: ______________________
3. Financial Advisor # (ID): ______________________ 4. Address: ______________________
5. Financial Advisor Email: ______________________ 6. Financial Advisor Phone #: ______________________

______________________ ______________________
Financial Advisor Signature ***(Required)*** Date *Office Manager/Principal Signature ***(If Required by Selling Firm)*** Date

VI. CUSTODIAN/CLEARING FIRM INFORMATION (if applicable) / ***(Please Print Legibly):***

1. Name of Custodian: ______________________
2. Custodian's Mailing Address: ______________________
3. Custodian's Tax ID Number: ______________________
4. Custodian Signature*: ______________________

Custodian Medallion Signature Guarantee

**** If the Branch Office Manager/Principal of the Financial Advisor is authorized to sign as the Custodian, another signature is not required here.***

SPECIMEN

E-2

PART II
Information Not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement and complete the offering of the units (other than selling commissions).

Campbell Global Trend Fund, L.P.

Approximate Amount
Securities and Exchange Commission Registration Fee	$0
The Financial Industry Regulatory Authority Filing Fee	0
Printing Expenses	18,143
Blue Sky Expenses (Excluding Legal Fees)	17,950
Escrow Fees	2,500
Fees of Certified Public Accountants	7,000
Fees of Counsel	10,000
Total	$55,593

Item 14.  Indemnification of Directors and Officers.

Article 15 of the Limited Partnership Agreement of Campbell Global Trend Fund, L.P. filed as an exhibit to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the general partner. The general partner and its controlling persons will have no liability to the Fund or any limited partner of the Fund for any loss suffered by the Fund which arises out of any action of the general partner if the general partner, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute negligence or misconduct of the general partner. The Fund will indemnify, defend, and hold harmless the general partner (including controlling persons and a former general partner who has withdrawn from the Fund) from and against any loss, liability, damage, cost or expense (including attorneys’ fees, and expenses incurred in defense of any demands, claims or lawsuits) arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Fund, from any source only if all of the following conditions are satisfied: (i) the general partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Fund, (ii) the general partner was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of negligence or misconduct by the general partner, and (iv) such indemnification is recoverable only out of the respective Fund’s assets and not from the limited partners. In no event will the general partner or any of the selling agents receive indemnification from the Fund arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (d) in the case of subparagraph (c), the court considering the request has been advised of the position of the Securities and Exchange Commission and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units. The Fund will not incur the cost of that portion of liability insurance which insures the general partner for any liability as to which the general partner is prohibited from being indemnified herein.

Item 15.  Recent Sales of Unregistered Securities.

None.

Item 16.  Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)  Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document
1.1	Amended Form of the Public Fund Selling Agreement(2)
1.2	Form of Service Agreement for Campbell Global Trend Fund, L.P.(1)
3.1	Amended Certificate of Limited Partnership of Campbell Global Trend Fund, L.P.(1)
4.1	Fourth Amended and Restated Agreement of Limited Partnership of Campbell Global Trend Fund, L.P. (included to the Prospectus as Exhibit A)
4.2	Limited Partner Privacy Notice (as included in the Prospectus)
5.1	Opinion of Sidley Austin LLP as to legality of the Units of Campbell Global Trend Fund, L.P.
8.1	Opinion of Sidley Austin LLP as to income tax matters of Campbell Global Trend Fund, L.P.
10.1	Advisory Agreement between Campbell Global Trend Fund, L.P. and Campbell & Company(1)
10.2	Commodity Customer Agreement with NewEdge USA, LLC for Campbell Global Trend Fund, L.P.(1)
10.4	Global Institutional Master Custody Agreement for Campbell Global Trend Fund, L.P.(1)
10.7	Over-the-Counter Counterparty Agreement with Royal Bank of Scotland plc for Campbell Global Trend Fund, L.P.(1)
10.10	Request for Redemption for Campbell Global Trend Fund, L.P. (included to the Prospectus as Exhibit B)
10.11	Subscription Requirements for Campbell Global Trend Fund, L.P. (included to the Prospectus as Exhibit C)
10.12	Subscription Agreement for Campbell Global Trend Fund, L.P. (included to the Prospectus as Exhibit D)
10.12.1	Additional Units Subscription Agreement for Campbell Global Trend Fund, L.P. (included to the Prospectus as Exhibit E)
10.13	Escrow Agreement for Campbell Global Trend Fund, L.P.(1)
23.1	Consent of Sidley Austin LLP is included as part of Exhibit 5.1
23.2	Consent of Sidley Austin LLP as tax counsel is included as part of Exhibit 8.1
23.3	Consent of Arthur F. Bell, Jr. & Associates, L.L.C.
23.4	Consent of Deloitte & Touche LLP

(1)	Previously filed as an exhibit to Registration Statement on Form S-1 on April 27, 2010 and incorporated herein by reference.
(2)	Previously filed as an exhibit to the Post-Effective Amendment No. 1 on March 18, 2011 and incorporated herein by reference.

(b)  The following financial statements are included in the Prospectus:

No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a)  Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(C)	Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 ([00a7] 239.11 of this chapter) or Form S-3 ([00a7] 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB ([00a7] 229.1100(c)).
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	If any registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that such registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by any registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If any registrant is relying on Rule 430B:
(A)	The prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If any registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of each undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of each undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about each undersigned registrant or its securities provided by or on behalf of each undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by each undersigned registrant to the purchaser.
(b)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, State of Maryland, on September 6, 2012.

Campbell Global Trend Fund, L.P.
By:	Campbell & Company, Inc., its General Partner
By:	/s/ Stephen C. Roussin Name: Stephen C. Roussin Title: President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Gregory T. Donovan Name: Gregory T. Donovan Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the General Partner of the Registrant in the capacities and on the date indicated.

Campbell & Company, Inc., General Partner Of the Registrant
/s/ D. Keith Campbell Name: D. Keith Campbell	Chairman of the Board and Director	September 6, 2012
/s/ Bruce L. Cleland Name: Bruce L. Cleland	Vice Chairman of the Board and Director	September 6, 2012
/s/ Stephen C. Roussin Name: Stephen C. Roussin	President, Chief Executive Officer (Principal Executive Officer)	September 6, 2012
/s/ Gregory D. Donovan Name: Gregory T. Donovan	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 6, 2012

(Being principal executive officer, the principal financial officer and a majority of the directors of Campbell & Company, Inc.)

CAMPBELL & COMPANY, INC.         General Partner of the Registrant

By:	/s/ Stephen C. Roussin
Name:	Stephen C. Roussin
Title:	President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Gregory T. Donovan
Name:	Gregory T. Donovan
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)